UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☒	Preliminary Information Statement

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☐	Definitive Information Statement
Spark Energy, Inc.
(Name of Registrant as Specified In Charter)
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SPARK ENERGY, INC.
12140 Wickchester Ln., Suite 100
Houston, Texas 77079
INFORMATION STATEMENT
To the shareholders of Spark Energy, Inc.,
This Information Statement is being circulated to the stockholders of record of Spark Energy, Inc.’s (the “Company”) outstanding Class A common stock, $0.01 par value per share (the “Class A common stock”), and Class B common stock, par value $0.01 per share (the “Class B common stock”), as of the close of business on May 3, 2016, pursuant to rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holders of a majority of the outstanding voting stock of the Company (the “Majority Stockholders”), who as of May 3, 2016 held 571,264 shares of Class A common stock and all shares of Class B common stock, collectively representing 62.0% of our voting power as further described in this Information Statement. This Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporate Law (the “DGCL”).
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
The following actions were authorized on May 3, 2016 by written consent of shareholders holding a majority of our outstanding voting stock:

1.
Issuance of 900,000 shares of Class B common stock (the “Provider Shares”) in connection with the transactions contemplated by the Provider Purchase Agreement and the Subscription Agreement (each as defined below) as required by NASDAQ Stock Market’s Listing Rule (the “Listing Rules”) 5635(a)(2).

2.
Issuance of up to 2,200,000 shares of Class B common stock (the “Major Energy Shares”) in connection with the acquisition of the Major Energy Companies (as defined below) as required by Listing Rule 5635(a)(2).

On May 3, 2016, the Company and Spark HoldCo, LLC (“Spark HoldCo”) entered into a Membership Interest Purchase Agreement among the Company, Spark HoldCo, Provider Power, LLC (the “Seller”), Kevin B. Dean and Emile L. Clavet (the “Provider Purchase Agreement”), pursuant to which Spark HoldCo has agreed to purchase, and the Seller has agreed to sell, all of the outstanding membership interests in Electricity Maine, LLC, a Maine limited liability company, Electricity N.H., LLC, a Maine limited liability company, and Provider Power Mass, LLC, a Maine limited liability company (collectively, the “Provider Companies”). To finance the transactions under the Provider Purchase Agreement, the Company and Spark HoldCo entered into the Subscription Agreement with Retailco, LLC (“Retailco”), pursuant to which Retailco has agreed to purchase 900,000 shares of Class B common stock (and a corresponding number of Spark HoldCo units) for an aggregate purchase price of $18 million (the

“Subscription Agreement”). Retailco is owned by W. Keith Maxwell III, Chairman of the board of directors of the Company (the “Board”), founder and controlling stockholder. The Company’s entry into the Subscription Agreement was negotiated and approved by a special committee of the independent directors on the Board. In connection with such negotiation and approval, the special committee sought advice from a financial advisor regarding the pricing of the Provider Shares. Subject to the satisfaction of the conditions precedent set forth therein, the transactions contemplated by the Provider Purchase Agreement and the Subscription Agreement are expected to close as promptly as practicable following the effectiveness of the written consent described in this Information Statement. A copy of the Provider Purchase Agreement and a copy of the Subscription Agreement are attached as Annexes A and B, respectively, to this Information Statement.
Further, on May 3, 2016, the Company and Spark HoldCo entered into a Membership Interest Purchase Agreement (the “Major Energy Purchase Agreement”), by and among the Company, Spark HoldCo, Retailco and National Gas & Electric, LLC (“NG&E”), pursuant to which Spark HoldCo has agreed to purchase, and NG&E has agreed to sell, all of the outstanding membership interests in Major Energy Services LLC, a New York limited liability company, Major Energy Electric Services LLC, a New York limited liability company, and Respond Power LLC, a New York limited liability company (collectively, the “Major Energy Companies”). The purchase price under the Major Energy Purchase Agreement includes the issuance of 2,000,000 shares of Class B common stock (and a corresponding number of Spark HoldCo units) at closing; $15 million in installment consideration subject to achievement of certain performance targets, up to $20 million in earnouts over the next 33 months subject to achievement of certain performance targets and an executive earnout based on the achievement of certain performance targets. In addition, the Company and Spark HoldCo are obligated to issue up to an additional 200,000 shares of Class B common stock (and a corresponding number of Spark HoldCo units) to NG&E over the next three years, depending upon the achievement of certain performance targets. NG&E is owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder. The Company’s entry into the Major Energy Purchase Agreement was negotiated and approved by a special committee of the independent directors on the Board. In connection with such negotiation and approval, a financial advisor for the special committee delivered an opinion as to the fairness of the consideration to be paid to NG&E, from a financial point of view, to the disinterested members of Spark HoldCo, and by extension the disinterested Class A common stockholders of the Company. Financial statements of the Major Energy Companies for the years ended December 31, 2014 and 2015 and the three months ended March 31, 2016 and our pro forma financial statements for the year ended December 31, 2015 and the three months ended March 31, 2016 reflecting the completion of the transactions contemplated by the Major Energy Purchase Agreement have been prepared with respect to the transaction contemplated by the Major Energy Purchase Agreement, which are included in this Information Statement under the headings “Major Energy Financial Statements” and “Unaudited Pro Forma Condensed Combined Financial Information,” respectively. Subject to the satisfaction of the conditions precedent set forth therein, the transactions contemplated by the Major Energy Purchase Agreement are expected to close as promptly as practicable following the effectiveness of the written consent described in this Information Statement. A copy of the Major Energy Purchase Agreement is attached as Annex C to this Information Statement.
The Company is subject to the Listing Rules because the Class A common stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). Pursuant to Listing Rule 5635(a)(2), stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3) of the Listing Rules) of the acquiring company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the acquiring company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.
The Provider Shares that will be issued to Retailco pursuant to the Subscription Agreement represent approximately 6.1% of the voting rights of all of our stockholders as of May 3, 2016, and Retailco, a party to the Subscription Agreement, is wholly owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder.

Further, the Major Energy Shares that will be issued to NG&E pursuant to the Major Energy Purchase Agreement represent approximately 13.7% of the voting rights of all of our stockholders as of May 3, 2016, and NG&E is indirectly owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder.
The Majority Stockholders holding 62.0% of our outstanding voting stock as of May 3, 2016, in accordance with Nasdaq Listing Rule 5635(a)(2), approved the Company’s entry into the Provider Purchase Agreement and the transactions contemplated thereby, including the issuance of the Provider Shares pursuant to the Subscription Agreement, and the entry into the Major Energy Purchase Agreement and the transactions contemplated thereby, including the issuance of the Major Energy Shares.
The consent we have received constitutes the only stockholder approval required under the Delaware General Corporation Law and Nasdaq Listing Rule 5635(a)(2), our amended and restated certificate of incorporation and our amended and restated bylaws, to approve the issuance of each of the Provider Shares and the Major Energy Shares. The Board is not soliciting your consent or your proxy in connection with these actions and neither consents nor proxies are being requested from any other stockholders.
This Information Statement is first being mailed or furnished to stockholders on or about , 2016, and the actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to our stockholders.
BY ORDER OF THE BOARD OF DIRECTORS OF SPARK ENERGY, INC.

/s/ GIL MELMAN________________________________
Gil Melman
Vice President, General Counsel and Corporate Secretary

, 2016

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
INFORMATION STATEMENT
(Preliminary)
, 2016
GENERAL INFORMATION
Spark Energy, Inc., a Delaware Corporation, with its principal executive offices located 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, is sending you this Information Statement to notify you of an action that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us” and “Spark” are to Spark Energy, Inc.
Copies of this Information Statement are being mailed on or about , 2016, to the holders of record of the outstanding shares of the Class A common stock and Class B common stock on May 3, 2016, which we refer to as the “Record Date.”
Background
The following actions were approved by the written consent of the Majority Stockholders holding 62.0% of our outstanding voting stock on May 3, 2016, in lieu of a special meeting.
Issuance of the Provider Shares in connection with the transactions contemplated by the Provider Purchase Agreement and the Subscription Agreement as required by Listing Rule 5635(a)(2)
On May 3, 2016, the Company and Spark HoldCo entered into the Provider Purchase Agreement, pursuant to which Spark HoldCo has agreed to purchase, and the Seller has agreed to sell, all of the outstanding membership interests in the Provider Companies. To finance the transactions under the Provider Purchase Agreement, the Company and Spark HoldCo entered into the Subscription Agreement with Retailco, pursuant to which Retailco has agreed to purchase 900,000 shares of Class B common stock (and a corresponding number of Spark HoldCo units) for an aggregate purchase price of $18 million. Retailco is owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder. The Company’s entry into the Subscription Agreement was negotiated and approved by a special committee of the independent directors on the Board. In connection with such negotiation and approval, the special committee sought advice from a financial advisor regarding the pricing of the Provider Shares. Subject to the satisfaction of the conditions precedent set forth therein, the transactions contemplated by the Provider Purchase Agreement and the Subscription Agreement are expected to close as promptly as practicable following the effectiveness of the written consent described in this Information Statement. A copy of the Provider Purchase Agreement and a copy of the Subscription Agreement are attached as Annexes A and B, respectively, to this Information Statement.
The foregoing summary describes certain material terms of the Provider Purchase Agreement and the Subscription Agreement and the transactions contemplated thereby but is not intended to be complete and is qualified in its entirety by the text of each of the Provider Purchase Agreement and the Subscription Agreement attached as Annexes A and B, respectively, to this Information Statement.
Issuance of the Major Energy Shares in connection with the acquisition of the Major Energy Companies as required by Listing Rule 5635(a)(2)
Further, on May 3, 2016, the Company and Spark HoldCo entered into the Major Energy Purchase Agreement, pursuant to which Spark HoldCo has agreed to purchase, and NG&E has agreed to sell, all of the outstanding membership interests in the Major Energy Companies. The purchase price under the Major Energy Purchase Agreement includes the issuance of 2,000,000 shares of Class B common stock (and a corresponding number of Spark HoldCo units) at closing; $15 million in installment consideration subject to achievement of certain performance targets, up to $20 million in earnouts over the next 33 months subject to achievement of certain performance targets and an executive earnout based on the achievement of certain performance targets. In addition, the Company and Spark HoldCo are obligated to issue up to an additional 200,000 shares of Class B common stock (and a corresponding number of Spark HoldCo units) to NG&E over the next three years, depending upon the achievement of certain performance targets. NG&E is owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder. The Company’s entry into the Major Energy Purchase Agreement was negotiated and approved by a special committee of the independent directors on the Board. In connection with such negotiation and approval, a financial advisor for the special committee delivered an opinion as to the fairness of the consideration to be paid to NG&E, from a financial point of view, to the disinterested members of Spark HoldCo, and by extension the disinterested Class A common stockholders of the Company. Financial statements of the Major Energy Companies for the years ended December 31, 2014 and 2015 and the three months ended March 31, 2016 and our pro forma financial statements for the year ended December 31, 2015 and the three months ended March 31, 2016 reflecting the completion of the transactions contemplated by the Major Energy Purchase Agreement have been prepared with respect to the transaction contemplated by the Major Energy Purchase Agreement, which are included in this Information Statement under the headings “Major Energy Financial Statements” and “Unaudited Pro Forma Condensed Combined Financial Information,” respectively. Subject to the satisfaction of the conditions precedent set forth therein, the transactions contemplated by the Major Energy Purchase Agreement are expected to close as promptly as practicable following the effectiveness of the written consent described in this Information Statement. A copy of the Major Energy Purchase Agreement is attached as Annex C to this Information Statement.
The foregoing summary describes certain material terms of the Major Energy Purchase Agreement and the transactions contemplated thereby but is not intended to be complete and is qualified in its entirety by the text of the Major Energy Purchase Agreement attached as Annex C to this Information Statement.
NASDAQ Listing Requirements and the Necessity of Stockholder Approval
The Company is subject to the Listing Rules because the Class A common stock is currently listed on NASDAQ. Pursuant to Listing Rule 5635(a)(2), stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or Substantial Shareholder of the acquiring company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the acquiring company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.
The Provider Shares that will be issued to Retailco pursuant to the Subscription Agreement represent approximately 6.1% of the voting rights of all of our stockholders as of May 3, 2016, and Retailco, a party to the Subscription Agreement, is wholly owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder.
Further, the Major Energy Shares that will be issued to NG&E pursuant to the Major Energy Purchase Agreement represent approximately 13.7% of the voting rights of all of our stockholders as of May 3, 2016, and NG&E is indirectly owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder.
The Majority Stockholders holding 62.0% of our outstanding voting stock as of May 3, 2016, in accordance with Nasdaq Listing Rule 5635(a)(2), approved the Company’s entry into the Provider Purchase Agreement and the transactions contemplated thereby, including the issuance of the Provider Shares pursuant to the Subscription Agreement, and the entry into the Major Energy Purchase Agreement and the transactions contemplated thereby, including the issuance of the Major Energy Shares.
The consent we have received constitutes the only stockholder approval required under the Delaware General Corporation Law and Nasdaq Listing Rule 5635(a)(2), our amended and restated certificate of incorporation and our amended and restated bylaws, to approve the issuance of each of the Provider Shares and the Major Energy Shares.

The Board is not soliciting your consent or your proxy in connection with these actions and neither consents nor proxies are being requested from any other stockholders.
The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders as of the Record Date.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY
ACTION TO BE TAKEN
This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board and the Majority Stockholders.
ISSUANCE OF SECURITIES
Background
We entered into the Subscription Agreement in order to finance the transactions contemplated under the Provider Purchase Agreement whereby we agreed to issue the Provider Shares upon the closing of such transactions.
We entered into the Major Energy Purchase Agreement whereby we agreed to issue the Major Energy Shares upon the closing of such transaction and thereafter, subject to achievement of certain performance targets.
Additionally, each share of Class B common stock, all of which are held directly or indirectly by the Majority Stockholders, has no economic rights but entitles the holder to one vote on all matters to be voted on by stockholders generally. Holders of Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our certificate of incorporation.
Stockholders Entitled to Receive Notice of Action by Written Consent
Under Section 228 of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws, prior to the Trigger Date (as defined in our amended and restated certificate of incorporation) any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of any action so taken by written consent must be provided to all shareholders as of the Record Date.
Each share of Class A common stock and Class B common stock entitles the holder to one vote on each matter submitted to stockholders. As of May 3, 2016, 5,843,623 shares of Class A common stock and 8,025,000 shares of Class B common stock were issued outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 571,264 shares of Class A common stock and all 8,025,000 shares of Class B common stock voted in favor of the actions to be taken, constituting 62.0% of our outstanding voting stock.
NASDAQ Listing Requirements and Necessity for Stockholder Approval
The Company is subject to the Listing Rules because the Class A common stock is currently listed on NASDAQ. Pursuant to Listing Rule 5635(a)(2), shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if any director, officer or Substantial Shareholder of the acquiring company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the acquiring company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.
The Provider Shares that will be issued to Retailco pursuant to the Subscription Agreement represent approximately 6.1% of the voting rights of all of our stockholders as of May 3, 2016, and Retailco, a party to the Subscription Agreement, is wholly owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder.
Further, the Major Energy Shares that will be issued to NG&E pursuant to the Major Energy Purchase Agreement represent approximately 13.7% of the voting rights of all of our stockholders as of May 3, 2016, and NG&E is indirectly owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder.
Pursuant to the written consent, we have obtained the stockholder approvals necessary under NASDAQ Listing Rule 5635(a)(2) to approve of the issuance of each of the Provider Shares and the Major Energy Shares.
Effective Date of Action by Written Consent
Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. Subject to the satisfaction of the conditions precedent set forth in the Provider Purchase Agreement and the Subscription Agreement, with respect to the issuance of the Provider Shares, and set forth in the Major Energy Purchase Agreement, with respect to the issuance of the Major Energy Shares, on the 20th calendar day after the first mailing or other delivery of this Information Statement, the actions taken by written consent of the Majority Stockholders described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of the outstanding voting stock.
Dissenter’s Rights of Appraisal
Shareholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of either the Provider Shares or the Major Energy Shares.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
Except for as described below, no officer, director or director nominee has any substantial interest in the matters consented to by the Majority Stockholders, other than in their roles as an officer, director or director nominee.
With respect to the issuance of the Provider Shares to Retailco, Retailco, a party to the Subscription Agreement, is wholly owned by W. Keith Maxwell III, our Chairman of the Board, founder and the controlling stockholder. Further, with respect to the issuance of the Major Energy Shares to NG&E, Mr. Maxwell indirectly owns NG&E.
OUTSTANDING VOTING SECURITIES
As of the Record Date, our authorized capital stock consisted of 20,000,000 shares of preferred stock, par value $0.01 per share, 120,000,000 shares of Class A common stock, par value $0.01 per share, and 60,000,000 shares of Class B common stock, par value $0.01 per share. As of May 3, 2016, the Company had 5,843,623 shares of Class A common stock, 8,025,000 shares of Class B common stock and no shares of preferred stock issued and outstanding. Each share of outstanding Class A common stock and Class B common stock is entitled to one vote on matters submitted for stockholder approval.
On May 3, 2015, the holders of 571,264 shares of Class A common stock and all 8,025,000 shares of Class B common stock, collectively representing 62.0% of our voting power, executed and delivered to the Company a written consent approving the actions related to each of the Provider Purchase Agreement and the Subscription Agreement, including the issuance of the Provider Shares, and the Major Energy Purchase Agreement, including the issuance of the Major Energy Shares. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement
The DGCL provides in substance that unless the Company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock, as of June 10, 2016 that is owned by:

•	each person or group known to us to beneficially own more than 5% of any class of our outstanding voting securities;

•	each director, director nominee and Named Executive Officer; and

•	all of our directors, director nominees and executive officers as a group.
All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 12140 Wickchester Ln., Suite 100, Houston, Texas 77079.

Name of beneficial owner	Class A common stock beneficially owned (1)(2)		Class B common stock beneficially owned (1)		Combined voting power(3)
	Number	Percentage	Number	Percentage
Five percent Shareholders:
W. Keith Maxwell, III (4)	589,850	9.26%	7,525,000	100%	58.05%
Wells Fargo & Company (5)	603,667	10.74%	—	—	4.31%
Directors, director nominees and named executive officers:
W. Keith Maxwell, III (4)	589,850	9.26%	7,525,000	100%	58.05%
Nathan Kroeker	34,281	*	—	—	*
Robert Lane	—	—	—	—	—
Gil Melman	11,296	*	—	—	*
James G. Jones II	11,117	*	—	—	*
Kenneth M. Hartwick	9,777	*	—	—	*
Nick W. Evans, Jr. (6)	9,946	*	—	—	*
Jason Garrett	10,581	*	—	—	*
Directors, director nominees and current executive officers as a group (8 total) (2)	676,848	10.46%	7,525,000	100%	4.84%

*	Less than one percent

(1)
Each holder of a Spark Holdco unit has the right to exchange all or a portion of its Spark HoldCo units (together with a corresponding number of shares of Class B common stock) for Class A common stock (or cash at Spark Energy, Inc.’s or Spark HoldCo’s election) at an exchange ratio of one share of Class A common stock for each Spark HoldCo unit (and corresponding share of Class B common stock) exchanged. For additional information, please see “Certain Relationships and Related Party Transactions—Spark HoldCo LLC Agreement.”

(2)
Excludes the following number of restricted stock units issued under our LTIP, which may be settled in cash or shares of Class A Common stock or a combination of both at the Company’s election: 69,628 restricted stock units for Mr. Kroeker; 15,000 restricted stock units for Mr. Lane; 29,481 restricted stock units for Mr. Melman; 21,921 restricted stock units for Mr. Garrett; 8,620 restricted stock units for Mr. Jones; 3,620 restricted stock for Mr. Evans; and 8,620 restricted stock units for Mr. Hartwick.

(3)
Represents the percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock entitles its holder to one vote on all matters to be voted on by shareholders generally.

(4)
Reflects (i) 92,850 shares of Class A common stock held directly by W. Keith Maxwell, III (representing less than 1% of the combined voting power), (ii) 497,000 shares of Class A common stock and 7,387,500 shares of Class B common stock held directly by Retailco (representing 57.1% of the combined voting power), and (iii) 137,500 shares of Class B common stock held directly by NuDevco Retail, LLC (“NuDevco Retail”) (representing less than 1% of the combined voting power). W.

Keith Maxwell, III is the sole member of TxEx Energy Investments, LLC, a Texas limited liability company (“TxEx”), which is the sole member of Retailco and Electric Holdco, LLC, a Texas limited liability company (“Electric Holdco”). Electric Holdco is the sole member of NuDevco Retail Holdings, LLC, a Texas limited liability company (“NuDevco Retail Holdings” and, together with NuDevco Retail (or its successor in interest), “NuDevco”), which is the sole member of NuDevco Retail. Accordingly, W. Keith Maxwell, III may therefore be deemed to beneficially own the shares of Class A common stock and Class B common stock held by Retailco and NuDevco reported herein.

(5)
Based on the Schedule 13G filed on May 10, 2016 jointly by Wells Fargo & Company and Wells Fargo Funds Management, LLC. Based on the Schedule 13G, each of Wells Fargo & Company and Wells Fargo Funds Management, LLC has shared voting power and shared dispositive power over 603,645 shares of Class A common stock and Wells Fargo & Company has sole voting power and shared dispositive power over 22 shares of Class A common stock. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104 and the address of Wells Fargo Funds Management, LLC is 525 Market Street, San Francisco, CA 94105. This may no longer represent 5% of the outstanding Class A common stock due to transactions in our Class A common stock following the filing date of the Schedule 13G.

(6)	Includes 200 shares held by Mr. Evans’s spouse. Mr. Evans disclaims beneficial ownership of these 200 shares.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA
Summarized unaudited quarterly financial data is as follows:

Quarter Ended March 31, 2016
(In thousands, except per share data)
Total Revenues	$110,546
Operating income	17,577
Net income	15,741
Net income attributable to Spark Energy, Inc. stockholders	4,173
Net income attributable to Spark Energy, Inc. per common share – basic	$1.11
Net income attributable to Spark Energy, Inc. per common share – diluted	$0.68

	Quarter Ended
	December 31, 2015	September 30, 2015	June 30, 2015 (1)	March 31, 2015
	(In thousands, except per share data)
Total Revenues	$94,840	$91,267	$70,243	$101,803
Operating income	4,374	7,250	4,545	13,736
Net income	3,132	5,875	4,039	12,929
Net (loss) income attributable to Spark Energy, Inc. stockholders	(19)	1,314	161	2,409
Net (loss) income attributable to Spark Energy, Inc. per common share – basic	$(0.01)	$0.42	$0.05	$0.80
Net (loss) income attributable to Spark Energy, Inc. per common share – diluted	$(0.01)	$0.31	$0.05	$0.80

(1)	Financial information has been recast to include results attributable to the acquisition of Oasis Power Holdings LLC (“Oasis”) on May 12, 2015 from an affiliate.

	Quarter Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(In thousands, except per share data)
Total Revenues	$82,742	$68,217	$65,941	$105,976
Operating income (loss)	(12,786)	1,607	555	6,783
Net income (loss)	(11,394)	419	201	6,509
Net income (loss) attributable to Spark Energy, Inc. stockholders	(1,115)	1,061	—	—
Net income (loss) attributable to Spark Energy, Inc. per common share – basic	$(0.37)	$0.35	N/A(1)	N/A(1)
Net income (loss) attributable to Spark Energy, Inc. per common share – diluted	$(0.37)	$0.03	N/A(1)	N/A(1)

(1)	Per share data is not meaningful prior to the Company’s initial public offering (“IPO”), effective August 1, 2014, as the Company operated under a sole-member ownership structure.

MAJOR ENERGY FINANCIAL STATEMENTS
The financial statements of the Major Energy Companies included herein are being provided in accordance with Rule 3-05 of Regulation S-X. The Major Energy Companies have prepared their audited financial statements for the years ended December 31, 2014 and 2015 and their unaudited financial statements for the three months ended March 31, 2016. The financial statements of the Major Energy Companies have been prepared based upon assumptions deemed appropriate by management of the Major Energy Companies. An explanation of certain assumptions is set forth under the notes to such financial statements.
The financial statements of the Major Energy Companies should be read in conjunction with the Company’s historical combined and consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, as filed with the Securities and Exchange Commission (“SEC”).

Independent Auditor’s Report

To Management of
Major Energy Services, LLC and Associated Entities:

We have audited the accompanying combined financial statements of Major Energy Services, LLC and Associated Entities (Major Energy Electric Services, LLC and Respond Power, LLC) (collectively the “Companies”), which comprise the combined balance sheets as of December 31, 2015 and 2014, and the related combined statements of income, of members’ equity, and of cash flows for the years then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Major Energy Services, LLC and Associated Entities as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

June 10, 2016

Major Energy Services, LLC and Associated Entities
Combined Balance Sheets
December 31, 2015 and 2014

	2015	2014
Assets
Current assets
Cash and cash equivalents	$4,906,701	$2,968,778
Restricted cash	76,500	76,500
Accounts receivable	24,142,291	29,975,662
Natural gas inventories	442,666	700,683
Deferred advertising costs, current	1,683,333	1,374,689
Other current assets	6,034,093	4,607,847
Total current assets	37,285,584	39,704,159
Customer acquisition costs, net of accumulated amortization	4,961,029	8,015,088
Deferred advertising costs	918,750	—
Fixed assets, net of accumulated depreciation of $11,405 in 2015 and $8,752 in 2014	15,123	17,776
Security deposits and other assets	47,540	31,426
Total assets	$43,228,026	$47,768,449
Liabilities and Members' Equity
Current liabilities
Accounts payable	$9,633,148	$10,112,800
Accrued liabilities	14,569,092	6,975,658
Loans payable	9,418,852	15,324,843
Total current liabilities	33,621,092	32,413,301
Other liabilities	416,668
Total liabilities	34,037,760	32,413,301
Commitments and contingencies (Note 8)
Members' equity	9,190,266	15,355,148
Total liabilities and members' equity	$43,228,026	$47,768,449

The accompanying notes are an integral part of these combined financial statements.

Major Energy Services, LLC and Associated Entities
Combined Statements of Income
Years Ended December 31, 2015 and 2014

	2015	2014
Sale of natural gas and electricity	$189,228,440	$204,228,844
Cost of natural gas and electricity	144,153,736	165,548,459
Operating expenses	32,015,352	25,681,691
Total operating profit	13,059,352	12,998,694
Interest income (expense)
Interest income	34,910	28,848
Interest expense	(468,230)	(549,059)
Total interest expense, net	(433,320)	(520,211)
Income before income taxes	12,626,032	12,478,483
Income taxes	89,635	120,351
Net income	$12,536,397	$12,358,132

The accompanying notes are an integral part of these combined financial statements.

Major Energy Services, LLC and Associated Entities
Combined Statements of Members’ Equity
Years Ended December 31, 2015 and 2014

			Total
	Members'	Retained	Members'
	Units	Earnings	Equity
Balance at December 31, 2013	$1,359,114	$13,881,974	$15,241,088
Members' distributions	—	(12,171,072)	(12,171,072)
Preferred guaranteed member payments	—	(73,000)	(73,000)
Net income	—	12,358,132	12,358,132
Balance at December 31, 2014	1,359,114	13,996,034	15,355,148
Members' distributions	—	(18,628,279)	(18,628,279)
Preferred guaranteed member payments	—	(73,000)	(73,000)
Net income	—	12,536,397	12,536,397
Balance at December 31, 2015	$1,359,114	$7,831,152	$9,190,266

The accompanying notes are an integral part of these combined financial statements.

Major Energy Services, LLC and Associated Entities
Combined Statements of Cash Flows
Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities
Net income	$12,536,397	$12,358,132
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,843,394	10,173,190
Changes in assets and liabilities
Accounts receivable	5,833,372	(1,635,840)
Natural gas inventories	258,017	1,093,120
Other current assets	75,509	(1,533,104)
Customer acquisition costs	(6,064,076)	(7,667,627)
Deferred advertising costs	(1,934,800)	(1,018,583)
Security deposits and other assets	(16,114)	439
Accounts payable	(479,652)	393,455
Accrued liabilities	6,578,234	2,597,209
Other liabilities	416,668	—
Net cash provided by operating activities	28,046,949	14,760,391
Cash flows from financing activities
Net borrowings on loans payable	(7,407,747)	(2,873,467)
Members' distributions	(18,628,279)	(12,171,072)
Preferred guaranteed member payments	(73,000)	(73,000)
Net cash used in financing activities	(26,109,026)	(15,117,539)
Net increase (decrease) in cash and cash equivalents	1,937,923	(357,148)
Cash and cash equivalents
Beginning of period	2,968,778	3,325,926
End of period	$4,906,701	$2,968,778

Cash paid during the period
Interest	$488,074	$552,467
Income taxes	108,158	139,749

Noncash supplemental disclosure
Collateral posting	$1,501,756	$1,164,331
Deferred advertised	1,015,200	518,583

The accompanying notes are an integral part of these combined financial statements.

Major Energy Services, LLC and Associated Entities
Notes to Combined Financial Statements
December 31, 2015 and 2014

1. Organization and Nature of Business

The financial position and results of operations of Major Energy Services, LLC (“MES”), Major Energy Electric Services, LLC (“MEES”) and Respond Power, LLC (“Respond”), (collectively, the “Companies”) are presented on a combined basis in accordance with the principles of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation. MES, MEES and Respond are related through common ownership and control.
MES was organized as a New York LLC in 2005. MES is engaged in the marketing and supply of natural gas. MES began serving customers in 2007 and, during 2015, operated in Maryland, New Jersey, New York and Pennsylvania.
MEES was organized as a New York LLC in 2007. MEES is engaged in the marketing and supply of electricity. MEES began serving customers in 2010 and, during 2015, operated in Connecticut, Illinois, Massachusetts, Maryland and New York.
Respond was organized as a New York LLC in 2008. Respond is engaged in the marketing and supply of electricity. Respond began serving customers in 2010 and, during 2015, operated in New Jersey and Pennsylvania.
The Companies operate in the highly regulated natural gas and electricity retail sales industry and comply with the legislation and regulations in these state jurisdictions in order to maintain licensed status and to continue operations. Licensing requirements vary by state, but generally involve regular, standardized reporting in order to maintain a license in good standing with the state commission responsible for regulating retail electricity and gas suppliers.
The transportation and sale for resale of natural gas in interstate commerce are regulated by agencies of the U.S. federal government, primarily the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those statutes. Since 1985, FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. FERC’s orders do not attempt to directly regulate natural gas retail sales. As a shipper of natural gas on interstate pipelines, the Companies are subject to those interstate pipelines tariff requirements and FERC regulations and policies applicable to shippers.
The Companies marketing efforts to consumers, including but not limited to telemarketing, door-to-door sales, direct mail and online marketing, are subject to consumer protection regulation including state deceptive trade practices acts, Federal Trade Commission (“FTC”) marketing standards, and state utility commission rules governing customer solicitations and enrollments, among others.

2. Significant Accounting Policies

Principles of Combination and Consolidation and Combined Statements of Income
The accompanying combined balance sheets as of December 31, 2015 and 2014 include the accounts of Major Energy Services, LLC, Major Energy Electric Services, LLC and Respond Power, LLC, which are separate entities with common ownership. These entities are managed and operated as if they were a single entity, and therefore management has elected to present their statements on a combined basis. All intercompany balances have been eliminated upon combination.
Basis of Presentation
The accounting and reporting policies of the Companies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Revision of Prior Period Financial Statements
The Companies fiscal 2014 combined financial statements have been revised to reflect the correction of misstatements relating to certain accrued expenses totaling $1,269,242, of which $834,156 is attributable to the year ending December 31, 2014, and $435,086 attributable to prior periods. The revisions relate to settlement of a sales tax audit with the state of New York for periods prior to 2014 of $327,000, and $280,000 of renewable energy certificates ("RECs") related to 2014 load requirements in the state of Massachusetts. During 2015, the Companies were also notified by a local distribution company ("LDC") of volume differentials related to prior year meter reads and has revised the sale of natural gas and electricity by $554,156 for the year ending December 31, 2014 and $108,086 for prior periods to reflect a total of $662,242 due to the LDC. The Companies revised retained earnings at December 31, 2013 to reflect the portion of these misstatements relating to prior years totaling $435,086. In addition, the Companies did not appropriately classify $939,083 of natural gas inventories which had been accrued for by the Companies, however title had not passed from its supplier at December 31, 2014. The presentation of these amounts has been revised and is included in other current assets on the combined balance sheet.

The Companies assessed the quantitative and qualitative impact of the misstatements and concluded that they are not material, individually or in the aggregate, to the fiscal 2014 previously issued combined financial statements. As a result, the fiscal 2014 combined financial statements have been revised. The effect of the revisions on the December 31, 2014 combined financial statements are as follows:

	As Previously Reported	Adjustments	As Revised
Combined Balance Sheet
Assets
Natural gas inventories	$1,639,766	$(939,083)	$700,683
Other current assets	3,668,764	939,083	4,607,847
Total current assets	$39,704,159	$—	$39,704,159

Liabilities and Members' Equity
Accrued liabilities	$5,706,416	$1,269,242	$6,975,658
Total liabilities	31,144,059	1,269,242	32,413,301
Members' equity	16,624,390	(1,269,242)	15,355,148
Total liabilities and members' equity	$47,768,449	$—	$47,768,449

Combined Statement of Income			—
Sale of natural gas and electricity	$204,783,000	$(554,156)	$204,228,844
Cost of natural gas and electricity	165,268,459	280,000	165,548,459
Gross profit	39,514,541	(834,156)	38,680,385
Net income	$13,192,288	$(834,156)	$12,358,132
Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the financial statements. Similarly, estimates and assumptions are required for the reporting of revenues and expenses. The Companies’ most significant estimates relate to unbilled revenue, the future period benefit of customer acquisition costs and the accrual of renewable energy certificates. Actual results could differ from estimates.
Short-Term Financial Assets and Liabilities
The carrying value of certain financial assets and liabilities carried at cost approximates their fair value because they are short-term in nature, bear interest rates that approximate market rates when applicable, and generally have minimal credit risk. These items include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and loan payable.
Cash and Cash Equivalents
The Companies considers all highly liquid investments having original maturities of three months or less to be cash equivalents. At December 31, 2015 and 2014, the Companies had balances in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance amounts.
Restricted Cash
The Companies’ lender/supplier requires the Companies to maintain a minimum cash balance approximating $76,500, which is reported as restricted cash on the combined balance sheets at December 31, 2015 and 2014.
Accounts Receivable
The Companies conduct business in many service markets under purchase of receivables ("POR") programs, where the LDC is responsible for billing the customer, collecting payment from the customer and remitting payment to the Companies. This POR program results in substantially all of the Companies credit risk being linked to the applicable utility, which generally has an investment-grade rating, and not to the end-use customer. The Companies monitors the financial condition of each LDC and currently believes that its susceptibility to an individually significant write-off as a result of concentrations of customer accounts receivable with those LDCs is remote. Trade accounts receivable that are part of a LDCs POR program are recorded on a gross basis in accounts receivable in the combined balance sheets. Sales are recorded on a gross basis in the combined statement of income. The fee related to the POR program, which averaged approximately 1.5% in 2015 and 1.4% in 2014 of billed accounts receivable, paid to the LDC is recorded in operating expenses in the combined statements of income.
Accounts receivable also include imbalance settlements due from LDCs, which represent differences between the natural gas delivered to LDCs for consumption by our customers and actual usage by our customers. Imbalances are expected to be settled in cash in accordance with contractual payment arrangements. Imbalances are recognized as an adjustment to cost of natural gas in the statement of income. When customer consumption exceeds amounts delivered, amounts are recorded as a reduction of accounts receivable balances from the LDC.
Natural Gas Inventories
Natural gas inventories primarily represent natural gas used to fulfill and manage seasonality for fixed and variable rate customer load requirements which are held by third parties on MES’s behalf. Natural gas inventories are valued at the lower of weighted average cost or market. The weighted-average cost of inventory includes related transportation costs.
MES does not record losses on inventory for which the forecasted selling price in the region for which the inventory is held is sufficient to achieve a profit on units of gas sold.
Renewable Energy Certificates (“RECs”)
RECs are verification that power has been generated by a renewable energy facility. The Companies purchase RECs relative to their load in accordance with renewable portfolio standards established by certain governmental agencies in states in which the Companies operate and the energy product sold to the customer. Purchased RECs are recorded at cost on the date they are purchased. RECs are recorded within other current assets and accrued liabilities on the combined balance sheets and were $724,174 and $5,304,590 at December 31, 2015, and $128,463 and $1,362,959 at December 31, 2014, respectively. RECs are to be retired three to six months after the end of each state’s fiscal reporting year, at which time the related assets and accrued liabilities are reduced accordingly. The Companies evaluated the current market rates and determined no impairment exists at December 31, 2015 and 2014.
Customer Acquisition Costs, Net
Customer acquisition costs are costs paid to outside firms for door-to-door marketing and telemarketing services. The Companies pay a fee per account enrolled by a third party and retained for at least 15 days. The Companies amortize customer acquisition costs over the estimated useful lives of the customer relationships, which was estimated to be 16 months for the year ended December 31, 2015 and 20 months for the year ended December 31,

2014, for gas and electricity, based on current period usage divided by total usage during the estimated lives. After customer acquisition costs are fully amortized, the gross costs and related amortization are removed from the accounts even if the amounts relate to current customers. At December 31, 2015 and 2014, the weighted average remaining amortization period associated with all customer acquisition costs were approximately 9 and 14 months, respectively.
On an annual basis, the Companies assess whether there were any material events or transactions that warrants consideration for their impact on the recorded book value assigned to any customer acquisition costs from previous periods. During 2015 and 2014, there were no material events or transactions that warranted consideration for their impact on the recorded book value assigned to customer acquisition costs from previous periods. The Companies also periodically assess the estimated useful lives of customer relationships and considers whether the amortization period for new customer acquisition costs being capitalized should be modified.
In connection with the Companies annual assessment of its estimated useful lives of customer relationships, the Companies concluded that the initial estimated amortization period for recent customers had changed due to increased competition which impacts the rate at which customers churn. As a result, new MES customers in 2015 and 2014 are amortized over a 16 month and 20 month period, respectively. MES customers acquired prior to these periods continue to be amortized over 30 months. New MEES and Respond Power customers in 2015 and 2014 are amortized over a 16 month and 20 month period, respectively. MEES and Respond Power customers acquired in 2013 are amortized over a 20 month period and MEES and Respond Power customers acquired prior to 2013 are fully amortized as of December 31, 2015.
Advertising
Advertising costs related to marketing materials and promotions are expensed as incurred. During the years ended December 31, 2015 and 2014, the Companies recognized advertising expenses of $418,486 and $303,985, respectively.
Effective October 1, 2015, the Companies renewed a sponsorship agreement that provides exclusive promotional marketing and advertising of the Company’s brand. The Companies have deferred the cost of the agreement of $2,450,000, and are amortizing such amount over the period of the advertising campaign, which expires September 30, 2017. As of December 31, 2015, there is a total amount outstanding under the agreement of $1,650,000, of which $1,233,332 is due in 2016, and $416,668 is due in 2017. As of December 31, 2014, there was total amount outstanding under the original agreement of $423,200, which was all due in 2015.
On November 3, 2014, the Companies entered into a sponsorship agreement with another entity that has an initial term of one year and is subject to two annual renewals at the mutual agreement of both parties. The Companies have deferred the cost of the agreement, $500,000, and are amortizing such amount over the one year period of the advertising campaign. Effective November 3, 2015, the Companies renewed the agreement for another year. As of December 31, 2015, there is a total amount outstanding under the agreement of $500,000, which is all due in 2016.
During the years ended December 31, 2015 and 2014, the Companies recognized amortization expenses related to the sponsorship agreements of $1,722,606 and $1,263,475, respectively.
Fixed Assets, Net
Fixed assets consist primarily of computer hardware and software as well as office furniture. Fixed assets are stated at cost on the combined balance sheets, less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets, which generally range from three to ten years. Costs of maintenance and repairs to fixed assets are expensed as incurred.
Depreciation expenses related to capitalized expenditures for the years ending December 31, 2015 and 2014 were $2,653 in each year.

Revenue Recognition
Sales of Natural Gas and .Electricity
Revenues from the sale of natural gas and electricity are recognized in the period in which the commodity is consumed by the customers. Sales of natural gas and electricity are generally billed by the LDCs, acting as the Companies’ agent, on a monthly cycle basis. The billing cycles for customers do not coincide with the accounting periods used by the Companies for financial reporting purposes. The Companies follow the accrual method of accounting for unbilled revenues whereby revenues applicable to gas and electricity consumed by customers, but not yet billed under the cycle billing method, are accrued for along with the related costs, and included in operations. Any adjustments for prior billing periods are reflected in operations in the period in which they are finalized.
Pass-Through Revenues
Revenues also include certain pass-through revenues, which primarily represent transportation and distribution charges billed to customers by certain LDCs. These revenues are offset by corresponding amounts in cost of goods sold for amounts billed to the Companies by the LDC. Pass-through revenue was not material for the years ended December 31, 2015 and 2014.
Deferred Revenue
Customers who are on budget-billed plans pay for their energy at ratable monthly amounts, based on estimated annual usage, while the Companies record revenues when the energy is consumed by the customer. The cumulative differences between actual usage for these customers and the budget-billed amounts actually invoiced are equal to the net budget-billed variance. If the net budget-billed variance is a receivable from the customer at the balance sheet date, indicating that the customer’s actual usage has exceeded amounts billed to the customer, the amount is reported as accounts receivable in the combined balance sheets. If the net budget-billed variance is a liability to the customer, indicating that amounts billed have exceeded actual usage, the amount is reported as accrued liabilities in the combined balance sheets. Budget billed customer accounts are adjusted periodically for differences between estimated and annual consumption.
Collections of Sales Tax
Sales tax is added to customer bills for the markets served by the Companies. Sales tax collected from customers on behalf of governmental entities is recorded in accrued liabilities on the combined balance sheets and is recorded net in the combined statements of income.
Cost of Operations
Direct energy costs are recognized concurrently with the related energy sales. Direct energy costs include the cost of purchased commodity, costs associated with energy delivered and the cost of RECs. The Companies accrue for these costs based on estimated volumes for natural gas and electricity delivered based on the forecasted revenue volumes, preliminary settlements and other available information. Estimated amounts are adjusted when actual usage is known and billed. Final determination and settlement of these charges may take up to several months.
Income Taxes
The Companies are organized as limited liability companies and have elected to file income tax returns as a partnership. Allocable shares of income, gains, deductions, losses and credits are therefore includable in the income tax return of the individual members or partners; as such no provision for federal or state income taxes has been recorded in the combined financial statements. Estimated income tax expense for certain cities that tax partnerships are accrued and recorded as income tax expense.
Benefit Plans
The Companies sponsor a defined contribution plan covering substantially all of its employees. Eligible employees may elect to contribute a percentage of their compensation into employee directed investments within certain limits set by the Internal Revenue Service. The Companies do not match the employees’ contribution, but can elect to make a profit-sharing annual contribution to the plan. Administrative costs, incurred in connection with the plan, are paid by the plan. Expenses for the years ended December 31, 2015 and 2014 for the plan were $532,487 and $198,842, respectively.

Transactions with Related Parties
In the normal course of business, the Companies have entered into transactions with nonemployee related parties for marketing services. Refer to Note 7 to these combined financial statements for additional information regarding related party transactions.

3. Accounts Receivable

Accounts receivable is summarized in the following table:

	2015	2014
Billed customer accounts receivable	$14,638,504	$17,998,968
Unbilled customer accounts receivable	9,219,955	11,897,937
Budget billing receivable	195,864	297,530
Imbalance and other settlements	87,968	(218,773)
Total accounts receivable	$24,142,291	$29,975,662
Billed customer accounts receivable represents uncollected revenues that have been billed on the Companies’ behalf by the LDCs. Unbilled customer accounts receivable represent revenues associated with natural gas or electricity consumed but not yet billed to customers under the LDCs monthly cycle billing method.
The Companies have limited credit risk as the LDCs guarantee billed and unbilled customer accounts receivable. As of December 31, 2015 and 2014, 99% and 100%, respectively of the Companies’ billed and unbilled customer accounts receivable were with LDCs with an investment grade credit rating.
Imbalance settlements represent differences between the natural gas delivered to LDCs for consumption by the Companies’ customers and actual usage by the Companies’ customers. Other settlements include payments for gas supplied by the LDCs for winter usage as well as other miscellaneous charges. Such settlements are expected to be included in cash to/from the LDCs in accordance with contractual payment arrangements.
Budget billing receivable represents the amounts that customer’s usages have exceeded the amount they have been billed under their budget billed plan.

4. Customer Acquisition Costs

Customer acquisition costs and related accumulated amortization are summarized in the following table:

	2015	2014
Customer acquisition costs	$12,872,228	$18,051,074
Accumulated amortization	(7,911,199)	(10,035,986)
	$4,961,029	$8,015,088
Amortization expense relating to capitalized customer acquisition costs were $9,118,135 and $8,907,063 for the years ending December 31, 2015 and 2014, respectively. During 2015 and 2014, the Companies wrote off fully amortized costs and amortization of $11,242,922 and $6,790,139, respectively.

5. Accrued Liabilities

Accrued liabilities are summarized in the following table:

	2015	2014
Sales and gross receipts tax payable	$1,109,588	$1,761,269
Advertising costs payable	1,733,332	1,134,800
Payroll and payroll taxes	69,392	131,640
Payable to defined contribution plan	480,000	190,000
Budget billing overcharge	43,115	5,318
Legal settlements	4,633,027	962,500
Accrued REC's*	5,304,590	1,362,959
Other accrued liabilities*	1,196,048	1,427,172
Total accrued liabilities	$14,569,092	$6,975,658
*2014 amounts as revised (Note 2)

6. Loans Payable

Major Energy Services, LLC
MES is a borrower under a revolving credit facility with a company that is both a supplier of natural gas and creditor for MES. In addition to having a lien on MES’s receivables, the creditor charges $0.125/MMBtu of natural gas supplied in return for its’ short-term financing of MES’s purchases of natural gas.
In March 2014, the agreement that governs the revolving credit facility was amended and restated to, among other things, set the borrowing limit at $15,000,000 of revolving credit as well as provide up to $10,000,000 of credit support in the form of payment guarantees, or letters of credit. The amended and restated agreement also effectuated the primary term of the agreement to March 31, 2017 with subsequent automatic one year extensions unless either party notifies the other 180 days prior to the expiration of the agreement that the party wishes to terminate the agreement at the expiration of the term.
As part of the amended and restated agreement, the unpaid balance on natural gas purchases are converted to a loan on the 25th of the first month following purchase. These loans are subsequently payable on the 25th of the second month following purchase. As of December 31, 2015 and 2014, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.41% and 3.23%, respectively. As of December 31, 2015 and 2014, the balances of these loans were $763,313 and $1,964,392, respectively.
Due to capacity constraints in the winter, some of the LDC territories in which MES operates require MES to buy natural gas and store it in the summer for the subsequent winter use. Per the master agreement, the creditor finances these purchases and holds a security interest in the stored gas as collateral. As of December 31, 2015, the applicable margin for these storage loans was 90-day LIBOR rate + 300 basis points, or 3.41% per annum. The balance of these storage loans as of December 31, 2015 was $952,090. As of December 31, 2014, the applicable margin for these storage loans was 90-day LIBOR rate+ 300 basis points, or 3.23% per annum. The balance of these storage loans as of December 31, 2014 was $1,926,364. These loans were repaid subsequently in May 2016 and 2015, respectively.
Major Energy Electric Services, LLC
MEES is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on MEES’s receivables, the creditor charges $1.15/MwH of electricity financed in return for its short-term financing of MEES’s purchases of electricity.

In March 2014, the agreement that governs the revolving credit facility was amended to, amongst other things, set the borrowing limit at $20,000,000 of revolving credit, extend the primary term to March 31, 2017 with subsequent one year extensions, detail collateral requirements for fixed price purchases as well as decrease the per unit charge to MEES. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term.
As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity purchased by MEES. These loans are subsequently payable on the 25th of the second month following purchase. As of December 31, 2015 and 2014, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.41% and 3.23%, respectively. As of December 31, 2015 and 2014, the balances of these loans were $3,779,274 and $6,199,736, respectively.
The creditor has also posted the required cash collateral on the Company’s behalf with ISO New England, the overseer of the bulk electric power system in New England. The required collateral amount is based on volumes and related cost of commodity being used by the customers of each supplier. At December 31, 2015 and 2014, the balance outstanding on this collateral totaled $2,664,000 and $1,164,000, respectively. This amount is included in other current assets and loan payable on the combined balance sheets. In accordance with the terms of the agreement that governs the revolving credit facility, there is no interest charged on such collateral postings.

Respond Power, LLC
Respond is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on Respond’s receivables, the creditor charges $1.15/MwH of electricity financed in return for its’ short-term financing of Respond’s purchases of electricity.
In March 2014, Respond amended the agreement with a creditor to run through March 31, 2017 with subsequent one year extensions. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term. The agreement also sets the borrowing limit at $20,000,000 of revolving credit as well as detailed per unit fees to be charged, collateral requirements for fixed price purchases and details the approved territories for Respond to service.
As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity. These loans are subsequently payable on the 25th of the second month following purchase. As of December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate + 300 basis points or 3.41%. As of December 31, 2015, the balance of the loan was $1,260,174. As of December 31, 2014, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.23%. As of December 31, 2014, the balance of the loan was $4,070,350.
For all debt presented in these financial statements, the fair value of the debt approximates its carrying value.

7. Related Party Transactions

Management Fees
MES pays all expenses of the Companies that are nonallocable to a specific company. Such expenses include rent, utilities, payroll and insurance among others. MES charges a management fee to MEES and Respond equal to a percentage of the total of these expenses calculated by dividing each company’s number of customers by the total customers of all three companies. During the year ended December 31, 2015, management fees of $3,812,650 and $2,888,636 were charged to MEES and Respond, respectively. During the year ended December 31, 2014, management fees of $2,399,558 and $2,793,257 were charged to MEES and Respond, respectively. These amounts eliminate in combination.

Marketing Services
During 2010, the Companies began use of an entity for its door-to-door marketing services that during 2010 was affiliated through employee ownership. While the owner of this entity is no longer employed by the Companies, the entity remains a key vendor. For the years ended December 31, 2015 and 2014, the related marketing costs charged to the Companies by this marketing entity were $2,606,353 and $4,817,054, respectively, and are included in customer acquisition costs on the combined balance sheets. MES extended a loan for certain nonrecurring costs to this entity, the balances of which owed to MES as of December 31, 2015 and 2014 were $802,000 each year. The loan began accruing interest in 2014 at an annualized rate of the floating 90-day LIBOR + 300 basis points which was 3.41% and 3.23% as of December 31, 2015 and December 31, 2014, respectively. Total interest accrued during 2015 and 2014 was $28,457 and $25,211, respectively.
Member Transactions
Certain interest holders are considered to be Managing Members who, as a group, have the rights required for or appropriate to the management of the business. Additionally, certain members are considered to be Class A members. Class A members have voting rights proportionate to their member interest over certain specific, significant capital transactions, including redemptions and transfers of member interests and dissolution of the Companies. Certain Class A members also receive an annual 10% cumulative preferred guaranteed payment on their remaining capital investment of $730,000 as well as a preferred return of this amount in addition to their percentage ownership interest in the event of a sale of the Companies meeting certain conditions. The Companies made preferred guaranteed member payments to Class A members of $73,000 during each of 2015 and 2014.
8. Commitments and Contingencies

Lease Commitments
The Companies lease office space under noncancelable operating leases that expired in September 2015 and were renewed through December 2020. In accordance with the accounting rules for leases, these agreements are recognized as operating leases. Rental expense related to the above lease spaces were $163,372 and $148,318 for the years ended December 31, 2015 and 2014, respectively. Future annual minimum lease payments under operating leases are summarized in the following table:

Years Ending
2016	$185,159
2017	203,328
2018	211,461
2019	219,920
2020	228,717
Total minimum lease payments	$1,048,585

Capacity Charge Commitments
MES enters into agreements to transport and store natural gas. Since the demand for natural gas in the winter is high, MES agrees to pay for certain capacity for the transportation systems utilized for up to a twelve-month period. These agreements are take-or-pay in that if MES does not use the capacity, it still must pay for capacity committed. For contracts outstanding as of December 31, 2015 and 2014, the total committed capacity charges were approximately $5.9 million and $6.8 million, respectively. These agreements will expire during the various months in the next year, and will be replaced with new contracts as necessary. Management currently believes that all capacity commitments will be utilized before expiration.
Litigation
In 2015, the Companies settled a class action lawsuit related to allegations that the Companies failed to pay minimum wage and overtime to its marketing representatives, in violation of the Fair Labor Standards Act. The settlement calls for payments of $700,000, which was accrued for in 2014 and paid in 2015.

From time to time, the Companies are a party to claims and legal proceedings that arise in the ordinary course of business, including investigations of marketing practices, product pricing and billing practices by various governmental or other regulatory agencies.
In 2015, the Companies settled with the Illinois Commerce Commission with respect to allegations of misleading marketing practices, for $262,500. The amounts related to this settlement included in accrued expenses on the combined balance sheets at December 31, 2015 and 2014 were $239,676 and $262,500, respectively.
In 2016, the Companies settled with the Maryland Public Service Commission with respect to allegations of misleading marketing practices, for $300,000. The settlement also requires for the Companies to report monthly to the Maryland Public Service Commission on number of customer complaints. The $300,000 is included in accrued expenses in the combined balance sheets at December 31, 2015.
In 2016, the Companies submitted a proposed joint settlement to the Pennsylvania Public Utility Commission/Bureau of Investigation and Enforcement with respect to allegations of misleading marketing practices, for $4,093,351. The proposed settlement also includes quarterly reporting on number of complaints, as well as allowing for only fixed-rate products to be sold. The $4,093,351 is included in accrued expenses in the combined balance sheets at December 31, 2015.
Management continues to work on settling other outstanding regulatory inquiries and does not believe that any such proceedings to which the Companies are currently a party will have a material impact on the Companies results of operations, cash flows or financial position.
The Companies do not have physical custody or control over any facilities used to transport the natural gas and electricity to its customers. Title to the natural gas sold to MES’s customers is passed at the same point at which MES accepts title from its natural gas suppliers. While there can be no assurance regarding claims and litigation, management does not believe that the Companies have significant exposure to legal claims or other liabilities associated with environmental concerns.
Physical Commodity Purchase Commitments
MES has forward physical contracts to acquire physical quantities of natural gas in specified future periods. These contracts allow MES to acquire natural gas on a forward market fixed-price basis, enabling it to establish a fixed and determinable cost for a significant portion of its natural gas needs during ·the specified periods. MES’s practice is to enter into contracts that are less than its total expected future needs for natural gas. It currently expects to continue such forward purchases in future periods.
In 2015 and 2014, MES designated these contracts as normal purchases of natural gas. As such, there is no recognition of any change in fair value of these contracts. As of December 31, 2015, MES had forward contracts to purchase a total of approximately 571,048 DTHm of natural gas at a total purchase price of approximately $1,691,578. MEES and Respond ("MEESRP") have forward contracts to acquire quantities of electricity in specified future periods. These contracts allow MEESRP to establish a fixed and determinable cost for a portion of its electricity needs during the specified periods. MEESRP’s practice is to enter into such contracts when they have a related amount of demand from its customers for fixed pricing over the contract period.
MEESRP designates these contracts as normal purchases of electricity. As such, there is no recognition of any change in fair value of these contracts. As of December 31, 2015, MEESRP had forward contracts to purchase a total of approximately 923,823 MwH of electricity at a total purchase price of approximately $39,904,689.

9. Subsequent Events

The Companies have evaluated subsequent events through June 10, 2016, which is the date the financial statements were available for issuance.
In April 2016, all of the outstanding membership interests in the Companies were acquired by National Gas and Electric, LLC ("NGE"). In consideration of the purchase, NGE agreed to pay a purchase price of $45,000,000, less a litigation credit of $5,000,000, for a net sum of $40,000,000 at closing, with additional amounts of up to $35,000,000 payable through 2018 assuming certain performance targets are met. The purchase price was further adjusted for certain escrow as well as working capital considerations.

Major Energy Services, LLC and Associated Entities
Condensed Combined Balance Sheets (unaudited)
March 31, 2016 and December 31, 2015

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$13,537,080	$4,906,701
Restricted cash	76,500	76,500
Accounts receivable	24,521,309	24,142,291
Natural gas inventories	77,671	442,666
Deferred advertising costs	1,558,333	1,683,333
Other current assets	9,685,813	6,034,093
Total current assets	49,456,706	37,285,584
Customer acquisition costs, net of accumulated amortization	4,761,954	4,961,029
Deferred advertising costs	612,500	918,750
Fixed assets, net of accumulated depreciation of $12,068 and $11,405 at March 31, 2016 and December 31, 2015, respectively	14,460	15,123
Security deposits and other assets	47,540	47,540
Total assets	$54,893,160	$43,228,026
Liabilities and Members' Equity
Current liabilities
Accounts payable	$9,184,869	$9,633,148
Accrued liabilities	15,547,297	14,569,092
Loans payable	14,622,365	9,418,852
Total current liabilities	39,354,531	33,621,092
Other liabilities	—	416,668
Total liabilities	39,354,531	34,037,760
Commitments and contingencies (Note 8)
Members' equity	15,538,629	9,190,266
Total liabilities and members' equity	$54,893,160	$43,228,026

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Income (unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,
	2016	2015
Sale of natural gas and electricity	$51,144,138	$63,316,056
Cost of natural gas and electricity	36,898,878	45,575,717
Operating expenses	7,693,250	7,624,548
Total operating profit	6,552,010	10,115,791
Interest income (expense)
Interest income	10,520	8,636
Interest expense	(122,717)	(150,286)
Total interest expense, net	(112,197)	(141,650)
Income before income taxes	6,439,813	9,974,141
Income taxes	23,200	43,600
Net income	$6,416,613	$9,930,541

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Members’ Equity (unaudited)
Three Months Ended March 31, 2016

			Total
	Members'	Retained	Members'
	Units	Earnings	Equity
Balance at December 31, 2015	$1,359,114	$7,831,152	$9,190,266
Members' distributions	—	(50,000)	(50,000)
Preferred guaranteed member payments	—	(18,250)	(18,250)
Net income	—	6,416,613	6,416,613
Balance at March 31, 2016	$1,359,114	$14,179,515	$15,538,629

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Cash Flows (unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$6,416,613	$9,930,541
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,729,833	3,067,707
Changes in assets and liabilities
Accounts receivable	(379,017)	(3,408,084)
Natural gas inventories	364,994	619,998
Other current assets	(3,651,720)	849,400
Customer acquisition costs	(2,098,845)	(2,512,671)
Accounts payable	(448,279)	(1,027,783)
Accrued liabilities	978,205	(705,356)
Other liabilities	(416,668)	—
Net cash provided by operating activities	3,495,116	6,813,752
Cash flows from financing activities
Net borrowings on loans payable	5,203,513	(4,790,016)
Members' distributions	(50,000)	(4,250,004)
Preferred guaranteed member payments	(18,250)	(18,250)
Net cash provided by (used in) financing activities	5,135,263	(9,058,270)
Net increase (decrease) in cash and cash equivalents	8,630,379	(2,244,518)
Cash and cash equivalents
Beginning of period	4,906,701	2,968,778
End of period	$13,537,080	$724,260

Cash paid during the period
Interest	$122,593	$167,359
Income taxes	—	—

Noncash supplemental disclosure
Collateral posting	$—	$1,500,000

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Notes to Condensed Combined Financial Statements (unaudited)

1. Organization and Nature of Business

The financial position and results of operations of Major Energy Services, LLC (“MES”), Major Energy Electric Services, LLC (“MEES”) and Respond Power, LLC (“Respond”), (collectively, the “Companies”) are presented on a combined basis in accordance with the principles of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation. MES, MEES and Respond are related through common ownership and control.
MES was organized as a New York LLC in 2005. MES is engaged in the marketing and supply of natural gas. MES began serving customers in 2007 and, during 2015, operated in Maryland, New Jersey, New York and Pennsylvania.
MEES was organized as a New York LLC in 2007. MEES is engaged in the marketing and supply of electricity. MEES began serving customers in 2010 and, during 2015, operated in Connecticut, Illinois, Massachusetts, Maryland and New York.
Respond was organized as a New York LLC in 2008. Respond is engaged in the marketing and supply of electricity. Respond began serving customers in 2010 and, during 2015, operated in New Jersey and Pennsylvania.
The Companies operate in the highly regulated natural gas and electricity retail sales industry and comply with the legislation and regulations in these state jurisdictions in order to maintain licensed status and to continue operations. Licensing requirements vary by state, but generally involve regular, standardized reporting in order to maintain a license in good standing with the state commission responsible for regulating retail electricity and gas suppliers.
The transportation and sale for resale of natural gas in interstate commerce are regulated by agencies of the U.S. federal government, primarily the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those statutes. Since 1985, FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. FERC’s orders do not attempt to directly regulate natural gas retail sales. As a shipper of natural gas on interstate pipelines, the Companies are subject to those interstate pipelines tariff requirements and FERC regulations and policies applicable to shippers.
The Companies marketing efforts to consumers, including but not limited to telemarketing, door-to-door sales, direct mail and online marketing, are subject to consumer protection regulation including state deceptive trade practices acts, Federal Trade Commission (“FTC”) marketing standards, and state utility commission rules governing customer solicitations and enrollments, among others.
2. Significant Accounting Policies

Principles of Combination and Consolidation and Combined Statements of Income
The accompanying interim unaudited condensed combined financial statements include the accounts of Major Energy Services, LLC, Major Energy Electric Services, LLC and Respond Power, LLC, which are separate entities with common ownership. These entities are managed and operated as if they were a single entity, and therefore management has elected to present their statements on a combined basis. All intercompany balances have been eliminated upon combination.
Basis of Presentation
The accounting and reporting policies of the Companies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The condensed combined balance sheet as of December 31, 2015 was derived from the audited financial statements for the year ended December 31, 2015, but does not include all disclosures required by U.S. GAAP. This information should be read in conjunction with our combined financial statements and notes contained in our audited financial statements for the year ended December 31, 2015.
Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the interim financial statements. Similarly, estimates and assumptions are required for the reporting of revenues and expenses. Actual results could differ from estimates. The information furnished herein reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the condensed combined financial statements. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results which may be expected for the full year or for any interim period.
Transactions with Related Parties
In the normal course of business, the Companies have entered into transactions with nonemployee related parties for marketing services. Refer to Note 7 to these condensed combined financial statements for additional information regarding related party transactions.
3. Accounts Receivable

Accounts receivable is summarized in the following table:

	March 31, 2016	December 31, 2015
Billed customer accounts receivable	$16,343,654	$14,638,504
Unbilled customer accounts receivable	7,683,580	9,219,955
Budget billing receivable	500,207	195,864
Imbalance and other settlements	(6,132)	87,968
Total accounts receivable	$24,521,309	$24,142,291
Billed customer accounts receivable represents uncollected revenues that have been billed on the Companies’ behalf by the LDCs. Unbilled customer accounts receivable represent revenues associated with natural gas or electricity consumed but not yet billed to customers under the LDCs monthly cycle billing method.
The Companies have limited credit risk as the LDCs guarantee billed and unbilled customer accounts receivable. As of March 31, 2016 and December 31, 2015, 100% and 99%, respectively of the Companies’ billed and unbilled customer accounts receivable were with LDCs with an investment grade credit rating.
Imbalance settlements represent differences between the natural gas delivered to LDCs for consumption by the Companies’ customers and actual usage by the Companies’ customers. Other settlements include payments for gas supplied by the LDCs for winter usage as well as other miscellaneous charges. Such settlements are expected to be included in cash to/from the LDCs in accordance with contractual payment arrangements.
Budget billing receivable represents the amounts that customer’s usages have exceeded the amount they have been billed under their budget billed plan.

4. Customer Acquisition Costs

Customer acquisition costs and related accumulated amortization are summarized in the following table:

	March 31, 2016	December 31, 2015
Customer acquisition costs	$12,238,843	$12,872,228
Accumulated amortization	(7,476,889)	(7,911,199)
	$4,761,954	$4,961,029
Amortization expense relating to capitalized customer acquisition costs were $2,297,920 and $2,636,592 for the three months ended March 31, 2016 and 2015, respectively. During the three months ended March 31, 2016 and 2015, the Companies wrote off fully amortized costs and amortization of $2,732,230 and $3,707,395, respectively.
5. Accrued Liabilities

Accrued liabilities are summarized in the following table:

	March 31, 2016	December 31, 2015
Sales and gross receipts tax payable	$958,959	$1,109,588
Advertising costs payable	1,525,000	1,733,332
Payroll and payroll taxes	140,132	69,392
Payable to defined contribution plan	550,000	480,000
Budget billing overcharge	9,063	43,115
Legal settlements	4,632,994	4,633,027
Accrued renewable energy credits	7,134,713	5,304,590
Other accrued liabilities	596,436	1,196,048
Total accrued liabilities	$15,547,297	$14,569,092
6. Loans Payable

Major Energy Services, LLC
MES is a borrower under a revolving credit facility with a company that is both a supplier of natural gas and creditor for MES. In addition to having a lien on MES’s receivables, the creditor charges $0.125/MMBtu of natural gas supplied in return for its’ short-term financing of MES’s purchases of natural gas.
In March 2014, the agreement that governs the revolving credit facility was amended and restated to, among other things, set the borrowing limit at $15,000,000 of revolving credit as well as provide up to $10,000,000 of credit support in the form of payment guarantees, or letters of credit. The amended and restated agreement also effectuated the primary term of the agreement to March 31, 2017 with subsequent automatic one year extensions unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term.
As part of the amended and restated agreement, the unpaid balance on natural gas purchases are converted to a loan on the 25th of the first month following purchase. These loans are subsequently payable on the 25th of the second month following purchase. As of March 31, 2016 and December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.63% or 3.41%, respectively. As of March 31, 2016 and December 31, 2015, the balances of these loans were $2,137,238 and $763,313, respectively.

Due to capacity constraints in the winter, some of the LDC territories in which MES operates require MES to buy natural gas and store it in the summer for the subsequent winter use. Per the master agreement, the creditor finances these purchases and holds a security interest in the stored gas as collateral. As of March 31, 2016, the applicable margin for these storage loans was 90-day LIBOR rate + 300 basis points, or 3.63% per annum. The balance of these storage loans as of March 31, 2016 was $288,841. As of December 31, 2015, the applicable margin for these storage loans was 90-day LIBOR rate + 300 basis points, or 3.41% per annum. The balance of these storage loans as of December 31, 2015 was $952,090. These loans were repaid subsequently in May 2016.
Major Energy Electric Services, LLC
MEES is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on MEES’s receivables, the creditor charges $1.15/MwH of electricity financed in return for its short-term financing of MEES’s purchases of electricity.
In March 2014, the agreement that governs the revolving credit facility was amended to, amongst other things, set the borrowing limit at $20,000,000 of revolving credit, extend the primary term to March 31, 2017 with subsequent one year extensions, detail collateral requirements for fixed price purchases as well as decrease the per unit charge to MEES. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term.
As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity purchased by MEES. These loans are subsequently payable on the 25th of the second month following purchase. As of March 31, 2016 and December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.63% and 3.41%, respectively. As of March 31, 2016 and December 31, 2015, the balances of these loans were $7,256,496 and $3,779,274, respectively.
The creditor has also posted collateral on the Company’s behalf. At March 31, 2016 and December 31, 2015, the balance outstanding on this collateral totaled $2,664,000 for each of these dates. This amount is included in other current assets and loan payable on the condensed combined balance sheets. In accordance with the terms of the agreement that governs the revolving credit facility, there is no interest charged on such collateral postings.
Respond Power, LLC
Respond is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on Respond’s receivables, the creditor charges $1.15/MwH of electricity financed in return for its’ short-term financing of Respond’s purchases of electricity.
In March 2014, Respond amended the agreement with a creditor to run through March 31, 2017 with subsequent one year extensions. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term. The agreement also sets the borrowing limit at $20,000,000 of revolving credit as well as detailed per unit fees to be charged, collateral requirements for fixed price purchases and details the approved territories for Respond to service.
As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity. These loans are subsequently payable on the 25th of the second month following purchase. As of March 31, 2016, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate + 300 basis points or 3.63%. As of March 31, 2016, the balance of the loan was $2,275,791. As of December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate + 300 basis points or 3.41%. As of December 31, 2015, the balance of the loan was $1,260,174.
For all debt presented in these financial statements, the fair value of the debt approximates its carrying value.

7. Related Party Transactions

Management Fees
MES pays all expenses of the Companies that are nonallocable to a specific company. Such expenses include rent, utilities, payroll and insurance among others. MES charges a management fee to MEES and Respond equal to a percentage of the total of these expenses calculated by dividing each company’s number of customers by the total customers of all three companies. During the three months ended March 31, 2016, management fees of $1,224,473 and $751,590 were charged to MEES and Respond, respectively. During the three months ended March 31, 2015, management fees of $1,116,541 and $715,177 were charged to MEES and Respond, respectively. These amounts eliminate in combination.
Marketing Services
The Companies use an entity for its door-to-door marketing services that was previously affiliated through employee ownership. While the owner of this entity is no longer employed by the Companies, the entity remains a key vendor. For the three months ended March 31, 2016 and 2015, the related marketing costs charged to the Companies by this marketing entity were $771,910 and $878,012, respectively, and are included in customer acquisition costs on the condensed combined balance sheets. MES extended a loan for certain nonrecurring costs to this entity, the balances of which owed to MES as of March 31, 2016 and December 31, 2015 were $802,000 each year. The loan accrues interest at an annualized rate of the floating 90-day LIBOR + 300 basis points which was 3.63% and 3.41% as of March 31, 2016 and December 31, 2015, respectively. Total interest accrued during the three months ended March 31, 2016 and 2015 was $7,948 and $6,837, respectively.
The Companies are party to a sales and marketing agreement with this vendor that formalized the terms of the service provided. Among other things, the Companies agreed to pay a bonus to the vendor of 4% of the proceeds, up to a total of $5 million, of a capital transaction of the Companies in excess of $25 million, as further defined under this new agreement. No amounts have been accrued with respect to the bonus at March 31, 2016 or December 31, 2015.
Member Transactions
Certain interest holders are considered to be Managing Members who, as a group, have the rights required for or appropriate to the management of the business. Additionally, certain members are considered to be Class A members. Class A members have voting rights proportionate to their member interest over certain specific, significant capital transactions, including redemptions and transfers of member interests and dissolution of the Companies. Certain Class A members also receive an annual 10% cumulative preferred guaranteed payment on their remaining capital investment of $730,000 as well as a preferred return of this amount in addition to their percentage ownership interest in the event of a sale of the Companies meeting certain conditions. The Companies made preferred guaranteed member payments to Class A members of $18,250 during each of the three months ended March 31, 2016 and 2015.
8. Commitments and Contingencies

Litigation
From time to time, the Companies are a party to claims and legal proceedings that arise in the ordinary course of business, including investigations of marketing practices, product pricing and billing practices by various governmental or other regulatory agencies.
In 2015, the Companies settled with the Illinois Commerce Commission with respect to allegations of misleading marketing practices, for $262,500. The amounts related to this settlement included in accrued expenses on the condensed combined balance sheets at March 31, 2016 and December 31, 2015 were $239,643 and $239,676, respectively.
In the three months ended March 31, 2016, the Companies settled with the Maryland Public Service Commission with respect to allegations of misleading marketing practices, for $300,000. The settlement also requires for the Companies to report monthly to the Maryland Public Service Commission on number of customer complaints. The

$300,000 is included in accrued expenses in the condensed combined balance sheets at March 31, 2016 and December 31, 2015 and paid in April 2016.
In the three months ended March 31, 2016, the Companies settled with the Pennsylvania Public Utility Commission/Bureau of Investigation and Enforcement with respect to allegations of misleading marketing practices, for $4,093,351. The proposed settlement also includes quarterly reporting on number of complaints, as well as allowing for only fixed-rate products to be sold. The $4,093,351 is included in accrued expenses in the condensed combined balance sheets at March 31, 2016 and December 31, 2015.
Management continues to work on settling other outstanding regulatory inquiries and does not believe that any such proceedings to which the Companies are currently a party will have a material impact on the Companies results of operations, cash flows or financial position.
The Companies do not have physical custody or control over any facilities used to transport the natural gas and electricity to its customers. Title to the natural gas sold to MES’s customers is passed at the same point at which MES accepts title from its natural gas suppliers. While there can be no assurance regarding claims and litigation, management does not believe that the Companies have significant exposure to legal claims or other liabilities associated with environmental concerns.
Physical Commodity Purchase Commitments
MES has forward physical contracts to acquire physical quantities of natural gas in specified future periods. These contracts allow MES to acquire natural gas on a forward market fixed-price basis, enabling it to establish a fixed and determinable cost for a significant portion of its natural gas needs during ·the specified periods. MES’s practice is to enter into contracts that are less than its total expected future needs for natural gas. It currently expects to continue such forward purchases in future periods.
In the three months ended March 31, 2016 and 2015, MES designated these contracts as normal purchases of natural gas. As such, there is no recognition of any change in fair value of these contracts. As of March 31, 2016, MES had forward contracts to purchase a total of approximately 2,310,757 DTHm of natural gas at a total purchase price of approximately $6,268,911. As of December 31, 2015, MES had forward contracts to purchase a total of approximately 571,048 DTHm of natural gas at a total purchase price of approximately $1,691,578. MEES and Respond (“MEESRP”) have forward contracts to acquire quantities of electricity in specified future periods. These contracts allow MEESRP to establish a fixed and determinable cost for a portion of its electricity needs during the specified periods. MEESRP’s practice is to enter into such contracts when they have a related amount of demand from its customers for fixed pricing over the contract period.
MEESRP designates these contracts as normal purchases of electricity. As such, there is no recognition of any change in fair value of these contracts. As of March 31, 2016, MEESRP had forward contracts to purchase a total of approximately 1,153,262 MwH of electricity at a total purchase price of approximately $44,193,185. As of December 31, 2015, MEESRP had forward contracts to purchase a total of approximately 923,823 MwH of electricity at a total purchase price of approximately $39,904,689.
9. Subsequent Events

The Companies have evaluated subsequent events through June 10, 2016, which is the date the financial statements were available for issuance.
In April 2016, all of the outstanding membership interests in the Companies were acquired by National Gas and Electric, LLC ("NGE"). In consideration of the purchase, NGE agreed to pay a purchase price of $45,000,000, less a litigation credit of $5,000,000, for a net sum of $40,000,000 at closing, with additional amounts of up to $35,000,000 payable through 2018 assuming certain performance targets are met. The purchase price was further adjusted for certain escrow as well as working capital considerations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Pursuant to Rule 3-05 of Regulation S-X, the Company has prepared unaudited pro forma financial statements to assist readers in understanding the nature and effects of the purchase of the Major Energy Companies. The unaudited pro forma statements are based on the Company’s historical combined and consolidated financial statements adjusted to give effect to the purchase of the Major Energy Companies.
The unaudited pro forma financial information considers the aggregation of financial statement impacts for the following two transactions, collectively referred to in this document as "the acquisition transactions":

•
The acquisition of the Major Energy Companies by NG&E, which closed on April 15, 2016 and was accounted for as a business combination using the acquisition method of accounting. NG&E paid $40 million in cash and assumed liabilities for litigation settlements of $5 million at closing of the acquisition. The purchase also included $15 million in installment consideration subject to achievement of certain performance targets and up to an estimated $20 million in earnouts over the next 33 months subject to achievement of certain performance targets.

•
The pending acquisition of the Major Energy Companies by Spark from NG&E, which is an entity under common control with Spark, will be accounted for as a transfer of equity interests of entities under common control using the pooling of interests method. This transaction will be financed through the issuance of two million shares of Class B common stock (and a corresponding number of Spark HoldCo units) at the closing and will include Spark assuming the $5 million litigation settlements and the installment consideration and earnouts described above in addition to a potential earnout of an additional 200,000 Class B common shares depending on achievement of performance targets.

This unaudited pro forma condensed combined financial information reflects Spark's future acquisition and related events taking into consideration the above accounting treatments, and they apply the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information based on currently available information. Further, these adjustments could materially change as both the determination of the purchase price and the allocation of the purchase price accounting for the acquisition have not been finalized. The pro forma financial information includes certain assumptions deemed reasonable by management at the time of preparation. There can be no assurance that these assumptions and the pro forma financial information will be indicative of actual combined performance or final purchase price accounting by Spark. Subsequent to the acquisition, Spark will control all of the business of the Major Energy Companies and as a result will consolidate the results, including a recast of operating results from the date that NG&E acquired the Major Energy Companies.
The unaudited pro forma condensed combined balance sheet as of March 31, 2016 reflects the acquisition and related events as if they had been consummated on March 31, 2016. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2015 and the three months ended March 31, 2016, reflect the acquisition and related events as if they had been consummated on January 1, 2015.
The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the acquisition transactions, are expected to have an ongoing effect on our consolidated results and are factually supportable. Pro forma adjustments related to the unaudited condensed combined balance sheet give effect to events that are directly attributable to the acquisition transactions and are factually supportable regardless of whether they have a ongoing effect or are non-recurring. Total fees and costs of the acquisition include legal, accounting and other fees and costs that have or will be expensed. The charges directly attributable to the acquisition transactions represent non-recurring costs and were therefore excluded from the unaudited pro forma financial information. The unaudited pro forma financial information does not reflect the cost of integration activities or benefits from the acquisitions and synergies that may be derived, both of which may have a material effect on the consolidated results of operations in periods following completion of the acquisition by Spark. Our unaudited pro forma condensed combined financial information and explanatory notes present how our financial statements may have appeared had the acquisition occurred on the dates noted above.

The unaudited pro forma condensed combined financial statements and related notes are presented for informational purposes only and do not purport to represent the financial position or results of operations as if the transactions had occurred on the dates discussed above. They do not include any adjustments for any other pending or contemplated acquisitions of the Company except as described herein. They also do not project or forecast the consolidated financial positions or results of operations for any future date or period. The unaudited financial information set forth herein is preliminary and subject to adjustments and modifications. The audited financial statements and related notes are to be included in Spark's Annual Report on Form 10-K for the year ending December 31, 2016. Adjustments and modifications to the financial statements may be identified during the course of this audit work, which could result in significant differences from this preliminary unaudited financial information. The unaudited pro forma condensed combined financial statements and related notes should be read together with:

•	the separate historical audited financial statements of Spark as of and for the year ended December 31, 2015 included in Spark's Annual Report on Form 10-K for the year ended December 31, 2015;
•
the separate historical unaudited financial statements of Spark as of and for the three months ended March 31, 2016 included in Spark's Quarterly Report on Form 10-Q for the three months ended March 31, 2016;

•
the separate historical audited combined financial statements of the Major Energy Companies as of and for the year ended December 31, 2015, which are included as Exhibit 99.1 to this Current Report on Form 8-K; and

•
the separate historical unaudited combined financial statements of the Major Energy Companies as of and for the three months ended March 31, 2016, which are included as Exhibit 99.2 to this current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2016
(In thousands of U.S. Dollars)

	Historical Spark	Major Energy Companies		Reclassification		Acquisition Adjustments		Spark Pro Forma
Assets
Currents assets:
Cash and cash equivalents	$2,949	$13,537		$—		$—		$16,486
Restricted cash	—	77		—		—		77
Accounts receivable	53,968	24,521		—		—		78,489
Accounts receivable—affiliates	2,112	—		—		—		2,112
Inventory	181	—		78	(g)	—		259
Natural gas inventories	—	78		(78)	(g)	—		—
Fair value of derivative assets	240	—		—		—		240
Customer acquisition costs, net	13,026	—		—		—		13,026
Deferred advertising costs, current	—	1,558				(1,558)	(a)	—
Customer relationships, net	5,698	—		—		8,076	(a1)	13,774
Prepaid assets	1,597	—		—		—		1,597
Deposits	7,073	—		—		—		7,073
Other current assets	4,537	9,686		—		—		14,223
Total current assets	91,381	49,457		—		6,518		147,356
Property and equipment, net	4,755	—		—		15	(a2)	4,770
Fixed asset, net of accumulated depreciation	—	14		—		(14)	(a2)	—
Customer acquisition costs, net	2,381	—		—		—		2,381
Customer acquisition costs, net of accumulated amortization	—	4,762		—		(4,762)	(a)	—
Deferred advertising costs	—	613		—		(613)	(a)	—
Customer relationships, net	5,512	—		—		24,228	(a1)	29,740
Deferred tax assets	34,531	—		—		—	(h)	34,531
Goodwill	18,379	—		—		43,552	(a4)	61,931
Other assets	2,501	—		47	(g)	3,957	(a3), (a)	6,505
Security deposits and other assets	—	47		(47)	(g)	—		—
Total assets	159,440	54,893		—		72,881		287,214

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	23,207	9,185		—		—		32,392
Accounts payable—affiliates	3,910	—		—		—		3,910
Accrued liabilities	11,885	15,547		—		367	(b)	27,799
Loans payable	—	14,622	(d)	—		—		14,622
Fair value of derivative liabilities	9,719	—		—		6,553	(f)	16,272
Current portion of Senior Credit Facility	10,306	—		—		13,178	(i)	23,484
Current deferred tax liability	1,407	—		—		—		1,407
Other current liabilities	2,878	—		—		6,420	(c)	9,298
Total current liabilities	63,312	39,354		—		26,518		129,184
Long-term liabilities:
Fair value of derivative liabilities	546	—		—		706	(f)	1,252
Long-term payable pursuant to tax receivable agreement - affiliates	29,592	—		—		—		29,592
Long-term portion of Senior Credit Facility	13,266	—		—		—		13,266
Non-current deferred tax liability	854	—		—		—	(h)	854
Convertible subordinated notes to affiliates	6,466	—		—		—		6,466
Other long-term liabilities	1,723	—		—		21,196	(c)	22,919
Total liabilities	115,759	39,354		—		48,420		203,533
Stockholders' equity:
Common stock Class A	41	—		—		—		41
Common stock Class B	98	—		—		20	(e)	118
Member's equity	—	15,539		—		(15,539)	(a)	—
Additional paid-in capital	16,600	—		—		—		16,600
Retained earnings	1,314	—		—		—		1,314
Total stockholders' equity	18,053	15,539		—		(15,519)		18,073
Non-controlling interest in Spark HoldCo, LLC	25,628	—		—		39,980	(e)	65,608
Total equity	43,681	15,539		—		24,461		83,681
Total liabilities and equity	$159,440	$54,893		$—		$72,881		$287,214

Notes to unaudited pro forma condensed combined balance sheet

(a)
To remove the Major Energy Companies' equity, capitalized advertising costs, capitalized customer acquisition costs and non-current other assets as well as to record the Purchase Price Allocation for identifiable assets of the acquisition as listed in items 1 through 4 below.

1
To record the fair value of Customer Intangibles, which includes: -- The asset corresponding to the MTM liability value in Note (f), which is not an increase to the purchase price but rather an assumption of a liability valued at fair value. -- The value of customer contracts.

2	To record change in Property and Equipment to fair value the assets.
3	To record the fair value of Trademarks acquired of $4.0 million.
4	To record the assembled workforce and remaining assets to Goodwill.
(b)
To record the remainder of the $5.0 million contingency assumed in the acquisition transactions in calculating the consideration transferred. The contingent liability represents future litigation settlements of which $4.6 million was recorded on the Major Energy Companies' financial statements as of March 31, 2016.

(c)
To record the estimated future earnout and installment payments, of which $6.4 million will be due within one year after the acquisition by NG&E with the remaining $21.2 million recorded as a long-term liability.

(d)	To note that the current loans payable on the Major Energy Companies' balance sheet represents the amount owed to the sleeve contract provider, which will stay in place upon acquisition by Spark.
(e)
To record the equity issuance of two million Class B common shares at $20 per share as initial purchase consideration by Spark, which also equals the cash consideration transferred upon closing of the acquisition by NG&E on April 15, 2016.

(f)
To record the fair value derivative liability position of derivatives acquired in the acquisition by NG&E, valued as of April 15, 2016. The Major Energy Companies historically took the normal purchase normal sale exemption and did not have its mark to market position on its balance sheet.

(g)	Represents the reclassification of line items of the Major Energy Companies' financials to the comparable Spark financial statement line item.
(h)
The initial purchase of membership interests in the Major Energy Companies will be treated as an asset purchase for tax purposes. Management has assumed that book basis will be substantially equal to tax basis. Further, management gave no consideration to the effect of the acquisition transactions on the deferred tax assets that result from Spark’s tax receivable agreement.

(i)	To record the borrowings Spark will incur against its existing Senior Credit Facility line to purchase working capital.

In addition to the notes above, please see the table below for purchase consideration transferred and the forecasted allocation of the purchase price (which is not yet complete) upon the acquisition of the Major Energy Companies by NG&E:

Cash	$13,614
Net working capital, net of cash acquired	(436)
Regulatory liability assumed	(5,000)
Property and equipment	15
Intangible assets - customer relationships	32,304
Intangible assets - trademarks	4,004
Goodwill	43,552
Fair value of derivative liabilities	(7,259)
Total purchase price, including working capital	80,794
Earnouts and contingent payments	(27,616)
Total cash purchase price, including working capital	53,178
Cash borrowed to acquire working capital	(13,178)
Total cash purchase price, excluding working capital	$40,000

The total consideration to be given upon closing of the acquisition by Spark to NG&E will be two million Class B common shares with a total value of $40 million, which equals the total cash consideration transferred to the Major Energy Companies by NG&E upon acquisition.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015
(In thousands of U.S. Dollars, except per share data)

	Historical Spark	Major Energy Companies	Reclassification		Acquisition Adjustments		Spark Pro Forma
Revenues:							—
Retail revenues	$356,659	$—	$189,228	(e)	$—		$545,887
Sale of natural gas and electricity	—	189,228	(189,228)	(e)	—		—
Net asset optimization	1,494	—	—		—		1,494
Total revenues	358,153	189,228	—		—		547,381

Operating expenses:
Retail cost of revenues	241,188	—	144,154	(e)	(4,111)	(a)	381,231
Cost of natural gas and electricity	—	144,154	(144,154)	(e)			—
General and administrative	61,682	—	22,894	(e)	3,200	(b)	87,776
Depreciation and amortization	25,378	—	9,121	(e)	8,477	(c)	42,976
Operating expenses	—	32,015	(32,015)	(e)			—
Total operating expenses	328,248	176,169	—		7,566		511,983
Operating income (loss)	29,905	13,059	—		(7,566)		35,398
Other (expense)/income:
Interest expense	(2,280)	(468)	—		—		(2,748)
Interest and other income	324	35	—		—		359
Total other expenses	(1,956)	(433)	—		—		(2,389)
Income (loss) before income tax expense	27,949	12,626	—		(7,566)		33,009
Income tax expense	1,974	90			373	(d)	2,437
Net income (loss)	25,975	12,536	—		(7,939)		30,572
Less: Net income (loss) attributable to non-controlling interests	22,110	—	—		(6,401)	(g)	15,709
Net income (loss) attributable to Spark Energy, Inc. stockholders	3,865	12,536	—		(1,538)		14,863
Other comprehensive income (loss):							—
Deferred gain (loss) from cash flow hedges	—	—	—		—		—
Reclassification of deferred gain (loss) from cash flow hedges into net income	—	—	—		—		—
Comprehensive income (loss)	$25,975	$12,536	$—		$(7,939)		$30,572

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$1.26	N/A					$4.85
Diluted	$1.06	N/A					$1.27

Weighted average shares of Class A common stock
Basic	3,064	N/A				(f)	3,064
Diluted	3,327	N/A				(f)	16,078

Notes to unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015

(a)
Represents the mark to market change of derivatives during the period presented for the Major Energy Companies, who historically took the normal purchase normal sale exemption and did not have its mark to market impacts on the statement of operations.

(b)	Represents expenses incurred as a result of the acquisition, including payments of bonuses and legal fees that arose in connection with the acquisition by NG&E.
(c)
Represents depreciation and amortization on property, plant and equipment and amortizable intangible assets, respectively, recorded in connection with the acquisition transactions. Note that the following useful lives were utilized for calculating depreciation and amortization on a straight-line basis: 4 years for Customer Intangibles, 10 years for Trademarks, and 3 years for Property, Plant and Equipment.

(d)
To record the provision for income tax expense. The pro forma adjustment to income tax expense differs from the statutory rate primarily based on income attributable to the noncontrolling interest for the period ended December 31, 2015. Prior to the acquisition by Spark, the Major Energy Companies were treated as partnerships for federal and state income tax purposes and therefore did not have a provision for income taxes. The pro forma combined income tax expense does not reflect the amount that would have resulted had Spark and the Major Energy Companies filed a consolidated income tax return during the period presented. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including changes in noncontrolling interest, geographical mix of income and effects of the tax receivable agreement that were not considered in these pro forma statements.

(e)	Represents the reclassification of line items of the Major Energy Companies' financials to the comparable Spark financial statement line item.
(f)
To reflect the impact on weighted average shares outstanding used in calculating basic and diluted earnings per share for the issuance of the two million Class B common shares in the Spark acquisition of the Major Energy Companies from NG&E for the year ended December 31, 2015.

(g)	Represents the split of net income to the non-controlling interest based on the weighted average non-controlling interest ownership during the period presented.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2016
(In thousands of U.S. Dollars, except per share data)

	Historical Spark	Major Energy Companies	Reclassification		Acquisition Adjustments		Spark Pro Forma
Revenues:							—
Retail revenues	$110,019	$—	$51,144	(d)	$—		$161,163
Sale of natural gas and electricity	—	51,144	(51,144)	(d)	—		—
Net asset optimization	527	—	—		—		527
Total revenues	110,546	51,144	—		—		161,690

Operating expenses:
Retail cost of revenues	68,800	—	36,899	(d)	2,544	(a)	108,243
Cost of natural gas and electricity	—	36,899	(36,899)	(d)			—
General and administrative	17,380	—	5,394	(d)			22,774
Depreciation and amortization	6,789	—	2,299	(d)	2,119	(b)	11,207
Operating expenses	—	7,693	(7,693)	(d)			—
Total operating expenses	92,969	44,592	—		4,663		142,224
Operating income (loss)	17,577	6,552	—		(4,663)		19,466
Other (expense)/income:
Interest expense	(753)	(123)	—		—		(876)
Interest and other income	(95)	11	—		—		(84)
Total other expenses	(848)	(112)	—		—		(960)
Income (loss) before income tax expense	16,729	6,440	—		(4,663)		18,506
Income tax expense	988	23	—		160	(c)	1,171
Net income (loss)	15,741	6,417	—		(4,823)		17,335
Less: Net income (loss) attributable to non-controlling interests	11,568	—	—		(3,682)	(f)	7,886
Net income (loss) attributable to Spark Energy, Inc. stockholders	$4,173	$6,417	$—		$(1,141)		$9,449

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$1.11	N/A					$2.52
Diluted	$0.68	N/A					$0.66

Weighted average shares of Class A common stock
Basic	3,756	N/A				(e)	3,756
Diluted	14,520	N/A				(e)	16,519

Notes to unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2016

(a)
Represents the mark to market change of derivatives during the period presented for the Major Energy Companies, who historically took the normal purchase normal sale exemption and did not have its mark to market impacts on the statement of operations.

(b)
Represents depreciation and amortization on property, plant and equipment and amortizable intangible assets, respectively, recorded in connection with the acquisition transactions. Note that the following useful lives were utilized for calculating depreciation and amortization on a straight-line basis: 4 years for Customer Intangibles, 10 years for Trademarks, and 3 years for Property, Plant and Equipment.

(c)
To record the provision for income tax expense. The pro forma adjustment to income tax expense differs from the statutory rate primarily based on income attributable to the noncontrolling interest for the period ended March 31, 2016. Prior to the acquisition by Spark, the Major Energy Companies were treated as partnerships for federal and state income tax purposes and therefore did not have a provision for income taxes. The pro forma combined income tax expense does not reflect the amount that would have resulted had Spark and the Major Energy Companies filed a consolidated income tax return during the period presented. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including changes in noncontrolling interest, geographical mix of income and effects of the tax receivable agreement that were not considered in these pro forma statements.

(d)	Represents the reclassification of line items of the Major Energy Companies' financials to the comparable Spark financial statement line item.
(e)
To reflect the impact on weighted average shares outstanding used in calculating basic and diluted earnings per share for the issuance of the two million Class B common shares in the Spark acquisition of the Major Energy Companies from NG&E for the quarter ended March 31, 2016.

(f)	Represents the split of net income to the non-controlling interest based on the weighted average non-controlling interest ownership during the period presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Overview
Spark Energy, Inc. (“Spark Energy,” the “Company,” “we” or “us”) is a growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. We purchase our natural gas and electricity supply from a variety of wholesale providers and bill our customers monthly for the delivery of natural gas and electricity based on their consumption at either a fixed or variable price. Natural gas and electricity are then distributed to our customers by local regulated utility companies through their existing infrastructure. As of March 31, 2016, we operated in 66 utility service territories across 16 states.
We operate these businesses in two operating segments:

•
Retail Natural Gas Segment. We purchase natural gas supply through physical and financial transactions with market counterparts and supply natural gas to residential and commercial consumers pursuant to fixed-price, variable-price and flat-rate contracts. For the three months ended March 31, 2016 and 2015, approximately 44% and 55%, respectively, of our retail revenues were derived from the sale of natural gas. We also identify wholesale natural gas arbitrage opportunities in conjunction with our retail procurement and hedging activities, which we refer to as asset optimization.

•
Retail Electricity Segment. We purchase electricity supply through physical and financial transactions with market counterparts and ISOs and supply electricity to residential and commercial consumers pursuant to fixed-price and variable-price contracts. For the three months ended March 31, 2016 and 2015, approximately 56% and 45%, respectively, of our retail revenues were derived from the sale of electricity.

Recent Developments
Master Service Agreement with Retailco Services, LLC
We entered into a Master Service Agreement (the “Master Service Agreement “), effective January 1, 2016, with Retailco Services, LLC (“Retailco Services”), which is wholly owned by W. Keith Maxwell III. The Master Service Agreement is for a one-year term and renews automatically for successive one-year terms unless the Master Service Agreement is terminated by either party. Retailco Services provides us with operational support services such as: enrollment and renewal transaction services; customer billing and transaction services; electronic payment processing services; customer services and information technology infrastructure and application support services under the Master Service Agreement.
During three months ended March 31, 2016, the Company recorded general and administrative expense of $4.2 million in connection with this Master Service Agreement. Additionally under the Master Service Agreement, we capitalized $0.6 million during three months ended March 31, 2016 of property and equipment for software and consultant time used in the application, development and implementation of various systems including customer billing and resource management systems.
Exchange and Sale of Spark HoldCo Units
On April 1, 2016, Retailco, LLC (“Retailco”) exchanged 1,725,000 of its Spark HoldCo units (together with a corresponding number of shares of Class B common stock) for shares of Class A common stock at an exchange ratio of one share of Class A common stock for each Spark HoldCo unit (and corresponding share of Class B common stock) exchanged. On April 4, 2016, Retailco sold 1,725,000 shares of Class A common stock to the public through an underwritten offering, including 225,000 shares of Class A Common stock pursuant to the full exercise of the underwriters’ over-allotment option. The Company did not receive any proceeds from the offering.

Declaration of Dividends
On April 21, 2016, the Company declared a quarterly dividend of $0.3625 to holders of record of our Class A common stock on May 31, 2016, which was paid on June 14, 2016.
Provider Power Membership Interest Purchase Agreement
On May 3, 2016, the Company and Spark HoldCo entered into a Membership Interest Purchase Agreement among the Company, Spark HoldCo, Provider Power, LLC (the “Seller”), Kevin B. Dean and Emile L. Clavet (the “Provider Purchase Agreement”), pursuant to which Spark HoldCo has agreed to purchase, and the Seller has agreed to sell, all of the outstanding membership interests in in Electricity Maine, LLC, a Maine limited liability company; Electricity N.H., LLC, a Maine limited liability company; and Provider Power Mass, LLC, a Maine limited liability company (collectively, the “Provider Companies”). To finance the transactions under the Provider Purchase Agreement, the Company and Spark HoldCo entered into the Subscription Agreement (defined below) to sell shares of Class B common stock and a corresponding amount of Spark HoldCo units to Retailco. For a more detailed description of the Provider Purchase Agreement and related transactions, please see “Item 5. Other Information” and “Item 1A. Risk Factors” in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.
Major Energy Membership Interest Purchase Agreement
On May 3, 2016, the Company and Spark HoldCo entered into a Membership Interest Purchase Agreement (the “Major Energy Purchase Agreement”), by and among the Company, Spark HoldCo, Retailco and National Gas & Electric, LLC (“NG&E”), pursuant to which Spark HoldCo has agreed to purchase, and NG&E has agreed to sell, all of the outstanding membership interests in Major Energy Services LLC, a New York limited liability company, Major Energy Electric Services LLC, a New York limited liability company, and Respond Power LLC, a New York limited liability company (collectively, the “Major Energy Companies”). NG&E is owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder. For a more detailed description of the Major Energy Purchase Agreement and related transactions, please see “Item 5. Other Information” and “Item 1A. Risk Factors” in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.
Equity Subscription Agreement
On May 3, 2016, the Company and Spark HoldCo entered into a subscription agreement with Retailco pursuant to which Retailco has agreed to purchase 900,000 Spark HoldCo units (and corresponding shares of Class B common stock) for an aggregate purchase price of $18 million (the “Subscription Agreement”). Retailco is owned by W. Keith Maxwell III, our Chairman of the Board, founder and controlling stockholder. For a more detailed description of the Subscription Agreement and related transactions, please see “Item 5. Other Information” and “Item 1A. Risk Factors” in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

Residential Customer Equivalents
The following table shows activity of our residential customer equivalents (“RCEs”) during the three months ended March 31, 2016:

RCEs:
	December 31, 2015	Additions	Attrition	March 31, 2016	% Increase (Decrease)
	(In thousands)
Retail Electricity RCEs	257	33	(33)	257	—%
Retail Natural Gas RCEs	158	15	(15)	158	—%
Total Retail RCEs	415	48	(48)	415	—%

The following table details our residential customer equivalents (“RCEs”) by geographical location as of March 31, 2016:

RCEs by Geographic Location:
	Electricity	% of Total	Natural Gas	% of Total	Total	% of Total
	(In thousands)
East	156	61%	70	44%	226	54%
Midwest	44	17%	52	33%	96	23%
Southwest	57	22%	36	23%	93	23%
Total	257	100%	158	100%	415	100%

The geographical regions noted above include the following states:

•	East - New York, New Jersey, Pennsylvania, Connecticut, Massachusetts, Maryland and Florida;

•	Midwest - Illinois, Indiana, Michigan and Ohio; and

•	Southwest - Texas, California, Nevada, Colorado and Arizona.

Drivers of our Business
Customer Growth
Customer growth is a key driver of our operations. Our customer growth strategy includes acquiring customers through acquisitions as well as organically. We expect an emphasis on growth through acquisition to continue in 2016.
Acquisitions. Our Founder formed National Gas & Electric, LLC (“NG&E”) in 2015 for the purpose of purchasing retail energy companies and retail customer books that could ultimately be resold to the Company. We currently expect that we would fund any potential drop-downs with some combination of cash, subordinated debt, or the issuance of Class B Common Stock to NG&E. However, actual consideration paid for the assets will depend, among other things, on our capital structure and liquidity at the time of any drop-down. This drop-down strategy affords the Company access to opportunities that might not otherwise be available to us due to our size and availability of capital.
Additionally, we may independently acquire both portfolios of customers as well as smaller retail energy companies through some combination of cash, borrowings under the Acquisition Line of the Senior Credit Facility, or through the issuance of Class A Common Stock to the public, or through financing arrangements with our founder and his affiliates.

Organic Growth. Our organic sales strategies are used to both maintain and grow our customer base by offering competitive pricing, price certainty and/or green product offerings. We manage growth on a market-by-market basis by developing price curves in each of the markets we serve and comparing the market prices to the price the local regulated utility is offering. We then determine if there is an opportunity in a particular market based on our ability to create a competitive product on economic terms that satisfies our profitability objectives and provides customer value. We develop marketing campaigns using a combination of sales channels, with an emphasis on door-to-door marketing and outbound telemarketing given their flexibility and historical effectiveness. We identify and acquire customers through a variety of additional sales channels, including our inbound customer care call center, online marketing, email, direct mail, affinity programs, direct sales, brokers and consultants. Our marketing team continuously evaluates the effectiveness of each customer acquisition channel and makes adjustments in order to achieve desired growth and profitability targets.
Organic Growth
Management of customer acquisition costs is a key component to our profitability. Customer acquisition costs are spending for organic customer acquisitions and do not include customer acquisitions through acquisitions of businesses or portfolios of customer contracts, which are recorded as customer relationships.
We attempt to maintain a disciplined approach to recovery of our customer acquisition costs within defined periods. We capitalize and amortize our customer acquisition costs over a two year period, which is based on the expected average length of a customer relationship. We factor in the recovery of customer acquisition costs in determining which markets we enter and the pricing of our products in those markets. Accordingly, our results are significantly influenced by our customer acquisition spending.
Customer acquisition cost for the three months ended March 31, 2016 was approximately $2.3 million. Our customer acquisition cost has been reduced, which resulted in maintenance of RCEs, while we have shifted our focus to growth through acquisitions.
Our Ability to Manage Customer Attrition
Customer attrition is primarily due to: (i) customer initiated switches; (ii) residential moves and (iii) disconnection for customer payment defaults.
Customer attrition for the three months ended March 31, 2016 was 4.3%. We have been focused on acquisitions of higher lifetime value customers, proactive renewals and other customer relationship strategies to maintain a low level of customer attrition.
Customer Credit Risk
Our bad debt expense for the three months ended March 31, 2016 was approximately 1.7% of non-POR market retail revenues. We focused on increasing collection efforts in 2016 resulting in reduced bad debt expense as a percentage of non-POR market retail revenues.
Weather Conditions
Weather conditions directly influence the demand for natural gas and electricity and affect the prices of energy commodities. Our hedging strategy is based on forecasted customer energy usage, which can vary substantially as a result of weather patterns deviating from historical norms. We are particularly sensitive to this variability because of our current substantial concentration and focus on growth in the residential customer segment in which energy usage is highly sensitive to weather conditions that impact heating and cooling demand. During the three months ended March 31, 2016, we experienced a milder than anticipated winter season, which negatively impacted overall customer usage.

Asset Optimization
Our natural gas business includes opportunistic transactions in the natural gas wholesale marketplace in conjunction with our retail procurement and hedging activities. Asset optimization opportunities primarily arise during the winter heating season when demand for natural gas is the highest. As such, the majority of our asset optimization profits are made in the winter. Given the opportunistic nature of these activities, we experience variability in our earnings from our asset optimization activities from year to year. As these activities are accounted for using mark to-market fair value accounting, the timing of our revenue recognition often differs from the actual cash settlement.
During the full year 2016, we are obligated to pay demand charges of approximately $2.6 million under certain long-term legacy transportation assets that our predecessor entity acquired prior to 2013. Net asset optimization results were a gain of $0.5 million for the three months ended March 31, 2016, primarily due to arbitrage opportunities we captured during the three months ended March 31, 2016, offset by $0.4 million of our annual legacy demand charges allocated to the quarter.
How We Evaluate Our Operations

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Adjusted EBITDA	$21,061	$10,184
Retail Gross Margin	$39,562	$27,874
Adjusted EBITDA. We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense and (v) other non-cash operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization.
We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the year in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending.
We do not deduct the cost of customer relationships (representing those customer acquisitions through acquisitions of business or portfolios of customers).
We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of a company’s ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.
Retail Gross Margin. We define retail gross margin as operating income plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income, its most directly comparable financial measure calculated and presented in accordance with GAAP.
The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income, net cash provided by operating activities, or operating income. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

The following table presents a reconciliation of Adjusted EBITDA to net income for each of the periods indicated.

	Year Ended December 31,
	2015	2014	2013
	(in thousands)
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$25,975	$(4,265)	$31,412
Depreciation and amortization	25,378	22,221	16,215
Interest expense	2,280	1,578	1,714
Income tax expense	1,974	(891)	56
EBITDA	55,607	18,643	49,397
Less:
Net, (Losses) gains on derivative instruments	(18,497)	(14,535)	6,567
Net, Cash settlements on derivative instruments	20,547	(3,479)	1,040
Customer acquisition costs	19,869	26,191	8,257
Plus:
Non-cash compensation expense	3,181	858	—
Adjusted EBITDA	$36,869	$11,324	$33,533

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$15,741	$12,929
Depreciation and amortization	6,789	4,278
Interest expense	753	381
Income tax expense	988	561
EBITDA	24,271	18,149
Less:
Net, Losses on derivative instruments	(9,749)	(1,305)
Net, Cash settlements on derivative instruments	11,272	4,191
Customer acquisition costs	2,305	5,629
Plus:
Non-cash compensation expense	618	550
Adjusted EBITDA	$21,061	$10,184

The following table presents a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities for each of the periods indicated.

	Year Ended December 31,
	2015	2014	2013
	(in thousands)
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$45,931	5,874	$44,480
Amortization and write off of deferred financing costs	(412)	(631)	(678)
Allowance for doubtful accounts and bad debt expense	(7,908)	(10,164)	(3,101)
Interest expense	2,280	1,578	1,714
Income tax expense (benefit)	1,974	(891)	56
Changes in operating working capital
Accounts receivable, prepaids, current assets	(18,820)	13,332	(17,790)
Inventory	4,544	3,711	599
Accounts payable and accrued liabilities	13,008	(2,466)	7,879
Other	(3,728)	981	374
Adjusted EBITDA	$36,869	$11,324	$33,533
Cash Flow Data:
Cash flows provided by operating activity	$45,931	$5,874	$44,480
Cash flows used in investing activity	$(41,943)	$(3,040)	$(1,481)
Cash flows used in financing activity	$(3,873)	$(5,664)	$(42,369)

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$25,502	$19,246
Amortization of deferred financing costs	(117)	(50)
Bad debt expense	(907)	(2,947)
Interest expense	753	381
Income tax expense	988	561
Changes in operating working capital
Accounts receivable, prepaids, current assets	(3,607)	(4,783)
Inventory	(3,484)	(7,521)
Accounts payable and accrued liabilities	5,391	5,811
Other	(3,458)	(514)
Adjusted EBITDA	$21,061	$10,184
Cash Flow Data:
Cash flows provided by operating activities	$25,502	$19,246
Cash flows used in investing activities	(833)	(441)
Cash flows used in financing activities	(26,194)	(17,985)

The following table presents a reconciliation of Retail Gross Margin to operating income for each of the periods indicated.

	Year Ended December 31,
	2015	2014	2013
	(in thousands)
Reconciliation of Retail Gross Margin to Operating Income (Loss):
Operating income (loss)	$29,905	$(3,841)	$32,829
Depreciation and amortization	25,378	22,221	16,215
General and administrative	61,682	45,880	35,020
Less:
Net asset optimization revenue	1,494	2,318	314
Net, (Losses) gains on non-trading derivative instruments	(18,423)	(8,713)	1,429
Net, Cash settlements on non-trading derivative instruments	20,279	(6,289)	653
Retail Gross Margin	$113,615	$76,944	$81,668

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$17,577	$13,736
Depreciation and amortization	6,789	4,278
General and administrative	17,380	14,704
Less:
Net asset optimization revenues	527	1,929
Net, Losses on non-trading derivative instruments	(9,620)	(1,200)
Net, Cash settlements on non-trading derivative instruments	11,277	4,115
Retail Gross Margin	$39,562	$27,874

Consolidated Results of Operations
Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

	Year Ended December 31,
	2015	2014	Change
	(in thousands)
Revenues:
Retail revenues	$356,659	$320,558	$36,101
Net asset optimization revenues	1,494	2,318	(824)
Total Revenues	358,153	322,876	35,277
Operating Expenses:
Retail cost of revenues	241,188	258,616	(17,428)
General and administrative	61,682	45,880	15,802
Depreciation and amortization	25,378	22,221	3,157
Total Operating Expenses	328,248	326,717	1,531
Operating income (loss)	29,905	(3,841)	33,746
Other (expense)/income:
Interest expense	(2,280)	(1,578)	(702)
Interest and other income	324	263	61
Total other (expenses)/income	(1,956)	(1,315)	(641)
Income (loss) before income tax expense	27,949	(5,156)	33,105
Income tax expense (benefit)	1,974	(891)	2,865
Net income (loss)	$25,975	$(4,265)	$30,240
Adjusted EBITDA (1)	$36,869	$11,324	$25,545
Retail Gross Margin (1)	$113,615	$76,944	$36,671
Customer Acquisition Costs	$19,869	$26,191	$(6,322)
Customer Attrition	6.9%	5.5%	1.4%
Distributions paid to Class B non-controlling unit holders and dividends paid to Class A common shareholders	$(20,043)	$(3,305)	$(16,738)

(1)
Adjusted EBITDA and Retail Gross Margin are non-GAAP financial measures. See “How We Evaluate Our Operations” for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

Total Revenues. Total revenues for the year ended December 31, 2015 were approximately $358.2 million, an increase of approximately $35.3 million, or 11%, from approximately $322.9 million for the year ended December 31, 2014. This increase was primarily due to an increase in electricity volumes, partially offset by decreases in natural gas volumes, electricity pricing and natural gas pricing.
The $63.4 million increase in revenues due to our increase in electricity volumes was primarily due to the acquisitions of Oasis and CenStar and organic growth in our electricity utility territories in the East. This increase was offset by a decrease of $18.7 million from decreases in electricity and natural gas pricing, which were driven by falling commodity prices as well as overall pricing decreases due to our increased commercial customer count after the acquisitions of CenStar and Oasis. Additionally, an $8.6 million decrease in revenues was due to our decrease in natural gas volumes in our natural gas utility territories in the East and Midwest and the shift of marketing efforts from commercial customers to residential customers.
Net Asset Optimization Revenues. Net asset optimization revenues for the year ended December 31, 2015 were approximately $1.5 million, a decrease of approximately $0.8 million, or 36%, from $2.3 million for the year ended December 31, 2014. This decrease was primarily due to physical gas arbitrage opportunities in the Northeast that arose due to extreme winter weather conditions in 2014 that were absent in 2015.

Retail Cost of Revenues. Total retail cost of revenues for the year ended December 31, 2015 was approximately $241.2 million, a decrease of approximately $17.4 million, or 7%, from approximately $258.6 million for the year ended December 31, 2014. This decrease was primarily due to lower electricity and natural gas supply costs and lower natural gas volumes, partially offset by higher electricity volumes.
The decreases due to lower electricity and natural gas supply costs were $26.3 million and $20.1 million, respectively. These supply cost decreases were due to the overall lower commodity price environment in 2015, compared with exacerbated pricing in early 2014 caused by extreme weather patterns in the Northeast. Additionally, lower natural gas volumes resulted in a $6.0 million decrease in retail cost of revenues, which was a driven by gas attrition outpacing the addition of new gas customers. We saw higher gas usage in 2014 resulting from the extreme weather conditions in the Northeast affecting the first quarter, while 2015 did not see this high usage pattern. We also recorded a $16.8 million loss due to the change in the value of our non-trading derivative portfolio used for hedging.
These decreases were offset by an increase of $51.8 million due to higher electricity volumes, primarily from our acquisitions of Oasis and CenStar as well as increased electricity customers from organic sales strategies.
General and Administrative Expense. General and administrative expense for the year ended December 31, 2015 was approximately $61.7 million, an increase of approximately $15.8 million, or 34%, as compared to $45.9 million for the year ended December 31, 2014. This increase was primarily due to increased billing and other variable costs associated with increased RCEs, including those added as a result of the acquisitions of Oasis and CenStar, and increased costs associated with being a public company for a full year.
Depreciation and Amortization Expense. Depreciation and amortization expense for the year ended December 31, 2015 was approximately $25.4 million, an increase of approximately $3.2 million, or 14%, from approximately $22.2 million for the year ended December 31, 2014. This increase was primarily due to the amortization from higher average customer relationships and customer acquisition costs amortizing in 2015 than in 2014, primarily due to the acquisitions of Oasis, CenStar and other portfolios of customer contracts.
Customer Acquisition Cost. Customer acquisition cost for the year ended December 31, 2015 was approximately $19.9 million, a decrease of approximately $6.3 million from approximately $26.2 million for the year ended December 31, 2014. This decrease was due to the slowing of organic additions as we shifted our focus to acquisitions and recent changes to our residential vendor commission payment structure in the third quarter of 2015, which resulted in decreased customer acquisition spending as vendors adapted to the new structure in the third and fourth quarters of 2015.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

	Year Ended December 31,
	2014	2013	Change
	(In Thousands)
Revenues:
Retail revenues	$320,558	$316,776	$3,782
Net asset optimization revenues	2,318	314	2,004
Total Revenues	322,876	317,090	5,786
Operating Expenses:
Retail cost of revenues	258,616	233,026	25,590
General and administrative	45,880	35,020	10,860
Depreciation and amortization	22,221	16,215	6,006
Total Operating Expenses	326,717	284,261	42,456
Operating (loss) income	(3,841)	32,829	(36,670)
Other (expense)/income:
Interest expense	(1,578)	(1,714)	136
Interest and other income	263	353	(90)
Total other (expenses)/income	(1,315)	(1,361)	46
(Loss) income before income tax expense	(5,156)	31,468	(36,624)
Income tax (benefit) expense	(891)	56	(947)
Net (loss) income	$(4,265)	$31,412	$(35,677)
Adjusted EBITDA (1)	$11,324	$33,533	$(22,209)
Retail Gross Margin (1)	$76,944	$81,668	$ (4,724)
Customer Acquisition Costs	$26,191	$8,257	$17,934
Customer Attrition	5.5%	3.6%	1.9%
Distributions paid to Class B non-controlling unit holders and dividends paid to Class A common shareholders	$(3,305)	$—	$ (3,305)

(1)
Adjusted EBITDA and Retail Gross Margin are non-GAAP financial measures. See “How We Evaluate Our Operations” for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

Total Revenues. Total revenues for the year ended December 31, 2014 were approximately $322.9 million, an increase of approximately $5.8 million, or 2%, from approximately $317.1 million for the year ended December 31, 2013. This increase was primarily due to overall higher customer pricing across both commodities, in part due to increased supply costs, which resulted in an increase in total revenues of $38.1 million, as well as a $2.0 million increase in net asset optimization revenues. This increase was offset by a decrease of $34.3 million due to customer sales volumes which were lower, primarily due to the shift of the concentration of our marketing efforts from commercial customers to residential customers.
Net Asset Optimization Revenues. Net asset optimization revenues for the year ended December 31, 2014 were approximately $2.3 million, an increase of approximately $2.0 million, or 667%, from $0.3 million in the prior year. This increase was primarily due to physical gas arbitrage opportunities in the Northeast that arose due to extreme winter weather conditions in 2014 and losses we recognized in 2013 from a hedge strategy involving interruptible transportation that did not repeat in 2014.
Retail Cost of Revenues. Total retail cost of revenues for the year ended December 31, 2014 was approximately $258.6 million, an increase of approximately $25.6 million, or 11%, from approximately $233.0 million for the year ended December 31, 2013. This increase was primarily due to increased supply costs arising from capacity constraints from the extreme weather conditions in the Northeast during the first quarter of 2014, which resulted in an increase of total retail cost of revenues of $35.6 million, as well as an increase of $17.0 million due to a change in the value of our non-trading derivative portfolio used for hedging. This increase was offset by a decrease of $27.0 million due to customer sales volumes which were lower, primarily due to the strategic shift of the concentration of our marketing efforts from commercial customers to residential customers.
General and Administrative Expense. General and administrative expense for the year ended December 31, 2014 was approximately $45.9 million, an increase of approximately $10.9 million or 31%, as compared to $35.0 million for the year ended December 31, 2013. This increase was primarily due to an increase of bad debt expense of $7.1 million, which was $10.2 million for the year ended December 31, 2014 compared to $3.1 million for the year ended December 31, 2013, as well as increased costs associated with being a public company and increased billing and other variable costs associated with increased customers.
Depreciation and Amortization Expense. Depreciation and amortization expense for the year ended December 31, 2014 was approximately $22.2 million, an increase of approximately $6.0 million, or 37%, from approximately $16.2 million for the year ended December 31, 2013. This increase was primarily due to the accelerated amortization of capitalized customer acquisition costs in Southern California and Massachusetts of $6.5 million and $0.2 million, respectively, in the fourth quarter of 2014 offset by lower depreciation for certain software assets that were fully depreciated in 2013.
Customer Acquisition Cost. Customer acquisition cost for the year ended December 31, 2014 was approximately $26.2 million, an increase of approximately $17.9 million from approximately $8.3 million for the year ended December 31, 2013. This increase was due to our increased marketing efforts to grow our customer base beginning in the second half of 2013 and continuing during 2014 including spending in California of $15.4 million, spending in Illinois of $6.4 million and spending in New York for $1.1 million for the year ended December 31, 2014.

Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015

	Three Months Ended March 31,
	2016	2015	Change
	in thousands
Revenues:
Retail revenues	$110,019	$99,874	$10,145
Net asset optimization revenues	527	1,929	(1,402)
Total Revenues	110,546	101,803	8,743
Operating Expenses:
Retail cost of revenues	68,800	69,085	(285)
General and administrative	17,380	14,704	2,676
Depreciation and amortization	6,789	4,278	2,511
Total Operating Expenses	92,969	88,067	4,902
Operating income	17,577	13,736	3,841
Other (expense)/income:
Interest expense	(753)	(381)	(372)
Interest and other income	(95)	135	(230)
Total other (expenses)/income	(848)	(246)	(602)
Income before income tax expense	16,729	13,490	3,239
Income tax expense	988	561	427
Net income	$15,741	$12,929	$2,812
Adjusted EBITDA (1)	$21,061	$10,184	$10,877
Retail Gross Margin (1)	39,562	27,874	11,688
Customer Acquisition Costs	2,305	5,629	(3,324)
RCE Attrition	4.3%	5.7%	(1.4)%

(1)
Adjusted EBITDA and Retail Gross Margin are non-GAAP financial measures. See “—How We Evaluate Our Operations” for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

Total Revenues. Total revenues for the three months ended March 31, 2016 were approximately $110.5 million, an increase of approximately $8.7 million, or 9%, from approximately $101.8 million for the three months ended March 31, 2015, as indicated in the table below (in millions).

Change in electricity volumes sold	$25.5
Change in natural gas volumes sold	(3.8)
Change in electricity unit revenue per MWh	(8.0)
Change in natural gas unit revenue per MMBtu	(3.6)
Change in net asset optimization revenue (expense)	(1.4)
Change in total revenues	$8.7

Retail Cost of Revenues. Total retail cost of revenues for the three months ended March 31, 2016 was approximately $68.8 million, a decrease of approximately $0.3 million from approximately $69.1 million for the three months ended March 31, 2015, as indicated in the table below (in millions).

Change in electricity volumes sold	$20.0
Change in natural gas volumes sold	(2.6)
Change in electricity unit cost per MWh	(8.3)
Change in natural gas unit cost per MMBtu	(10.6)
Change in value of retail derivative portfolio	1.2
Change in retail cost of revenues	$(0.3)
General and Administrative Expense. General and administrative expense for the three months ended March 31, 2016 was approximately $17.4 million, an increase of approximately $2.7 million, or 18%, as compared to $14.7 million for the three months ended March 31, 2015. This increase was primarily due to the change in estimate of the contingent payment arrangement associated with the acquisition of CenStar, increased billing and other variable costs associated with increased RCEs, including those added as a result of the acquisitions of Oasis and CenStar, and additional litigation expense. This increase was partially offset by cost reductions from the Master Service Agreement with Retailco Services and lower overall bad debt expense as the impact of attrition in the Southern California market was limited to 2015.
Depreciation and Amortization Expense. Depreciation and amortization expense for the three months ended March 31, 2016 was approximately $6.8 million, an increase of approximately $2.5 million, or 58%, from approximately $4.3 million for the three months ended March 31, 2015. This increase was primarily due to the increased amortization expense associated with customer intangibles from the acquisitions of CenStar and Oasis and other acquisitions of retail customer books.
Customer Acquisition Cost. Customer acquisition cost for the three months ended March 31, 2016 was approximately $2.3 million, a decrease of approximately $3.3 million, or 59%, from approximately $5.6 million for the three months ended March 31, 2015. This decrease was due to the reduced spending, which resulted in maintenance of RCEs at current levels while we shifted our focus to growth through acquisitions.

Operating Segment Results

	Year Ended December 31,
	2015	2014	2013
	(in millions, except volume and per unit operating data)
Retail Natural Gas Segment
Total Revenues	$128.7	$146.5	$125.2
Retail Cost of Revenues	70.5	109.2	83.1
Less: Net Asset Optimization Revenues	1.5	2.3	0.3
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	3.3	(9.3)	(0.6)
Retail Gross Margin—Gas	$53.4	$44.3	$42.4
Volumes—Gas (MMBtus)	14,786,681	15,724,708	16,598,751
Retail Gross Margin—Gas per MMBtu	$3.61	$2.82	$2.55
Retail Electricity Segment
Total Revenues	$229.5	$176.4	$191.9
Retail Cost of Revenues	170.7	149.5	149.9
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(1.4)	(5.7)	2.7
Retail Gross Margin—Electricity	$60.2	$32.6	$39.3
Volumes—Electricity (MWhs)	2,075,479	1,526,652	1,829,657
Retail Gross Margin—Electricity per MWh	$29.03	$21.37	$21.48

	Three Months Ended March 31,
	2016	2015
	(in thousands, except per unit operating data)
Retail Natural Gas Segment
Total Revenues	$48,613	$57,354
Retail Cost of Revenues	22,500	33,466
Less: Net Asset Optimization Revenues	527	1,929
Less: Net Gains on non-trading derivatives, net of cash settlements	1,430	3,647
Retail Gross Margin—Gas	$24,156	$18,312
Volume of Gas (MMBtu)	6,112,431	6,564,045
Retail Gross Margin—Gas ($/MMBtu)	$3.95	$2.79
Retail Electricity Segment
Total Revenues	$61,933	$44,449
Retail Cost of Revenues	46,300	35,619
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	227	(732)
Retail Gross Margin—Electricity	$15,406	$9,562
Volume of Electricity (MWh)	586,677	372,851
Retail Gross Margin—Electricity ($/MWh)	$26.26	$25.65
Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014
Retail Natural Gas Segment
Total revenues for the Retail Natural Gas Segment for the year ended December 31, 2015 were approximately $128.7 million, a decrease of approximately $17.8 million, or 12%, from approximately $146.5 million for the year ended December 31, 2014. This decrease was primarily due to lower customer sales volumes primarily in the East and Midwest, lower average gas RCEs and a return to normalized weather patterns in 2015, resulting in a decrease in revenues of $8.6 million, and decreased pricing, in part due to a return to normalized weather patterns in 2015, resulting in a decrease in revenues of $8.4 million.
Retail cost of revenues for the Retail Natural Gas Segment for the year ended December 31, 2015 were approximately $70.5 million, a decrease of approximately $38.7 million, or 35%, from approximately $109.2 million for the year ended December 31, 2014. This decrease was primarily due to lower natural gas supply costs of $20.1 million, in part due to lower costs in 2015 compared to capacity constraints and higher usage from extreme weather conditions in the Northeast affecting the first quarter of 2014. Additionally, this we recorded a $12.6 million loss due to the decrease in the value of our non-trading derivative portfolio used for hedging and a decrease of $6.0 million resulting from lower customer sales volumes, primarily in the Midwest and East.
Retail gross margin for the Retail Natural Gas Segment for the year ended December 31, 2015 was approximately $53.4 million, an increase of approximately $9.1 million, or 21% as compared to $44.3 million for the year ended December 31, 2014, as indicated in the table below (in millions).

Change in unit margin per MMBtu	$11.7
Change in volumes sold	(2.6)
Change in retail natural gas segment retail gross margin	$9.1
Unit margins were positively impacted by expanded spot margins from the overall lower commodity price environment.
The volumes of natural gas sold decreased from 15,724,708 MMBtu for the year ended December 31, 2014 to 14,786,681 MMBtu for the year ended December 31, 2015. This decrease was primarily due to our decreasing organic customer base and warmer than expected weather in fourth quarter of 2015, partially offset by the addition of customers through the acquisitions of CenStar and Oasis.
Retail Electricity Segment
Retail revenues for the Retail Electricity Segment for the year ended December 31, 2015 was approximately $229.5 million, an increase of approximately $53.1 million, or 30%, from approximately $176.4 million for the year ended December 31, 2014. This increase was primarily due to higher customer sales volumes resulting in an increase in retail revenues of $63.4 million, primarily due to our acquisitions of Oasis and CenStar and from organic growth primarily in the East, partially offset by lower customer sales volumes in the Southwest due to a milder summer. This increase was partially offset by a decrease in retail revenues of $10.3 million due to the overall lower commodity pricing environment.
Retail cost of revenues for the Retail Electricity Segment for the year ended December 31, 2015 was approximately $170.7 million, an increase of approximately $21.2 million, or 14%, from approximately $149.5 million for the year ended December 31, 2014. This increase was primarily due to higher customer sales volumes, which resulted in an increase of approximately $51.7 million, primarily attributable to the acquisitions of Oasis and CenStar and organic growth in the East. This increase was offset by lower supply costs of $26.3 million due to the overall lower commodity price environment. Additionally, we recorded a loss of $4.2 million due to the decrease in the value of our non-trading derivative portfolio used for hedging.
Retail gross margin for the Retail Electricity Segment for the year ended December 31, 2015 was approximately $60.2 million, an increase of approximately $27.6 million, or 85%, as compared to $32.6 million for the year ended December 31, 2014 as indicated in the table below (in millions).

Change in unit margin per MWh	$15.9
Change in volumes sold	11.7
Change in retail electricity segment retail gross margin	$27.6

Unit margins were positively impacted by expanded spot margins from the overall lower commodity price environment.
The volumes of electricity sold increased from 1,526,652 MWh for the year ended December 31, 2014 to 2,075,479 MWh for the year ended December 31, 2015. This increase was primarily due to the addition of customers through the acquisitions of Oasis and CenStar and organic growth in East.
Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013
Retail Natural Gas Segment
Retail revenues for the Retail Natural Gas Segment for the year ended December 31, 2014 was approximately $146.5 million, an increase of approximately $21.3 million, or 17%, from approximately $125.2 million in the prior year. This increase was primarily due to higher customer pricing implemented in part to capture increased supply costs, which resulted in an increase of $21.9 million, as well as a $2.0 million increase in net optimization revenues. This increase was offset by a decrease of $2.6 million due to decreased customer sales volumes.
Retail cost of revenues for the Retail Natural Gas Segment for the year ended December 31, 2014 was approximately $109.2 million, an increase of approximately $26.1 million, or 31%, from approximately $83.1 million in the prior year. This increase was primarily due to increased supply costs resulting from the extreme weather conditions experienced across the United States during the first quarter of 2014, which resulted in an increase of $19.2 million, as well as a $8.6 million increase due to a change in the value of our non-trading derivative portfolio used for hedging. This increase was offset primarily by a $1.7 million decrease due to decreased customer sales volumes.
Retail gross margin for the Retail Natural Gas Segment for the year ended December 31, 2014 was approximately $44.3 million, an increase of approximately $1.9 million, or 4%, from approximately $42.4 million for the year ended December 31, 2013, as indicated in the table below (in millions).

Change in unit margin per MMBtu	$2.9
Change in volumes sold	(1.0)
Change in retail natural gas segment retail gross margin	$1.9
The volumes of natural gas sold decreased from 16,598,751 MMBtu during the year ended December 31, 2013 to 15,724,708 MMBtu for the year ended December 31, 2014. This decrease was primarily due to the shift in our customer base to lower volume, higher margin residential gas users, primarily in Southern California.
Retail Electricity Segment
Retail revenues for the Retail Electricity Segment for the year ended December 31, 2014 were approximately $176.4 million, a decrease of approximately $15.5 million, or 8%, from approximately $191.9 million for the year ended December 31, 2013. This decrease was primarily due to lower customer sales volumes, which resulted in a decrease of $31.7 million. This decrease was offset by an increase of retail revenues of $16.2 million due to higher customer pricing implemented in part to capture increased supply costs.
Retail cost of revenues for the Retail Electricity Segment for the year ended December 31, 2014 were approximately $149.5 million, a decrease of approximately $0.4 million, or 0%, from approximately $149.9 million for the year ended December 31, 2013. This decrease was primarily due to lower customer sales volumes, which resulted in a decrease of approximately $25.1 million. This decrease was offset by increased supply costs resulting from the extreme weather conditions experienced across the United States during the first quarter of 2014, which resulted in an increase in retail cost of revenues of $16.4 million, as well as an $8.3 million increase due to a change in the value of our non-trading derivative portfolio used for hedging.

Retail gross margin for the Retail Electricity Segment for the year ended December 31, 2014 was approximately $32.6 million, a decrease of approximately $6.7 million, or 17%, as compared to $39.3 million for the year ended December 31, 2013, as indicated in the table below (in millions).

Change in unit margin per MWh	$(0.2)
Change in volumes sold	(6.5)
Change in retail electricity segment retail gross margin	$(6.7)
The volumes of electricity sold decreased from 1,829,657 MWh for the year ended December 31, 2013 to 1,526,652 MWh during the year ended December 31, 2014. This decrease was primarily due to a decreased focus on higher volume but lower margin commercial customers. Electric unit margins expanded in 2014 with our shift to higher margin residential customers but were negatively impacted by the increased supply cost during the extreme weather patterns in the first quarter.
Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015
Retail Natural Gas Segment
Total revenues for the Retail Natural Gas Segment for the three months ended March 31, 2016 were approximately $48.6 million, a decrease of approximately $8.8 million, or 15%, from approximately $57.4 million for the three months ended March 31, 2015. This decrease was due to reduced natural gas pricing, driven by the lower commodity pricing environment and our geographic customer mix, which resulted in a decrease in total revenues of $3.6 million. Additionally, lower customer sales volumes, due to milder weather and increased attrition in certain areas of the Midwest, resulted in a decrease of $3.8 million, as well as a $1.4 million decrease in net asset optimization revenues. These decreases were partially offset by the acquisitions of CenStar and Oasis.
Retail cost of revenues for the Retail Natural Gas Segment for the three months ended March 31, 2016 was approximately $22.5 million, a decrease of approximately $11.0 million, or 33%, from approximately $33.5 million for the three months ended March 31, 2015. This decrease was due to decreased supply costs, which resulted in a decrease of $10.6 million. Additionally, we had lower customers sales volumes, which resulted in a decrease of $2.6 million, as well as a change in the value of our retail derivative portfolio used for hedging, which offset these decrease in natural gas prices and resulted in an increase of $2.2 million.
Retail gross margin for the Retail Natural Gas Segment for the three months ended March 31, 2016 was approximately $24.2 million, an increase of approximately $5.8 million, or 32%, from approximately $18.3 million for the three months ended March 31, 2015, as indicated in the table below (in millions).

Change in volumes sold	$(1.3)
Change in unit margin per MMBtu	7.2
Change in retail natural gas segment retail gross margin	$5.9

Retail Electricity Segment
Retail revenues for the Retail Electricity Segment for the three months ended March 31, 2016 were approximately $61.9 million, an increase of approximately $17.5 million, or 39%, from approximately $44.4 million for the three months ended March 31, 2015. This increase was due to an increase in volume, primarily due to the Oasis and CenStar acquisitions and the addition of several higher volume commercial customers in the East, which resulted in an increase of $25.5 million. This increase was partially offset by a decrease in electricity pricing, driven by the lower commodity pricing environment from a milder than anticipated winter season, which resulted in a decrease of $8.0 million.
Retail cost of revenues for the Retail Electricity Segment for the three months ended March 31, 2016 was approximately $46.3 million, an increase of approximately $10.7 million, or 30%, from approximately $35.6 million for the three months ended March 31, 2015. This increase was primarily due to an increase in volume, primarily due to our CenStar and Oasis acquisitions and the addition of several higher volume commercial customers in the East, which resulted in an increase of $20.0 million. This increase was partially offset by decreased commodity prices, which resulted in a decrease in retail cost of revenues of $8.3 million. Additionally, there was a decrease of $1.0 million due to a change in the value of our retail derivative portfolio used for hedging.
Retail gross margin for the Retail Electricity Segment for the three months ended March 31, 2016 was approximately $15.4 million, an increase of approximately $5.8 million, or 61%, from approximately $9.6 million for the three months ended March 31, 2015, as indicated in the table below (in millions).

Change in volumes sold	$5.5
Change in unit margin per MWh	0.3
Change in retail electricity segment retail gross margin	$5.8

Liquidity and Capital Resources
Our liquidity requirements fluctuate with our customer acquisition costs, acquisitions, collateral posting requirements on our derivative instruments portfolio, distributions, the effects of the timing between payments of payables and receipts of receivables, including bad debt receivables, and our general working capital needs for ongoing operations. Our borrowings under the Senior Credit Facility are also subject to material variations on a seasonal basis due to the timing of commodity purchases to satisfy required natural gas inventory purchases and to meet customer demands during periods of peak usage. Moreover, estimating our liquidity requirements is highly dependent on then-current market conditions, including forward prices for natural gas and electricity, and market volatility.
Our primary sources of liquidity are cash generated from operations and borrowings under our Senior Credit Facility. We believe that cash generated from these sources will be sufficient to sustain current operations and to pay required taxes and quarterly cash distributions including the quarterly dividend to the holders of the Class A common stock for the next twelve months.
The covenants under the Senior Credit Facility requires us to hold increasing levels of net working capital over time. The Senior Credit Facility, as amended, includes a $25 million secured revolving line of credit (“Acquisition Line”) for the purpose of financing permitted acquisitions, which enables us to pursue growth through acquisitions. We are obligated to make payments outstanding under the Acquisition Line of 25% per year with the balance due at maturity, which in turn increases availability under the line. We are constrained in our ability to grow through acquisitions using financing under the Senior Credit Facility to the extent we have utilized the capacity under this Acquisition Line.
In addition, the Senior Credit Facility requires us to finance permitted acquisitions with at least 25% of either cash on hand, equity contributions or subordinated debt. In order to finance the previous acquisitions, we have issued convertible subordinated notes to an affiliate of our founder and controlling stockholder. There can be no assurance that our founder and controlling stockholder and their affiliates will continue to finance our acquisition activities through such notes.
Based upon our current plans, level of operations and business conditions, we believe that our cash on hand, cash generated from operations, and available borrowings under the Senior Credit Facility will be sufficient to meet our capital requirements and working capital needs. The Company is financing the acquisitions of the Provider Companies and the Major Energy Companies through the issuance of Class B common stock and through an expansion of our Working Capital Line. We believe that the financing of any additional growth through acquisitions in 2016 will require further equity financing and further expansion of our Working Capital Line to accommodate such growth.
The following table details our total liquidity as of the date presented:

March 31, 2016
(In thousands)
Cash and cash equivalents	$2,949
Senior Credit Facility Working Capital Line Availability (1)	33,348
Senior Credit Facility Acquisition Line Availability (2)	6,428
Total Liquidity	$42,725

(1)	Subject to Senior Credit Facility borrowing base restrictions. See “—Cash Flows—Senior Credit Facility.”

(2)	Subject to Senior Credit Facility covenant restrictions. See “—Cash Flows—Senior Credit Facility.”
Capital expenditures for the three months ended March 31, 2016 included approximately $2.3 million for customer acquisitions and $0.7 million related to information systems improvements.
The Spark HoldCo, LLC Agreement provides, to the extent cash is available, for distributions pro rata to the holders of Spark HoldCo units such that we receive an amount of cash sufficient to cover the estimated taxes payable by us, the targeted quarterly dividend we intend to pay to holders of our Class A common stock, and payments under the Tax Receivable Agreement we have entered into with Spark HoldCo, NuDevco Retail Holdings and NuDevco Retail.
During the three months ended March 31, 2016, we paid dividends to holders of our Class A common stock with respect to the three months ended December 31, 2015, in the amount of $0.3625 per share or $1.5 million in the aggregate. On April 21, 2016, our Board of Directors declared a quarterly dividend of $0.3625 per share for the first quarter of 2016 to holders of the Class A common stock on May 31, 2016. This dividend will be paid on June 14, 2016. The dividends that we anticipate paying in 2016 equal approximately $1.45 per share or $6.0 million in the aggregate on an annualized basis based on Class A common stock outstanding at March 31, 2016. Our ability to pay dividends in the future will depend on many factors, including the performance of our business in the future and restrictions under our Senior Credit Facility. The financial covenants included in the Senior Credit Facility require the Company to retain increasing amounts of working capital over time, which may have the effect of restricting our ability to pay dividends. Management does not currently believe that the financial covenants in the Senior Credit Facility will cause any such restrictions.
In order to pay our stated dividends to holders of our Class A common stock and corresponding distributions to holders of our non-controlling interest, Spark HoldCo generally is required to distribute approximately $14.1 million on an annualized basis to holders of Spark HoldCo units based on Class B common stock outstanding at March 31, 2016. If our business does not generate enough cash for Spark HoldCo to make such distributions, we may have to borrow to pay our dividend. If our business generates cash in excess of the amounts required to pay an annual dividend of $1.45 per share of Class A common stock, we currently expect to reinvest any such excess cash flows in our business and not increase the dividends payable to holders of our Class A common stock. However, our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including the results of our operations, our financial condition, capital requirements and investment opportunities.
We expect to make payments pursuant to the Tax Receivable Agreement that we have entered into with Retailco LLC (“Retailco,” as assignee of NuDevco Retail Holdings), NuDevco Retail and Spark HoldCo in connection with the Initial Public Offering of Spark Energy, Inc. Except in cases where we elect to terminate the Tax Receivable Agreement early (or the Tax Receivable Agreement is terminated early due to certain mergers or other changes of control) or we have available cash but fail to make payments when due, generally we may elect to defer payments due under the Tax Receivable Agreement for up to five years if we do not have available cash to satisfy our payment obligations under the Tax Receivable Agreement or if our contractual obligations limit our ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest. If we were to defer substantial payment obligations under the Tax Receivable Agreement on an ongoing basis, the accrual of those obligations would reduce the availability of cash for other purposes, but we would not be prohibited from paying dividends on our Class A common stock.

We expect to meet the threshold coverage ratio required to fund the first payment to Retailco under the Tax Receivable Agreement during the four-quarter period ending September 30, 2016. As such, the initial payment of $1.4 million under the Tax Receivable Agreement due in late 2016 was recorded as a current liability in our condensed consolidated balance sheet at March 31, 2016.
Cash Flows
Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014
Our cash flows were as follows for the respective periods (in thousands):

	Year Ended December 31,
	2015	2014	Change
Net cash provided by operating activities	$45,931	$5,874	$40,057
Net cash used in investing activities	$(41,943)	$(3,040)	$(38,903)
Net cash used in financing activities	$(3,873)	$(5,664)	$1,791
Cash Flows Provided by Operating Activities. Cash flows provided by operating activities for the year ended December 31, 2015 increased by $40.1 million compared to the year ended December 31, 2014. The increase was primarily due to an increase in retail gross margin, due to the lower commodity price environment and operations from the acquisitions of CenStar and Oasis. Additionally, the Company spent less on customer acquisition spending in 2015 and instead focused on acquisitions as discussed below for investing activities. These increases were partially offset by higher settlements on derivative instruments and lower operating working capital.
Cash Flows Used in Investing Activities. Cash flows used in investing activities increased by $38.9 million for the year ended December 31, 2015, which was primarily due to the cash used on the acquisitions of CenStar and Oasis.
Cash Flows Used in Financing Activities. Cash flows used in financing activities decreased by $1.8 million for the year ended December 31, 2015 primarily due to proceeds of $7.1 million from the issuance of the CenStar and Oasis Notes and a reduction in net distributions (member distributions prior to the IPO and distributions and dividends on common stock after the IPO) in 2015 of $19.7 million, offset by reduced net borrowings under the Senior Credit Facility of $25.1 million.
Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013
Our cash flows were as follows for the respective periods (in thousands):

	Year Ended December 31,
	2014	2013	Change
Net cash provided by operating activities	$5,874	$44,480	$(38,606)
Net cash used in investing activities	$(3,040)	$(1,481)	$(1,559)
Net cash used in financing activities	$(5,664)	$(42,369)	$36,705
Cash Flows Provided by Operating Activities. Cash flows provided by operating activities for the year ended December 31, 2014 decreased by $38.6 million compared to the year ended December 31, 2013. The decrease was primarily due to increased customer acquisition cost spending primarily in California, Illinois and New York during the year ended December 31, 2014. In addition, the decrease in cash flows provided by operating activities was due to a decrease in retail gross margin due to the cost of supply in the first quarter of 2014 and an increase in general and administrative expenses, including bad debt expense, as discussed in “—Operating Segment Results”.
Cash Flows Used in Investing Activities. Cash flows used in investing activities increased by $1.6 million for the year ended December 31, 2014 which was driven by an increase in capital expenditures related to the Company’s new customer billing and information system.

Cash Flows Used in Financing Activities. Cash flows used in financing activities decreased by $36.7 million for the year ended December 31, 2014 primarily due to a $17.0 million increase in our borrowings, net of payments, under our credit facilities due to cash funding for operations and a $23.0 million decrease in net member distributions prior to the IPO, offset by a $3.3 million distribution and dividend paid in December 2014.
Three Months Ended March 31, 2016 Compared to the Three Months Ended March 31, 2015
Our cash flows were as follows for the respective periods (in thousands):

	Three Months Ended March 31,
	2016	2015	Change
Net cash provided by operating activities	$25,502	$19,246	$6,256
Net cash used in investing activities	$(833)	$(441)	$(392)
Net cash used in financing activities	$(26,194)	$(17,985)	$(8,209)
Cash Flows Provided by Operating Activities. Cash flows provided by operating activities for the three months ended March 31, 2016 increased by $6.3 million compared to the three months ended March 31, 2015. The increase was primarily due to an increase in retail gross margin in 2016, including the acquisitions of CenStar and Oasis, due to the lower commodity price environment, and reduced spending in customer acquisition costs in 2016.
Cash Flows Used in Investing Activities. Cash flows used in investing activities increased by $0.4 million for the three months ended March 31, 2016, which was primarily due to the increased capital spending on property and equipment and a contribution in a new joint venture eREX Spark Marketing Co., Ltd (“eREX Spark”).
Cash Flows Used in Financing Activities. Cash flows used in financing activities increased by $8.2 million for the three months ended March 31, 2016. Cash flows used in financing activities were primarily due to increased net payments under our Senior Credit Facility and additional dividends and distributions, respectively, made to holders of our Class A and Class B common stock.
Senior Credit Facility
The Company, as guarantor, and Spark HoldCo (the “Borrower,” and together with the subsidiaries of Spark HoldCo, the “Co-Borrowers”) are party to a senior secured revolving credit facility (“Senior Credit Facility”), which includes a senior secured revolving working capital facility of $82.5 million (“Working Capital Line”) and a secured revolving line of credit of $25.0 million (“Acquisition Line”) to be used specifically for the financing of up to 75% of the cost of acquisitions with the remainder to be financed by the Company either through cash on hand or the issuance of subordinated debt. The Senior Credit Facility will mature on July 8, 2017 and may be extended for one additional year with lender consent. Borrowings under the Acquisition Line will be repaid 25% per year with the remaining 50% due at maturity.
At the Borrower’s election, the interest rate under the Working Capital Line is generally determined by reference to:

•	the Eurodollar rate plus an applicable margin of up to 3.00% per annum (based upon the prevailing utilization); or

•
the alternate base rate plus an applicable margin of up to 2.00% per annum (based upon the prevailing utilization). The alternate base rate is equal to the highest of (i) Société Générale’s prime rate, (ii) the federal funds rate plus 0.50% per annum, or (iii) the reference Eurodollar rate plus 1.00%; or

•	the rate quoted by Société Générale as its cost of funds for the requested credit plus up to 2.50% per annum (based upon the prevailing utilization).
The interest rate is generally reduced by 25 basis points if utilization under the Working Capital Line is below fifty percent.

Borrowings under the Acquisition Line are generally determined by reference to:

•	the Eurodollar rate plus an applicable margin of up to 3.75% per annum (based upon the prevailing utilization); or

•
the alternate base rate plus an applicable margin of up to 2.75% per annum (based upon the prevailing utilization). The alternate base rate is equal to the highest of (i) Société Générale’s prime rate, (ii) the federal funds rate plus 0.50% per annum, or (iii) the reference Eurodollar rate plus 1.00%.

The Co-Borrowers pay an annual commitment fee of 0.375% or 0.5% on the unused portion of the Working Capital Line depending upon the unused capacity and 0.50% on the unused portion of the Acquisition Line. The lending syndicate under the Senior Credit Facility is entitled to several additional fees including an upfront fee, annual agency fee, and fronting fees based on a percentage of the face amount of letters of credit payable to any syndicate member that issues a letter a credit.
The Company has the ability to elect the availability under the Working Capital Line between $30.0 million to $82.5 million. Availability under the working capital line is subject to borrowing base limitations. The borrowing base is calculated primarily based on 80% to 90% of the value of eligible accounts receivable and unbilled product sales (depending on the credit quality of the counterparties) and inventory and other working capital assets. The Co-Borrowers must generally seek approval of the Agent or the lenders for permitted acquisitions to be financed under the Acquisition Line.
The Senior Credit Facility is secured by pledges of the equity of the portion of Spark HoldCo owned by the Company and of the equity of Spark HoldCo’s subsidiaries and the Co-Borrowers’ present and future subsidiaries, all of the Co-Borrowers’ and their subsidiaries’ present and future property and assets, including accounts receivable, inventory and liquid investments, and control agreements relating to bank accounts.
The Senior Credit Facility also contains covenants that, among other things, require the maintenance of specified ratios or conditions as follows:
Minimum Net Working Capital. The Co-Borrowers must maintain minimum consolidated net working capital at all times equal to $2.0 million initially and gradually increasing to the greater of $5.0 million or 15% of the elected availability under the Working Capital Line.
Minimum Adjusted Tangible Net Worth. Spark Energy, Inc. must maintain a minimum consolidated adjusted tangible net worth at all times equal to the net proceeds from equity issuances occurring after the date of the Senior Credit Facility plus the greater of (i) 20% of aggregate commitments under the Working Capital Line plus 33% of borrowings under the Acquisition Line and (ii) $18.0 million.
Minimum Fixed Charge Coverage Ratio. Spark Energy, Inc. must maintain a minimum fixed charge coverage ratio of 1.10 to 1.00 (with quarterly increases to the numerator of increments of 0.05 beginning in the third quarter of 2016). The Fixed Charge Coverage Ratio is defined as the ratio of (a) Adjusted EBITDA to (b) the sum of consolidated interest expense (other than interest paid-in-kind in respect of any Subordinated Debt), letter of credit fees, commitment fees, acquisition earn-out payments, distributions and scheduled amortization payments.
Maximum Total Leverage Ratio. Spark Energy, Inc. must maintain a ratio of total indebtedness (excluding the Working Capital Facility and qualifying subordinated debt) to Adjusted EBITDA of a maximum of 2.50 to 1.00. The Senior Credit Facility contains various negative covenants that limit the Company’s ability to, among other things, do any of the following:

•	incur certain additional indebtedness;

•	grant certain liens;

•	engage in certain asset dispositions;

•	merge or consolidate;

•	make certain payments, distributions, investments, acquisitions or loans; or

•	enter into transactions with affiliates.
Spark Energy, Inc. is entitled to pay cash dividends to the holders of the Class A common stock and Spark HoldCo is entitled to make cash distributions to NuDevco Retail Holdings, LLC so long as: (a) no default exists or would result from such a payment; (b) the Co-Borrowers are in pro forma compliance with all financial covenants before and after giving effect to such payment and (c) the outstanding amount of all loans and letters of credit does not exceed the borrowing base limits. Spark HoldCo’s inability to satisfy certain financial covenants or the existence of an event of default, if not cured or waived, under the Senior Credit Facility could prevent the Company from paying dividends to holders of the Class A common stock.
The Senior Credit Facility contains certain customary representations and warranties and events of default. Events of default include, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, change in control in which affiliates of W. Keith Maxwell III own less than 40% of the outstanding voting interests in the Company, certain events of bankruptcy, certain events under ERISA, material judgments in excess of $5.0 million, certain events with respect to material contracts, actual or asserted failure of any guaranty or security document supporting the Senior Credit Facility to be in full force and effect and changes of control. If such an event of default occurs, the lenders under the Senior Credit Facility would be entitled to take various actions, including the acceleration of amounts due under the facility and all actions permitted to be taken by a secured creditor.
Convertible Subordinated Notes to Affiliate
The Company from time to time issues subordinated debt to affiliates of Retailco, which owns a majority of the Company’s outstanding common stock and is indirectly owned by W. Keith Maxwell III, who serves as the Chairman of the Board of Directors of the Company. The Company’s Senior Credit Facility requires that at least 25% of permitted acquisitions thereunder be financed with either cash on hand or subordinated debt.
The Company has outstanding a convertible subordinated note to Retailco Acquisition Co, LLC (“RAC”), which is wholly owned by W. Keith Maxwell III, for $2.1 million. The convertible subordinated note matures on July 8, 2020, and bears interest at an annual rate of 5%. The Company has the right to pay interest in kind. The convertible subordinated note is convertible into shares of the Company’s Class B common stock (and a related unit of Spark HoldCo) at a conversion price of $16.57. RAC may not exercise conversion rights for the first eighteen months that the convertible subordinated note is outstanding. The convertible subordinated note is subject to automatic conversion upon a sale of the Company. Shares of Class A common stock resulting from the conversion of the shares of Class B common stock issued as a result of the conversion right under the convertible subordinated note will be entitled to registration rights identical to the registration rights currently held by Retailco, LLC on shares of Class A common stock it receives upon conversion of its existing shares of Class B common stock.
The Company has outstanding a convertible subordinated note to RAC for $5.0 million. The convertible subordinated note matures on July 31, 2020 and bears interest at a rate of 5% per annum payable semiannually. The Company has the right to pay interest in kind. The convertible subordinated note is convertible into shares of Class B common stock (and a related unit of Spark HoldCo) at a conversion rate of $14.00 per share. RAC cannot exercise any conversion rights for the first eighteen months that the convertible note is outstanding. The convertible subordinated note is subject to automatic conversion upon a sale of the Company. Shares of Class A common stock resulting from the conversion of the shares of Class B common stock issued as a result of the conversion right under the convertible subordinated note are entitled to registration rights identical to the registration rights currently held by Retailco, LLC on shares of Class A common stock it receives upon conversion of its existing shares of Class B common stock.
Each of the convertible subordinated notes is subordinated in certain respects to the Senior Credit Facility pursuant to a subordination agreement. The Company may pay interest and prepay principal on the convertible subordinated notes so long as the Company is in compliance with its covenants; is not in default under the Senior Credit Facility and has minimum availability of $5.0 million under its borrowing base under the Senior Credit Facility.
Investment in eREX. The Company and Spark HoldCo, together with eREX Co., Ltd., a Japanese company, are party to an agreement (“eREX JV Agreement”) to form a new joint venture eREX Spark Marketing Co., Ltd (“eREX Spark”). To date, the Company contributed 58.8 million Japanese Yen, or $0.5 million, for 20% ownership of eREX Spark. As certain conditions under the eREX JV Agreement are met, the Company is committed to make additional capital contributions totaling 97.6 million Japanese Yen, or $0.9 million (based on exchange rates at March 31, 2016) through November 2016.

Summary of Contractual Obligations
The following table discloses aggregate information about our contractual obligations and commercial commitments as of December 31, 2015 (in millions):

	Total	2016	2017	2018	2019	2020	> 5 years
Operating leases (1)	$2.9	$1.4	$0.8	$0.5	$0.2	$ —	$ —
Purchase obligations:
Natural gas and electricity related purchase obligations (2)	5.9	5.9	—	—	—	—	—
Pipeline transportation agreements	17.1	7.6	2.6	1.0	0.8	0.6	4.5
Other purchase obligations (3)	1.3	1.3	—	—	—	—	—
Total purchase obligations	$27.2	$16.2	$3.4	$1.5	$1.0	$0.6	$4.5
Convertible subordinated notes to affiliates	$7.1	$ —	$ —	$ —	$ —	$7.1	$ —
Senior Credit Facility	42.4	27.8	14.6	—	—	—	—
Debt	$49.5	$27.8	$14.6	$ —	$ —	$7.1	$ —

(1)	Included in the total amount are future minimum payments for leases for services and equipment to support our operations and office rent.

(2)
The amounts represent the notional value of natural gas and electricity related purchase contracts that are not accounted for as derivative financial instruments recorded at fair market value as the company has elected the normal purchase normal sale exception, and therefore are not recognized as liabilities on the combined and consolidated balance sheet.

(3)	The amounts presented here include contracts for billing services and other software agreements.

Off-Balance Sheet Arrangements
As of March 31, 2016 we had no material off-balance sheet arrangements.
Related Party Transactions
The Company enters into transactions with and pays certain costs on behalf of affiliates that are commonly controlled by W. Keith Maxwell III, and these affiliates enter into transactions with and pay certain costs on our behalf, in order to reduce risk, reduce administrative expense, create economies of scale, create strategic alliances and supply goods and services among these related parties. The Company also sells and purchases natural gas with affiliates. The Company presents receivables and payables with the same affiliate on a net basis in the combined and consolidated balance sheets as all affiliate activity is with parties under common control.
Acquisition of Oasis Power Holdings, LLC
The acquisition of Oasis by the Company from RAC was a transfer of equity interests of entities under common control on July 31, 2015.
Accounts Receivable and Payable—Affiliates
The Company recorded current accounts receivable—affiliates of $1.8 million and $1.2 million as of December 31, 2015 and 2014, respectively, and current accounts payable—affiliates of $2.0 million and $1.0 million as of December 31, 2015 and 2014 for certain direct billings and cost allocations for services the Company provided to affiliates, services our affiliates provided to us, and sales or purchases of natural gas and electricity with affiliates.
Prepaid Assets—Affiliates
Prior to April 2015, the Company incurred and subsequently billed or allocated costs of certain employee benefit costs of behalf of affiliates commonly controlled by NuDevco. In April 2015, the Company began prepaying

NuDevco for costs of certain employee benefits to be provided through the Company’s benefit plans and recorded current prepaid assets—affiliates of $0.2 million as of December 31, 2015.
Convertible Subordinated Notes to Affiliate
In connection with the financing of the CenStar acquisition, the Company, together with Spark HoldCo, issued the CenStar Note to RAC for $2.1 million on July 8, 2015. In connection with the financing of the Oasis acquisition, the Company, together with Spark HoldCo, issued the Oasis Note to RAC for $5.0 million on July 31, 2015.
Revenues and Cost of Revenues—Affiliates
Prior to Marlin Midstream Partners, LP’s (“Marlin”) initial public offering on July 31, 2013, the Company provided natural gas to Marlin, who is a processing service provider, whereby Marlin gathered natural gas from the Company and other third parties, extracted NGLs, and redelivered the processed natural gas to the Company and other third parties. Marlin replaced energy used in processing due to the extraction of liquids, compression and transportation of natural gas, and fuel by making a payment to the Company at market prices. Revenues—affiliates, recorded in net asset optimization revenues in the combined and consolidated statements of operations, related to Marlin’s payments to the Company for replaced energy for the years ended December 31, 2013 was $3.0 million.
Beginning on August 1, 2013, the Marlin processing agreement was terminated and the Company and another affiliate entered into an agreement whereby the Company purchased natural gas from the affiliate at the tailgate of the Marlin plant. Cost of revenues—affiliates, recorded in net asset optimization revenues in the combined and consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013 related to this agreement were $11.3 million, $30.3 million and $17.7 million respectively.
The Company also purchased natural gas at a nearby third party plant inlet which was then sold to the affiliate. Revenues—affiliates, recorded in net asset optimization revenues in the combined and consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013 related to these sales were $1.1 million and $12.8 million, and $11.9 million, respectively.
Additionally, the Company entered into a natural gas transportation agreement with Marlin, at Marlin’s pipeline, whereby the Company transports retail natural gas and pays the higher of (i) a minimum monthly payment or (ii) a transportation fee per MMBtu times actual volumes transported. The current transportation agreement was set to expire on February 28, 2013, but was extended for three additional years at a fixed rate per MMBtu without a minimum monthly payment. Included in the Company’s results are cost of revenues-affiliates, recorded in retail cost of revenues in the combined and consolidated statements of operations related to this activity, which was less than $0.1 million, less than $0.1 million and $0.1 million for the years ended December 31, 2015, 2014 and 2013, respectively.
Prior to the IPO, the Company also purchased electricity for an affiliate and sold the electricity to the affiliate at the same market price that the Company paid to purchase the electricity. There were no sales of electricity to the affiliate for the year ended December 31, 2015. Sales of electricity to the affiliate were $2.2 million and $4.0 million for the years ended December 31, 2014 and 2013, respectively, which is recorded in retail revenues—affiliate in the combined and consolidated statements of operations.
Also included in the Company’s results are cost of revenues—affiliates related to derivative instruments, recorded in net asset optimization revenues in the combined and consolidated statements of operations. There were no cost of revenues—affiliates related to derivative instruments for the year ended December 31, 2015. We recognized a loss of $0.6 million and a gain of $1.8 million for the years ended December 31, 2014 and 2013, respectively.
Cost Allocations
The Company paid certain expenses on behalf of affiliates, which are reimbursed by the affiliates to the Company, and our affiliates paid certain expenses on our behalf, which are reimbursed by us. These transactions include costs that can be specifically identified and certain allocated overhead costs associated with general and administrative services, including executive management, due diligence work, recurring management consulting, facilities, banking arrangements, professional fees, insurance, information services, human resources and other support departments to the affiliates. Where costs incurred on behalf of the affiliate or us could not be determined by specific identification for direct billing, the costs were primarily allocated to the affiliated entities or us based on percentage of departmental usage, wages or headcount. The total net amount direct billed and allocated to affiliates was$2.1 million, $5.1 million and $7.4 million for the years ended December 31, 2015, 2014 and 2013, respectively, which is recorded as a reduction in general and administrative expenses in the combined and consolidated statements of operations.
The Company pays residual commissions to an affiliate for all customers enrolled by the affiliate who pay their monthly retail gas or retail electricity bill. Commissions paid to the affiliate was less than $0.1 million for the years ended December 31, 2014 and 2013, which is recorded in general and administrative expense in the combined and consolidated statements of operations. This agreement with the affiliate was terminated in May 2014.
Member Distributions and Contributions
During the years ended December 31, 2015, 2014 and 2013, the Company made net capital distributions to NuDevco of zero, $36.4 million and $59.3 million, respectively. Additionally, during the year ended December 31, 2015, the Company received a capital contribution from NuDevco of $0.1 million as NuDevco forgave an account payable due to NuDevco that arose from the payment of withholding taxes related to the vesting of restricted stock units of certain employees of NuDevco who perform services for the Company.
In contemplation of the Company’s IPO, the Company entered into an agreement with an affiliate in April 2014 to permanently forgive all net outstanding accounts receivable balances from the affiliate through the IPO date. As such, the accounts receivable balances from the affiliate have been eliminated and presented as a distribution to W. Keith Maxwell III for the years ended December 31, 2014 and 2013.
Tax Receivable Agreement
Concurrently with the closing of the IPO, the Company entered into a Tax Receivable Agreement with Spark HoldCo, NuDevco Retail Holdings and NuDevco Retail. This agreement generally provides for the payment by the Company to Retailco, LLC (as the successor to NuDevco Retail Holdings) and NuDevco Retail of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes (or is deemed to realize in certain circumstances) in future periods as a result of (i) any tax basis increases resulting from the purchase by the Company of Spark HoldCo units from NuDevco Retail Holdings (or its assignee) in connection with the IPO, (ii) any tax basis increases resulting from the exchange of Spark HoldCo units for shares of Class A common stock pursuant to the Exchange Right (or resulting from an exchange of Spark HoldCo units for cash pursuant to the Cash Option) and (iii) any imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreement. The Company retains the benefit of the remaining 15% of these tax savings.
In certain circumstances, the Company may defer or partially defer any payment due (a “TRA Payment”) to the holders of rights under the Tax Receivable Agreement, which are currently Retailco, LLC and NuDevco Retail.
During the five-year period commencing October 1, 2014, the Company will defer all or a portion of any TRA Payment owed pursuant to the Tax Receivable Agreement to the extent that Spark HoldCo does not generate sufficient Cash Available for Distribution (as defined below) during the four-quarter period ending September 30th of the applicable year in which the TRA Payment is to be made in an amount that equals or exceeds 130% (the “TRA Coverage Ratio”) of the Total Distributions (as defined below) paid in such four-quarter period by Spark HoldCo. For purposes of computing the TRA Coverage Ratio:

•
“Cash Available for Distribution” is generally defined as the Adjusted EBITDA of Spark HoldCo for the applicable period, less (i) cash interest paid by Spark HoldCo, (ii) capital expenditures of Spark HoldCo (exclusive of customer acquisition costs) and (iii) any taxes payable by Spark HoldCo; and

•
“Total Distributions” are defined as the aggregate distributions necessary to cause the Company to receive distributions of cash equal to (i) the targeted quarterly distribution the Company intends to pay to holders of its Class A common stock payable during the applicable four-quarter period, plus (ii) the estimated taxes payable by the Company during such four-quarter period, plus (iii) the expected TRA Payment payable during the calendar year for which the TRA Coverage Ratio is being tested.

In the event that the TRA Coverage Ratio is not satisfied in any calendar year, the Company will defer all or a portion of the TRA Payment to NuDevco under the Tax Receivable Agreement to the extent necessary to permit Spark HoldCo to satisfy the TRA Coverage Ratio (and Spark HoldCo is not required to make and will not make the pro rata distributions to its members with respect to the deferred portion of the TRA Payment). If the TRA Coverage Ratio is satisfied in any calendar year, the Company will pay NuDevco the full amount of the TRA Payment.
Following the five-year deferral period, the Company will be obligated to pay any outstanding deferred TRA Payments to the extent such deferred TRA Payments do not exceed (i) the lesser of the Company’s proportionate share of aggregate Cash Available for Distribution of Spark HoldCo during the five-year deferral period or the cash distributions actually received by the Company during the five-year deferral period, reduced by (ii) the sum of (a) the aggregate target quarterly dividends (which, for the purposes of the Tax Receivable Agreement, will be $0.3625 per share per quarter) during the five-year deferral period, (b) the Company’s estimated taxes during the five-year deferral period, and (c) all prior TRA Payments and (y) if with respect to the quarterly period during which the deferred TRA Payment is otherwise paid or payable, Spark HoldCo has or reasonably determines it will have amounts necessary to cause the Company to receive distributions of cash equal to the target quarterly distribution payable during that quarterly period. Any portion of the deferred TRA Payments not payable due to these limitations will no longer be payable.
We did not meet the threshold coverage ratio required to fund the first payment to Retailco under the Tax Receivable Agreement during the four-quarter period ended September 30, 2015. As such, the initial payment under the Tax Receivable Agreement due in late 2015 was deferred pursuant to the terms thereof.
Master Service Agreement with Retailco Services, LLC
We entered into a Master Service Agreement effective January 1, 2016 with Retailco Services, LLC, a wholly owned subsidiary of W. Keith Maxwell III, and an affiliate of our controlling stockholder.
Critical Accounting Policies and Estimates
We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC, which require us to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying footnotes. Actual results could differ from those estimates. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing our financial statements and the uncertainties that could impact our financial condition and results of operations.
Revenue Recognition
Our revenues are derived primarily from the sale of natural gas and electricity to retail customers. We also record revenues from sales of natural gas and electricity to wholesale counterparties, including affiliates. Revenues are recognized by using the following criteria: (1) persuasive evidence of an exchange arrangement exists, (2) delivery has occurred or services have been rendered, (3) the buyer’s price is fixed or determinable and (4) collection is reasonably assured. Utilizing these criteria, revenue is recognized when the natural gas or electricity is delivered. Similarly, cost of revenues is recognized when the commodity is delivered.
Revenues for natural gas and electricity sales are recognized upon delivery under the accrual method. Natural gas and electricity sales that have been delivered but not billed by period end are estimated. Accrued unbilled revenues are based on estimates of customer usage since the date of the last meter read provided by the utility. Volume estimates are based on forecasted volumes and estimated customer usage by class. Unbilled revenues are calculated by multiplying these volume estimates by the applicable rate by customer class. Estimated amounts are adjusted when actual usage is known and billed.
The cost of natural gas and electricity for sale to retail customers is based on estimated supply volumes for the applicable reporting period. In estimating supply volumes, we consider the effects of historical customer volumes, weather factors and usage by customer class. Transmission and distribution delivery fees, where applicable, are estimated using the same method used for sales to retail customers. In addition, other load related costs, such as ISO fees, ancillary services and renewable energy credits are estimated based on historical trends, estimated supply volumes and initial utility data. Volume estimates are then multiplied by the supply rate and recorded as retail cost of revenues in the applicable reporting period. Estimated amounts are adjusted when actual usage is known and billed.
Our asset optimization activities, which primarily include natural gas physical arbitrage and other short term storage and transportation opportunities, meet the definition of trading activities and are recorded on a net basis in the combined and consolidated statements of operations in net asset optimization revenues as required by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging.
Accounts Receivable
We accrue an allowance for doubtful accounts based upon estimated uncollectible accounts receivable considering historical collections, accounts receivable aging analysis, credit risk and other factors. We write off accounts receivable balances against the allowance for doubtful accounts when the accounts receivable is deemed to be uncollectible.
We conduct business in many utility service markets where the local regulated utility is responsible for billing the customer, collecting payment from the customer and remitting payment to the Company (“POR programs”). This POR program results in substantially all of our credit risk being linked to the applicable utility in these territories, which generally has an investment-grade rating, and not to the end-use customer. We monitor the financial condition of each utility and currently believe that our susceptibility to an individually significant write-off as a result of concentrations of customer accounts receivable with those utilities is remote.
In markets that do not offer POR programs or when we choose to directly bill our customers, certain accounts receivable are billed and collected by us. We bear the credit risk on these accounts and record an appropriate allowance for doubtful accounts to reflect any losses due to non-payment by customers. Our customers are individually insignificant and geographically dispersed in these markets. We write off customer balances when we believe that amounts are no longer collectible and when we have exhausted all means to collect these receivables.
Capitalized Customer Acquisition Costs
Capitalized customer acquisition costs consist primarily of hourly and commission based telemarketing costs, door-to-door agent commissions and other direct advertising costs associated with proven customer generation, and are capitalized and amortized over the estimated two-year average life of a customer in accordance with the provisions of FASB ASC 340-20, Capitalized Advertising Costs.
Recoverability of customer acquisition costs is evaluated based on a comparison of the carrying amount of the customer acquisition costs to the future net cash flows expected to be generated by the customers acquired, considering specific assumptions for customer attrition, per unit gross profit, and operating costs. These assumptions are based on forecasts and historical experience.
Accounting for Derivative and Hedging Activities
We use derivative instruments such as futures, swaps, forwards and options to manage the commodity price risks of our business operations.
All derivatives, other than those for which an exception applies, are recorded in the combined and consolidated balance sheets at fair value. Derivative instruments representing unrealized gains are reported as derivative assets while derivative instruments representing unrealized losses are reported as derivative liabilities. We have elected to offset amounts on the combined and consolidated balance sheets for recognized derivative instruments executed with the same counterparty under a master netting arrangement. One of the exceptions to fair value accounting, normal purchases and normal sales, has been elected by us for certain derivative instruments when the contract satisfies certain criteria, including a requirement that physical delivery of the underlying commodity is probable and is expected to be used in normal course of business. Retail revenues and retail cost of revenues resulting from deliveries of commodities under normal purchase contracts and normal sales contracts are included in earnings at the time of contract settlement.
To manage commodity price risk, we hold certain derivative instruments that are not held for trading purposes and are not designated as hedges for accounting purposes. However, to the extent we do not hold offsetting positions for such derivatives, we believe these instruments represent economic hedges that mitigate our exposure to fluctuations in commodity prices. As part of our strategy to optimize our assets and manage related commodity risks, we also manage a portfolio of commodity derivative instruments held for trading purposes. We use established policies and procedures to manage the risks associated with price fluctuations in these energy commodities and use derivative instruments to reduce risk by generally creating offsetting market positions.
Changes in the fair value of and amounts realized upon settlement of derivative instruments not held for trading purposes are recognized currently in earnings in retail revenues or retail costs of revenues, respectively.
Changes in the fair value of and amounts realized upon settlement of derivative instruments held for trading purposes are recognized currently in earnings in net asset optimization revenues.
We have historically designated a portion of our derivative instruments as cash flow hedges for accounting purposes. For all hedging transactions, we formally documented the hedging transaction and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk was assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. We also formally assessed, both at the inception of the hedging transaction and on an ongoing basis, whether the derivatives used in hedging transactions were highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that were designated and qualified as part of a cash flow hedging transaction, the effective portion of the gain or loss on the derivative was reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during when the hedged transaction affected earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness were recognized in current earnings. Hedge accounting was discontinued prospectively for derivatives that ceased to be highly effective hedges or when the occurrence of the forecasted transaction was no longer probable.
Effective July 1, 2013, we elected to discontinue hedge accounting prospectively and began to record the changes in fair value recognized in the combined and consolidated statement of operations in the period of change. Because the underlying transactions were still probable of occurring, the related accumulated other comprehensive income was frozen and recognized in earnings as the underlying hedged item was delivered. As of December 31, 2015, 2014 and 2013, we had no gains or losses on derivatives that were designated as qualifying cash flow hedging transactions recorded as a component of accumulated other comprehensive income, as all previously deferred gains and losses on qualifying hedge transactions were reclassified into earnings during the year ended December 31, 2013 when the associated hedged transactions were recorded into earnings.
Goodwill
Goodwill represents the excess of cost over fair value of the assets of businesses acquired in accordance with FASB ASC Topic 350 Intangibles-Goodwill and Other ("ASC 350"). The goodwill on our consolidated balance sheet as of December 31, 2015 is associated with both our Retail Natural Gas and Retail Electricity reporting units. We determine our reporting units by identifying each unit that engaged in business activities from which it may earn revenues and incur expenses, had operating results regularly reviewed by the segment manager for purposes of resource allocation and performance assessment, and had discrete financial information.

Goodwill is assessed for impairment whenever events or circumstances indicate that impairment of the carrying value of goodwill is likely, but no less often than annually as of October 31, 2015. During the fourth quarter of 2015, we performed a qualitative assessment of goodwill in accordance with guidance from ASC 350, which permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If we fail the qualitative test, then we must compare our estimate of the fair value of a reporting unit with its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, we perform the second step of the goodwill impairment test to measure the amount of goodwill impairment loss to be recorded, as necessary. The second step compares the implied fair value of the reporting unit’s goodwill to the carrying value, if any, of that goodwill. We determine the implied fair value of the goodwill in the same manner as determining the amount of goodwill to be recognized in a business combination.
We completed our annual assessment of goodwill impairment during the fourth quarter of 2015, and the test indicated no impairment. The fair values of our retail electricity and retail natural gas reporting units at October 31, 2015 substantially exceeded the respective carrying values of our goodwill.
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP. The standard permits the use of either the retrospective or cumulative effect transition method. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date to periods beginning after December 15, 2017. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016. The Company is selecting a transition method and determining the effect of the standard on its ongoing financial reporting.
In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 amends existing guidance to require subsequent measurement of inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2016. Earlier application is permitted as of the beginning of an interim or annual reporting period. The Company does not expect the adoption of ASU 2015-11 will have a material effect on its consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 amends existing accounting standards for lease accounting by requiring entities to include substantially all leases on the balance sheet by requiring the recognition of right-of-use assets and lease liabilities for all leases. Entities may elect to not recognize leases with a maximum possible term of less than 12 months. For lessees, a lease is classified as finance or operating and the asset and liability are initially measured at the present value of the lease payments. For lessors, accounting for leases is largely unchanged from previous guidance. ASU 2016-02 also requires qualitative disclosures along with certain specific quantitative disclosures for both lessees and lessors. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, with early adoption permitted, and is effective for interim periods in the year of adoption. The ASU should be applied using a modified retrospective approach, which requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented. The Company has not yet selected an adoption method and is currently evaluating the impact of adopting this guidance on its consolidated financial statements.
In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation(Topic 718) (“ASU 2016-09”). ASU 2016-09 includes provisions intended to simplify various aspects of accounting for shared-based payments, including income tax consequences, classification of awards as either equity or liability and classification on the statement of cash flows. Under current U.S. GAAP, excess tax benefits are currently recorded in equity and as presented as a financing activity on the statement of cash flows. Upon adoption, excess tax benefits for share-based payments will be recorded as a reduction of income taxes and reflected in operating cash flows. This guidance is effective for annual and interim reporting periods of public entities beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements.
Contingencies
In the ordinary course of business, we may become party to lawsuits, administrative proceedings and governmental investigations, including regulatory and other matters.
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.
Emerging Growth Company Status
We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, but we have irrevocably opted out of the extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.
We intend to take advantage of these exemptions until we are no longer an emerging growth company. We will cease to be an “emerging growth company” upon the earliest of: (i) the last day of the fiscal year in which we have $1.0 billion or more in annual revenues; (ii) the date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30); (iii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of 2019.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market risks relating to our operations result primarily from changes in commodity prices and interest rates, as well as counterparty credit risk. We employ established policies and procedures to manage our exposure to these risks.
Commodity Price Risk
We hedge and procure our energy requirements from various wholesale energy markets, including both physical and financial markets and through short and long term contracts. Our financial results are largely dependent on the margin we are able to realize between the wholesale purchase price of natural gas and electricity plus related costs and the retail sales price we charge our customers. We actively manage our commodity price risk by entering into various derivative or non-derivative instruments to hedge the variability in future cash flows from fixed-price forecasted sales and purchases of natural gas and electricity in connection with our retail energy operations. These instruments include forwards, futures, swaps, and option contracts traded on various exchanges, such as NYMEX and Intercontinental Exchange, or ICE, as well as over-the-counter markets. These contracts have varying terms and durations, which range from a few days to a few years, depending on the instrument. Our asset optimization group utilizes similar derivative contracts in connection with its trading activities to attempt to generate incremental gross margin by effecting transactions in markets where we have a retail presence. Generally, any of such instruments that are entered into to support our retail electricity and natural gas business are categorized as having been entered into for non-trading purposes, and instruments entered into for any other purpose are categorized as having been entered into for trading purposes. Our net gain on non-trading derivative instruments net of cash settlements was $1.7 million and $2.9 million for the three months ended March 31, 2016 and 2015, respectively.
We have adopted risk management policies to measure and limit market risk associated with our fixed-price portfolio and our hedging activities.
We measure the commodity risk of our non-trading energy derivatives using a sensitivity analysis on our net open position. As of March 31, 2016, our Gas Non-Trading Fixed Price Open Position (hedges net of retail load) was a short position of 500,928 MMBtu. An increase of 10% in the market prices (NYMEX) from their March 31, 2016 levels would have decreased the fair market value of our net non-trading energy portfolio by $0.1 million. Likewise, a decrease of 10% in the market prices (NYMEX) from their March 31, 2016 levels would have increased the fair market value of our non-trading energy derivatives by $0.1 million. As of March 31, 2016, our Electricity Non-Trading Fixed Price Open Position (hedges net of retail load) was a short position of 200,300 MWhs. An increase of 10% in the forward market prices from their March 31, 2016 levels would have decreased the fair market value of our net non-trading energy portfolio by $0.5 million. Likewise, a decrease of 10% in the forward market prices from their March 31, 2016 levels would have increased the fair market value of our non-trading energy derivatives by $0.5 million.
We measure the commodity risk of our trading energy derivatives using a sensitivity analysis on our net open position. As of March 31, 2016, we did not have a Gas Trading Fixed Price Open Position.
Credit Risk
In many of the utility service territories where we conduct business, POR programs have been established, whereby the local regulated utility offers services for billing the customer, collecting payment from the customer and remitting payment to us. This service results in substantially all of our credit risk being linked to the applicable utility and not to our end-use customer in these territories. Approximately 62% of our retail revenues were derived from territories in which substantially all of our credit risk was directly linked to local regulated utility companies for the three months ended March 31, 2016, all of which had investment grade ratings as of such date. During the same period, we paid these local regulated utilities a weighted average discount of approximately 1.5% of total revenues for customer credit risk protection. In certain of the POR markets in which we operate, the utilities limit their collections exposure by retaining the ability to transfer a delinquent account back to us for collection when collections are past due for a specified period. If our collection efforts are unsuccessful, we return the account to the local regulated utility for termination of service. Under these service programs, we are exposed to credit risk related to payment for services rendered during the time between when the customer is transferred to us by the local regulated utility and the time we return the customer to the utility for termination of service, which is generally one to two billing periods. We may also realize a loss on fixed-price customers in this scenario due to the fact that we will have already fully hedged the customer’s expected commodity usage for the life of the contract.
In non-POR markets, we manage customer credit risk through formal credit review in the case of commercial customers, and credit score screening, deposits and disconnection for non-payment, in the case of residential customers. Economic conditions may affect our customers’ ability to pay bills in a timely manner, which could increase customer delinquencies and may lead to an increase in bad debt expense. Our bad debt expense for the three months ended March 31, 2016 was approximately 1.7% of non-POR market retail revenues. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Drivers of Our Business” for an analysis of our bad debt expense related to non-POR markets during the three months ended March 31, 2016.
We are exposed to wholesale counterparty credit risk in our retail and asset optimization activities. We manage this risk at a counterparty level and secure our exposure with collateral or guarantees when needed. At March 31, 2016, approximately 74% of our total exposure of $2.9 million was either with an investment grade customer or otherwise secured with collateral or a guarantee.
Interest Rate Risk
We are exposed to fluctuations in interest rates under our variable-price debt obligations. At March 31, 2016, we were co-borrowers under the Senior Credit Facility, under which $23.6 million of variable rate indebtedness was outstanding. Based on the average amount of our variable rate indebtedness outstanding during the three months ended March 31, 2016, a 1% percent increase in interest rates would have resulted in additional annual interest expense of approximately $0.2 million. The Senior Credit Facility bears interest at a variable rate. We do not currently employ interest rate hedges, although we may choose to do so in the future.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Only one Information Statement is being delivered to multiple security holders of record (and those holding through a broker account) sharing an address unless the Company has received contrary instructions from one or more of the security holders.
We hereby undertake to deliver promptly upon written or oral request a separate copy of this Information Statement to security holders at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify us that you wish to receive a separate copy of this Information Statement.
In addition, if you are a security holder sharing an address with other security holders of our Company receiving multiple copies of our annual reports, Information Statements, or Notices of Internet Availability of Proxy Materials and you wish to receive a single copy, you may notify us, as follows.
All requests should be directed to: Spark Energy, Inc., at 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, RE: Information Statement Request or by calling us at (713) 600-2600.
The entire cost of furnishing this Information Statement, which is expected not to exceed $3,000, will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Class A common stock and Class B common stock held of record by them.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE
None.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement contains forward looking statements that involve risks and uncertainties, some of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this Information Statement, are forward-looking statements. Forward-looking statements appear in a number of places in this Information Statement and may include statements regarding the anticipated closing of the transactions contemplated by each of the Provider Purchase Agreement and the Subscription Agreement and the Major Energy Purchase Agreement. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Information Statement. Before you invest in our securities, you should be aware that the occurrence of the events described in this Information Statement could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Information Statement to conform our statements to actual results or changed expectations.
ADDITIONAL INFORMATION
We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file or furnish pursuant to the Exchange Act. You may read and copy materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS OF SPARK ENERGY, INC.

/s/ GIL MELMAN
Gil Melman
Vice President, General Counsel and Corporate Secretary

, 2016

ANNEX A
MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG
SPARK HOLDCO, LLC,
PROVIDER POWER, LLC,
KEVIN B. DEAN,
AND
EMILE L. CLAVET
May 3, 2016

TABLE OF CONTENTS

Page

Exhibits

Exhibit A	—	Definitions
Exhibit B	—	Form of Provider Interests and Asset Assignment
Exhibit C	—	Calculation of Consideration
Exhibit D		Calculation of Earnout under Section 2.3(c)
Exhibit E	—	Form of Non-Competition and Non-Solicitation Agreement of Seller and each of Kevin B. Dean and Emile L. Clavet
Exhibit F	—	Form of Escrow Agreement
Exhibit G	—	NOT USED
Exhibit H	—	Key Terms of Premises Lease between Seller and the Provider Companies

Schedules

Schedule 2.4(a)	—	Example Calculation of Working Capital
Schedule 3.3	—	Non-contravention (Seller)
Schedule 3.4	—	Government Approvals (Seller)
Schedule 3.6	—	Legal Proceedings (Seller)
Schedule 3.7	—	Brokers’ Fees
Schedule 4.2(a)	—	Other Assets of Seller
Schedule 4.4	—	Changes in Business

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Schedule 4.7	—	Liens
Schedule 4.8	—	Leases
Schedule 4.9	—	Adequacy of Assets
Schedule 4.10	—	Material Contracts
Schedule 4.11	—	Noble Agreements
Schedule 4.13	—	Intellectual Property
Schedule 4.14	—	Taxes
Schedule 4.14(g)	—	Disregarded Entity
Schedule 4.14(h)	—	Group Filing
Schedule 4.15(a)	—	Plan Sponsors
Schedule 4.15(b)	—	Plan Compliance Variation
Schedule 4.15(d)	—	Acceleration of Payments
Schedule 4.15(f)	—	Labor Law Violations
Schedule 4.15(i)	—	Employees, Independent Contractors, Consultants
Schedule 4.20	—	Transactions with Affiliates
Schedule 4.21	—	Insurance Policies
Schedule 5.3	—	Non-contravention (Buyer)
Schedule 5.4	—	Government Approvals (Buyer)
Schedule 5.5	—	Legal Proceedings (Buyer)
Schedule 5.6	—	Brokers Fees (Buyer)
Schedule 6.1(a)	—	Conduct of Business
Schedule 6.1(b)	—	Material Changes
Schedule 6.9	—	Contracts Not Terminated
Schedule 6.11	—	Officers and Directors-Provider Companies

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MEMBERSHIP INTEREST PURCHASE AGREEMENT
This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of May 3, 2016 (the “Execution Date”), is entered into by and among Provider Power, LLC (“Seller”), Spark HoldCo, LLC (“Buyer”), Kevin B. Dean and Emile L. Clavet. Kevin B. Dean and Emile L. Clavet are each individually referred to as a Seller’s Representative, and together as the “Seller’s Representatives”. Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”
R E C I T A L S
WHEREAS, Seller owns all of the outstanding membership interests in Electricity Maine, LLC, a Maine limited liability company (“Maineco”); Electricity N.H., LLC, a Maine limited liability company (“NHco”); and Provider Power Mass, LLC, a Maine limited liability company (“Massco” and, together with Maineco and NHco, the “Provider Companies”);
WHEREAS, upon the Closing, Seller will sell, transfer, assign and convey to Buyer all of the outstanding membership interests in MaineCo, NHCo and MassCo (collectively, the “Provider Interests”) in exchange for the consideration, and on the terms and conditions, set forth in this Agreement (collectively, the “Conveyance”);
WHEREAS, the Seller’s Representatives are making certain representations and commitments in consideration of Buyer purchasing the Provider Interests (as defined below)
A G R E E M E N T S
NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
1.1    Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A.
1.2    Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted

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by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term with specific reference to GAAP shall have the meaning attributed to it in GAAP; (i) references to “days” are to calendar days; and (j) all references to money refer to the lawful currency of the United States. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement.
ARTICLE II
TRANSFER OF PROVIDER COMPANIES
2.1    Transfer of Membership Interest in Provider Companies. At the Closing, on the terms and subject to the conditions of this Agreement, (a) Seller shall transfer, convey, assign and deliver to Buyer all of its right, title and interest in and to the Provider Companies, constituting all outstanding membership interests in the Provider Companies, free and clear of all Liens (other than Permitted Liens) or other Indebtedness, in exchange for the consideration set forth in Section 2.2, as adjusted, and (b) Buyer shall purchase all outstanding membership interests in the Provider Companies from Seller. As of the Closing Date, the membership interests in the Provider Companies shall be free and clear of all Liens (other than Permitted Liens) or other Indebtedness, other than trade payables incurred in the ordinary course of business that are not past due for more than thirty (30) days, which trade payables will be included in determining the Estimated Working Capital and the Effective Date Working Capital.
2.2    Consideration for the Membership Interest Transfer. In consideration for the transfer of all outstanding membership interests in the Provider Companies, Buyer shall pay to Seller total aggregate consideration of Twenty-Eight Million and No/100 Dollars ($28,000,000.00) plus Net Working Capital (as defined below) as follows:
(a)    at the Closing, Buyer shall pay to Seller a cash payment equal to the sum of (i) the Noble Indebtedness as of the Closing Date, plus (ii) $1,350,000.00 less (iii) positive Net Working Capital (the “Cash Consideration”) plus an adjustment pursuant to this Article II for Net Working Capital;

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(b)    Buyer shall pay the remainder of the consideration in installments totaling the difference between (i) Twenty-Eight Million and No/100 Dollars ($28,000,000.00) and (ii) the Cash Consideration (the “Installment Consideration”) which shall be payable in ten equal monthly installments commencing on August 1, 2016 and ending on May 1, 2017. The Installment Consideration and Cash Consideration are referred to herein as the “Base Consideration.” An example of how the Base Consideration, Cash Consideration and Installment Consideration are calculated using hypothetical assumptions is set forth on Exhibit C to this Agreement. Buyer shall pay simple interest on the unpaid Installment Consideration at an annual rate of ten percent (10%) compounded annually as calculated in Exhibit C attached hereto (the “Installment Interest”) which interest shall be placed into escrow in accordance with Section 2.5 for the purposes of satisfying Sellers’ indemnification obligations under Article X; and
(c)    An earnout payment constituting an addition to the Base Consideration (the “Earnout”) pursuant to which Seller shall be entitled to receive up to Four Million Dollars ($4,000,000) payable on June 30, 2017 based on achievement by the Provider Companies of certain minimum customer counts at weighted average sales prices as of a measurement date of May 1, 2017 (the “Earnout Measurement Date”) as set forth on Exhibit D and subject to the following:
(i)    the weighted average sales price for purposes of determining the Earnout shall be calculated using weighted average historical volume for the last twelve months of each customer’s historical usage prior to May 1, 2017 multiplied by the customer’s sales price at the Measurement Date based on Seller’s Position Report produced by Esco Advisors as of the Earnout Measurement Date;
(ii)    the Provider Companies shall be entitled to a budget of up to $2,000,000 for customer acquisition costs for the period from the Closing Date until the Earnout Measurement Date (the “Earnout Measurement Period“); provided that the average cost to acquire each customer is less than or equal to $80.00 per customer at any given time for customers being acquired during the Earnout Measurement Period and each such customer acquired during the Earnout Measurement Period has positive margin.
For purposes of this subsection (c), “customer” shall mean a valid customer account in Maine or New Hampshire that is on-flow and current on its account, or budget billing plan, or is performing under a payment plan, all as determined by Seller’s Position Report and existing account collection procedures.

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2.3 Base and Cash Consideration Adjustment.
(a)    At least five (5) Business Days prior to Closing, Seller shall deliver to Buyer the Estimated Closing Statement setting forth Seller’s good faith and fully informed estimate of the Working Capital that will exist as of the Closing Date (the “Estimated Working Capital”), which Estimated Working Capital will be calculated in accordance with this Agreement and in the same manner as the Example Calculation of Working Capital in Schedule 2.3(a), together with supporting Records. Seller shall make available to Buyer and its Representatives, as reasonably requested by Buyer, all Records and other documents used by Seller in preparing the Estimated Closing Statement and personnel of Seller and/or Provider Power responsible for preparing or maintaining such Records and documents. Buyer shall have five Business Days after its receipt of the Estimated Closing Statement to either accept or reject same. If Buyer rejects the Estimated Closing Statement, Seller and Buyer shall meet as soon as reasonably possible to resolve their differences concerning the Estimated Closing Statement. If Buyer and Seller are unable to resolve their differences, Closing will be delayed until such time as Buyer and Seller are able to agree on the Estimated Closing Statement.
(b)    The final agreed upon or determined Estimated Working Capital, if positive, shall be added to the Cash Consideration and paid at Closing in accordance with Section 2.2. If the final Estimated Working Capital is negative, such amount will be deducted from the Cash Consideration as set forth in Section 2.2.
2.4 Post-Closing Adjustment.
(a) Within ninety (90) days after the Closing Date, Buyer will deliver to Seller a preliminary closing statement (the “Preliminary Closing Statement”) setting forth the Buyer’s good faith estimate of the Working Capital of the Provider Companies, together with supporting records as of the Closing Date (the “Closing Date Working Capital”). This calculation shall be prepared in accordance with the example in Schedule 2.4(a) and based on:
(iii) the data and receipts received subsequent to the Closing Date covering the period prior to the Closing Date; and
(iv) generally accepted accounting principles.
Buyer will make available to Seller and its Representatives, as reasonably requested by Seller, all Records and other documents used by Buyer in preparing the Preliminary Closing Statement.
(b) As soon as reasonably practicable, but in no event later than fifteen (15) days after Seller receives the Preliminary Closing Statement (the “Objection Period”), Seller shall deliver to Buyer

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a written report containing all changes (if any) that Seller proposes to be made to such Preliminary Closing Statement (the “Objection Notice”). Such changes shall be specified in reasonable detail with reasonable supporting documentation, if applicable, and include Seller’s calculation of the Closing Date Working Capital. All items on the Preliminary Closing Statement for which Seller does not propose changes shall be deemed to be final and binding on the Parties, except with respect to the accrued RPS Obligations for New Hampshire which shall be adjusted in accordance with Section 2.4(g). If Seller fails to deliver to Buyer the Objection Notice within the Objection Period, the Preliminary Closing Statement as delivered by Buyer will be deemed to be final and binding on the Parties.
(c) As soon as reasonably practicable, but in no event later than ten (10) days after Buyer receives the Objection Notice, the Parties shall meet and undertake to agree on the final adjustments to the Preliminary Closing Statement and, specifically, the Closing Date Working Capital. If the Parties fail to agree on the final adjustments within the fifteen (15) day period after Buyer’s receipt of the Objection Notice, any Party may submit the disputed items to the Independent Accountant for resolution. The Parties shall direct the Independent Accountant to resolve the disputes within thirty (30) days after the relevant materials are submitted for review. The Independent Accountant shall consider only those items or amounts in the Preliminary Closing Statement as to which Seller proposed changes in the Objection Notice and that remain in dispute between the Parties, shall render its decision based solely on written materials submitted by the Parties and the terms of this Agreement and shall not assign a value to any item greater than the greatest value for such item claimed by the Parties or less than the smallest value for such item claimed by the Parties. The Independent Accountant shall have exclusive jurisdiction over, and resort to the Independent Accountant as provided in this Section 2.4(c) shall be the sole recourse and remedy of the Parties against one another or any other Person with respect to, any disputes arising out of or relating to the Preliminary Closing Statement. The decisions of the Independent Accountant regarding the Preliminary Closing Statement and the Closing Date Working Capital will be binding on and non-appealable by the Parties, and shall be enforceable in a court of law. In the event the parties reach a settlement on the working capital calculation, the fees and expenses associated with the Independent Accountant shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller.
(d) The Preliminary Closing Statement shall become final and binding on the Parties with respect to the determination of the Closing Date Working Capital upon the earliest of (i) if no Objection Notice has been given within the Objection Period, the expiration of the Objection Period, (ii) if an Objection Notice has been given during the Objection Period, upon the agreement by the Parties that such Preliminary Closing Statement, together with any modifications thereto agreed to in writing by the Parties, is final and binding and (iii) if an Objection Notice has been given but

5

there is no agreement between the Parties regarding Seller’s proposed changes, the date on which the Independent Accountant issues its decision with respect to any dispute referred to the Independent Accountant pursuant to Section 2.4(c), giving effect to any items reflected in the Objection Notice as to which the Parties were able to reach agreement prior to such referral. The Preliminary Closing Statement, as adjusted, if applicable, pursuant to any agreement between the Parties or pursuant to the decision of the Independent Accountant, when final and binding with respect to the determination of the Closing Working Capital, is herein referred to as the “Final Closing Statement”.
(e) If the Final Closing Statement indicates that the Closing Date Working Capital is less than the Estimated Working Capital (a “Final Deficiency”), Buyer shall deliver written notice (the “Final Settlement Notice”) to the Seller specifying and instructing Seller to pay the Final Deficiency to Buyer by wire transfer of immediately available funds to a bank account designated in writing by Buyer. In the event Seller fails to make payment of the Final Deficiency within three (3) Business Days after the date of the Final Closing Statement, Buyer shall be entitled to offset any or all of the Final Deficiency against payment of the Installment Consideration under Section 2.2 until such time as the Final Deficiency has been paid in full to Buyer.
(f) the Final Closing Statement indicates that the Closing Date Working Capital is greater than the Estimated Working Capital (a “Final Surplus”), the Final Settlement Notice shall be sent to Seller and Buyer shall pay the amount of the Final Surplus to Seller within five Business Days after the date of the Final Closing Statement by wire transfer of immediately available funds to a bank account designated in writing by Seller.
(g) The Parties shall adjust the RPS Obligations for New Hampshire which will be accrued as a Current Liability in determining Working Capital on a separate basis from the adjustments to Working Capital hereunder upon the earlier to occur of: (i) filing of the 2016 alternative compliance payment with the New Hampshire Commission; and (ii) July 1, 2017 (the “RPS True-Up Date”). In the event that actual RPS Obligations are less than the accrued amount set forth on Schedule 2.4(a), Buyer shall remit payment of the difference to Seller within ten (10) days of the RPS True-Up Date.
2.5 Escrow
(a) Seller shall deposit into escrow (a) two hundred seventy-five thousand dollars ($275,000.00) of each Installment up to an aggregate total of $2,750,000.00 (the “Reserve Payment”); less (b) the Installment Interest (together (a) and (b), are referred to as the “Escrow Amount”) to be held in an escrow account held by Compass Bank (BBVA) N.A. (the “Escrow Agent”) on behalf of Buyer and Seller in accordance with an escrow agreement in substantially the form attached hereto as Exhibit F (the “Escrow Agreement”). In the event that any Installment is

6

insufficient to make the Reserve Payment as a result of the working capital set-off in Section 2.4(e) or a set-off of an indemnification claim permitted under Section 10.3(i), Buyer shall be entitled to increase the amount of subsequent Reserve Payments so that the Escrow Amount reflects the total Reserve Payments required to be made to date hereunder. Notwithstanding anything elsewhere set forth herein, nothing herein shall be deemed to prevent the Seller from pursuing the Freedom Logistics Litigation appeal in accordance with the Joint Defense Agreement at its sole cost and expense. No payment shall be made to Freedom Logistics, LLC from the Escrow Amount until the earlier of (i) Seller appeals have been exhausted, or the applicable appeal period has expired; or (ii) payment is ordered to be made by the presiding court. None of Buyer or Provider Companies shall be obligated to take any action or make any agreement in its name or otherwise in pursuit of Seller’s appeal. The Escrow Amount shall serve as security for the payment of any claims for indemnification by Buyer under Article X. Any payments owed by the Seller to any Buyer Indemnified Parties pursuant to Article X shall be paid first from any set-off of Installment Payments under Section 10.3(i) and then from the Escrow Funds at Buyer’s discretion. On the second anniversary of the Closing Date, the Escrow Agent shall release in accordance with the terms of the Escrow Agreement an amount of the Escrow Funds equal to the excess, if any, of (i) any remaining Escrow Funds over (ii) the aggregate amount of any claims asserted by Buyer pursuant to Article X prior to the second anniversary of the Closing Date that are not yet resolved (“Unresolved Escrow Claims”). The Escrow Funds retained for an Unresolved Escrow Claim shall be released by the Escrow Agent (to the extent not utilized to pay a Buyer Indemnified Party for any such claims resolved in favor of a buyer Indemnified Party) to Seller upon the resolution of such Unresolved Escrow Claim in accordance with this Agreement and the Escrow Agreement.
(b) In addition to the Escrow Amount set forth in (a) above, Seller shall also escrow an amount equal to the lesser of $250,000 or the amount recommended by the Experis consultant pursuant to written recommendation, said amount to be deposited with Escrow Agent pursuant to the Escrow Agreement (the “Tax Escrow”) to serve as security for the potential state tax claims set forth on Schedule 5.5 (the “State Tax Claim”). The Tax Escrow shall be funded through a deduction of twenty-five thousand dollars ($25,000.00) from each installment of the Installment Consideration. The Tax Escrow shall remain in escrow pending resolution of the State Tax Claim; provided that, as long as no audit by taxing authorities is pending or noticed by the second anniversary of the Closing Date, then one half of the remaining Tax Escrow shall be released to Seller. Upon final resolution or settlement of the State Tax Claim with the applicable taxing authority which is not subject to further appeal, Seller shall indemnify Buyer for taxes, penalties and interest and attorneys’ fees payable for the actual State Tax Claim from the Tax Escrow. In the event the actual amount of the State Tax Claim as determined at final resolution of such claim exceeds the Tax Escrow, Buyer shall be entitled to recover any difference from the Escrow Amount. In the event the actual

7

amount of the State Tax Claim as determined at final resolution of such claim is less than the Tax Escrow, Seller shall be entitled to receive the remaining amount from the Tax Escrow.
2.6 Payoff of Indebtedness at Closing.
Buyer shall payoff all Indebtedness outstanding at Closing including the Noble Indebtedness but excluding indebtedness for current trade payables properly included in Net Working Capital. All outstanding Liens (excluding Permitted Liens) on the Provider Companies or to which the Provider Assets are subject shall be released.
2.7 Management Fee.
Each of the Seller’s Representatives shall receive a management fee for the period running from the date of Closing to the Earnout Measurement Period equal to Ten Thousand and 00/100 Dollars ($10,000.00) per month payable on the first day of each month.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller and each Seller’s Representative hereby represent and warrant to the Buyer as of the Execution Date and the Closing Date as follows:
3.1 Organization; Qualification. Seller is duly formed, validly existing and in good standing under the laws of its state of organization and has full limited liability company power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. Seller is duly licensed or qualified to do business as a limited liability company (either foreign or domestic) and is in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of its business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not have a Seller Material Adverse Effect.
3.2 Authority; Enforceability.
(c) Seller has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to consummate the transactions contemplated thereby and to perform all the terms and conditions thereof to be performed by it. The execution and delivery by Seller of the Transaction Documents to which it is, or will be, a party, the consummation by

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Seller of the transactions contemplated thereby and the performance by Seller of all of the terms and conditions thereof to be performed by it has been duly and validly authorized by Seller, and no other proceedings on the part of Seller are necessary to enter into the Transaction Documents to which it is, or will be, a party, to consummate the transactions contemplated by the Transaction Documents to which it is, or will be, a party or to perform all of the terms and conditions thereof to be performed by it.
(d) The Transaction Documents to which Seller is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by Seller, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which Seller is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).
3.3 Non-Contravention. Except as set forth on Schedule 3.3 of the Seller Disclosure Schedules, the execution, delivery and performance of the Transaction Documents to which Seller is, or will be, a party and the consummation by Seller of the transactions contemplated thereby does not and will not: § conflict with, or require the consent of any Person under, or result in any breach of, any provision of the Organizational Documents of Seller; § conflict with, or require the consent of any Person under, or constitute a default (or an Event that with the giving of notice or passage of time or both would give rise to a default) or cause any obligation under, or give rise to any right of termination, cancellation, amendment, preferential purchase right or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which Seller is a party or by which any property or asset of Seller is bound or affected; § assuming compliance with the matters referred to in Section 3.4, conflict with or violate any Law to which Seller is subject or by which any property or asset of Seller is bound; § constitute (with or without the giving of notice or the passage of time or both) an Event which would result in the creation of, or afford any Person the right to obtain, any Lien (other than Permitted Liens) on any asset of Seller or § result in the revocation, cancellation, suspension, or material modification, individually or in the aggregate, of any Contract or Governmental Approval that is necessary or desirable for the ownership, lease or operation of Seller as now conducted, except, in the cases of clauses (b), (c), (d) and (e), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Liens as would not reasonably be expected to have a Seller Material

9

Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
3.4 Governmental Approvals. Except as set forth on Schedule 3.4 of the Seller Disclosure Schedules, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority, is necessary for • the consummation by Seller of the transactions contemplated by the Transaction Documents to which it is, or will be, a party or • the enforcement against Seller of its obligations under the Transaction Documents except in the cases of clauses (i) and (ii), other than such declarations, filings, registrations, notices, authorizations, consents or approvals that have been obtained or made or that would in the ordinary course be made or obtained after the Closing, or which, if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
3.5 Capitalization.
(a) Emile L. Clavet and Kevin B. Dean own all of the outstanding membership interests in Seller free and clear of all Liens other than (i) transfer restrictions imposed by federal and state securities laws, (ii) transfer restrictions contained in the Organization Documents of Seller; and (iii) any restrictions imposed by and under the Noble Agreements, including without limitation the pledge of said interests pursuant to Pledge Agreements to Noble Americas Energy Solutions LLC.
(b) Seller owns one hundred percent (100%) of the outstanding membership interests in Massco, Maineco and NHco free and clear of all Liens other than (i) transfer restrictions imposed by federal and state securities laws, (ii) transfer restrictions contained in the Organizational Documents of Massco, Maineco and NHco, and (iii) any restrictions imposed by and under the Noble Agreements, including without limitation the pledge of the Provider Interests pursuant to Pledge Agreements to Noble Americas Energy Solutions LLC.
(c) The membership interests in the Provider Companies owned by Seller are duly authorized and validly issued in accordance with their respective Organizational Documents and are fully paid (to the extent required under the Organizational Documents of the Provider Companies) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.
(d) There are no preemptive rights, rights of first refusal or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights,

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agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate Seller to issue or sell any equity interests of Seller or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in Seller, and no securities or obligations evidencing such rights are authorized, issued or outstanding other than the pledge of the Provider Interests to Noble.
(e) Seller does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in Seller on any matter.
(f) Except for the Noble Agreements, Seller is not a party to any agreements, arrangements, or commitments obligating Seller to grant, deliver or sell, or cause to be granted, delivered or sold, any interest in any Provider Company by sale, lease, license or otherwise, other than this Agreement.
(g) There are no voting trusts, proxies or other agreements or understandings to which Seller or either Seller’s Representative is bound with respect to the voting of the membership interests of Seller or the Provider Interests.
3.6 Legal Proceedings. Except as set forth on Schedule 3.6 of the Seller Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of Seller, threatened against or by Seller, either of the Seller’s Representatives or any of the Provider Companies (a) relating to or affecting the Provider Business or (b) that questions or involves the validity or enforceability of the obligations of Seller under this Agreement or the other Transaction Documents or seeks to prevent or delay, or seeks damages in connection with, the consummation of the transactions contemplated by this Agreement.
3.7 Brokers’ Fee. Except as set forth on Schedule 3.7 of the Seller Disclosure Schedules, neither Seller nor Seller’s Representatives nor any of their Affiliates has entered (directly or indirectly) into any agreement with any broker, investment banker, financial advisor or other Person that would obligate Buyer or any of its Affiliates to pay any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the transactions contemplated herein.
3.8 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of Seller, threatened against Seller or any of its Subsidiaries.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING THE PROVIDER COMPANIES
Seller and each Seller’s Representative hereby represent and warrant to the Buyer as of the Execution Date and the Closing Date as follows:
4.1 Organization; Qualification. Each Provider Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Maine. Each Provider Company has full limited liability company power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such business is now conducted. Each Provider Company is duly licensed or qualified to do business as a foreign limited liability company and is in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not have Seller Material Adverse Effect. Seller has made available to Buyer true and complete copies of the Organizational Documents of each Provider Company as in effect on the Execution Date.
4.2 Capitalization.
(h)    The only equity interests in the Provider Companies are owned by Seller and the only equity interests in Seller are owned by Seller’s Representatives. Other than the Provider Interests and the assets set forth on Schedule 4.2(a), and other than as provided below, Seller owns no other equity or other ownership interest in any other Person and the Provider Companies own no equity or other ownership interest in any other Person. The entities in which the Seller owns equity or other interests on Schedule 4.2(a) have not had any historical operations, have no assets or liabilities, and have no other equity owners. The ownership by Seller of its interests in such entities will not conflict with, prevent or delay the consummation of the Purchase Transactions.
(i)    The ownership interests in the Provider Companies owned by Seller are duly authorized and validly issued in accordance with the respective Organizational Documents of the Provider Companies and are fully paid and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Seller owns, directly, one hundred percent (100%) of the Provider Interests free and clear of all Liens other than (i) transfer restrictions imposed by federal and state securities laws, (ii) any transfer restrictions contained in the Organizational Documents of the Provider Companies; and (iii) such restrictions under the Noble Agreements as will be terminated at Closing. Other than Seller, no Person owns any Interest in the Provider Companies.

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(j)    Except as set forth in the Organizational Documents of the Provider Companies, and the Noble Agreements, there are no preemptive rights, rights of first refusal or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Provider Companies to issue or sell any equity interests of any such party or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in any of the Provider Companies, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(k)    No Provider Company has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in the Provider Companies on any matter.
(l)    Neither Seller’s Representative nor Seller is a party to any agreements, arrangements, or commitments obligating such Party to grant, deliver or sell, or cause to be granted, delivered or sold, any interest in Seller or any Provider Company by sale, lease, license or otherwise, other than this Agreement and the Noble Agreements. There are no voting trusts, proxies or other agreements or understandings to which Seller or either Seller’s Representatives are bound with respect to the voting of the Interests of any Provider Company.
(m)    None of the Provider Parties owns, directly or indirectly, any equity or long-term debt securities of any Person.
4.3 Financial Statements.
(c)    Seller has made available to the Buyer § consolidated balance sheets of the Provider Companies as of December 31, 2015 and 2014 and the related income statements and statements of cash flows, for the twelve-month periods of operations of the Provider Companies, ending as of December 31, 2015 and 2014, together with the footnotes thereto, if any (the “Provider Annual Financial Statements”); and § unaudited consolidated balance sheets of the Provider Companies as of March 31, 2016, and the related unaudited consolidated income statements and statements of cash flows, for the three-month periods of operations of the Provider Companies then ended, together with the footnotes thereto, if any (the “Provider Interim Financial Statements” and, together with the Provider Annual Financial Statements, the “Provider Financial Statements”). The Provider Financial Statements (A) are consistent with the books and records of the Provider Companies, (B) have been prepared in accordance with GAAP and (C) present fairly, in all material respects, the consolidated financial position and operating results, equity and cash flows of the Provider Companies as of, and for the periods ended on, the respective dates thereof.

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(d)    None of Seller nor any Provider Company has any liability, whether accrued, contingent, absolute, unliquidated or otherwise, whether due or to become due, or any unrealized or unanticipated loss, which was then or will be material to Seller and such Provider Company and the Provider Assets and Provider Business and that would be required to be included in the Provider Financial Statements under GAAP (including the footnotes thereto) except for (i) liabilities set forth in the Provider Financial Statements; and (ii) liabilities relating to the Provider Business that have arisen since March 31, 2016, in the ordinary course of business consistent with past practice.
(e)    There is no asset, liability equity, income, loss or expense on Sellers’ financial statements or accounted for by Seller that should properly be reflected in the Provider Financial Statements.
4.4    Absence of Certain Changes. Except as set forth on Schedule 4.4 of the Provider Disclosure Schedules or as expressly contemplated by this Agreement, since December 31, 2015, (a) the Provider Companies have conducted their business in the ordinary course and in a manner consistent with past practice, (b) the Provider Assets have been operated or utilized in the ordinary course and in substantially the same manner consistent with past practices, (c) there has not been any Event, occurrence or development which would be reasonably expected to have an Seller Material Adverse Effect, (d) there have been no changes or modifications to the organizational documents of either Seller or any Provider Company, (e) no guaranties have been issued by or on behalf of Seller or any Provider Company, (f) neither Seller nor any Provider Company has incurred any Indebtedness other than the Noble Agreements, (g) neither Seller nor any Provider Company has declared any dividends or other distributions, (h) neither Seller nor any Provider Company has issued any equity, (i) neither Seller nor any Provider Company has allowed to be placed any Liens on the Provider Assets or any portion of the Provider Business, except as set forth in the Noble Agreements, (j) no new material Contracts have been entered into by Seller or any Provider Company, (k) there have been no changes in the accounting methods utilized by Seller or any Provider Company, (l) there have been no changes in cash management policies of Seller or any Provider Company, (m) neither Seller nor any Provider Company has made any loans to or capital investments in another Person or to any of its members or employees and (n) no bonuses have been paid or have been committed to be paid to any employees of Seller or any Provider Company.
4.5    Compliance with Law. Except as to matters that would not reasonably be expected to have Seller Material Adverse Effect, (a) each of Seller and the Provider Companies is in compliance with Laws applicable to the conduct of the Provider Business as currently conducted or the ownership or use of the Provider Assets, (b) none of the Seller nor any Provider Company has received written notice of any violation of any Laws applicable to the conduct of the Provider Business as currently conducted or the ownership or use of the Provider Assets, and (c) none of the Seller nor any Provider Company are under investigation by any Governmental Authority for potential non-compliance

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with any Law applicable to the conduct of the Provider Business as currently conducted or the ownership or use of the Provider Assets.
4.6    Legal Proceedings. Except as is set forth on Schedule 4.6 of the Provider Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of Seller, threatened against or by any Provider Party (a) relating to or affecting the Provider Business or Provider Assets or (b) that questions or involves the validity or enforceability of the obligations of Seller under this Agreement or the Transaction Documents or seeks to prevent or delay, or seeks damages in connection with, the consummation of the transactions contemplated by this Agreement.
4.7 Assets.
(a)    Seller has good and valid title to the Provider Assets free and clear of all Liens except (i) such as are set forth on Schedule 4.7 of the Provider Disclosure Schedules that will be released in full at Closing or (ii) for Permitted Liens.
(b)    All the Provider Assets have been maintained in accordance with generally accepted industry practice and are in good operating condition and repair, ordinary wear and tear excepted, and adequate for the purposes for which they are currently being used or held for use.
4.8    Leases. Other than as set forth to the contrary on Schedule 4.8 of the Provider Disclosure Schedules, Seller has and includes, such office and other leases (the “Leases”) as are sufficient to operate the Provider Business as such business is being conducted on the Execution Date. Either Seller or the Provider Companies have fulfilled and performed all the material obligations with respect to Leases and, to the Knowledge of Seller and Seller’s Representatives, no Event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Leases, except for such revocations, terminations and impairments that would not reasonably be expected to have an Seller Material Adverse Effect.
4.9    Adequacy of Assets. Except as set forth on Schedule 4.9 of the Provider Disclosure Schedules, all of the assets, interests and other rights necessary to own the Provider Assets and conduct the operations of Seller and Provider Companies and carry on the Provider Business in the ordinary course and in substantially the same manner as currently being conducted and consistent with past practice, are owned or leased by Seller and the Provider Companies, except as would not reasonably be expected to have an Seller Material Adverse Effect. The Provider Assets are sufficient and adequate to operate the Provider Business in accordance with good industry practice and in compliance with applicable Laws. There is no deficiency in the Provider Assets or in the current operations of the Seller Companies that could have a Seller Material Adverse Effect. Schedule 4.9

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sets forth a list of each Provider Asset necessary to operate the Provider Business which will be assigned to the Provider Companies at Closing.
4.10 Material Contracts.
(a)    Except as set forth on Schedule 4.10 of the Provider Disclosure Schedules, as of the Execution Date, none of the Seller nor any Provider Company are a party to or bound by any Contract used in the Provider Business or included in the Provider Assets that:
(i)    contains any provision or covenant which materially restricts any of Seller or any Provider Company or any Affiliates thereof from engaging in any lawful business activity or competing with any Person or operate at any location, including any preferential rights, rights of first refusal or rights of first offer granted to third parties;
(ii)    o relates to the creation, incurrence, assumption, or guarantee of any indebtedness for borrowed money, liabilities or other obligations by any of Seller or any Provider Company (including so-called take-or-pay or keepwell agreements) or o creates a capitalized lease obligation;
(iii)    is in respect of the formation of any partnership, joint venture or other arrangement or otherwise relates to the joint ownership or operation of the assets owned by any of Seller or any Provider Company or any of their respective Subsidiaries or which requires any such party or any of their respective Subsidiaries to invest funds in or make loans to, or purchase any securities of, another Person;
(iv)    relates to any commodity or interest rate swap, cap or collar agreements or other similar hedging or derivative transactions;
(v)    is a bond, letter of credit, guarantee or security deposit posted (or supported) by or on behalf of any Provider Party or any of their respective Subsidiaries;
(vi)    includes the acquisition of assets or properties or the sale of assets or properties, in each case with a book value in excess of $50,000 (whether by merger, sale of stock, sale of assets or otherwise);
(vii)    involves a sharing of profits, losses, costs or liabilities by any Provider Party or any of their respective Subsidiaries with any other Person;
(viii)    relates as of the Execution Date to o the purchase of materials, supplies, goods, services, equipment or other assets, o the purchase or sale of electrical power, (C) the

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purchase, sale, transportation or storing of natural gas or the purchase, or storing of, natural gas or the provision of services related thereto or (D) the construction of capital assets, (E) the management of any part or all of the Provider Business or Provider Assets, (F) services provided to or in connection with, the Provider Business, (G) the paying of commissions related to the Provider Business, (H) advertising contracts and (I) other similar types of Contracts of the kind listed in (A) through (H) above, in the cases of clauses (A), (B), (C), (D), (E), (F), (G), and (H) that provides for annual payments by or to Seller or Provider Power or any of their respective Subsidiaries in excess of $50,000;
(ix)    provides for indemnification of one or more Persons by Seller or Provider Power or any of their respective Subsidiaries or the assumption of any Tax or other liability of any Person;
(x)    governs the employment relationship of any employee of Seller or Provider Power or provides for any severance, bonus, retention or other similar payment to any employee;
(xi)    otherwise involves the annual payment by or to Seller or Provider Power or any of their respective Subsidiaries that cannot be terminated on 90 days or less notice without payment by Seller or Provider Power or any of their respective Subsidiaries of any penalty; and
(b)    Seller has made available to Buyer a true and correct copy of each contract required to be disclosed on Schedule 4.10 of the Provider Disclosure Schedules (all such Contracts being referred to as the “Provider Contracts”).
(c)    Each Provider Contract is a valid and binding obligation of Seller or Provider Power or their respective Subsidiaries, and is in full force and effect and enforceable in accordance with its terms against such entity and, to the Knowledge of Seller, the other parties thereto, except, in each case, as enforcement may be limited by Creditors’ Rights, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of Seller, threatened by any other party thereto nor has any Provider Party or any of their respective Subsidiaries executed any waiver that waives any material rights thereunder.
(d)    None of the Provider Parties or any of their respective Subsidiaries nor, to the Knowledge of Seller, any other party to any Provider Contract is in default or breach in any material respect under the terms of any Provider Contract and no Event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by Seller or Provider Power or any of their respective Subsidiaries or, to the Knowledge of Seller, any other

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party to any Provider Contract, or would permit termination, modification or acceleration under any Provider Contract.
(e)    None of Seller nor any Provider Company or any of their respective Subsidiaries (i) have received any material prepayment, advance payment, deposits or similar payments, and have no refund obligation, with respect to any electric power, gas or other hydrocarbons purchased, sold or transported by or on behalf of Seller nor any Provider Company or their respective Subsidiaries with respect to the Provider Business; and (ii) none of the Seller nor any Provider Company or any of their respective Subsidiaries have received any material compensation or deposits for the sale of electric power or natural gas which would be subject to any refund or create any repayment obligation by any Provider Company, and to the Knowledge of Seller or Seller’s Representative, there is no basis for a claim that a refund is due with respect to the Provider Business.
4.11    Noble Energy Agreements. The contracts, agreements and undertakings involving any Noble Americas Energy Solutions LLC (“Noble”), on the one hand, and Seller and Provider Companies on the other hand, and all amendments thereto (collectively, the “Noble Agreements”) set forth on Schedule 4.11(a) will be terminated at the Closing Date, and all amounts required to be paid by any Seller and the Provider Companies in connection with such termination will have been paid by Seller at or prior to the Closing. Notwithstanding the foregoing, the Hedges set forth on Schedule 4.11(b) shall remain in full force and effect immediately following the Closing.
4.12    Permits. The Provider Companies have all Permits as are necessary for the ownership and operation of the Provider Business and Provider Assets except for those the failure of which to have would not reasonably be expected to have a Seller Material Adverse Effect.
4.13    Intellectual Property. Schedule 4.13 of the Provider Disclosure Schedules sets forth a true and complete list of all patents, registered trademarks, registered copyrights, trade names, “DBAs” and applications therefor (collectively, “Registered Intellectual Property”) included among the Provider Assets that is material to the operation of the Provider Business. With respect to registered trademarks included among the Registered Intellectual Property, Schedule 4.13 of the Provider Disclosure Schedules sets forth a list of all jurisdictions in which such trademarks are registered or applied for or will be registered or applied for as of the Closing Date, and all registration and application numbers. Except as set forth on Schedule 4.13 of the Provider Disclosure Schedules, the Provider Parties or their respective Subsidiaries own or will own as of the Closing Date, and one or more of the Provider Parties will have as of the Closing Date, the right to use without claim of infringement by any other person, all intellectual property that is material to the operation of the Provider Business as currently conducted. The consummation of the transactions contemplated hereby will not impair or require the consent of any person with respect to any such rights, in each

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case, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Seller Material Adverse Effect.
4.14 Taxes. Except as provided in Schedule 4.14,
(a)    All Tax Returns required to be filed with respect to the Provider Business and Provider Assets (taking into account any valid extension of the due date for filing) have been timely filed, all such Tax Returns are complete and correct in all material respects and all Taxes due relating to the Provider Business and Provider Assets have been paid in full.
(b)    No Tax audits or administrative or judicial proceedings are being conducted or are pending with respect to any portion of the Provider Business or Provider Assets.
(c)    All Taxes required to be withheld, collected or deposited by or with respect to the Provider Business have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.
(d)    There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for any material Taxes associated with the ownership or operation of the Provider Business and the Provider Assets for any period.
(e)    None of the Provider Parties is a party to any Tax sharing agreement, Tax indemnity agreement Tax allocation agreement or similar agreement (excluding customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes).
(f)    None of the Provider Parties has been a party to a transaction that is a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1).
(g)    Except as set forth on Schedule 4.14(g) of the Provider Disclosure Schedules, each Provider Party is currently, and has been since its formation an entity disregarded as separate from its owner for U.S. federal income tax purposes and none of Seller or Provider Power has elected to be treated as a corporation for federal Tax purposes.
(h)    Except as set forth on Schedule 4.14(h) of the Provider Disclosure Schedules, none of the Provider Parties has been a member of or is a successor to an entity that has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

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4.15 Employee Benefits; Employment and Labor Matters.
(a)    Except as set forth on Schedule 4.15(a) of the Provider Disclosure Schedules, none of Seller nor any Provider Company, nor any ERISA Affiliate of any such Party, sponsors, maintains, contributes to or is required to contribute to, or has sponsored, maintained, contributed to or been required to contribute to within the past six years any of the following:
(i)    any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) or
(ii)    any material personnel policy, equity-based plan (including, but not limited to, unit option plans, unit purchase plans, unit appreciation rights and phantom unit plans), collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay or retention plan or arrangement, change in control policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or any other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 4.15(a)(i) (collectively, along with the plans described in Section 4.15(a)(i) above, the “Provider Benefit Plans”).
True, correct and complete copies of each of the Provider Benefit Plans, including all amendments thereto, have been made available to Buyer. Except as identified on Schedule 4.15(a) of the Provider Disclosure Schedules, none of the Provider Benefit Plans are sponsored, maintained or contributed to, or have been sponsored, maintained or contributed to, by any of the Provider Parties.
(b)    Except as disclosed on Schedule 4.15(b) of the Provider Disclosure Schedules and except as to matters that would not reasonably be expected to have an Seller Material Adverse Effect:
(i)    each Provider Benefit Plan has been administered in compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable Laws and the terms of all applicable collective bargaining agreements;
(ii)    there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Seller or either Seller’s Representative, threatened, with respect to any Provider Benefit Plan and no Provider Benefit Plan is under audit or is subject to an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state Governmental Authority nor, to the Knowledge of Seller or either Seller’s Representative, is any such audit or investigation pending; and

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(iii)    each Provider Benefit Plan intended to be qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service (or has pending or has time remaining in which to file an applicable for such a determination letter) or is the subject of an opinion letter issued by the Internal Revenue Service on which it can rely.
(c)    In connection with the consummation of the transactions contemplated by this Agreement, no payments, acceleration of benefits or provision of other rights have or will be made under the Provider Benefit Plans or otherwise which, in the aggregate, would result in the loss of deduction or the imposition any excise tax under sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.
(d)    Except as disclosed on Schedule 4.15(d) of the Provider Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with a subsequent event) will result in the acceleration or creation of any rights of any person to payments or benefits or increases in or funding of any payments or benefits or any loan forgiveness.
(e)    No Provider Benefit Plan is a Multiemployer Plan, Multiple Employer Plan or other pension plan subject to Title IV of ERISA, and no Provider Party nor any ERISA Affiliate of any Provider Party has sponsored or contributed to or been required to contribute to a Multiemployer Plan, Multiple Employer Plan or other pension plan subject to Title IV of ERISA at any time within the previous six (6) years. No Provider Benefit Plan provides compensation or benefits to any employee or service provider who resides or performs services primarily outside of the United States.
(f)    Except as disclosed on Schedule 4.15(f) and except as would not reasonably be expected to result in an Seller Material Adverse Effect, (i) each of the Provider Parties is and has been in compliance with all applicable labor and employment Laws including, without limitation, all Laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to employment discrimination, retaliation, payment of wages, overtime compensation, immigration, recordkeeping, employee leave, occupational health and safety, and wrongful discharge; (ii) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority, brought by or on behalf of any employee, prospective or former employee or labor organization or other representative of the employees or of any prospective or former employees of any of the Provider Parties is pending or, to the Knowledge of Seller, threatened against any of the Provider Parties, any present or former director or employee (including with respect to alleged sexual harassment, unfair labor practices, discrimination, retaliation or wage practices); and (iii)

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none of the Provider Parties is subject to or otherwise bound by, any material consent decree, order, or agreement with, any Governmental Authority relating to employees or former employees of any of the Provider Parties.
(g)    None of the Provider Company is a party to or otherwise subject to any collective bargaining agreements. None of the employees of the Provider Parties is represented by a labor union and, to the Knowledge of Seller, there has not been any effort to organize any of the employees of the Provider Parties in the past five years. There is no labor dispute, strike, work stoppage or other labor trouble against any of the Provider Parties pending or, to the Knowledge of Seller, threatened.
(h)    Neither Seller nor any Provider Company has any employment agreements or commitments regarding employment of any employees who are employed by or otherwise provide services to or on behalf of Seller nor any Provider.
(i)    Schedule 4.15(i) contains a list of all persons who are employees, independent contractors or consultants of either the Seller and the Provider Companies as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; (vi) a description of the fringe benefits provided to each such individual paid for the calendar year 2015 and such amounts payable as of the date hereof; and (vii) any other amounts due and owing to such Person. Except as set forth on Schedule 4.15(i), as of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contracts or consultants of any of Seller or any Provider Company for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Provider Financial Statements and will be included Estimated Closing Statement) and there are no outstanding agreements, understandings or commitments of the Companies with respect to any compensation, commissions or bonuses
4.16    Regulatory Status. None of the Seller nor any Provider Company nor any of their respective Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a “holding company,” a “subsidiary company” of a “holding company,” an “affiliate” of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the Public Utility Holding Company Act of 2005. There is no regulatory proceeding in effect or threatened, nor has any regulatory agency made any written or oral communication to Seller, the Provider Companies or either Seller’s Representative that could reasonably be expected to have an adverse effect on the Provider Business.

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4.17    Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the Knowledge of Seller or Seller’s Representative, threatened against any of Seller or any Provider Company or any of their respective Subsidiaries.
4.18    Books and Records. The books and records of the Provider Business that are necessary for the ownership and operation of the Provider Business and Provider Assets have been maintained in accordance with prudent industry practice and such books and records have been made available to Buyer. All of the historical and projected financial and operational data provided to Buyer in connection with its due diligence is true and correct in all material respects.
4.19    Change of Control Payments. There are no Change of Control Payments that would be owed resulting from the Closing of the transactions contemplated in the Transaction Documents, except as provided in the Noble Agreements.
4.20    Transactions with Affiliates. Except as set forth on Schedule 4.20, there are no loans, leases or other continuing transactions between Seller, on the one hand, and (i) any officer, director, member, manager or employee of any of Seller or any Provider Company; (ii) any Provider Company; or (iii) any respective family member or Affiliate of such officer, director, member, manager or employee, on the other hand. Except as set forth on Schedule 4.20, no officer, director, manager, employee, family member or Affiliate of any of Seller or any Provider Company or the Seller possesses, directly or indirectly, any financial interest in, or is an owner, director, officer, member, manager, employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, distributor, broker, lessor, lessee, sublessor, sublessee or competitor of any of Seller or any Provider Company.
4.21    Insurance. Schedule 4.21 sets forth a list, as of the date hereof, of all insurance policies maintained by either Provider Party (collectively, the “Insurance Policies”). Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been paid. Seller has made available to Buyer accurate and complete copies of all current Insurance Policies, in each case, as amended or otherwise modified and in effect. Except as disclosed on Schedule 4.21, no insurer (a) has denied coverage of any claim pending under any Insurance Policy or (b) has threatened in writing to cancel any Insurance Policy. Except as set forth on Schedule 4.21, there are no claims relating to the business of either Provider Party under any such Insurance Policies as to which coverage has been questioned, denied or disputed. The Insurance Policies are of the type and in amounts customarily carried by Persons conducting a business similar to either the Provider Companies and are sufficient for compliance with all applicable Laws and Contracts to which the Provider Companies are a party or bound.

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ARTICLE V
REPRESENTATION AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller as of the Execution Date and the Closing Date as follows:
5.1    Organization; Qualification. Buyer is duly formed, validly existing and in good standing under the laws of its state of organization and has full limited liability company power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. Buyer is duly licensed or qualified to do business as a limited liability company (either foreign or domestic) and is in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of its businesses now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Buyer Material Adverse Effect.
5.2 Authority; Enforceability.
(f)    Buyer has the requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to consummate the transactions contemplated thereby and to perform all the terms and conditions thereof to be performed by it. The execution and delivery by Buyer of the Transaction Documents to which it is, or will be, a party, the consummation by Buyer of the transactions contemplated thereby and the performance by Buyer of all of the terms and conditions thereof to be performed by it has been duly and validly authorized by Buyer, and no other proceedings on the part of Buyer is necessary to authorize the Transaction Documents to which it is, or will be, a party, to consummate the transactions contemplated by the Transaction Documents to which it is, or will be, a party or to perform all of the terms and conditions thereof to be performed by it.
(g)    The Transaction Documents to which Buyer is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which Buyer is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.
5.3    Non-Contravention. Except as set forth on Schedule 5.3 of the Buyer Disclosure Schedules, the execution, delivery and performance of the Transaction Documents to which Buyer is, or will be, a party and the consummation by Buyer of the transactions contemplated thereby does

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not and will not: § conflict with, or require the consent of any Person under, or result in any breach of, any provision of the Organizational Documents of Buyer; § conflict with, or require the consent of any Person under, or constitute a default (or an Event that with the giving of notice or passage of time or both would give rise to a default) or cause any obligation under, or give rise to any right of termination, cancellation, amendment, preferential purchase right or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which Buyer or any of its Subsidiaries is a party or by which any property or asset of Buyer or any of its Subsidiaries is bound or affected; § assuming compliance with the matters referred to in Section 5.3, conflict with or violate any Law to which Buyer or any of its Subsidiaries is subject or by which any property or asset of Buyer or any of its Subsidiaries is bound; § constitute (with or without the giving of notice or the passage of time or both) an Event which would result in the creation of, or afford any Person the right to obtain, any Lien (other than Permitted Liens) on any asset of Buyer; or § result in the revocation, cancellation, suspension, or material modification, individually or in the aggregate, of any Contract or Governmental Approval that is necessary or desirable for the ownership, lease or operation of Buyer as now conducted, except, in the cases of clauses (c), (d), and (e), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Liens as would not reasonably be expected to have a Buyer Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
5.4    Governmental Approvals. Except as set forth on Schedule 5.4 of the Buyer Disclosure Schedules, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority, is necessary for • the consummation by Buyer of the transactions contemplated by the Transaction Documents to which it is, or will be, a party or • the enforcement against Buyer of its obligations under the Transaction Documents except in the cases of clauses (i) and (ii), other than such declarations, filings, registrations, notices, authorizations, consents or approvals that have been obtained or made or that would in the ordinary course be made or obtained after the Closing, or which, if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
5.5    Legal Proceedings. Except as set forth on Schedule 5.5 of the Buyer Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of Buyer, threatened against or by Buyer, that questions or involves the validity or enforceability of the obligations of Buyer under

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this Agreement or the other Transaction Documents or seeks to prevent or delay, or seeks damages in connection with, the consummation of the transactions contemplated by this Agreement.
5.6    Brokers’ Fee. Except as set forth on Schedule 5.6 of the Buyer Disclosure Schedules, neither Buyer nor any of its Affiliates has entered (directly or indirectly) into any agreement with any broker, investment banker, financial advisor or other Person that would obligate Buyer or any of its Affiliates to pay any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the transactions contemplated herein.
5.7    Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries.
ARTICLE VI
COVENANTS OF THE PARTIES
6.1 Conduct of Provider Business.
(h)    From the Execution Date through the Closing, except (i) as expressly permitted or required by the terms of this Agreement, (ii) as described in Schedule 6.1(a) of the Provider Disclosure Schedules, (iii) as required by applicable Law or (iv) as consented to or approved in writing by Buyer (which shall not be unreasonably withheld, conditioned or delayed), Seller and each Provider Company shall, and shall cause their respective Subsidiaries to:
(xii)    conduct the Provider Business in the ordinary course of business consistent with past practice, including with respect to any Hedging activities;
(xiii)    use all Reasonable Efforts to preserve intact their goodwill and relationships with customers, suppliers and others having business dealings with them with respect thereto;
(xiv)    maintain the tangible assets used in the operation of the Provider Business in good working order and condition as of the Execution Date, ordinary wear and tear excepted;
(xv)    maintain and preserve the business and operations of the Provider Business in the ordinary course of business consistent with past practice;
(xvi)    comply in all material respects with all applicable material Laws relating to the Provider Business;

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(xvii)    use all Reasonable Efforts to maintain in full force without interruption its present insurance policies or comparable insurance coverage relating to the Provider Business;
(xviii)    file on a timely basis all material notices, reports or other filings necessary or required for the continued operation of the Provider Business to be filed with or reported to any Governmental Authority; and
(xix)    file on a timely basis all complete and accurate applications or other documents necessary to maintain, renew or extend any permit, variance or any other approval required by any Governmental Authority necessary or required for the continuing operation of the Provider Business in all material respects, whether or not such approval would expire before or after Closing.
(i)    Without limiting the generality of Section 6.1(a), and except as described in Schedule 6.1(b) of the Provider Disclosure Schedules or as expressly permitted or required by the terms of this Agreement, or consented to or approved in writing by Buyer (which shall not be unreasonably withheld, conditioned or delayed), from the Execution Date until the Closing or termination of this Agreement as provided in Section 9.1, Seller’s Representatives, Seller and the Provider Companies shall not, and shall not authorize or permit any Subsidiary to:
(i)    make any material change or amendment to the Organizational Documents of any of Seller or any Provider Company;
(ii)    waive any rights or benefits held by Seller attributable to Seller’s ownership of the Provider Interests that would be binding on Buyer or its ownership of the Provider Interests after the Closing;
(iii)    make any material change to the Tax methods, principles or elections, book accounting procedures, practices and methods of any of Seller or any Provider Company;
(iv)    split, combine or reclassify any Provider Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, the Provider Interests;
(v)    with respect to the Provider Companies, issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (A) Interests, (B) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (C) securities convertible

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into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities;
(vi)    sell, mortgage, pledge, create a security interest in, dispose of, or otherwise encumber the Provider Interests;
(vii)    cause any of Seller or any Provider Company to merge with, or into, or consolidate with, any other Person;
(viii)    make any material change in the conduct of the Provider Business;
(ix)    terminate or amend or otherwise modify in any material respect any Provider Contract or any other Contract included in the Provider Business, except in the ordinary course of business consistent with past practice;
(x)    mortgage, pledge, create a security interest in, dispose of, or otherwise encumber any portion of the properties, Contracts or other assets owned by any Provider Party (other than Permitted Liens);
(xi)    permit any portion of the properties, Contracts or other assets owned by any Provider Party to become subject to any Lien, other than Permitted Liens;
(xii)    enter into any Contract with Seller or either of the Provider Parties’ officers, directors or employees or any Affiliate of the foregoing;
(xiii)    sell any properties, Contracts or other assets owned by any Provider Party;
(xiv)    (A) settle any claims, demands, lawsuits or state or federal regulatory Proceedings with respect to the Provider Business for damages to the extent such settlements assess damages in excess of $10,000 in the aggregate (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), reserved against in the Provider Financial Statements or covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (B) settle any claims, demands, lawsuits or state or federal regulatory Proceedings seeking an injunction or other equitable relief where such settlements would have or would reasonably be expected to materially impair the Provider Business or the operation thereof;
(xv)    take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up;

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(xvi)    enter into or amend any employment, severance, retention, change of control or other similar agreement with any employee of any of Seller or any Provider Company;
(xvii)     make any cash or non-cash distributions to any equity owner in of Seller or any Provider Company, including the Seller, or any of their respective Affiliates or related parties; or
(xviii) commit or agree to do any of the foregoing.
6.2    Notice of Certain Events. From and after the Execution Date until the earlier to occur of (a) the Closing Date and (b) the termination of this Agreement pursuant to Section 9.1, to the extent it has Knowledge, each Party shall promptly notify the other Parties of (i) the occurrence, or non-occurrence, of any Event that would be likely to cause any condition to the obligations of any Party to effectuate the transactions contemplated in this Agreement and the Transaction Documents not to be satisfied or (ii) the failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would reasonably be expected to result in any condition to the obligations of the other Party to the transactions contemplated in this Agreement and the Transaction Documents not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not cure the inaccuracy of any representation or warranty, the failure to comply with any covenant, the failure to meet any condition or otherwise limit or affect the remedies available hereunder to the Party receiving such notice; provided, further, that the failure to comply with this Section 6.2 shall not result in the failure of any of the conditions to the Closing in Article VII to be satisfied, or give rise to any right to terminate this Agreement under Section 9.1, if the underlying Event would not in and of itself give rise to such failure or right.
6.3 Access to Information; Confidentiality.
(a)    From the Execution Date until the Closing Date, Seller shall, and shall cause each of the Provider Parties to, (i) give Buyer and its Affiliates, and their respective Representatives reasonable access to the offices, properties, books and records of each Provider Party, in each case during normal business hours and (ii) furnish to Buyer and its Representatives such financial and operating data and other information relating to each Provider Party as such Persons may reasonably request, subject to Buyer’s and its Representatives’ compliance with applicable Law governing the use of such information. Notwithstanding the foregoing provisions of this Section 6.3, no Provider Party shall be required to, or to cause any Provider Party to, grant access or furnish information to Buyer or any of its Representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by law or an existing contract or agreement. To the extent practicable, each Provider Party shall

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make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
6.4 Expenses.
(a)    Except as otherwise provided for in this Agreement, (i) Buyer shall pay all costs and expenses incurred by it in connection with the Transaction Documents and the transactions contemplated thereby and (ii) Seller shall pay all costs and expenses incurred by it and Seller’s Representatives in connection with Transaction Documents and the transactions contemplated thereby.
(b)    Notwithstanding any of the foregoing, if any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing Party shall be entitled to reasonable attorneys’ fees and expenses in addition to any other relief to which such Party may be entitled.
6.5 All Reasonable Efforts.
(c)    Subject to the terms and conditions of this Agreement, each of the Parties shall use all Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by the Transaction Documents. Without limiting the generality of the foregoing, each Party shall use all Reasonable Efforts to timely obtain all authorizations, consents and approvals of all third parties necessary in connection with the consummation of the transactions contemplated by the Transaction Documents prior to the Closing. The Parties will coordinate and cooperate with each other in exchanging such information and assistance as any of the Parties may reasonably request in connection with the foregoing. Seller, the Provider Companies and Buyer shall use all Reasonable Efforts to promptly and timely negotiate in advance of Closing a termination agreement relating to the Noble Agreements (the “Noble Termination Agreement”) in a form satisfactorily agreed upon by Seller, the Provider Companies, Buyer and Noble.
6.6    Public Statements. The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to the Transaction Documents or the transactions contemplated thereby and neither Seller nor Buyer shall, and Seller and Buyer shall cause their respective Affiliates not to, issue any such public announcement, statement or other disclosure without having first obtained approval of the contents thereof by the non-issuing Parties; provided, however, that any of Seller or Buyer or their respective Affiliates may make any public disclosure without first so consulting with or notifying the other Party or Parties or obtaining consent

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to the contents thereof if such disclosing Party reasonably believes that it is required by Law or a national securities exchange to do so.
6.7    No Solicitation. Prior to the earlier of the Closing or the termination of this Agreement, Seller shall not, nor permit its Affiliates or its Representatives to, directly or indirectly, (a) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, any transaction involving any sale, lease, license, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of all or a portion of the Provider Business or the membership interest in Seller or any Provider Company, whether by merger, consolidation, business combination, purchase or sale of equity interests or other securities, reorganization or recapitalization, loan, issuance of equity interests or other securities or any other transaction, except for the transactions contemplated by the Transaction Documents (“Provider Acquisition Transaction”), (b) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Provider Acquisition Transaction, (c) furnish or cause to be furnished, to any Person, any information concerning the Provider Business in connection with an Provider Acquisition Transaction or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Upon the execution of this Agreement, Seller shall, and shall cause its Affiliates and its Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any Provider Acquisition Transaction.
6.8 Tax Matters.
(f)    Transfer Taxes. Fifty percent (50%) of all transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes incurred in connection with the transfer, conveyance and delivery of the membership interests in the Provider Companies (the “Transfer Taxes”) shall be borne by Seller, and the remainder of such Transfer Taxes shall be borne by Buyer. Notwithstanding anything to the contrary in this Section 6.8, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the Party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such Party will use all Reasonable Efforts to provide such Tax Returns to the other Party at least ten days prior to the due date for such Tax Returns. Upon the filing of Tax Returns in connection with Transfer Taxes, the filing Party shall provide the other Party with evidence satisfactory to the other Party that such Transfer Taxes have been filed and paid.
(g)    Tax Indemnification. Subject to the other limitations in this Article VI, the Seller and Seller’s Representatives shall jointly and severally indemnify each Provider Company, Buyer and each Affiliate of Buyer and hold them harmless from and against, any Loss attributable to (i) any

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and all Taxes imposed on any Provider Company or for which either Provider Party may otherwise be liable for any Pre-Closing Date Tax Period, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Provider Party (or any predecessor) is or was a member on or prior to the Closing Date, (iii) any and all Taxes of any person imposed on Buyer or any Provider Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing and (iv) any Taxes arising from the sale of the Provider Interests and the transactions contemplated thereby, including all transfer-related Taxes provided in Section 6.8(a).
(h)    Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (“Straddle Period”), the amount of any Taxes based on or measured by income, receipts or payroll of any Provider Company for the Pre-Closing Date Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of other Taxes of such Provider Company for a Straddle Period relating to the Pre-Closing Date Tax Period shall be deemed to be the amount of such Tax for the period running from January 1, 2016 to the Closing Date. All other Taxes for periods thereafter shall be the sole and exclusive responsibility of the Buyer. Responsibility for Filing Tax Returns and Paying Taxes. Seller shall prepare and timely file or cause to be prepared and timely filed at its sole cost and expense all Tax Returns required to be filed by or with respect to the Provider Companies for the period ending on or before the Closing Date that are filed after the Closing Date and Seller shall be responsible for, and shall cause to be fully paid to the appropriate Governmental Authority, the amount of Taxes shown as payable with respect to such Tax Returns. Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. Not later than fifteen (15) days prior to the due date for filing such Tax Returns, Seller shall provide Buyer with a copy of such Tax Returns for review and comment and shall make such revisions to such Tax Returns as reasonably requested. Buyer shall prepare and file or cause to be prepared and filed all other Tax Returns for the Provider Companies that are filed after the Closing Date, including Tax Returns for the Straddle Period. Upon request from Buyer, which shall be no earlier than fifteen (15) days before the due date for such a Tax Return, the Seller shall pay Buyer within seven (7) days thereafter the amount of Taxes owed by the Seller based on its obligations under Section 6.8(b), including the Seller’s share of the Taxes for such Straddle Period, as determined in Section 6.8(c). Each of the Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

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(i)    Responsibility for Tax Audits and Contests. Seller shall control any audit or contest with respect to Taxes for a period ending on or before the Closing Date and Buyer shall control any other audit or contest, including those relating to a Straddle Period; provided further, that, with respect to a Straddle Period, Buyer shall allow the Seller to participate at their own cost and expense. The Party in control of an audit or controversy shall keep the other Party informed of the status of the audit or controversy (including providing copies of correspondence and pleadings). Neither Buyer nor the Seller shall settle any audit or contest in a way that would adversely affect the other Party without the other Party’s written consent, which the other Party shall not unreasonably withhold. Buyer and the Seller shall each provide the other with all information reasonably necessary to conduct an audit or contest with respect to Taxes.
(j)    Tax Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving any of the Provider Companies shall be terminated as of the Closing Date and, after the Closing Date, none of the Seller nor any Provider Company shall be bound thereby or have any liability thereunder.
(k)    Tax Treatment and Allocations. With the Provider Companies treated as “disregarded entities” for U.S. federal income Tax purposes, each of the Parties hereby agrees that the purchase and sale of the Provider Interests under this Agreement is properly treated as a taxable purchase of the underlying assets of the Seller for federal income Tax purposes. The Parties further agree to prepare and file or cause to be prepared and filed all Tax Returns in all respects and for all purposes consistent with such Tax treatment. No Party shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such Tax treatment. Since the transaction is treated as an acquisition of assets, the Parties agree that the Base Consideration, as adjusted, and the liabilities of the Provider Parties (plus other relevant items) will be allocated to the assets of the Provider Parties in a manner consistent with the fair market values set forth in the Base Consideration Allocation Schedule. Within ninety (90) days after the Closing, Buyer shall provide Seller with a proposed allocation of the Base Consideration (and any other items constituting consideration paid by Buyer or received by Seller in connection with the disposition of the membership interests) among the assets of the Provider Parties (“Base Consideration Allocation Schedule”).  If Seller disputes any amount reflected on the Base Consideration Allocation Schedule, Seller shall notify Buyer in writing of their objections in reasonable detail on or before the thirtieth (30th) day after Buyer’s delivery to Seller of the Base Consideration Allocation Schedule.  If Seller so objects, and if the Parties have not agreed on a resolution of those objections, then within twenty (20) days after the forty-fifth (45th) day following the delivery of Seller’s notice of objection pursuant to this Section 6.8(g), Buyer or Seller may require that the dispute components of the Base Consideration Allocation Schedule be resolved by an Independent Accountant in the same manner as provided in Section 2.4(c).  The costs and expenses of the Independent Accountant shall be shared between

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Buyer and Seller. The Parties shall use their reasonable efforts to cause the Independent Accountant to render a written decision resolving the matter within twenty (20) days following submission thereof.  The Base Consideration Allocations Schedule, as agreed upon by the Parties or the Independent Accountant will be used by Buyer and Seller as the basis for reporting asset values and other items for all purposes (including financial accounting and Tax purposes) (including any Tax Returns required to be filed under Section 1060(b) of the Code and the Treasury Regulations thereunder).  Buyer and Seller shall not assert, in connection with any audit or other proceeding with respect to Taxes, (i) any asset values or other items inconsistent with the allocations set forth on the Base Consideration Allocation Schedule hereto or (ii) any position inconsistent with the tax treatment provided herein. The Parties shall file all Tax Returns, including, in the case of Buyer, IRS Form 8594, in a manner consistent with such values, and no Party shall take any position in any Tax Return that is inconsistent with the Base Consideration Allocation Schedule, as adjusted, unless required to do so by a final determination as defined in Section 1313 of the Code. The Parties agree to promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to the tax treatment of this transaction or the Base Consideration Allocation Schedule, as mutually agreed upon.
(l)    Conclusion of Fieldwork on Sales and Use Tax Review. Seller shall use all Reasonable Efforts to assist Experis in the finalization of its field work and the issuance of its report in connection with its review of the sales and use tax exposure of the Provider Companies.
(m)    Conflict. In the event of a conflict between the provisions of this Section 6.8 and any other provision of this Agreement, this Section 6.8 shall control.
6.9    Termination of Related Party Transactions. Except for the Contracts listed in Schedule 6.9, Seller shall cause all Contracts or other arrangements between Seller, any Affiliate of Seller, any Seller’s Representative or any of their Affiliates and officers, directors and employees thereof, on the one hand, and any Provider Company, on the other hand (including the transactions set forth on Schedule 4.20 and any amounts due to/from affiliates on the Provider Financial Statements), to be terminated on or prior to the Closing without any loss, liability or expense of any Provider Company paid or remaining thereunder, except for the Transaction Documents.
6.10    Amendments to Schedules. Each Party may, prior to the Closing Date, deliver to the other Parties modifications, changes or updates to such Party’s Disclosure Schedules in order to disclose or take into account facts, matters or circumstances which arise or occur between the Execution Date and the Closing Date and which, if existing or occurring as of the Execution Date, would have been required to be set forth or described in such Disclosure Schedules. No updated information provided to the Parties in accordance with this Section 6.10 shall be deemed to cure

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any breach of a representation, warranty or covenant made in this Agreement for any purpose, including with respect to Section 7.2(a), 7.2(b), 7.3(a), 7.3(b) or Article X.
6.11    Resignations. At or prior to the Closing, Seller shall cause the officers and directors of the Provider Companies set forth on Schedule 6.11 of the Provider Disclosure Schedules to resign or be removed from such positions.
6.12    Release of Liens. Prior to, or concurrently with, the Closing, Seller shall have obtained and provided to Buyer releases of any Liens on Seller or any Provider Company and all or any portion of the Provider Business, including the Contracts, except for Permitted Liens, without any post-Closing liability or expense to the Provider Business or Buyer and shall provide proof of such releases and payment in full in a form and substance reasonably acceptable to Buyer at the Closing.
6.13    Delivery of Audited Financial Statements. Prior to Closing, Seller shall have completed and delivered to Buyer an audit performed by a certified public accountant for the Provider Annual Financial Statements for each of the Provider Companies as of and for the period ended December 31, 2015 with an unqualified opinion in each audit.

ARTICLE VII
CONDITIONS TO CLOSING
7.1    Conditions to Obligations of all Parties. The respective obligations of each Party to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):
(h)    Governmental Filings and Consents. All necessary and material filings with and consents of any Governmental Authority required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, other than those that are customarily obtained after Closing and all waiting periods with respect to filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated.
(i)    Legal Constraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

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7.2    Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Buyer (in Buyer’s sole discretion):
(b)    Representations and Warranties of Seller. • The representations and warranties of Seller contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.7, Section 4.1, Section 4.2, and Section 4.14 (the “Seller Fundamental Representations”) shall be true and correct in all respects as of the Execution Date and the Closing Date with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and • the other representations and warranties of Seller made in this Agreement shall be true and correct (without regard to qualifications as to materiality, any Seller Material Adverse Effect or any Seller Material Adverse Effect contained therein) as of the Execution Date and the Closing Date with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of clause (ii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have an Seller Material Adverse Effect.
(c)    Performance by Seller. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.
(d)    Financing.  Buyer shall have obtained financing on commercially reasonable terms that is acceptable to Buyer; provided that, Buyer shall be entitled to exercise its right to terminate this Agreement or otherwise rely on this condition until June 1, 2016, after which time such condition shall be waived.
(e)    Noble Agreements.  The Noble Agreements that are set forth on Schedule 4.11(a) shall have been terminated and the costs associated with such termination shall have been paid in full by either Seller or the Provider Companies and the Hedges set forth on Schedule 4.11(b) shall remain in full force and effect immediately following the Closing. Seller, the Provider Companies and Buyer shall have entered into the Noble Termination Agreement.
(f)    Closing Deliverables. Seller shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 8.2 and the other documents contemplated by this Agreement.

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(g)    Seller Material Adverse Effect. Since the Execution Date, there shall not have occurred any Event or Events which has had, or could be reasonably expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
(h)    Assignment of Assigned Assets. The Provider Assets shall have been assigned to the Provider companies pursuant to an assignment agreement in substantially in the form attached hereto as Exhibit G (the “Asset Assignment Agreement”).
(i)    Lease of Rodman Road Property. The Provider Companies shall have entered into a lease with Emerald Holdings, LLC for the real property located at 306 Rodman Road, Auburn, Maine on the terms set forth on Exhibit H (the “Premises Lease”) and in a form satisfactory to Buyer and Seller.
(j)    Execution of Joint Defense Agreement. Seller and the Provider Companies shall have entered into a joint defense agreement to provide for the pursuit of an appellate claim by Seller at its sole risk, cost and expense as to the amount of damages in the litigation matter described in Schedule 3.6 between the Provider Companies and Freedom Logistics, LLC (the “Freedom Logistics Litigation”) in a form reasonably satisfactory to Buyer and Seller.
7.3    Conditions to Obligations of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Seller (in their sole discretion):
(c)    Representations and Warranties of Buyer. • The representations and warranties of Buyer contained in Section 5.1, Section 5.2, Section 5.3(a) and Section 5.4 (the “Buyer Fundamental Representations”) shall be true and correct in all respects as of the Execution Date and the Closing Date with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and • the other representations and warranties of Buyer made in this Agreement shall be true and correct (without regard to qualifications as to materiality or any Buyer Material Adverse Effect contained therein) as of the Execution Date and the Closing Date with the same effect as though made at and as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of clause (ii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Buyer Material Adverse Effect.

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(d)    Performance. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.
(e)    Closing Deliverables. Buyer shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 8.3 and the other documents contemplated by this Agreement.
(f)    Noble. Noble shall have approved the transaction contemplated herein and shall have agreed to execute the Noble Termination Agreement.
(g)    Execution of Joint Defense Agreement. Seller and Provider Companies shall have entered into a joint defense agreement to provide for the pursuit of an appellate claim by Seller at its sole risk, cost, and expense as to the amount of damages in the Freedom Logistics Litigation in a form reasonably satisfactory to Buyer and Seller.
ARTICLE VIII
CLOSING
8.1    Closing. Subject to the terms and conditions of this Agreement and unless otherwise agreed in writing by the Parties, the closing (the “Closing”) of the transactions contemplated by this Agreement will be held at the offices of Buyer, 12140 Wickchester Lane, Suite 100, Houston, Texas 77079 at 9:00 a.m., Houston, Texas time on the date that is three (3) Business Days immediately following the date of fulfillment or waiver (in accordance with the provisions hereof) of the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) or such other date, place and time as may be mutually agreed upon by the Parties. The date on which the Closing occurs is referred to as the “Closing Date.” In all events, the Closing must occur not later than the Termination Date. Time is of the essence.
8.2    Deliveries by Seller. At or before the Closing, Seller will deliver (or cause to be delivered) the following:
(h) To Buyer:
(i)    a counterpart to that certain assignment of the Provider Interests to Buyer, dated as of the Closing Date (the “Provider Interests Assignment”), substantially in the form of Exhibit B attached hereto, duly executed by Seller;

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(ii)    a counterpart to that certain non-competition and non-solicitation agreement of Seller and each Seller’s Representative in favor of Buyer and the Provider Companies in substantially the form attached as Exhibit E signed by Seller, Dean and Clavet;
(iii)    A counterpart to the Noble Termination Agreement executed by the Seller, Noble and the Provider Companies;
(iv)    the written resignations of the officers and managers of the Provider Companies set forth on Schedule 6.11 of the Provider Disclosure Schedules effective as of Closing;
(v)    A counterpart to the Asset Assignment Agreement duly executed by Provider Power, LLC as owner of the Provider Assets;
(vi)    A fully executed copy of the Premises Lease duly executed by Emerald Holdings, LLC on the one hand and the Provider Companies on the other hand duly assigned to the Buyer and assumed by Buyer, incorporating such amendments as the Buyer and Seller shall mutually agree upon;
(vii)    releases of Liens, other than Permitted Liens, evidencing the discharge and removal of all Liens on Seller and the Provider Companies and the Provider Business (including all Liens associated with or arising under the Noble Indebtedness, including all tangible and intangible assets of Provider and all Provider Contracts and other contracts, if any, other than Permitted Liens;
(viii)    all books and records relating to the Provider Companies, the Provider Business (including books of account, Tax returns and supporting work papers, Contract files and the like relating to the Provider Companies and the Provider Business) that are in the possession of Seller or the Provider Parties;
(ix)    an executed statement described in Treasury regulations section 1.1445-2(b)(2) certifying that Seller is neither a disregarded entity nor a foreign person within the meaning of the Code and the Treasury regulations promulgated thereunder;
(x)    a closing certificate, dated as of the Closing Date, duly executed by a Responsible Officers of Seller, certifying that to such officer’s Knowledge, the conditions set forth in Section 7.2(a) and Section 7.2(b), in each case with respect to Seller, have been satisfied;
(xi)    an officer’s certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Seller, certifying as to and attaching (i)  Unanimous Written

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Consent of the sole member of Seller authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and (ii) the incumbency of the officers authorized to execute this Agreement on behalf of Seller;
(xii)    certificates from the Secretary of State of Maine and each other State in which each of the Provider Companies conducts business evidencing that Seller, and such Provider Company each is in good standing in such States, as applicable;
(xiii)    a fully executed joint defense agreement between Seller and the Provider Companies addressing the Freedom Logistics Litigation in accordance with Section 7.2(i) and 7.3(e); and
(xiv)    such other documents, certificates and other instruments as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.
8.3 Deliveries by Buyer.
(d) To Seller:
(xx)    the Adjusted Cash Consideration, by wire transfer of immediately available funds to the account specified by Seller;
(xxi)    a counterpart to the Provider Interests Assignment, duly executed by Buyer;
(xxii)    a counterpart to that certain non-competition and non-solicitation agreement of Seller and Seller’s Representatives in favor of Buyer and the Provider Companies in substantially the form attached as Exhibit E signed by Buyer and the Provider Companies;
(xxiii)    A counterpart to the Noble Termination Agreement executed by Buyer.
(xxiv)    a closing certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Buyer, certifying that to such officer’s Knowledge, the conditions set forth in Section 7.3(a) and Section 7.3(b), in each case with respect to Buyer, have been satisfied;
(xxv)    an officer’s certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Buyer, certifying as to and attaching (i) Unanimous Written Consent of the sole member of Buyer authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and (ii) the incumbency of the officers authorized to execute this Agreement on behalf of Buyer;

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(xxvi)    an executed statement described in Treasury regulations section 1.1445-2(b)(2) certifying that Buyer is neither a disregarded entity nor a foreign person within the meaning of the Code and the Treasury regulations promulgated thereunder;
(xxvii)    certificates from the Secretary of State of Delaware evidencing that Buyer, is in good standing in the State of Delaware;
(xxviii)    An Assignment and Assumption of the Premises Lease whereby the Buyer agrees to assume, and the Seller agrees to assign, said Lease, incorporating such amendments as the Buyer and Seller shall mutually agree upon;
(xxix)    A fully executed joint defense agreement between Seller and the Provider Companies addressing the Freedom Logistics Litigation in accordance with Section 7.2(i) and 7.3(e).
(xxx)    such other documents, certificates and other instruments as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.
ARTICLE IX
TERMINATION RIGHTS
9.1    Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows:
(i) By mutual written consent of the Parties;
(j)    By any Party if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the transactions contemplated by the Transaction Documents;
(k)    By any Party in the event that the Closing has not occurred on or prior to July 1, 2016 (the “Termination Date”); provided, however, that (i) Buyer may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of Buyer to perform and comply in all material respects with the covenants and agreements to be performed or complied with by Buyer under this Agreement; (ii) Seller may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of Seller to perform and comply in all material respects with the covenants and agreements to be performed or complied with by Seller under this Agreement; and (iii) either Party may extend the Termination Date for one additional thirty (30) day period until August 1, 2016 in the event that a closing condition

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has not been met as of July 1, 2016 so long as such Party is acting in good faith and using commercial reasonable efforts to effect the Closing, identifies the contingency which has not been met in writing to the other Party, together with an explanation of why that contingency has not been met and what efforts have been made and will be made toward satisfaction of said contingency;
(l)    By Buyer if there shall have been a breach or inaccuracy of Seller’s representations and warranties in this Agreement or a failure by Seller to perform its covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 7.2(a) and Section 7.2(b), unless such failure is reasonably capable of being cured, and Seller is using all Reasonable Efforts to cure such failure by the Termination Date; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 9.1(d) if (i) any of Buyer’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 7.3(a) not to be satisfied or (ii) there has been, and continues to be, a failure by Buyer to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 7.3(b) not to be satisfied;
(m)    By Seller if there shall have been a breach or inaccuracy of Buyer’s representations and warranties in this Agreement or a failure by Buyer to perform its covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 7.3(a) or Section 7.3(b), unless such failure is reasonably capable of being cured, and Buyer is using all Reasonable Efforts to cure such failure by the Termination Date; provided, however, that Seller may not terminate this Agreement pursuant to this Section 9.1(e) if (i) Seller’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 7.2(a) not to be satisfied or (ii) there has been, and continues to be, a failure by Seller to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 7.2(b) not to be satisfied;
9.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, all rights and obligations of the Parties under this Agreement shall terminate, except for the provisions of this Section 9.2, Section 6.4, Section 6.6, Article XI and Article XII; provided, however, that no termination of this Agreement shall relieve any Party from any liability for any willful and intentional breach of this Agreement by such Party or for fraud by such Party and all rights and remedies of a non-breaching Party under this Agreement in the case of any such willful and intentional breach or fraud, at law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses. Except to the extent otherwise provided in the immediately preceding sentence, the Parties agree that, if this Agreement is terminated, the Parties shall have no

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liability to each other under or relating to this Agreement. In the event of any willful and intentional breach of this Agreement by a Party or for fraud by such Party, the waiver provisions set forth in Section 10.3(f) shall be inapplicable. For purposes of this Section 9.2, “willful and intentional breach” is defined as a Party’s deliberate and conscious non-performance of a material contractual obligation.
ARTICLE X
INDEMNIFICATION
10.1    Indemnification by the Seller and Seller’s Representatives. Solely for purposes of the indemnities made in this Section 10.1, the representations and warranties made by Seller in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifier. Subject to the terms of this Article X, from and after the Closing, Seller and each Seller’s Representative shall jointly and severally indemnify and hold harmless Buyer and its members, managers, directors, officers, employees, consultants and permitted assigns (collectively, the “Buyer Indemnitees”), to the fullest extent permitted by Law, from and against any losses, claims, damages, liabilities and costs and expenses (including reasonable attorneys’ fees and reasonable expenses of investigating, defending and prosecuting litigation) (collectively, “Losses”) incurred or suffered by the Buyer Indemnitees as a result of, caused by, arising out of or relating to:
(e)     any breach or inaccuracy of Seller of any of the Seller Fundamental Representations (in each case, when made);
(f)    any breach or inaccuracy of any of the other representations or warranties (in each case, when made) of Seller contained in this Agreement;
(g)    any breach of any of the covenants or agreements of Seller contained in this Agreement;
(h)    the matters set forth on Schedule 3.6, including without limitation, the State Tax Claim and legal fees and liabilities attributable to the lawsuit (and any appeal thereof) between the Provider Companies and Freedom Logistics, LLC (dba Freedom Energy Logistics); and
(i)    any brokerage or transaction fees and expenses due and payable by any party to Stephens and Company resulting from the transactions contemplated hereby.
10.2    Indemnification by Buyer. Solely for the purposes of the indemnities made in this Section 10.2, the representations and warranties made by Buyer in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers. Subject to the terms of this Article X, from and after the Closing, Buyer shall indemnify and hold harmless

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Seller and its members, managers, directors, officers, employees, consultants and permitted assigns (collectively, the “Seller Indemnitees”), to the fullest extent permitted by Law, from and against any Losses incurred or suffered by the Seller Indemnitees as a result of, caused by, arising out of or relating to:
(a)    any breach or inaccuracy of Buyer of any of the Buyer Fundamental Representations (in each case, when made);
(b)    any breach or inaccuracy of any of the other representations or warranties (in each case, when made) of Buyer contained in this Agreement; and
(c)    any breach of any of the covenants or agreements of Buyer contained in this Agreement.
10.3    Limitations and Other Indemnity Claim Matters. Notwithstanding anything to the contrary in this Article X or elsewhere in this Agreement (subject to Section 10.3(f)), the following terms shall apply to any claim for monetary damages arising out of this Agreement or related to the transactions contemplated hereby:
(a)    De Minimis. No indemnifying party (an “Indemnifying Party”) will have any liability under this Article X in respect of any individual claim involving Losses arising under Section 10.1(b) or Section 10.2(b) to any Indemnitee of less than $10,000 (each, a “De Minimis Claim”).
(b) Deductible.
(xxxi)    Seller will not have any liability under Section 10.1(b) unless and until the Buyer Indemnitees have suffered Losses in excess of $100,000 in the aggregate (the “Seller Deductible”) arising from Claims under Section 10.1(b) that are not De Minimis Claims and then recoverable Losses claimed under Section 10.1(b) shall be limited to those that exceed the Seller Deductible.
(xxxii)    Buyer will not have any liability under Section 10.2(b) unless and until the Seller Indemnitees have suffered Losses in excess of $100,000 in the aggregate (the “Buyer Deductible”) arising from Claims under Section 10.2(b) that are not De Minimis Claims and then recoverable Losses claimed under Section 10.2(b) shall be limited to those that exceed the Buyer Deductible.
(c) Cap.
(xix)    Buyer’s aggregate liability under Section 10.2(b) shall not exceed $3,000,000.

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(xx)    Seller’s aggregate liability under Section 10.1(b) shall not exceed $3,000,000; provided that at the one year anniversary of the Closing Date, Seller’s aggregate liability under Section 10.1(b) shall be reduced to $2,750,000 if aggregate Losses and outstanding claims as of such date are not in excess of $500,000 at such date.
(d) Survival; Claims Period.
(i)    The representations and warranties of the Parties under this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the two year anniversary of the Closing Date (the “Expiration Date”); provided that the Buyer Fundamental Representations and the Seller Fundamental Representations shall survive for a period equal to the applicable statute of limitations for each such representation (the “Fundamental Expiration Date”).
(ii)    No action for a breach of any representation or warranty contained herein shall be brought after the Expiration Date or the Fundamental Expiration Date, as applicable, except for claims of which a Party has received a Claim Notice setting forth in reasonable detail the claimed misrepresentation or breach of warranty with reasonable detail, prior to the Expiration Date.
(e)    Calculation of Losses. In calculating amounts payable to any Indemnitee (each such person, an “Indemnified Party”) for a claim for indemnification hereunder, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant or agreement and shall be computed net of (i) payments actually recovered by the Indemnified Party under any insurance policy with respect to such Losses and (ii) any prior or subsequent actual recovery by the Indemnified Party from any Person other than the applicable Indemnifying Party with respect to such Losses.
(f)    Waiver of Certain Damages. Notwithstanding any other provision of this Agreement, in no event shall any Party be liable for punitive, special, indirect, consequential, remote, speculative or lost profits damages of any kind or nature, regardless of the form of action through which such damages are sought, except (i) for any such damages recovered by any third party against an Indemnified Party in respect of which such Indemnified Party would otherwise be entitled to indemnification pursuant to this Article X and (ii) in the case of consequential damages, (A) to the extent an Indemnified Party is required to pay consequential damages to an unrelated third party and (B) to the extent of consequential damages to an Indemnified Party arising from fraud or willful misconduct.

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(g)    Sole and Exclusive Remedy. Except for the assertion of any claim based on fraud or willful misconduct, the remedies provided in this Article X shall be the sole and exclusive legal remedies of the Parties, from and after the Closing, with respect to this Agreement and the transactions contemplated hereby.
(h)    Inapplicability of Limitations. Notwithstanding anything to the contrary contained herein, none of the limitations set forth in this Section 10.3 (including the limitations in Sections 10.3(a), (b) and (c)), shall apply to: (i) any breach of the Seller Fundamental Representations, the Buyer Fundamental Representation or the representations set forth in Sections 4.11, 4.16 or 4.20; or (ii) any claim based on fraud or willful misconduct, provided that Seller’s liability pursuant to clauses (i) and (ii) shall in no circumstances exceed the sum of the Base Consideration.
(i)    Setoff Amount of Installment Payments. Notwithstanding anything to the contrary contained herein, the Buyer Indemnitees shall have the option, at their sole discretion, to notify Seller of their election to offset all Losses subject to indemnification hereunder that are due and payable and have not been so paid against any unpaid Installment Consideration and Installment Interest on a dollar-for-dollar basis and prior to making any claims against the Escrow Amount.
10.4 Indemnification Procedures.
(n)    Each Indemnitee agrees that promptly after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Article X, including receipt by it of notice of any Proceeding, by any third party with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, such Indemnitee must assert its claim for indemnification under this Article X (each, a “Claim”) by providing a written notice (a “Claim Notice”) to the Indemnifying Party allegedly required to provide indemnification protection under this Article X specifying, in reasonable detail, the nature and basis for such Claim (e.g., the underlying representation, warranty, covenant or agreement alleged to have been breached). Such notice shall include a formal demand for indemnification under this Agreement. Notwithstanding the foregoing, an Indemnitee’s failure to send or delay in sending a third party Claim Notice will not relieve the Indemnifying Party from liability hereunder with respect to such Claim except to the extent the Indemnifying Party is materially prejudiced by such failure or delay and except as is otherwise provided herein. If the indemnified party knowingly failed to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, the Indemnifying Party’s indemnity obligation relating to such Claim shall be limited to the extent that such knowing failure to notify the Indemnifying Party has actually resulted in material prejudice or damage to the Indemnifying

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Party. Except as specifically provided herein, each Indemnitee’s rights and remedies set forth in this Agreement will survive the Closing and will not be deemed waived by such Indemnitee’s consummation of the transactions contemplated hereby and will be effective regardless of any inspection or investigation conducted, or the awareness of any matters acquired (or capable or reasonably capable of being acquired), by or on behalf of such Indemnitee or by its directors, officers, employees, or representatives or at any time (regardless of whether notice of such knowledge has been given to the Indemnifying Party), whether before or after the Execution Date or the Closing Date with respect to any circumstances constituting a condition under this Agreement.
(o)    In the event of the assertion of any third party Claim for which, by the terms hereof, an Indemnifying Party is obligated to indemnify an Indemnitee, the Indemnifying Party will have the right, at such Indemnifying Party’s expense, to assume the defense of same including the appointment and selection of counsel on behalf of the Indemnitee so long as such counsel is reasonably acceptable to the Indemnitee. If the Indemnifying Party elects to assume the defense of any such third party Claim, it shall within 30 days of its receipt of the Claim Notice notify the Indemnitee in writing of its intent to do so. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnitee as may be appropriate. The Indemnifying Party will have the right to settle or compromise or take any corrective or remediation action with respect to any such Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party. The Indemnitee will be entitled, at its own cost, to participate with the Indemnifying Party in the defense of any such Claim. If the Indemnifying Party assumes the defense of any such third-party Claim but fails to diligently prosecute such Claim, or if the Indemnifying Party does not assume the defense of any such Claim, the Indemnitee may assume control of such defense and in the event it is determined pursuant to the procedures set forth in this Article X that the Claim was a matter for which the Indemnifying Party is required to provide indemnification under the terms of this Article X, the Indemnifying Party will bear the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses).
(p)    If requested by the Indemnifying Party, the Indemnitee agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person, and the Indemnifying Party will reimburse the Indemnitee for any reasonable expenses incurred by it in so cooperating. At no cost or expense to the Indemnitee, the Indemnifying Party shall reasonably cooperate with the Indemnitee and its counsel in contesting any Claim.

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(q)    Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, that subjects the Indemnitee to any criminal liability, requires an admission of guilt, wrongdoing or fault on the part of the Indemnitee or imposes any continuing obligation on or requires any payment from the Indemnitee without the Indemnitee’s prior written consent.
(r)    Notwithstanding anything in this Article X to the contrary, any indemnification payment to be made to an Indemnitee pursuant to this Article X shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated by the Indemnitee within ten (10) days after the final determination thereof.
10.5    Express Negligence. THE PARTIES INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE X BE CONSTRUED AND APPLIED AS WRITTEN ABOVE, NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, SUCH INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED ABOVE, THE INDEMNITIES SET FORTH IN THIS ARTICLE X SHALL APPLY TO AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.
10.6 No Reliance.
(a)    THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN ARTICLE III AND ARTICLE IV CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE REPRESENTATIONS AND WARRANTIES OF BUYER CONTAINED IN ARTICLE V CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF BUYER TO SELLER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, NO PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY

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SUCH PARTY OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY PARTY IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, EACH PARTY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES).
10.7    Tax Treatment. Any payments made to any Party pursuant to Article X shall constitute an adjustment of the Cash Consideration for Tax purposes and shall be treated as such by the Parties on their Tax Returns to the extent permitted by Law.
ARTICLE XI
GOVERNING LAW, CONSENT TO JURISDICTION AND JURY TRIAL WAIVER
11.1    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas, without giving effect to the conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.
11.2    Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of (a) any state or federal court sitting in Harris County, Texas, and (b) any state appellate court therefrom within the State of Texas for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any state or federal court sitting in Harris County, Texas, or (ii) any state appellate court therefrom within the State of Texas or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto also agrees that any final and non-appealable judgment against a Party hereto in connection with any Proceeding shall

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be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
11.3    JURY TRIAL WAIVER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
ARTICLE XII
GENERAL PROVISIONS
12.1    Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Parties hereto.
12.2    Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
12.3    Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:

50

If to Buyer to:
Spark Holdco, LLC
12140 Wickchester Lane, Suite 100
Houston, TX 77079
Attention: Chief Executive Officer

With a copy to:
Spark Energy, Inc.
12140 Wickchester Lane, Suite 100
Houston, TX 77079
Attention: General Counsel

If to Seller to:
Provider Power, LLC
306 Rodman Road
Auburn, ME 04210
Attention: Kevin B. Dean

With a copy to:
The Bell Firm, P.A.
810 Lisbon Street, P.O. Box 1776
Lewiston, Maine 04241-1776
Attention: Shawn Bell

12.4    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties; provided that Buyer may assign its rights (but not its obligations) to an Affiliate of Buyer without the consent of Seller, but nothing herein shall be deemed to relieve Buyer of any of its obligations herein.
12.5    Third Party Beneficiaries. (a) this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns; (b) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates; and (c) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party.

51

12.6    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.
12.7    Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
12.8    Representation by Counsel. Each Party agrees that it cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
12.9    Disclosure Schedules. The inclusion of any information (including dollar amounts) in any section of the Seller Disclosure Schedules, the Provider Disclosure Schedules or the Buyer Disclosure Schedules shall not be deemed to be an admission or acknowledgment by a Party that such information is required to be listed on such section of the Seller Disclosure Schedules, the Provider Disclosure Schedules, or the Buyer Disclosure Schedules or is material to or outside the ordinary course of the business of such Party or the Person to which such disclosure relates. The information contained in this Agreement, the Exhibits and the Schedules is disclosed solely for purposes of this Agreement, and no information contained in this Agreement, the Exhibits or the Schedules shall be deemed to be an admission by any Party to any third Person of any matter whatsoever (including any violation of a legal requirement or breach of contract). The disclosure contained in one disclosure schedule contained in the Seller Disclosure Schedules, the Provider Disclosure Schedules, or the Buyer Disclosure Schedules may be incorporated by reference into any other disclosure schedule contained therein, and shall be deemed to have been so incorporated into any other disclosure schedule so long as it is readily apparent on the face of such disclosure that the disclosure is applicable to such other disclosure schedule.
12.10    Electronic Signatures; Counterparts. This Agreement may be executed by electronic transmission of signatures by any Party (i.e., portable document format or similar method) and such

52

signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
12.11    Guaranty of Seller Obligations. Each of Kevin B. Dean and Emile L. Clavet hereby jointly and severally guarantees the performance by Seller of its obligations hereunder.
12.12    Guaranty of Certain Buyer Obligations. Spark Energy, Inc. hereby guarantees the obligations of Seller to pay the Installment Consideration, the Installment Interest and the RPS True-Up in accordance with Sections 2.2(b) and 2.4(g).

[Signature page follows]

53

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

SELLER:
PROVIDER POWER, LLC
By:     /s/ Kevin B. Dean
Name: Kevin B. Dean
Title: President

SELLER’S REPRESENTATIVES:
By:     /s/ Kevin B. Dean
Name: Kevin B. Dean

By:     /s/ Emile L. Clavet
Name: Emile L. Clavet

Signature Page to
Membership Interest Purchase Agreement

BUYER:

SPARK HOLDCO, LLC
By:     /s/ Nathan Kroeker
Name: Nathan Kroeker         Title: Chief Executive Officer

GUARANTOR:

SPARK ENERGY, INC.

By:     /s/ Nathan Kroeker
Name: Nathan Kroeker         Title: Chief Executive Officer

Signature Page to
Membership Interest Purchase Agreement

Exhibit A
DEFINITIONS

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the introductory paragraph.
“Base Consideration” has the meaning set forth in Section 2.2(b).
“Base Consideration Allocation Schedule” has the meaning set forth in Section 6.8(g).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.
“Buyer” has the meaning set forth in the introductory paragraph.
“Buyer Deductible” has the meaning set forth in Section 10.3(b)(ii).
“Buyer Disclosure Schedules” means the disclosure schedules to this Agreement prepared by Buyer and delivered to Seller on the Execution Date.
“Buyer Fundamental Representations” has the meaning set forth in Section 7.3(a).
“Buyer Indemnitees” has the meaning set forth in Section 10.1.
“Buyer Material Adverse Effect” means any Material Adverse Effect in respect of the Buyer.
“Cash Consideration” has the meaning set forth in Section 2.2.
“Change of Control Payment” means (a) any bonus, severance or other payment or other form of compensation that is created, accelerated, accrues or becomes payable by either Provider Party to any present or former director, owner, manager, member employee or consultant thereof, including pursuant to any benefit plan or any other contract, including any Taxes due from either Provider Party payable on or triggered by any such payment and (b) any other payment, expense or fee that accrues or becomes payable by either Provider Party to any Governmental Body or other Person under any Law or pursuant to the terms of any contract, including in connection with the

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making of any filings, the giving of any notices or the obtaining of any consents, authorizations or approvals, in each case of (a) and (b), as a result of, or in connection with, the consummation of the transactions contemplated hereunder and in the Transaction Documents.
“Claim” has the meaning set forth in Section 10.4(a).
“Claim Notice” has the meaning set forth in Section 10.4(a).
“Closing” has the meaning set forth in Section 8.1.
“Closing Date” has the meaning set forth in Section 8.1.
“Closing Date Working Capital” has the meaning set forth in Section 2.4.
“Code” means the Internal Revenue Code of 1986, as amended.
“Contract” means any agreements (written or oral), commitments, leases, licenses, notes, evidences of indebtedness, mortgages, security agreements, bonds, or other instruments, obligations or binding arrangements or understandings of any kind or character, whether oral or in writing.
“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.
“Conveyance” has the meaning set forth in the recitals.
“Creditors’ Rights” has the meaning set forth in Section 3.2(b).
“Current Assets” means the assets of the Provider Companies, on a consolidated basis, which would be classified as “current assets” under GAAP and determined in accordance with the principles, policies, methodologies and procedures adopted in the preparation of the Provider Financial Statements. Current Assets shall not include revenues from any Hedges.
“Current Liabilities” means liabilities of the Provider Companies, on a consolidated basis, which would be classified as “current liabilities” under GAAP and determined in accordance with the principles, policies, methodologies and procedures adopted in the preparation of the Provider Financial Statements. Current Liabilities shall not include any liabilities for the current portion of, and any interest expense on, any Indebtedness of Provider Power and Seller that is discharged in full at or prior to the Closing.

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“De Minimis Claim” has the meaning set forth in Section 10.3(a).
“Disclosure Schedule” means (i) with respect to Seller, the Seller Disclosure Schedules and the Provider Disclosure Schedules, (ii)  with respect to Buyer, the Buyer Disclosure Schedules.
“Effective Date” means 12:01 the first day of the calendar month in which Closing occurs.
“Effective Date Working Capital” has the meaning set forth in Section 2.4(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to section 4001(a)(14) of ERISA.
“Escrow Agent” means Compass Bank (BBVA) N.A.
“Escrow Amount” means (a) fifty percent (50%) of each Installment up to an aggregate total of $3,000,000.00; plus (b) the Installment Interest.
“Estimated Closing Statement” means pro forma unaudited balance sheets, statements of operations and cash flows and other documents of Provider Power and Seller, on a consolidated basis, setting forth the Current Assets and Current Liabilities of Provider Power and Seller, on a consolidated basis, prepared in accordance with GAAP, and a calculation of the Working Capital that is estimated to exist as of the Effective Date in accordance with GAAP.
“Estimated Working Capital” has the meaning set forth in Section 2.3(a).
“Event” means any event, change, development, effect, condition, matter, occurrence or state of facts.
“Execution Date” has the meaning set forth in the introductory paragraph.
“Expiration Date” has the meaning set forth in Section 10.3(d)(i).
“Final Closing Statement” has the meaning set forth in Section 2.4(d).
“Fundamental Expiration Date” has the meaning set forth in Section 10.3(d)(i).

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“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approval” means all material notices, reports, filings, approvals, orders, authorizations, consents, licenses, permits, qualifications or registrations or waivers of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communications required to be filed with or delivered to, any Governmental Authority.
“Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.
“Hedges” means any swap, option, swaption, hedge, collar, futures or similar Contract involving natural gas or electric power, or any other commodities trading Contract.
“Indebtedness” means, without duplication, all indebtedness, liabilities and obligations, now existing or hereafter arising, whether or not for money borrowed by a Person (including accrued and unpaid interest) or the incurrence of an obligation resulting in a monetary liability or obligation, or any contingent liability for or guaranty by a Person of any obligation of any other Person (including the pledge of any collateral or grant of any security interest by a Person in any property as security for any such liability, guaranty or obligation) whether or not any note, indenture, guaranty, bond, debenture, loan agreement or other similar instruments.
“Indemnified Party” has the meaning set forth in Section 10.3(e).
“Indemnifying Party” has the meaning set forth in Section 10.3(a).
“Indemnitee” means, individually and as a group, the Buyer Indemnitees or the Seller Indemnitee, who are seeking indemnification under this Agreement, as applicable.
“Independent Accountant” means an independent nationally recognized United States based accounting firm that does not have an existing relationship with either of the Parties as is mutually agreed upon by the Parties, together with any experts such firm may require in order to settle a particular dispute.

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“Installment Interest” has the meaning set forth in Section 2.2(b).
“Insurance Policies” hast the meaning set forth in Section 4.21.
“Interest” means (i) capital stock, common units, member or limited liability company interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest, (ii) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing and (iii) any right (contingent or otherwise) to acquire any of the foregoing.
“Knowledge” means (i) with respect to Seller and any Provider Company, the actual knowledge of Emile L. Clavet or Kevin B. Dean and (ii) with respect to Buyer, the actual knowledge of Nathan Kroeker, Georganne Hodges or Gil Melman.
“Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority.
“Leases” has the meaning set forth in Section 4.8.
“Lien” means § any mortgage, security interest, deed of trust, pledge, hypothecation, assignment, charge or other encumbrance, lien (statutory or otherwise), right or preferential arrangement of any kind or nature whatsoever in respect of any property or assets (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming any Provider Party or its Subsidiaries, under the Uniform Commercial Code or any comparable law) or other similar property interest or encumbrance in respect of any property or asset, and (ii) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on the title to real or personal property (whether or not of record).
“Losses” has the meaning set forth in Section 10.1.
“Maineco” means interests in Electricity Maine, LLC, a Maine limited liability company.
“Massco” means a Provider Power Mass, LLC, a Maine limited liability company.
“Material Adverse Effect” shall mean with respect to any Person, any Event that, individually or in the aggregate, (x) is or would reasonably be expected to materially and adversely affect the assets, liabilities, business, condition (financial or otherwise), operations or properties of such Person and its Subsidiaries, taken as a whole, or (y) if applicable, is or would reasonably be

, Page 5

expected to adversely affect such Person’s ability to consummate the transactions contemplated in this Agreement, provided that in determining whether a Material Adverse Effect has occurred, any change, event or development relating to (i) the markets or industries in which the relevant Person operates, (ii)  United States or global economic conditions or financial markets in general, (iii) the transactions contemplated by this Agreement including any public announcement of same, or (iv)  changes in Law, shall not be considered to give rise to or constitute a Material Adverse Effect; provided further, that to be excluded under subsection (iv)  above, such condition may not disproportionately affect, as compared to others in such business or industry, the relevant Person.
“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.
“Multiple Employer Plan” means a plan described in Section 4063(a) of ERISA.
“NHco” means Electricity New Hampshire, LLC, a Maine limited liability company.
“Noble” has the meaning set forth in Section 4.11.
“Noble Agreements” has the meaning set forth in Section 4.11.
“Noble Indebtedness” means all Indebtedness of Seller and the Provider Company to Noble Energy, Inc. and its affiliates under the Noble Agreements or otherwise..
“Preliminary Closing Statement” has the meaning set forth in Section 2.4(a).
“Provider Acquisition Transaction” has the meaning set forth in Section 6.7.
“Provider Assets” means the following assets and properties owned or leased by or on behalf of the Provider Companies:
(ii)    all tangible personal property of every kind and nature that is used primarily in the ownership and operation of the Provider Business, including furniture, supplies, inventory, materials and other fixtures, improvements and appurtenances thereto, wherever located at and used or necessary in the operation of the Provider Business (collectively, the “Provider Personal Property”);
(iii)    all benefits and rights under permits, licenses, certificates, orders, approvals, authorizations, grants, consents, concessions, waivers, registrations, warrants, franchises and similar rights and privileges that are granted by a Governmental Authority and are necessary for, or are used or held for use primarily for or in connection with, the ownership and operation of the Provider Business and the Provider Personal Property, including the Permits;

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(iv) all prepaid rent, lease and security deposits;
(v)    all warranties, representations and guarantees made by suppliers, manufacturers and contractors covering the Provider Business and Contracts;
(vi) all benefits and rights under the Contracts;
(vii)    all rights and benefits of the following, in each case relating primarily to the Provider Business: (A) all purchase orders, invoices, storage or warehouse receipts, certificates of title and documents, and (B) all keys, lock combinations, computer access codes and other devices or information necessary to gain entry to or take possession of the assets used or useful in connection with the Provider Business;
(viii)    copies or originals of all tangible, digital or electronic Contracts, operating, performance, warranty, accounting, and other data, files, documents, instruments, notes, correspondence, equipment, procedures and records, historical data, sales and purchase records, materials relating to suppliers, vendors and other service providers, papers, ledgers, journals, reports, books, records, plans, and studies which relate primarily to the Provider Business or which are used or held for use primarily in connection with, the ownership and operation of the Provider Business; provided, however, such material shall not include (A) any proprietary data that is not primarily used in connection with the continued ownership or operations of the Provider Business, (B) any information subject to third Person confidentiality agreements for which a consent or waiver cannot be secured after commercially reasonable efforts with no obligation to spend money, or (C) any information which, if disclosed, would violate an attorney-client privilege or would constitute a waiver of rights as to attorney work product or attorney-client privileged communications, unless such information is needed for operation of the Provider Business, and the Parties enter a mutually agreeable joint defense agreement related thereto (collectively, the “Provider Records”); and
(ix)    the benefits in and rights to enforce all claims, causes of action, indemnities, rights of recovery, rights of set off, rights of recoupment, warranties, covenants, guarantees, and all suretyship agreements (and all proceeds from any of the foregoing) to the extent relating to the Provider Business.
(x)    all cash, accounts receivable and inventory of the Provider Companies shall remain with the Provider Companies.
“Provider Audited Annual Financial Statements” has the meaning set forth in Section 4.3(a).

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“Provider Benefit Plans” has the meaning set forth in Section 4.15(a)(ii).
“Provider Business” means the Provider Parties’ business of retail, commercial and industrial sales of electrical power and natural gas consistent with past practices.
“Provider Companies” has the meaning set forth in the Recitals to this Agreement.
“Provider Contracts” has the meaning set forth in Section 4.10(b).
“Provider Financial Statements” has the meaning set forth in Section 4.3(a).
“Provider Interests” has the meaning set forth in the Recitals to this Agreement.
“Provider Interests Assignment” has the meaning set forth in Section 8.2(a)(i).
“Provider Parties” means the Seller’s Representatives and the Provider Companies, collectively.
“Provider Personal Property” has the meaning set forth in Exhibit A under the definition “Provider Assets.”
“Provider Records” has the meaning set forth in Exhibit A under the definition of “Provider Assets.”
“Provider Unaudited Annual Financial Statements” has the meaning set forth in Section 4.3(a).
“Provider Unaudited Interim Financial Statements” has the meaning set forth in Section 4.3(a).
“Objection Notice” has the meaning set forth in Section 2.4(b).
“Objection Period” has the meaning set forth in Section 2.4(b).
“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.
“Original Working Capital” has the meaning set forth in Section 2.4(a).

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“Party” or “Parties” has the meaning set forth in the introductory paragraph.
“Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Authorities.
“Permitted Liens” means, with respect to any Person, (a) statutory Liens for current Taxes applicable to the assets or business of such Person or assessments not yet delinquent or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairmens’, landlords’ and other similar liens arising or incurred in the ordinary course of business of such Person relating to obligations as to which there is no default on the part of such Person or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (c) Liens as may have arisen in the ordinary course of business of such Person, none of which are material to the ownership, use or operation of the assets of such Person and which relate to amounts not yet delinquent; (d) statutory Liens for obligations that are not delinquent or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (e) zoning and building laws, ordinances and regulations, that do not materially interfere with the use and operation of the assets of such Person in the ordinary course of business and (f) any Liens with respect to assets of such Person, which, together with all other Liens, do not materially detract from the value of such Person or materially interfere with the present use of the assets owned by such Person or the conduct of the business of such Person.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
“Pre-Closing Date Tax Period” means any Tax period (or a portion thereof) ending on or before the Closing Date.
“Preliminary Closing Statement” means pro forma unaudited balance sheets, statements of operations and cash flows and other documents setting forth the Current Assets and Current Liabilities of Provider Power, prepared in accordance with GAAP, and a calculation of the Effective Date Working Capital using the same principles, policies, methodologies and procedures utilized in the preparation of the Provider Financial Statements.

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“Proceeding” means any action, suit, arbitration proceeding, administrative or regulatory investigation, review, audit, proceeding, citation, summons or subpoena of any nature (civil, criminal, regulatory or otherwise) in law or in equity.
“Reasonable Efforts” means with respect to a given goal, the efforts that a reasonable person in the position of the promisor would use so as to achieve that goal as expeditiously as possible, provided, however, that an obligation to use all Reasonable Efforts under this Agreement does not require the promisor to take any actions that would, individually or in the aggregate, cause the promisor to incur costs, or suffer any other detriment, out of reasonable proportion to the benefits to the promisor under this agreement.
“Records” means the books (including books of accounting and minute books), records and files, including Contracts and any and all Tax, financial, human resources, and other information of the Provider Companies.
“Registered Intellectual Property” has the meaning set forth in Section 4.13.
“Representatives” means, with respect to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.
“Seller” has the meaning set forth in the introductory paragraph.
“Seller Deductible” has the meaning set forth in Section 10.3(b)(i).
“Seller Disclosure Schedules” means the disclosure schedules to this Agreement prepared by Seller pertaining to the Provider Companies and delivered to Buyer on the Execution Date.
“Seller Fundamental Representations” has the meaning set forth in Section 7.2(a).
“Seller Indemnitees” has the meaning set forth in Section 10.2.
“Seller Material Adverse Effect” means any Material Adverse Effect in respect of the Seller or the Provider Companies.
“Straddle Period” has the meaning set forth in Section 6.8(c).

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“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which a majority of the Voting Interests are at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Target Working Capital” means Working Capital of the Provider Companies, on a consolidated basis, of zero ($0.00).
“Tax” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.
“Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information or schedules) supplied or required to be supplied to any taxing authority or any Person with respect to Taxes and including any supplement or amendment thereof.
“Termination Date” has the meaning set forth in Section 9.1(c).
“Transaction Documents” means this Agreement, the Provider Interests Assignment, the Escrow Agreement and the agreements, instruments, documents and certificates contemplated hereby and thereby.
“Transfer Taxes” has the meaning set forth in Section 6.8(a).
“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
“Voting Interests” of any Person as of any date means the equity interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

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“Working Capital” means the difference between Current Assets and Current Liabilities, calculated in accordance with the example of such calculations set forth in Schedule 2.3(a) attached hereto.

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EXHIBIT B

FORM OF PROVIDER INTERESTS ASSIGNMENT

Exhibit B – Page 1

EXHIBIT C
EXAMPLE OF CALCULATION OF PURCHASE PRICE

The numbers below are assumed values only and are included herein solely for illustrative purposes. Actual amounts under the Agreement will be different.

Purchase Price:     $28,000,000
Assumed Outstanding debt:    $22,000,000
Assumed Accounts Receivable:    $5,000,000
Assumed Unbilled Accts Receivable:    $6,000,000
Assumed Supply Payables    $6,000,000

1.	Calculation of Net Working Capital: $5,000,000 +6,000,000-6,000,000=$5,000,000

2.	Calculation of Purchase Price payable at closing:

Outstanding debt…………$22,000,000
Less Net Pos.WC…………($5,000,000)
Plus add’l Closing payment.$1,350,000
Total……………………….$18,350,000

3.	Total Amount payable at closing:
Portion of Purchase Price payable at closing……$18,350,000
Plus Net Working Capital…………………………$5,000,000
Total………………………………………………$23,350,000

Exhibit C – Page 1

4.	Deferred Purchase Price payable in installments:
Total Purchase Price….……………………………$28,000,000
Less portion already paid at closing………………($18,350,000)
Deferred Purchase Price payable over 10 months………………$9,650,000

Exhibit C – Page 2

EXHIBIT D
EARNOUT PAYMENT UNDER SECTION 2.3(c)

	Customer Count (000s) - As of May 31, 2017
WASP (¢/kWh)	110 – 120	120 – 130	130 – 140	140+
9.0 – 9.5	$0.0	$1.0	$3.0	$4.0
9.5 – 10.0	$1.0	$2.0	$4.0	$4.0
10.0 – 10.5	$2.0	$3.0	$4.0	$4.0
Amounts in table represent millions of dollars

Exhibit D – Page 1

EXHIBIT E
FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT OF SELLER AND EACH OF KEVIN B. DEAN AND EMILE L. CLAVET

Exhibit E – Page 1

EXHIBIT F
FORM OF ESCROW AGREEMENT

Exhibit F – Page 1

EXHIBIT G
NOT USED

Exhibit G – Page 1

EXHIBIT H
KEY TERMS OF LEASE

Monthly Lease Payments:	$12,500

Term:	1 Year

Renewal Options:	Lessee option to renew for four additional one year periods

Description of Space:	5425contiguous square feet of office space as currently being used by the Provider Buyers

Inclusions:	All ancillary terms currently provided, including without limitation, lawn care, snow removal, janitorial, utilities system help, desk support security, maintenance

Exhibit H – Page 1

SCHEDULE 2.4(a)

EXAMPLE CALCULATION OF WORKING CAPITAL

Cash in Bank of Seller on date of Closing
+
Accounts Receivable of Seller on date of Closing, net of allowances for doubtful accounts
+
Unbilled Accounts Receivable on date of Closing, net of allowances for doubtful accounts
+
Deposits on account with any trading partners
-
Trade payables and other accrued liabilities outstanding on date of Closing
-
June delivered energy supply bill.
-
RPS Obligations for NH based on 2016 RPS standards*

*True-up for this line item to be addressed separately under Section 2.4(g).

Annex A-1

ANNEX B
SUBSCRIPTION AGREEMENT
THE SECURITIES DESCRIBED HEREIN AND TO BE ISSUED PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.
THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

ISSUERS:

SPARK ENERGY, INC.
12140 Wickchester Lane, Suite 100
Houston, Texas 77042

SPARK ENERGY HOLDINGS, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77042
Article I
Ladies and Gentlemen:
Retailco, LLC (“Subscriber”) understands that (i) Spark Energy, Inc., a corporation organized under the laws of Delaware (“Issuer 1”), is offering an aggregate of 900,000 shares of

Annex B-1

its Class B common stock, par value $0.01 per share (the “Issuer 1 Securities”) in a private placement and (ii) Spark Holdco, LLC, a limited liability company organized under the laws of the State of Delaware (“Issuer 2”) is offering an aggregate of up to 900,000 of its membership units (“Issuer 2 Securities”) in a private placement. Subscriber understands that each offering of Issuer 1 Securities and Issuer 2 Securities is being made without registration of the Issuer 1 Securities and Issuer 2 Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act). The Issuer 1 Securities and Issuer 2 Securities may sometimes hereinafter be collectively referred to as the “Securities”.
1.Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for the Securities for the aggregate purchase price of Eighteen Million and No/100 Dollars ($18,000,000.00) (the “Subscription Price”), which is payable as described in Section 4 hereof. Subscriber acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).
2.    Acceptance of Subscription and Issuance of Securities. It is understood and agreed that each of Issuer 1 and Issuer 2 shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by Issuer 1 and Issuer 2 only when it is signed by a duly authorized officer of each of Issuer 1 and Issuer 2 and delivered to Subscriber at the Closing referred to in Section 3 hereof. Notwithstanding the foregoing, if either Issuer 1 or Issuer 2 rejects this Subscription, it shall be deemed that each of Issuer 1 and Issuer 2 have rejected same. Notwithstanding anything in this Subscription Agreement to the contrary, neither Issuer 1 nor Issuer 2 shall have any obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).
3.    The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Issuer 1 on July 1, 2016, or at such other time and place as Issuer 1 may designate by notice to Subscriber.

Annex B-2

4.    Payment for Securities. At the Closing, the Subscription Price shall be paid by Subscriber to Issuer 1 and Issuer 2 by wire transfer of immediately available funds or other means approved by Issuer 1 and Issuer 2 at or prior to the Closing. At the Closing Issuer 1 shall instruct its transfer agent to issue on behalf of Issuer 1 the Issuer 1 Securities to Subscriber and Issuer 2 shall issue the Issuer 2 Securities to Subscriber, each bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act.
5.    Representations and Warranties of the Issuer 1. As of the Closing, Issuer 1 represents and warrants to and covenants with Subscriber that:
(a)    Issuer 1 is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct of its business as it is currently being conducted.
(b)    Issuer 1 has all requisite authority to sell the Issuer 1 Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by Issuer 1 hereunder, and such sale will not contravene any law, rule or regulation binding on Issuer 1 or any restriction applicable to Issuer 1.
(c)    The Issuer 1 Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.
6.    Representations and Warranties of the Issuer 2. As of the Closing, Issuer 2 represents and warrants to and covenants with Subscriber that:
(a)    Issuer 2 is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct of its business as it is currently being conducted.

Annex B-3

(b)    Issuer 2 has all requisite authority to sell the Issuer 2 Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by Issuer 2 hereunder, and such sale will not contravene any law, rule or regulation binding on Issuer 2 or any restriction applicable to Issuer 2.
(c)    The Issuer 2 Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.
7.    Representations and Warranties of Subscriber. As of the Closing, Subscriber hereby represents and warrants to and covenants with Issuer 1 and Issuer 2 that:
(a) General.
(i)    Subscriber has all requisite authority to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by Subscriber hereunder, and such purchase will not contravene any law, rule or regulation binding on Subscriber or any restriction applicable to Subscriber.
(ii)    Subscriber is duly formed and validly existing under the laws of Texas, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct of its business as it is currently being conducted.
(b) Information Concerning Issuer 1 and Issuer 2.
(i)    Subscriber understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in Issuer 1’s most recent 10-K and in this Subscription Agreement. Subscriber represents that it is able to bear any loss associated with an investment in the Securities.
(ii)    Subscriber confirms that it is not relying on any communication (written or oral) of Issuer 1 or Issuer 2 or any of their respective affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations

Annex B-4

related to the terms and conditions of the Securities provided by either Issuer 1, Issuer 2 or any of their respective affiliates shall not be considered investment advice or a recommendation to purchase the Securities, and that none of Issuer 1, Issuer 2 and any of their respective affiliates is acting or has acted as an advisor to Subscriber in deciding to invest in the Securities. Subscriber acknowledges that none of Issuer 1, Issuer 2 and any of their respective affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining Subscriber’s authority to invest in the Securities.
(iii)    Subscriber is familiar with the business and financial condition and operations of each of Issuer 1 and Issuer 2. Subscriber has had access to information concerning Issuer 1, Issuer 2 and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.
(iv)    Subscriber acknowledges that each of Issuer 1 and Issuer 2 has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering and that if either Issuer 1 or Issuer 2 abandons this private placement, such abandonment shall also be deemed abandoned by the other issuer. This Subscription Agreement shall thereafter have no force or effect and Issuer 1 and Issuer 2 shall return any previously paid Subscription Price of the Securities, without interest thereon, if paid by Subscriber prior to any such abandonment.
(v)    Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.
(c) Non-reliance.
(i)    Subscriber represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of either Issuer 1 or Issuer 2, as investment advice or as a recommendation to purchase the Securities, it being understood that any information and explanations related to the terms and conditions of the Securities and the other transaction documents

Annex B-5

made by either Issuer 1 or Issuer 2 shall not be considered investment advice or a recommendation to purchase the Securities.
(ii)    Subscriber confirms that neither Issuer 1 nor Issuer 2 has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to Subscriber regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, Subscriber is not relying on the advice or recommendations of either Issuer 1 or Issuer 2 and Subscriber has made its own independent decision that the investment in the Securities is suitable and appropriate for Subscriber.
(d) Status of Subscriber.
(i)    Subscriber has such knowledge, skill and experience in business, financial and investment matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of Subscriber’s own professional advisors, to the extent that Subscriber has deemed appropriate, Subscriber has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. Subscriber has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and Subscriber is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.
(ii)    Subscriber is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Subscriber agrees to furnish any additional information requested by Issuer 1, Issuer 2 or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.
(e)    Restrictions on Transfer or Sale of Securities. As applies to Subscriber:
(i)    Subscriber is acquiring the Securities solely for Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. Subscriber understands that the Securities have not been registered

Annex B-6

under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Subscriber and of the other representations made by Subscriber in this Subscription Agreement. Subscriber understands that each of Issuer 1 and Issuer 2 is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.
(ii)    Subscriber understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that Subscriber may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.
(iii)    Subscriber agrees: (A) that Subscriber will not sell, assign, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the Securities will bear a legend making reference to the foregoing restrictions; and (C) that none of Issuer 1, Issuer 2 and any of their respective affiliates shall be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.
(f) Undertakings by Subscriber:
(i)    Subscriber shall approve the issuance and purchase of the Securities through a written consent of majority shareholder of Issuer 1 in a form reasonably satisfactory to Issuer 1 and in compliance with the requirements for shareholder approval of certain issuances of stock under the NASDAQ Listing Rules and Regulations (the “NASDAQ Rules”). Subscriber shall take all actions reasonably requested by Issuer 1 in order for Issuer 1 to comply with the NASDAQ Rules in connection with the transaction contemplated in this Agreement.

Annex B-7

8.    Registration Rights. Issuer 1 does hereby grant unto Subscriber registration rights effective at the Closing as set forth in that certain Registration Rights Agreement set forth in Exhibit A attached hereto.
9.    Conditions to Obligations of Subscriber, Issuer 1 and Issuer 2. The obligations of Subscriber to purchase and pay for the Securities as set forth in this Subscription Agreement and of Issuer 1 and Issuer 2 to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of each of Issuer 1 and Issuer 2 contained in Section 5 and Section 6 hereof and of Subscriber contained in Section 7 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.
10.    Obligations Irrevocable. Subject to the provisions of Section 3, the obligations of Subscriber shall be irrevocable.
11.    Legend. The Securities sold pursuant to this Subscription Agreement will be subject to the following legend in substantially the following form, whether physical securities are issued or are delivered in book-entry form:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE OR IN BOOK-ENTRY FORM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE ISSURE 1 OR ISSUER 2, AS APPLICABLE, HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Annex B-8

12.    Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.
13.    Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Issuer 1, Issuer 2 or Subscriber without the prior written consent of the other parties.
14.    Waiver of Jury Trial. EACH OF ISSUER 1, ISSUER 2 AND SUBSCRIBER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.
15.    Governing Law. This Subscription Agreement and the rights and duties of the parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the laws of the State of Texas, as the same may be amended from time to time, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.
16.    Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.
17.    Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Delivery of an executed version of this Subscription Agreement by facsimile transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
18.    Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as a party shall have specified by notice in writing to the other parties):

Annex B-9

If to the Issuer 1: Spark Energy, Inc.
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attention:    Chief Executive Officer

With a copy to: Spark Energy, Inc.
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attention:    General Counsel

If to Issuer 2: Spark Holdco, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attention:    Spark Energy, Inc.
Managing Member

If to Subscriber: Retailco, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attention:    Chief Executive Officer

Annex B-10

With a copy to: Retailco, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attention:    General Counsel
19.    Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
20.    Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription by Issuer 1 and Issuer 2 and the Closing.
21.    Notification of Changes. Each of Issuer 1, Issuer 2 and Subscriber hereby covenants and agrees to notify the other parties upon the occurrence of any event prior to the Closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of Issuer 1, Issuer 2 or Subscriber, as applicable, contained in this Subscription Agreement to be false or incorrect.
22.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Annex B-11

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement this third day of May, 2016.

SUBSCRIBER:

RETAILCO, LLC
By:/s/ W. Keith Maxwell III
Name: W. Keith Maxwell III
Title: Chief Executive Officer

The offer to purchase Issuer 1 Securities as set forth above is confirmed and accepted by Issuer 1.

ISSUER 1:
SPARK ENERGY, INC.
By:/s/ Nathan Kroeker
Name: Nathan Kroeker
Title: Chief Executive Officer

Annex B-12

The offer to purchase Issuer 2 Securities as set forth above is confirmed and accepted by Issuer 2.

ISSUER 2:

SPARK HOLDCO, LLC

By:    Spark Energy, Inc., in its
capacity as Managing Member

By:    /s/ Nathan Kroeker
Name:Nathan Kroeker
Title:Chief Executive Officer

[Signature Page to Subscription Agreement]

Annex B-13

ANNEX C

MEMBERSHIP INTEREST PURCHASE AGREEMENT
BY AND AMONG
NATIONAL GAS & ELECTRIC, LLC,
RETAILCO, LLC,
SPARK HOLDCO, LLC,
AND
SPARK ENERGY, INC.

DATED AS OF MAY 3, 2016

14

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS 1

1.1	Certain Definitions 1

1.2	Other Definitional and Interpretive Matters 15

ARTICLE 2	SALE AND PURCHASE OF EQUITY INTERESTS; PURCHASE PRICE 16

2.1	Sale and Purchase of Interests 16

2.2	Purchase Price; Escrow; Earnout 16

2.3	Purchase Price Adjustment 18

2.4	Escrow 19

2.5	Withholding 20

ARTICLE 3	CLOSING 20

3.1	Closing Date 20

3.2	Transaction to be Effected at the Closing 20

ARTICLE 4	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES 21

4.1	Organization, Authority and Qualification 21

4.2	Capitalization 22

4.3	Conflicts 22

4.4	Taxes 23

4.5	Financial Statements 24

4.6	Absence of Certain Changes or Events 25

4.7	Litigation and Regulatory Matters 27

4.8	Compliance With Laws; Permits 27

i

4.9	Environmental Matters 27

4.10	Material Contracts 28

4.11	Intellectual Property 29

4.12	Title to Assets; Real Property 30

4.13	Employee Benefits 31

4.14	Employees 32

4.15	Insurance 33

4.16	Brokers’ and Other Fees of Seller 33

4.17	Banking Facilities 33

4.18	Change of Control Payments 33

4.19	Agreements with Affiliates 34

4.20	Full Disclosure 34

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF SELLER 34

5.1	Formation 34

5.2	Authorization 34

5.3	No Conflicts; Consents 34

5.4	Ownership and Transfer 35

5.5	Investment Purpose 35

5.6	Restricted Securities 35

5.7	Information Made Available to Seller 35

ARTICLE 6	REPRESENTATIONS AND WARRANTIES OF BUYER 36

6.1	Organization and Authority 36

6.2	No Conflicts; Consents 36

6.3	Investment Purpose 36

6.4	Restricted Securities 36

6.5	Information Made Available to Buyer 36

6.6	Brokers’ Fees and Other Fees of Buyer 37

6.7	Legal Proceedings 37

ARTICLE 7	COVENANTS 37

7.1	Employees; Benefit Plans; Employment Agreements 37

7.2	Director and Officer Indemnification 38

7.3	Attorney-Client Privilege 39

7.4	Confidentiality 39

7.5	Books and Records 39

7.6	Public Announcements; Confidential Treatment 40

7.7	Further Assurances 40

7.8	Commercially Reasonable Efforts; Notices and Consents 40

7.9	Operation of the Business 40

7.10	Access to Premises 41

7.11	Notice of Developments 42

7.12	Exclusivity 42

7.13	Tax Matters 43

7.14	Change of Control Exclusion Payments and Change of
Control Payments    44

7.15	Existence 44

7.16	Seller’s Parent Guaranty 44

7.17	SEI Guaranty 45

7.18	No Additional Representations or Warranties 46

ARTICLE 8	CONDITIONS TO THE CLOSING 46

8.1	Conditions to Buyer’s Obligations 46

8.2	Conditions to Seller’s Obligations 48

ARTICLE 9	SURVIVAL AND INDEMNIFICATION 49

9.1	Survival 49

9.2	Indemnification by Seller 50

9.3	Indemnification by Buyer 50

9.4	Limitations on Indemnification 50

9.5	Indemnification Procedures 52

9.6	Tax Treatment of Indemnity Payments 54

9.7	Equitable Remedies 54

9.8	Sole and Exclusive Remedies 54

9.9	No Special Losses 55

ARTICLE 10	TERMINATION; REMEDIES 55

10.1	Termination of Agreement 55

10.2	Effect of Termination 56

10.3	Remedies for Certain Actions 56

ARTICLE 11	MISCELLANEOUS 56

11.1	Prior Sellers’ Representative 56

11.2	Expenses 56

11.3	Governing Law; Submission to Jurisdiction 57

11.4	Entire Agreement; Amendments and Waivers 57

11.5	Notices 57

11.6	Severability 58

11.7	Binding Effect; Assignment 58

11.8	Counterparts 59

11.9	Waiver of Jury Trial 59

EXHIBITS
Exhibit A    –    Omnibus Assignment and Assumption Agreement
Exhibit B    –    Escrow Agreement
Exhibit C    –    Escrow Disbursement Agreement
Exhibit D    –    Escrow Assignment and Assumption Agreement
Exhibit E    –    Earnout Agreement
Exhibit F    –    Executive Earnout Agreement

SCHEDULES

Schedule 1.1	– Working Capital

Schedule 2.1	– Interests

Schedule 4.3(b)	– Consents and Approvals

Schedule 4.4	– Taxes

Schedule 4.5(a)	– Financial Statements

Schedule 4.5(b)	– Liabilities

Schedule 4.5(c)	– Letters of Credit and Bonds

Schedule 4.5(d)	– Accounts Receivable Reserves

Schedule 4.5(e)	– Indebtedness

Schedule 4.6	– Changes or Events

v

Schedule 4.7	– Litigation and Regulatory Matters

Schedule 4.8	– Permits

Schedule 4.9	– Environmental Matters

Schedule 4.10	– Material Contracts

Schedule 4.11(a)	– Intellectual Property

Schedule 4.11(b)	– Third Party IP Licenses

Schedule 4.11(c)	– Company Confidential Information

Schedule 4.12	– Real Property Leases; Excluded Property

Schedule 4.13	– Benefit Plans

Schedule 4.14	– Employees

Schedule 4.15	– Insurance Policies

Schedule 4.16	– Brokers’ or Other Fees of Sellers

Schedule 4.17	– Banking Facilities

Schedule 4.18	– Change of Control Payments

Schedule 4.19	– Agreements with Affiliates

Schedule 6.2	– Conflicts; Consents

Schedule 7.1	– Employee Benefit Plans; Employment and Other Services Agreements

Schedule 7.1(a)	– Company Continuing Employees

Schedule 7.2	– Director and Officer Indemnification and Insurance

Schedule 7.9(a)	– Conduct of Business; Permitted Activities of Companies

Schedule 8.1(h)	– Regulatory Approvals

MEMBERSHIP INTEREST PURCHASE AGREEMENT
THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) dated as of May 3, 2016, is entered into by and among National Gas & Electric, LLC, a Texas limited liability company (“Seller”); RetailCo, LLC, a Delaware limited liability company (“RetailCo”); Spark HoldCo, LLC, a Delaware limited liability company, on behalf of itself and its wholly-owned subsidiaries, Spark Energy, LLC and Spark Energy Gas, LLC, each of which is a Texas limited liability company (“Buyer”); and Spark Energy, Inc., a Delaware corporation and the parent of Buyer (“SEI”) (each, a “Party”, and collectively, the “Parties”).
RECITALS
WHEREAS, pursuant to the Prior Purchase Agreement (defined below), Seller acquired all of the Interests (defined below) of Major Energy Services LLC, a New York limited liability company (“MES”), Major Energy Electric Services LLC, a New York limited liability company (“MEES”), and Respond Power, LLC, a New York limited liability company (“RP”, and together with MES and MEES, collectively, the “Companies” and each, a “Company”);
WHEREAS, Seller now owns beneficially and of record all of the Interests of the Companies, which constitute all of the issued and outstanding membership interests in the Companies; and
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Interests for the Purchase Price and upon the terms and conditions hereinafter set forth (the “Transaction”).
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, and the above recitals, which are hereby incorporated by reference, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Certain Definitions. In addition to terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:
“2017 Earnout Stock” means One Hundred Thousand (100,000) Shares and an equivalent number of Units.

1

“2018 Earnout Stock” means Fifty Thousand (50,000) Shares and an equivalent number of Units.
“2019 Earnout Stock” means Fifty Thousand (50,000) Shares and an equivalent number of Units.
“Actual Closing Working Capital” has the meaning given to it in Section 2.3(b).
“Adjusted EBITDA” means EBITDA calculated in accordance with components thereof as defined in and as calculated under GAAP, subject to (i) any deviations from GAAP as to accounting principles actually applied in accounting for the operations of the Business in periods prior to the Prior Closing Date and (ii) the exclusion, if and to the extent applicable, of any earnings (or losses) of any or all of the Companies which are reasonably attributable directly to: (1) any new acquisitions of Persons or books of business acquired by, or with funding supplied by, Buyer and consolidated with the Business; or (2) Profitability Enhancements. For the purpose of determining Adjusted EBITDA during any Target Year, (i) the base salary (but not any incentive based compensation) for the management employees of the Companies constituting the Senior Management Team (but not Key Employees) earned during any Target Year shall be included as a deduction in determining the earnings of the Companies to the extent not already deducted therefrom, (ii) any expenses incurred for customer acquisition shall be expensed for such Target Year, notwithstanding any election or mandate under GAAP to amortize such expenses over a longer time period, and (iii) mark-to-market hedging transactions shall not be taken into account in any manner. For purposes of further clarification: (i) no sum that is paid out of the Escrow Account shall be taken into account in any manner for the purpose of any determination of Adjusted EBITDA (subject, however, to the next sentence below); and (ii) no charges or fees of any kind (however characterized or accounted for) imposed by Buyer (or any of its Affiliates) on the Companies on account of or in connection with Buyer’s (or any such Affiliate’s) provision thereto of any management, administration, capital raising, lending, banking, investment banking, consulting, advisory, overhead or like services, or of any office or other facilities or premises of any kind, shall be taken into account in any manner for the purpose of any determination of Adjusted EBITDA. In connection with clause (i) in the preceding sentence, it is agreed that expenses paid by the Companies in connection with legal and regulatory settlements of the types for which Buyer is indemnified in respect of Section 4.7, if (A) such expenses are properly includable in the calculation of EBITDA and (B) such expenses are borne by Seller pursuant to such Buyer indemnity right or compensated for by insurance, shall be reversed for the purposes of calculating Adjusted EBITDA.

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“Adjusted EBITDA Plan” means, for each Target Year, the following: (i) $20,749,213 for the 2016 Target Year for the twelve (12) months ended December 31, 2016; (ii) $25,003,343 for the 2017 Target Year; and (ii) $27,831,052 for the 2018 Target Year.
“Affiliate” means, with respect to any Person, (a) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (b) each Person who is at such time an officer or director of, or direct or indirect beneficial holder of more than 50% of any class of the Equity Interests of, such specified Person, and (c) if such specified Person is an individual, the members of the immediate family of such Person, with the term “control” (including the terms “controlled by” and “under common control with”) being defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Earnout Ceiling” has the meaning given to it in the Earnout Agreement.
“Agreement” has the meaning given to it in the preamble to this Agreement.
“Assignment” means the Omnibus Assignment and Assumption Agreement executed by the Parties in the form provided in Exhibit A.
“Benefit Plan” means any pension, benefit, excess benefit, defined benefit, defined contribution, individual account, retirement, supplement retirement income, compensation, profit-sharing, deferred compensation, non-qualified deferred compensation (top hat), incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, voluntary early retirement incentive, vacation, paid time off, fringe-benefit, welfare, or other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Companies for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of such Person or any spouse or dependent of such individual, all of which Benefit Plans shall be set forth on Schedule 4.13.
“Business” means, individually or collectively as the context indicates, the business of the Companies as conducted in prior periods and as of the Closing Date.

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“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.
“Buyer” has the meaning given to it in the preamble to this Agreement.
“Buyer Benefit Plans” has the meaning given to it in Section 7.1(c).
“Buyer Indemnified Parties” has the meaning given to it in Section 9.2.
“Buyer’s Transaction Expenses” means all costs, fees, and expenses incurred in connection with or in anticipation of the negotiation, execution, and delivery of this Agreement and the Transaction Documents or the consummation of the Transaction contemplated hereunder (other than payments made to acquire the Interests under or as described in Article 2 of this Agreement), including without limitation all fees and expenses of legal counsel, accountants, consultants, and other experts and advisors so incurred, and any Change in Control Exclusion Payments.
“Cash Installments” has the meaning given to it in Section 2.2(a).
“Cash Installment Adjustments” has the meaning given to it in Section 2.2(a).
“Change of Control Exclusion Payment” means: (a) Buyer’s share of Severance Obligations under Section 7.1(b) and (b) all termination, cancellation or breakage fees due and owing to Pacific Summit Energy LLC as a result of the termination of the agreements between Pacific Summit Energy LLC and the Companies, if any, subsequent to the Closing Date.
“Change of Control Payment” means Seller’s share of any termination, cancellation or breakage fees due and owing to Pacific Summit Energy, LLC prior to Closing as a result of the termination of the agreements between Pacific Summit Energy, LLC and the Companies.
“Closing” has the meaning given to it in Section 3.1.
“Closing Balance Sheet” has the meaning given to it in Section 4.5(a).
“Closing Date” has the meaning given to it in Section 3.1.
“Closing Disbursements” has the meaning given to it in Section 3.2(a).

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“Closing Documents” has the meaning given to it in Section 3.2, consisting of the “Closing Documents of Buyer” in Section 3.2(a) and the “Closing Documents of Seller” in Section 3.2(b).
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” and “Companies” have the meanings given to them in the first Recital to this Agreement.
“Company Confidential Information” has the meaning given to it in Section 4.11(c).
“Company Continuing Employee” has the meaning given to it in Section 7.1(a).
“Company Intellectual Property” has the meaning given to it in Section 4.11(b).
“Contract” means any oral or written contract, agreement, commitment, undertaking, understanding, binding arrangement, license, sublease, option agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, power of attorney, proxy, and non-competition agreement to which the Companies is a party or to which any of the Companies, or the Business of any of the Companies is otherwise subject.
“Direct Claim” has the meaning given to it in Section 9.5(c).
“Disclosure Schedules” has the meaning given to it in the preamble to Article 4.
“DSS” means Direct Sales Solutions, LLC.
“Earnout” has the meaning given to it in Section 2.2(c).
“Earnout Agreement” means that certain Earnout Agreement dated March 18, 2016 by and among Seller, MES, MEES, RP, and the Prior Sellers’ Representative.
“Earnout Stock” means the aggregate of the 2017 Earnout Stock, the 2018 Earnout Stock and the 2019 Earnout Stock.
“EBITDA” means earnings before interest, taxes, depreciation and amortization calculated in accordance with GAAP.
“Effective Date” means July 1, 2016.

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“Employees” mean those Persons employed by the Companies immediately prior to the Closing.
“Environmental Laws” shall mean any applicable federal, state or local law, common law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction as in effect at the Closing Date relating directly or indirectly to: (a) the protection of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land); (b) occupational safety and health; or (c) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of hazardous materials or hazardous substances.
“Equity Interest” means: (a) (i) with respect to a limited liability company, any and all shares, interests, participations or other equivalents (however designated) of membership interests of a limited liability company; (ii) with respect to a partnership, any and all partnership interests, units, interests, participation shares or other equivalents (however designated) of partnership interests; and (iii) with respect to a corporation, any and all capital stock, shares and other equivalents (however designated) of equity interests; and (b) securities convertible into or exchangeable for any of the foregoing, and any and all warrants, rights or options to purchase, or obligations of a Person to sell, any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination. All Equity Interests of, issued by, or relating to the Companies are set forth in Schedule 2.1 and are included within the meaning of the term Interests (as defined in Section 2.1).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.
“Escrow Account” means the Escrow Account referenced in the Escrow Agreement.
“Escrow Agent” means BBVA Compass Bank, a national banking institution.
“Escrow Agreement” means that certain Escrow Agreement effective March 18, 2016, by and among Seller, the Companies, Prior Sellers’ Representative, and Escrow Agent; attached hereto as Exhibit B, which shall be assigned at Closing by Seller to Buyer pursuant to the prior written consent of Escrow Agent and Prior Sellers’ Representative.
“Escrow Amount” means the sum of money escrowed by Seller (as Buyer therein) under the Escrow Agreement.

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“Escrow Assignment and Assumption Agreement” has the meaning given to it in Section 3.2(a)(iii).
“Escrow Disbursement Agreement” means the Escrow Disbursement Agreement among the parties to the Prior Purchase Agreement and attached hereto as Exhibit C that governs the determination of which parties are entitled to disbursements from the Escrow Account.
“Estimated Closing Working Capital” has the meaning given to it in Section 2.3(a).
“Excluded Property” has the meaning given to it in Section 4.12(c).
“Executive Earnout Agreement” means the agreement dated effective April 1, 2016, executed by and between Seller herein and five (5) executives of the Companies (being the Senior Management Team and the two Key Employees) with respect to the sharing of Adjusted EBITDA in excess of the Adjusted EBITDA payable to the Prior Members under the Earnout Agreement.
“Financial Statements” has the meaning given to it in Section 4.5(a).
“Fundamental Representations” has the meaning given to it in Section 9.1.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governmental Body” means any (a) government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof; (b) quasi-governmental body, agency, authority, department, commission, board, bureau, or instrumentality; (c) non-governmental regulatory authority governing the industry in which the Business is engaged; (d) arbitrator, mediator, panel, or similar authority under any alternative dispute resolution tribunal; or (e) court or tribunal in any jurisdiction.
“Guaranty Obligation” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the effect of guaranteeing any Indebtedness or any other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any direct or indirect obligation of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation; (b) to purchase or lease Property, securities or services for the purpose of assuring the owner of such Indebtedness or other

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obligation of the payment or performance of such Indebtedness or other obligation; (c) to maintain working capital, equity capital, net worth, solvency, liquidity or any level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or (d) entered into for the purpose of assuring in any other manner the owner of such Indebtedness or other obligation of the payment or performance thereof or to protect such owner against loss in respect thereof, in whole or in part.
“Hazardous Material” means (a) any material, substance or waste (whether liquid, gaseous or solid) that (i) requires investigation, removal, remediation, creates liability or standards of care, or requires reporting or other response action, under any Environmental Law, or is listed, classified or regulated as a “hazardous waste” or as a “hazardous substance” (or other similar term) pursuant to any Environmental Law or (ii) is regulated under applicable Environmental Laws as being toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous; and (b) any petroleum product or by-product, petroleum-derived substances, wastes or breakdown products, radioactive material (including any naturally occurring radioactive material), asbestos, lead-based paint or polychlorinated biphenyls solely to the extent regulated under applicable Environmental Laws.
“Indebtedness” of any Person at any date, without duplication, means:
(a)    all indebtedness of such Person for borrowed money;
(b)    all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;
(c)    all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);
(d)    all obligations of such Person in respect of the deferred purchase price of Property or services that would be shown as a long-term liability on the liability side of the balance sheet of such Person in accordance with GAAP;
(e)    all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP;

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(f)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person;
(g)    all obligations of such Person, contingent or otherwise, as an account party or applicant under any bankers’ acceptance, surety or other bond, letter of credit, letter of guaranty or similar facility;
(h)    all Guaranty Obligations of such Person in respect of obligations of the kind referred to in subsections (a) through (g) above; and
(i)    all obligations of the kind referred to in subsections (a) through (h) above secured by (or which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.
“Independent Accounting Firm” means an independent accounting or auditing firm of national or regional recognition that is reasonably acceptable to and agreed upon by Buyer and Seller in writing.
“Insurance Policies” has the meaning given to it in Section 4.15.
“Intellectual Property” means any and all intellectual property rights of a Person (statutory or common law), including any works of authorship, inventions (whether patentable or not), inventions, protected disclosures, industrial models, industrial designs, utility models and certificates of invention, designs (including graphics, label and artistic designs), all United States and foreign patents and patent applications (including provisional patent applications, continuations, continuations-in-part, reexaminations, reissues and the like), trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, names, product designs, product packaging, business or product names and logos together in all cases with related intangible value, domain names, pricing and cost information, business and marketing plans, business proposals, schematics, technical information, technology, manufacturing and engineering information, know-how, and computer software programs or applications, source codes, object codes, data files and records, application programming interfaces, architecture, compositions, articles of manufacture, processes, systems, methodologies, apparatus, data, writings and works of authorship, drawings and other tangible items, improvements, processes, techniques, devices, methods, patterns, formulae, specifications, lists of suppliers,

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vendors, customers, brokers, agents and distributors, and other trade secrets, whether registered or not, including without limitation the Registered Intellectual Property, Third Party Licenses, and Company Confidential Information set forth in Schedules 4.11(a), 4.11(b), and 4.11(c), respectively.
“Interests” has the meaning given to it in Section 2.1.
“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.
“Key Employee” means Levi Moeller and David Sobel.
“Knowledge of Seller”, “Seller’s Knowledge” and phrases of similar import mean the actual knowledge of any of Todd Gibson, David Hennekes, Paul Konikowski, Saul Horowitz, Mark Wiederman, Gary Lancaster, and Dan Alper, in each case, after due inquiry.
“Law” means any applicable foreign, federal, state or local law, statute, code, ordinance, rule, regulation, Order, ordinance, requirement, or other legal requirement.
“Legal Proceeding” means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.
“Legal Requirements” mean compliance with any applicable Contract, Governmental Body, Law, Legal Proceeding, Order, or Organizational Document.
“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, easement, servitude, option, preemptive right, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership.
“Litigation and Regulatory Losses” has the meaning given to it in Section 9.4(b).
“Litigation Credit” means a credit towards the Purchase Price in the amount of Five Million Dollars ($5,000,000.00).
“Losses” has the meaning given to it in Section 9.2.
“Losses Threshold” has the meaning given to it in Section 9.4(a).

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“material” or other similar qualifier regarding materiality, material respects or the like, when used in connection with any activity, compliance, item, matter or circumstance relating to the Business, or any Company, means “material to the Business taken as a whole.”
“Material Adverse Effect” means any event, occurrence, fact, circumstance, change, development, event, occurrence, condition (financial or otherwise), or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material and adverse effect on (i) the Companies taken as a whole, the Business conducted by the Companies taken as a whole, or the results of operations or financial condition of the Companies taken as a whole, or (ii) the ability of Seller to consummate the Transaction contemplated hereunder. The term Material Adverse Effect does not mean, include or apply to changes or events (a) generally affecting the economy, (b) generally affecting the industry in which the Companies are engaged, (c) as a result of any changes in accounting rules or principles, including changes in GAAP, (d) as a result of any actions required by this Agreement, or (e) resulting from the actions to be taken pursuant to or in accordance with this Agreement, the Transaction Documents, the consummation of the Transaction contemplated hereunder, or the announcement of the consummation of this Agreement. Notwithstanding the preceding sentence, in the case of the changes or events contemplated in clause (a), (b) or (c) thereof, such changes or events shall not qualify as a Material Adverse Effect if such changes or events, individually or in the aggregate, will not disproportionately affect the Companies taken as a whole, as compared to the effect of similar changes or events on third parties operating similarly situated businesses.
“Material Contracts” has the meaning given to it in Section 4.10(b).
“MEES” has the meaning given to it in the first Recital to this Agreement.
“MES” has the meaning given to it in the first Recital to this Agreement.
“New Employment Agreements” has the meaning given to it in Section 7.1(d).
“Non-Party Affiliates” has the meaning given to it in Section 7.18(c).
“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.
“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Companies consistent with past practices and does not require authorization by the directors or members of any Company.

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“Organizational Document” means, for any Person: (a) the articles or certificate of formation or incorporation (as applicable) and the by-laws or similar governing document of such Person; (b) any limited liability company agreement, partnership agreement, operating agreement, shareholder agreement, voting agreement, voting trust agreement or similar document of or regarding such Person; (c) any other charter or similar document adopted or filed in connection with the formation, organization or governance of such Person; or (d) any amendment to any of the foregoing.
“Pacific Summit Agreements” mean the operating agreements, security agreements, and the Pacific Summit Omnibus Amendment and Agreement.
“Pacific Summit Omnibus Amendment and Agreement” means that certain Omnibus Amendment and Agreement by and among Pacific Summit Energy, LLC, MES, MEES, RP, and Seller dated April 13, 2016.
“Party” means any Person who is a party to this Agreement and “Parties” means all such Persons, collectively.
“Permits” mean all permits, licenses, franchises, approvals, authorizations, and consents required to be obtained from any Governmental Body.
“Permitted Encumbrances” mean (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith by appropriate procedures, and, in each case, for which a bond has been posted or adequate reserves have been established in accordance with GAAP and reflected in the Financial Statements; (ii) mechanics’, carriers’, workers’, repairers’, materialmens’, and similar Liens arising or incurred in the Ordinary Course of Business for which the Business would be responsible, but that are not yet delinquent or that are being contested in good faith by appropriate procedures, and, in each case, for which a bond has been posted or adequate reserves have been established in accordance with GAAP and reflected in the Financial Statements; (iii) easements, rights of way, zoning ordinances, and other similar encumbrances affecting Real Property leased for the Business; (iv) other than with respect to leased Real Property, liens arising under original purchase price conditional sales contracts, and equipment leases with third parties entered into in the Ordinary Course of Business, the financial obligations of which are contained in the Financial Statements; and (v) any liens and other encumbrances under the Pacific Summit Agreements in the event the Pacific Summit Agreements remain in force and effect after Closing.

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“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.
“Pre-Closing Tax Period” has the meaning given to it in Section 4.4(a).
“Prior Closing Date” means the closing of the Prior Transaction on April 15, 2016.
“Prior Members” means the persons and entities that collectively owned the Interests in the Companies that were sold to Seller herein (and Buyer therein) under the Prior Purchase Agreement, the classification of which and respective ownership shares of which were more fully described in Schedule 2.1 of said Prior Purchase Agreement.
“Prior Purchase Agreement” means the Membership Interest Purchase Agreement dated as of March 18, 2016, entered into by and among National Gas & Electric, LLC as Buyer; Major Energy Services LLC, Major Energy Electric Services LLC, and Respond Power, LLC as the Companies; each of the Prior Members of the Companies as Sellers and Saul Horowitz as sellers’ representative, including all Schedules and Exhibits thereto.
“Prior Sellers’ Representative” means Saul Horowitz.
“Prior Transaction” means the closing of the sale of the Interests in the Companies from the Prior Members to Seller, effective April 1, 2016, under the terms of the Prior Purchase Agreement.
“Profitability Enhancements” means, in the context of exclusions from the calculation of Adjusted EBITDA, earnings generated after the Prior Closing Date from sources outside of the ordinary course of business of the Business as conducted with respect to any or all of the Companies prior to the Prior Closing Date, primarily due to, although not exclusively limited to, new investments, such as, by way of illustration and not of limitation, acquisitions of companies or books of business from third party energy service companies or green energy sources.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible, including Equity Interests, Intellectual Property, and Real Property.
“Purchase Price” has the meaning given to it in Section 2.2(a).
“Qualified Benefit Plan” has the meaning given to it in Section 4.13(c).

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“RP” has the meaning given to it in the first Recital to this Agreement.
“Real Property” means any (a) interest in land and (b) any options, agreements or other interests related to the foregoing.
“Registered Intellectual Property” has the meaning given to it in Section 4.11(a).
“RetailCo” has the meaning given to in the preamble to this Agreement.
“SEI” has the meaning given to it in the preamble to this Agreement.
“SEI Guaranty” has the meaning given to it in Section 7.17.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” has the meaning given to it in the preamble to this Agreement.
“Seller Indemnified Parties” has the meaning given to it in Section 9.3.
“Seller’s Parent Guaranty” has the meaning given to it in Section 7.16.
“Seller’s Severance Obligations” has the meaning given to it in Section 4.14(c).
“Seller’s Transaction Expenses” means all costs, fees, and expenses incurred in connection with or in anticipation of the negotiation, execution, and delivery of this Agreement and the Transaction Documents or the consummation of the Transaction contemplated hereunder to the extent such costs, fees, and expenses are payable by or reimbursable by any Company, including (i) all brokerage fees, commissions, finders’ fees or financial advisory fees so incurred; and (ii) all fees and expenses of legal counsel, accountants, consultants, and other experts and advisors so incurred.
“Senior Management Team” means Saul Horowitz, Moshe (Mark) Wiederman, and Daniel Alper.
“Severance Obligations” means any bonus, severance, retention, incentive, or other payment or form of compensation that is created, accelerated, accrues or becomes payable by any Company to any present or former director, owner, manager, member, employee or consultant thereof, including any payment made pursuant to any Benefit Plan or any other Contract, including any Taxes due from any Company payable on or triggered by any such payment (other than payments made to acquire the Interests under or as described in Article 2 of this Agreement) as more fully described in Section 4.14.

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“Shares” means shares of SEI Class B Common Stock, $0.01 par value per share.
“Stock” means 2,000,000 Shares and an equivalent number of Units.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries) owns, directly or indirectly, more than 50% of the stock or other Equity Interests, the holders of which are (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (b) generally entitled to share in the profits or capital of such legal entity.
“Target Working Capital” has the meaning given to it in Section 2.2(a).
“Target Year” has the meaning given to it in the Earnout Agreement.
“Target Year Earnout Ceiling” has the meaning given to it in the Earnout Agreement.
“Tax” or “Taxes” means (a) any taxes, charges, levies or other similar assessments or liabilities, including income, gross receipts, profits, licenses, capital stock, franchise, ad valorem, value added, excise, environmental, real property, personal property, sales, use, transfer, service, use, customs duty, withholding, social security, employment, payroll, franchise, escheat or other obligation with respect to unclaimed property, disability, unemployment, alternative or add-on minimum taxes or other taxes, fees, assessments or charges of any kind whatsoever imposed by the United States or any state or local government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; (b) any obligation with respect to any item described in (a) as a result of being part of a consolidated, combined or similar group of entities; and (c) any obligation with respect to obligations of another Person described in (a) or (b) imposed by Law or contract, including liability as a successor, transferee or indemnitor.
“Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any attachments thereto, any amendment thereof and any related or supporting information), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes any Company or any Affiliate thereof.

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“Taxing Authority” means the IRS or any other Governmental Body responsible for the administration of any Tax.
“Tax Sharing Agreement” means any existing written or unwritten agreement or arrangement binding the Company or any of its Subsidiaries that provides for the allocation, apportionment, sharing, assignment or payment of any Tax liability or benefit or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any person’s Tax liability.
“Termination Date” has the meaning given to it in Section 10.1(c).
“Third-Party Claim” has the meaning given to it in Section 9.5(a).
“Third Party Licenses” has the meaning given to it in Section 4.11(b).
“Transaction” has the meaning given to it in the third Recital to this Agreement.
“Transaction Documents” means this Agreement, the Assignment, the Escrow Agreement, the Escrow Assignment and Assumption Agreement, the Escrow Disbursement Agreement, the Earnout Agreement (attached hereto as Exhibit E), and the Executive Earnout Agreement (attached hereto as Exhibit F).
“Treasury Regulations” means the Treasury regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular provision of the Treasury Regulations shall include or mean, if and where appropriate, the corresponding successor provision.
“Units” means the membership units of Buyer.
“Unused Litigation Reserve” has the meaning given to it in Section 9.4(b)(i).
“Working Capital” means, as of a given date, the current assets of the Companies minus the current liabilities of the Companies calculated in accordance with GAAP as consistently applied by the Companies during the periods prior to the Closing Date in preparing the Financial Statements (and taking into account any deviations from GAAP consistently employed thereby during such period). For purposes of clarification, Working Capital as of a given date shall consist of (i) the currents assets line items set forth on Schedule 1.1 as of such date (which for the avoidance of doubt will include cash or marketable securities, accounts receivable (other than those specifically excluded from such definition below), miscellaneous receivables, inventory, prepaid current assets (including

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prepaid expenses and the current portion of deposits), minus (ii) the current liabilities of the Companies comprising the line items set forth on Schedule 1.1 as of such date (which for the avoidance of doubt will include accounts payable, accrued liabilities, and other current liabilities, including Indebtedness owed by the Companies to the Persons identified on Schedule 4.5(d)). The Companies’ current liabilities (as well as said Schedule 1.1) shall nonetheless exclude any and all collateral posted with utilities, including without limitation collateral posted under the Pacific Summit Agreements. For all purposes herein, the “Working Capital” of the Companies shall include, in the classification of current liabilities as of the Closing Date, all amounts of accrued but unpaid payroll and payroll taxes (in accordance with GAAP), regardless of the amounts accrued therefor on the Company’s balance sheet. For all purposes herein, the “Working Capital” of the Companies shall exclude, by mutual agreement of the Parties, the following items from current assets and current liabilities, as applicable, to the extent included on the consolidated books and records of the Companies: (a) risk management transactions designed to mitigate the impact of changes in the price of natural gas and/or electricity, including the market-to-market position of all hedging transactions on the book of all customer accounts; (b) assets included in current assets that should properly be classified as long term assets, including without limitation deferred tax liabilities, or for which no realizable value exists in the foreseeable future (such as certain deferred tax assets or prepaid deposits); (c) accounts receivable from DSS; (d) accounts receivable which are over 120 days old; or (e) receivables referred to as net of deductibles, allowances, or similar offsets, or which are otherwise regarded as bad or uncollectible accounts receivable net of the reserves established therefor in the latest Financial Statements. For purposes of further clarification, no sum that this Agreement requires to be paid out of the Escrow Account shall be taken into account in any manner for the purpose of any determination of Working Capital.
1.2 Other Definitional and Interpretive Matters.
(a)    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:
(i)    Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
(ii)    Exhibits/Schedules. The Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated and made a part hereof as if set forth in

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full herein and are considered to be an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall be defined as set forth in this Agreement.
(iii)    Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” shall mean the corresponding Section of this Agreement, unless otherwise specified or unless the context of its usage otherwise requires.
(iv)    Including. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.
(v)    Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if: (a) there is a separately identified reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation; (b) such item is otherwise separately identified and specifically set forth on the balance sheet or financial statements; or (c) such item is separately identified and reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.
(b)    The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as having been jointly drafted by the Parties and no presumption or burden of proof shall arise that favors or disfavors any Party hereto by virtue of the authorship of any specific provision of this Agreement.
ARTICLE 2
SALE AND PURCHASE OF EQUITY INTERESTS; PURCHASE PRICE
2.1    Sale and Purchase of Interests. Upon the terms contained herein, on the Closing Date, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s issued and outstanding membership interests in each of the Companies, which are as set forth on Schedule 2.1 hereto (collectively, the “Interests”) and which Seller represents to collectively constitute all of the

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issued and outstanding Equity Interests in each of the Companies as of the date of execution of this Agreement, the Effective Date, and Closing.
2.2 Purchase Price; Escrow; Earnout.
(a)    Purchase Price. The consideration for purchase of the Interests (the “Purchase Price”) shall be equal to the sum of:  (i) the Stock and the Earnout Stock, plus (ii) assumption of Seller’s obligation with respect to the Unused Litigation Reserve (as more fully set forth in Section 9.4(b)) plus (iii) assumption of Seller’s obligation with respect to three (3) annual cash installments of Five Million and No/100 Dollars ($5,000,000.00) each (“Cash Installments”), subject to certain potential adjustments (“Cash Installment Adjustments”), under the Prior Purchase Agreement less a credit for Seller’s proportionate share thereof based upon the actual final calculations of Adjusted EBITDA net of adjustments for the first of such Cash Installments, as adjusted, for the second quarter of calendar year 2016 in proportion to the calculations for the second, third, and fourth quarters of calendar year 2016 plus (iv) the targeted Working Capital of the Companies of $0.00 (the “Target Working Capital”), payable in cash, subject to adjustment as provided in Section 2.3, plus (v) assumption of Seller’s obligation with respect to the Earnout as provided in Section 2.2(c) under the Prior Purchase Agreement less a credit for Seller’s proportionate share thereof based upon the actual final calculations of Adjusted EBITDA net of adjustments for the Earnout for 2016, as adjusted, for the second quarter of calendar year 2016 in proportion to the calculations for the second, third, and fourth quarters of calendar year 2016, plus (vi) assumption of Seller’s obligation with respect to the Executive Earnout as provided under the Executive Earnout Agreement less a credit for Seller’s proportionate share thereof based upon the calculations for the Executive Earnout for 2016, as adjusted, for the second quarter of calendar year 2016 in proportion to the calculations for the second, third, and fourth quarters of calendar year 2016.  Seller shall pay the amount of any “credits” described in this Section 2.2(a)(iii), (v) and (vi) in cash to Buyer within five (5) Business Days of the final determination of such amounts.
The Cash Installments shall be paid to the Prior Members by Buyer and shall (A) be payable on or before March 31, 2017, March 31, 2018, and March 31, 2019, (B) never exceed the face amount of such Cash Installment in respect of the just-ended calendar year, and (C) be subject to potential reduction (and any such reduction(s) shall be subject to potential make-up in future calendar years) or potential roll-over of excess (for make-up of any reduction(s) from prior calendar years) as follows: (i) if the Adjusted EBITDA for the Target Year exceeds $20,000,000, but is less than the Adjusted EBITDA Plan for said Target Year, then the Cash Installment shall be multiplied by a fraction, the numerator of which is

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the actual dollar amount of Adjusted EBITDA achieved in such Target Year and the denominator of which is the dollar amount of the Adjusted EBITDA Plan for such Target Year; (ii) if the Adjusted EBITDA for such Target Year is less than $20,000,000, then the Cash Installment shall be further reduced on a dollar-for-dollar basis for every dollar less than $20,000,000; provided, however, that in no event shall the total reduction under the foregoing clauses (i) and (ii) exceed $5,000,000.00; or (iii) if the Adjusted EBITDA for the Target Year exceeds the Adjusted EBITDA Plan for said Target Year, then the Cash Installment shall be multiplied by a fraction, the numerator of which is the actual dollar amount of Adjusted EBITDA achieved in such Target Year and the denominator of which is the dollar amount of the Adjusted EBITDA Plan for such Target Year and the cash in excess of $5,000,000.00 shall be credited toward make-up of any reduction(s) from prior calendar years.
(b)    Escrow. Subject to and pursuant to the terms of Prior Purchase Agreement and the Escrow Agreement, Seller herein deposited the Escrow Amount with the Escrow Agent as security for the payment of (i) any Working Capital Adjustment owed by Seller pursuant to Section 2.3 below and (ii) any claim or claims for indemnification of Losses in accordance with Article 9 of this Agreement, and at the Closing of the Transaction hereunder Seller shall transfer all rights and obligations for indemnity under Article 9 to access the Escrow Amount for the Working Capital Adjustment and under the Escrow Agreement to Buyer pursuant to Section 2.4 below.
(c)    Earnout. As part of the Purchase Price payable at Closing, Buyer shall be obligated to assume the obligation of Seller to pay the Prior Members (subject to the Target Year Earnout Ceiling and the “Aggregate Earnout Ceiling”), the applicable Earnout Percentage of the Adjusted EBITDA (the “Earnout”) earned by the Companies, on a consolidated basis, for each Target Year subject to the credits in Section 2.2(a). The terms and conditions governing the Earnout are more fully set forth in the Earnout Agreement.
(d)    Earnout Stock. If the Target Year Earnout Ceiling for the 2016 Target Year is achieved and payable to the Prior Members under the Earnout Agreement, then the Seller shall be entitled to the 2017 Earnout Stock. If the Target Year Earnout Ceiling for the 2017 Target Year is achieved and payable to the Prior Members under the Earnout Agreement, then the Seller shall be entitled to the 2018 Earnout Stock. If the Target Year Earnout Ceiling for the 2018 Target Year is achieved and payable to the Prior Members under the Earnout Agreement, then the Seller shall be entitled to the 2019 Earnout Stock. The 2017 Earnout Stock, 2018 Earnout Stock, and/or 2019 Earnout Stock, if due pursuant to this Section 2.2

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(d), shall be issued to Seller by SEI and Buyer on the same date as the Earnout Payment is made for the respective Target Year under this Section 2.2(d).
2.3 Purchase Price Adjustment.
(a)    Determination of the Purchase Price on the Closing Date. No later than two (2) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a good faith estimate of the Working Capital of the Companies, on a consolidated basis, as of the Closing Date (the “Estimated Closing Working Capital”). This estimate shall be prepared in accordance with GAAP in all material respects and in a manner consistent with the procedures, practices, methodologies, and standards used by the Companies in the preparation of their financial statements. Seller shall permit Buyer and its representatives and advisors reasonable access to the books and records, accountant’s work papers, personnel, and facilities of Seller and the Companies in order for Buyer to complete its review of the Estimated Closing Working Capital and the calculations implicit therein for the purpose of resolving any disputes with respect thereto. Such access shall be at such times and in such a manner as shall not unreasonably interfere with the Companies’ operation of the Business. If the Estimated Closing Working Capital is less than the Target Working Capital, the Purchase Price payable at Closing by Buyer shall be reduced on a dollar-for-dollar basis by such difference below the Target Working Capital. If the Estimated Closing Working Capital is greater than the Target Working Capital, the Purchase Price payable at Closing by Buyer shall be increased on a dollar-for-dollar basis by such excess above the Target Working Capital. If Buyer and Seller are unable to agree on the Estimated Closing Working Capital, the Closing shall be delayed until such time as the Parties mutually agree on the Estimated Closing Working Capital.
(b)    Adjustments after the Closing Date. Within one hundred fifty (150) days following the Closing Date, Buyer shall prepare and deliver to Seller a statement reflecting the calculation of the Working Capital as of the Closing Date (the “Actual Closing Working Capital”). This calculation shall be prepared in accordance with GAAP and in a manner consistent with the procedures, practices, methodologies, and standards used by the Companies in prior periods in the preparation of the Financial Statements. The Actual Closing Working Capital shall be based on and calculated using data and receipts received subsequent to the Closing Date covering the time period prior to the Closing Date. Buyer shall permit Seller and its representatives and advisors reasonable access to the books and records, accountant’s work papers, personnel, and facilities of Buyer and the Companies in order for Seller to complete its review of the statement of the Actual Closing Working Capital and the calculations implicit therein for the purpose of resolving any disputes with respect

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thereto. Such access shall be at such times and in such a manner as shall not unreasonably interfere with the Companies’ operation of the Business.
(c)    Review by Sellers. Seller shall have thirty (30) days from the date Buyer delivers the statement required in Section 2.3(b) to dispute the calculation of the Actual Closing Working Capital by providing Buyer with written notice of such dispute. If Seller has not given written notice of any objections to the calculation of the Actual Closing Working Capital during such thirty (30) day period, then Buyer’s calculation shall be deemed to be agreed upon by the Parties, and the adjustments contemplated by clause (d) below, if any, shall be made based on such statement. If Seller gives Buyer written notice of objection within such thirty (30) day period, then the Parties shall attempt to resolve their dispute through direct discussion. If the Parties are unable to resolve their dispute within fifteen (15) days from the date a written notice of dispute is delivered, then the items remaining in dispute shall be submitted to the Independent Accounting Firm. Buyer and Seller shall each be entitled to submit supporting arguments and work papers to the Independent Accounting Firm in support of their respective positions. The Independent Accounting Firm shall proceed to resolve the issues in dispute employing such procedures and conducting such investigations or inquiries as it deems necessary. The Parties agree that all adjustments shall be made without regard to materiality. The Independent Accounting Firm shall only decide the specific items under dispute. The Independent Accounting Firm shall make its final determination with respect to the dispute within forty-five (45) days of its engagement, and such report shall be final and binding on the Parties, absent fraud, intentional misconduct or manifest error. The fees and disbursements of the Independent Accounting Firm shall be allocated between Buyer and Seller in the same proportion that the aggregate amount of unsuccessfully disputed items submitted by each such Party (as finally determined by the Independent Accounting Firm) bears to the total amount of disputed items so submitted. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.
(d)    Adjustment to Purchase Price. Upon final determination of the Actual Closing Working Capital, the Purchase Price shall be adjusted. If the Actual Closing Working Capital is less than the Estimated Closing Working Capital, the Purchase Price shall be decreased by such difference and Seller shall pay to Buyer the amount of such difference from the Working Capital Escrow Account. If the funds allocated from the Escrow Amount to the Working Capital Escrow Account portion of the Escrow Amount, are insufficient to satisfy such deficiency, then the pour-over provisions of the Litigation Escrow Account shall apply; provided, however, that any remaining deficiency shall be satisfied by deductions from the Earnout. If the Actual Closing Working Capital is greater than the Estimated Closing

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Working Capital, the Purchase Price shall be increased by such excess. Any payments required to be made by a Party pursuant to this Section 2.3(d) shall be made in cash to the applicable Party within five (5) Business Days of the final determination of the Actual Closing Working Capital. Any payment obligations under this Section 2.3(d) shall give effect to any adjustments to the Purchase Price made on the Closing Date pursuant to Section 2.3(a) based on the Estimated Closing Working Capital.
2.4    Escrow. At Closing under the terms set forth in the Escrow Assignment and Assumption Agreement, Seller shall assign to Buyer all of its rights and obligations with respect to the Escrow Amount, which shall be held in escrow by the Escrow Agent on behalf of Buyer and the Prior Members in accordance with the Escrow Agreement. The Escrow Amount shall be held and released by the Escrow Agent to the Prior Members or Buyer in accordance with the directions provided to the Escrow Agent or as otherwise provided in the Escrow Agreement in accordance with the terms and conditions of the Escrow Disbursement Agreement.
2.5    Withholding. Buyer or the appropriate withholding agent shall, following notice to, and agreement of Seller (such agreement not to be unreasonably withheld, conditioned or delayed), be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable under this Agreement, the Transaction Documents, or under the Escrow Agreement any withholding Taxes or other amounts required under the Code or any applicable Legal Requirement to be deducted and withheld. To the extent that any such amounts are so deducted and withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE 3
CLOSING
3.1    Closing Date. The closing of the sale and purchase of the Interests provided for in Section 2.1 hereof (the “Closing”) shall take place, at 9:00 a.m. Central Time at the offices of Buyer at a time and date agreed to by the Parties (the “Closing Date”), but not later than July 15, 2016, unless otherwise extended by mutual agreement of the Parties.
3.2 Transaction to be Effected at the Closing.
(e)    At Closing, Buyer shall deliver the following documentation (collectively, the “Closing Documents of Buyer”) (the “Closing Disbursements”), or shall take the following actions:

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(i)    cause to be issued in the name of Seller the Shares, fully paid and non-assessable with such restrictive legends as may be necessary to issue such Shares in a private placement;
(ii)    cause to be issued in the name of Seller the Units, along with any amendments to Buyer’s Organizational Documents that are necessary to evidence Seller’s admission as a member of Buyer;
(iii)    to the Escrow Agent, with a copy to Prior Sellers’ Representative, the Escrow Assignment and Assumption Agreement, in the form provided in Exhibit D, reflecting the assignment by Seller to Buyer of all of its rights in and to the Escrow Agreement, including the Escrow Amount (the “Escrow Assignment and Assumption Agreement”), in exchange for Buyer’s agreement to be bound by the terms and conditions of the Escrow Agreement, together with the prior written consent of both the Escrow Agent and Prior Sellers’ Representative (or, in the alternative, execution of a replacement Escrow Agreement between and among Buyer, Escrow Agent, and Prior Sellers’ Representative);
(iv) the Assignment;
(v)    to Seller, the Closing Certificates contemplated in Section 8.2(d), duly executed by Buyer;
(vi)    to Seller, a counterpart of each Transaction Document (other than this Agreement) to which Buyer is a Party, duly executed by Buyer;
(vii)    to Seller, a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the Transaction contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transaction contemplated hereby;
(viii)    to Seller, a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder, including without limitation the Transaction Documents; and

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(ix)    to Seller, the written consent of the Prior Sellers’ Representative to the Assignment.
(f)    At Closing, Seller shall deliver the following documentation (collectively, the “Closing Documents of Seller”) to Buyer at Closing:
(i)    the Closing Certificates contemplated in Section 8.1(d), duly executed by Seller;
(ii)    a counterpart of each other Transaction Document (other than this Agreement) to which Seller is a Party, duly executed by Seller; and
(iii) the Assignment.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES
Except as set forth in the disclosure schedules attached hereto (the “Disclosure Schedules”), Seller hereby makes the following representations and warranties to Buyer:
4.1 Organization, Authority and Qualification.
True and complete copies of the Organizational Documents of each Company have been furnished by Seller to the Buyer and:
(g)    Each Company is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of New York and has all necessary power and authority under its Organizational Documents to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its Business as it is currently conducted.
(h)    Each Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties now owned, operated or leased by it and to carry on its Business as it is currently conducted requires such qualification.
(i)    Each Company has the requisite power and authority under its Organizational Documents to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the Transaction contemplated hereby and thereby. The execution and delivery by each Company of this Agreement and the Transaction Documents to which it is a Party, the

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performance by such Company of its obligations hereunder and thereunder, and the consummation by such Company of the Transaction contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Company. This Agreement and the Transaction Documents to which each Company is a Party have been duly executed and delivered by such Company and, assuming the due authorization, execution and delivery hereof and thereof by the other Parties thereto, constitute the valid and binding obligations of such Company, enforceable against such Company, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and by general principles of equity.
4.2 Capitalization.
(a)    The outstanding Equity Interests of each Company are as described on Schedule 2.1 and consist of the number of corresponding units of membership interest described therein. All such units have been duly authorized and are validly issued, fully paid, and non-assessable. None of such units are represented by any certificates or like instruments.
(b)    Except as set forth in Schedule 2.1, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the membership interest units of any Company or obligating any Company to issue or sell any membership interest units of, or any other interest in, any Company. Except as set forth in Schedule 2.1, no Company has outstanding or authorized any membership interest unit appreciation, phantom equity, profit participation or similar rights.
(c) No Company has any Subsidiaries.
4.3 Conflicts.
(a)    Neither the execution or delivery by Seller of this Agreement nor the consummation of the sale of the Interests does or will (with or without the passage of time or giving of notice): (i) constitute a breach of or violate or give rise to or create any right or obligation under the Organizational Documents of any Company; (ii) violate any applicable Law or Order; or (iii) subject to Section 4.3(b), and except as set forth on Schedule 4.3(b), constitute a breach or violation of or a default under or give rise to or create any right of any Person to accelerate, increase, terminate, modify or cancel any material right or obligation in a manner adverse to any Company or result in the creation of any Lien

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on any assets of any Company under any Contract to which any Company is a party or by which any asset of any Company is bound, except where such a breach, violation, default, conflict or right under clause (ii) or (iii) above does not constitute a Material Adverse Effect on the Business of the Companies.
(b)    The execution, delivery and performance of this Agreement by Seller does not require any consent or approval of, or filing with, any Person or Governmental Authority other than (i) the consents, approvals and filings identified on Schedule 4.3(b), and (ii) such consents, approvals or filings that, if not obtained or made (as applicable) would not in the aggregate have a Material Adverse Effect.
4.4 Taxes. Except as set forth in Schedule 4.4:
(a)    Each Company has filed (taking into account any valid extensions) all Tax Returns required to be filed by it in all jurisdictions in which such returns are required to be filed. Such Tax Returns are true, complete and correct in all material respects and, accordingly, accurately and correctly reflect the Taxes of such Company for the periods covered thereby. No Company is currently the beneficiary of any extension of time within which to file any Tax Return. All Taxes due and owing by each Company which are attributable to the Pre-Closing Tax Periods either (i) shall have been paid as of the Closing Date, whether or not such Taxes are shown to be payable on such Company’s Tax Returns or on subsequent assessments thereto, or (ii) are or shall be accrued on the Financial Statements. The term “Pre-Closing Tax Period” means all taxable periods or portions thereof ending on or prior to the Closing Date.
(b)    No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of any Company.
(c)    There are no ongoing Legal Proceedings by any Taxing Authority against any Company. There is no dispute or claim concerning any liability relating to Taxes of any Company either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Seller has Knowledge. No examination or audit of any Tax Return of any Company by any Governmental Body is currently in progress or, to Seller’s Knowledge, threatened or contemplated.
(d) No Company is a party to any Tax Sharing Agreement.
(e)    All Taxes that the Companies are obligated to withhold from amounts owing to any employee, creditor or third party have been paid or accrued.

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(f)    No Company has taken any action that would have the effect of deferring any liability for such Company’s Taxes from any taxable period ending on or before the Closing Date to any taxable period ending thereafter.
(g)    Each Company has at all times since its formation been properly classified as either a partnership or a disregarded entity for United States federal income tax purposes.
4.5 Financial Statements.
(a)    Set forth on Schedule 4.5(a) are (i) the audited balance sheets of the Companies on a consolidated basis at December 31, 2013, and December 31, 2014, (ii) the unaudited balance sheet of the Companies on a consolidated basis at December 31, 2015, (iii) the audited income statements of the Companies on a consolidated basis for the fiscal years ended December 31, 2013, and December 31, 2014, (iv) the unaudited income statement of the Companies on a consolidated basis for the fiscal year ended December 31, 2015, (v) the unaudited balance sheet of the Companies on a consolidated basis at December 31, 2015 (the “Closing Balance Sheet”), (vi) the unaudited income statement of the Companies on a consolidated basis for the quarter ended March 31, 2016, and (vii) the unaudited balance sheet of the Companies on a consolidated basis for the quarter ended March 31, 2016 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP in all material respects and consistently applied throughout the specified periods and present fairly, in all material respects, the financial condition and results of operations of the Companies on a consolidated basis as of the dates and for the periods indicated, except that the unaudited statements of the Companies included in the Financial Statements do not include all of the notes thereto which may be required by GAAP and are subject to customary year-end adjustments.
(b)    No Company has any liabilities, obligations or commitments of any kind whatsoever required by GAAP to be set forth on a financial statement, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except for (i) liabilities accrued or reserved as set forth in the most recent Financial Statements, (ii) liabilities incurred in the Ordinary Course of Business since the date of the most recent Financial Statements (which in the aggregate are not material), and (iii) any other material liabilities set forth on Schedule 4.5(b).
(c)    Except as set forth on Schedule 4.5(c), no Company has any outstanding letters of credit, surety or other bonds to which such Company is a party.

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(d)    All Indebtedness of each Company is described on Schedule 4.5(d). Except with respect to the Indebtedness that is described on Schedule 4.5(d) or is otherwise reflected on the Closing Balance Sheet, no Company has any outstanding Indebtedness as of the Closing.
(e)    Except as set forth in Schedule 4.5(e), the accounts receivable reflected on the date of the latest Financial Statements and the accounts receivable arising after the date thereof (i) have arisen from bona fide transactions entered into by the Companies involving the sale of goods or the rendering of services in the Ordinary Course of Business consistent with GAAP and past practice; (ii) constitute only valid, undisputed claims of the Companies not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business consistent with GAAP and past practice; and (iii) are collectible in full within ninety (90) days after billing. The reserves for bad debts shown on the latest Financial Statements, or with respect to accounts receivable arising after the date of the latest Financial Statement, on the accounting records of the Companies have been determined in accordance with GAAP and past practice, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. Since the date of the latest Financial Statement, except as set forth on Schedule 4.5(e) hereto, no event has occurred that would, under prior practices in effect when such Financial Statement was prepared and GAAP, require a material increase in the reserves for bad debts. There is no contest, claim or right of set-off with any account debtor relating to the amount or validity of any account receivable other than those which do not exceed, in the aggregate, the reserve for uncollectible accounts contained in the latest Financial Statements.
4.6    Absence of Certain Changes or Events. Since the date of the most recent Financial Statements, the Business has been conducted in the Ordinary Course of Business and, except for the matters disclosed in Schedule 4.6:
(a)    none of the Companies has (i) amended its Organizational Documents, (ii) amended any term of its outstanding Equity Interests or other securities or (iii) issued, sold, granted, or otherwise disposed of its Equity Interests or other securities, except to reflect the change in ownership of the Companies pursuant to the Prior Transaction;
(b)    none of the Companies has become liable in respect of any material guarantee or has incurred, assumed or otherwise become liable in respect of any material Indebtedness;
(c)    none of the Companies has permitted any of its assets to become subject to a material Lien other than a Permitted Encumbrance;

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(d)    none of the Companies has (i) made any declaration of, set aside or paid any dividend or other distribution with respect to, or any repurchase, redemption or other acquisition of, any of its Equity Interests or (ii) entered into, or performed, any transaction with, or for the individual and direct benefit of, Seller or an Affiliate of Seller;
(e)    there has been no material loss, destruction, damage or eminent domain taking (in each case, whether or not insured) affecting the Business or any material asset of the Companies;
(f)    none of the Companies has instituted any new, or modified any existing, material severance or termination pay practices;
(g)    none of the Companies has made any material change in its methods of accounting or accounting practices (including without limitation with respect to reserves);
(h)    none of the Companies has made, changed or revoked any Tax election, elected or changed any method of accounting for Tax purposes, amended any Tax Return, settled or compromised any Legal Proceeding in respect of Taxes, entered into any Contract in respect of Taxes with any Governmental Body, or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Company;
(i)    none of the Companies has terminated or closed any facility, business or operation that would be considered material in and of itself or to the Business as a whole;
(j)    none of the Companies has adopted, modified, suspended or terminated any material Benefit Plan or increased any benefits under any material Benefit Plan, other than in the Ordinary Course of Business or pursuant to changes required by an applicable Law;
(k)    none of the Companies has compromised or settled, or consented to judgment in, any one or more Legal Proceedings or instituted any Legal Proceedings concerning any material Intellectual Property;
(l)    no Company has entered into any Contract or understanding to do any of the things referred to elsewhere in this Section 4.6;
(m) no Material Adverse Effect has occurred;
(n)    there has been no material change in the Companies’ cash management practices and their policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable,

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inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;
(o)    there has been no entry into any Contract that would constitute a Material Contract;
(p)    there has been no transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Financial Statements or cancellation of any debts or entitlements;
(q)    there has been no capital investment in, or any loan to, any other Person;
(r) there have been no material capital expenditures;
(s)    except as otherwise set forth in Schedules 4.13 and 4.14, there has been no (1) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by ERISA, COBRA, or other applicable Law; (2) change in the terms of employment for any employee or any termination of any employees; or (3) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;
(t)    there has not been any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of the Companies’ members, managers or current or former directors, officers and employees of any of the Companies or any of their family members or Affiliates;
(u)    there has been no entry into a new line of business or abandonment or discontinuance of existing lines of business by the Companies; and
(v)    none of the Companies have adopted any plan of merger, consolidation, reorganization, liquidation or dissolution, filed a petition in bankruptcy under any provisions of federal or state bankruptcy Law, or consented to the filing of any bankruptcy petition against it under any similar Law.
4.7    Litigation and Regulatory Matters. Except as set forth on Schedule 4.7, (a) there is no pending or, to the Knowledge of Seller, threatened Legal Proceeding to which any Company is a party (either as plaintiff or defendant), to which its assets are subject, or to which Seller or any Affiliate of Seller is a party, relating to the Companies, including any claims, demands, disputes, lawsuits, judicial, regulatory, or other Legal Proceedings, Orders, or other breaches of Legal

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Requirements or similar matters; (b) there are no agreements or other documents or instruments settling or proposing to settle any such Legal Proceeding; (c) no Order has been issued that is binding upon any Company or the Business; (d) no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding; and (e) the reserves reflected on the latest Financial Statements adequately reflect the anticipated total amounts likely to be incurred by such Company for any Losses, damages, and expenses relating to such matters listed on said Schedule 4.7.
4.8 Compliance With Laws; Permits.
(a)    Each Company is in compliance in all material respects with all Laws applicable to it or its business, properties or assets.
(b)    All Permits required for each Company to own its assets and conduct the Business have been obtained by it and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect. Schedule 4.8 lists all current Permits as of the date hereof issued to the Companies. No event has occurred that with or without notice, or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule 4.8.
4.9 Environmental Matters.
Except as set forth in Schedule 4.9:
(a)    Each Company is in compliance in all material respects with all Environmental Laws and has not received from any Person any (i) written notice or claim or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date;
(b)    Each Company has obtained and is in material compliance with all environmental Permits necessary for the ownership, lease, operation or use of the Business or assets of such Company;
(c)    Except as would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of Seller, there has been no release of Hazardous Materials in contravention of Environmental Laws with respect to the business or assets of the Companies, or any Real Property currently operated or leased by any Company, and no Company has received any written notice that any Real Property currently operated or leased in connection with the Business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material.

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The representations and warranties set forth in this Section 4.9 are Seller’s sole and exclusive representations and warranties regarding Environmental Laws, environmental Permits and Hazardous Materials.
4.10 Material Contracts.
(a)    Schedule 4.10 sets forth a list of the following Contracts to which a Company is a party:
(i)    Contracts for the purchase by any Company of materials, supplies, goods, services, equipment or other assets (other than purchase orders for inventory or Contracts for services in the Ordinary Course of Business) that provides for annual payments by such Company of $50,000 or more;
(ii)    Contracts for the sale by any Company of materials, supplies, goods, services, equipment or other assets that provides for a specified annual minimum dollar sales amount by such Company of $50,000 or more;
(iii)    Contracts that are a note, debenture, bond, letter of credit, loan or other Contract for the borrowing or lending of money (other than to employees for travel expenses in the Ordinary Course of Business) or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of any indebtedness of any other Person;
(iv)    Contracts that restrain the ability of any Company to engage or compete in any material manner or in any business, including any covenant not to sue, or any provision requiring any exclusivity;
(v)    Contracts for the acquisition or disposition of any material assets by any Company other than in the Ordinary Course of Business (whether by merger, sale of stock, sale of assets or otherwise); and
(vi)    Contracts pursuant to which a third party has agreed to act as a sales representative or distributor or manufacturer for any Company.
(b)    Each of the Transaction Documents and each Contract set forth on Schedule 4.10 (collectively, the “Material Contracts”) remains in full force and effect and no Company, nor, to Seller’s Knowledge, any other party thereto is in default under any Material Contract.

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(c)    The Companies have made available or delivered to Buyer a correct and complete copy of each Material Contract, together with all schedules and exhibits thereto. Each Material Contract is a valid and binding Contract of the applicable Company that is party thereto (as applicable) and is enforceable against such Company subject to Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of Law governing specific performance, injunctive relief, or other equitable remedies. Except as set forth on Schedule 4.10, no Company is under any obligation or has any liability to pay any early termination, change of control, earnout, take-or-pay, or similar payment under any Contract.
4.11 Intellectual Property.
(a)    Schedule 4.11(a) lists all patents, patent applications, trademark and service mark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations owned by or registered in the name of any Company (“Registered Intellectual Property”) or otherwise used in the Business, or of which any Company is a licensee or in which such Company has any right, together with a statement of the specific rights of such Company in any of the foregoing, and a statement of the jurisdiction or jurisdictions in which such rights apply. To Seller’s Knowledge, all Registered Intellectual Property is subsisting, valid and enforceable.
(b)    Each Company owns and possesses sufficient right, title and interest in and to, or has obtained sufficient rights in and to, all Intellectual Property that is used to or otherwise necessary to offer such Company’s goods and services or that are used in or otherwise necessary for the conduct of the Business, free and clear of all Liens, other than Permitted Encumbrances (all of which are referred to as “Company Intellectual Property”). No agreement under which any Company licenses Intellectual Property Rights to or from third parties (“Third Party Licenses”) has been materially breached by such Company, and, to Seller’s Knowledge, all agreements are valid and enforceable and in full force and effect, and (other than “shrink wrap” and similar widely available software license agreements) are set forth in Schedule 4.11(b). To Seller’s Knowledge, each item of the Company Intellectual Property owned by as Company and set forth on Schedule 4.11(a) (other than patent applications) is subsisting, valid, and enforceable. To Seller’s Knowledge, the Business has not infringed or misappropriated, and does not infringe or misappropriate upon, any Intellectual Property of any third party or breach any Third Party License. No Company has received any written notice of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no Legal Proceeding pending or, to Seller’s Knowledge, threatened that challenges

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the legality, validity, enforceability or ownership of any item of Company Intellectual Property or alleges a claim of infringement or misappropriation of any Intellectual Property of any third party by any Company. No Company has made a written allegation or brought a proceeding claiming infringement or misappropriation of Company Intellectual Property against any third party.
(c)    Each Company has taken all commercially reasonable and customary measures necessary to protect and maintain the confidentiality of all information that gives such Company a competitive advantage by remaining confidential (“Company Confidential Information”). All employees and contractors of each Company that have been involved in the development of Company Intellectual Property owned by a Company have entered into written agreements (i) obligating them to keep the Company Confidential Information confidential and to use the Company Confidential Information solely for the purpose of performing their duties to such Company; and (ii) except as set forth on Schedule 4.11(c), assigning to one of the Companies all right, title, and interest in and to any such Company Intellectual Property conceived, created, discovered, developed, authored, or reduced to practice by such employees during the course of performing their duties to such Company. Each Company has the right to use the personally identifiable information, including electronic mail addresses that are contained in any customer or marketing database, mailing list or other compilation used by such Company in the Business for the purpose such information is used, including sending electronic e-mail to promote products and services of such Company, the Business or such Company’s customers. To Seller’s Knowledge, all such personally identifiable information, including electronic mail addresses, was obtained lawfully and without breaching any contractual or other obligation.
4.12 Title to Assets; Real Property.
(a)    Each Company has good and valid title to, or a valid leasehold interest in, all of its respective Real Property, tangible personal property, and other material assets. Except as set forth on Schedule 4.12, all such properties and assets (including leasehold interests) are free and clear of Liens, except for applicable Permitted Encumbrances, if any. All tangible personal property and other assets are in reasonable repair and operating condition for their current use, ordinary wear and tear excepted.
(b)    No Company owns any Real Property. Schedule 4.12 lists the street address of each parcel of leased Real Property of any Company, and a list, as of the date of this Agreement, of all leases for each parcel of leased Real Property, including the identification of the lessee and lessor thereunder.

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(c)    Excluding the Real Property and any other property specifically identified as “Excluded Property” on Schedule 4.12, all items of tangible personal property and other assets, including without limitation the Intellectual Property, utilized in the Business of the Companies, as such Business is being conducted as of the Closing Date, are owned by the Companies.
4.13 Employee Benefits.
(a)    Schedule 4.13 sets forth a list of each of the Benefit Plans in effect as of the date hereof. None of the Benefit Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, and solely at the expense of the participant or the participant’s beneficiary.
(b)    True, correct and complete copies of the following documents, with respect to each of the Benefit Plans, have been made available or delivered to Buyer by the Companies, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto; (iii) the most recent IRS determination letter; (iv) written communications to employees relating to the Benefit Plans; (v) written descriptions of all non-written agreements relating to the Benefit Plans; and (vi) results of the tests for compliance with coverage, nondiscrimination and top heavy status of Benefit Plans for the three most recent years as applicable.
(c)    To Seller’s Knowledge, each Benefit Plan complies, in all material respects, with all applicable Laws (including ERISA and the Code, together with the regulations promulgated thereunder) and has been administered in accordance with the terms thereof. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the Knowledge of Seller, nothing has occurred that would cause the revocation of such determination letter from the IRS, the unavailability of reliance on such opinion letter from the IRS, as applicable, or the imposition of any material liability, penalty or tax under ERISA, the Code, or any other applicable Law.

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(d)    No Benefit Plan is (i) subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) a “multi-employer plan” (as defined in Section 3(37) of ERISA). Except as would not have a Material Adverse Effect, no Company has (i) withdrawn from any pension plan under circumstances resulting in a liability to the Pension Benefit Guaranty Corporation; or (ii) engaged in any transaction that would give rise to a liability of any Company under Section 4069 or Section 4212(c) of ERISA.
(e)    There is no pending or, to the Knowledge of Seller, threatened Legal Proceeding relating to a Benefit Plan, and no Benefit Plan has, within the two (2) years prior to the date hereof, been the subject of an examination or audit by a Governmental Body.
(f)    No Benefit Plan exists that would: (i) result in the payment to any Employee, director or consultant of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant, except as a result of any partial plan termination due to execution of this Agreement; in each case, as a result of the execution of this Agreement. Neither the execution of this Agreement nor the consummation of the Transaction contemplated hereby will result in “excess parachute payments” with respect to any Employee within the meaning of Section 280G(b) of the Code.
(g)    Each Benefit Plan providing deferred compensation or benefits subject to Section 409A of the Code, including applicable transitional guidance, has been operated in compliance with the applicable requirements of Section 409A of the Code if and when Section 409A of the Code applies to such Plan.
(h)    The representations and warranties set forth in this Section 4.13 are Seller’s sole and exclusive representations and warranties regarding employee benefit matters.
4.14 Employees.
(a)    No Company is a party to, nor bound by, any collective bargaining agreement or other agreement with a labor organization representing any of its Employees. There has not been, nor, to the Knowledge of Seller, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting any Company.
(b)    Each Company is in compliance with all applicable Laws pertaining to employment and employment practices, except to the extent non-compliance would not result in a Material Adverse Effect. Except as set forth in Schedule 4.14, there are no Legal

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Proceedings against any Company pending, or to the Knowledge of Seller, threatened in writing to be brought or filed by or with any Governmental Body or arbitrator in connection with the employment of any current or former employee of any Company, including any claim relating to wrongful termination, unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.
(c)    Schedule 4.14 of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date of execution hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; (vi) a description of the fringe benefits provided to each such individual paid for the calendar year 2015 and payable as of the date hereof; and (vii) any other amounts due and owing to such Person as of the Closing Date. As of the Closing Date, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Companies for services performed on or prior to the Closing Date shall have been paid in full (or accrued in full on the estimated Working Capital Statement prepared for Closing based upon the latest Financial Statements and estimates for the period thereafter until Closing), and there shall be no outstanding agreements, understandings or commitments of the Companies with respect to any compensation, commissions or bonuses payable to officers, directors, employees, consultants, independent contractors, or otherwise, including without limitation any monetary obligations owed by any of the Companies for severance upon the separation of employment or for early termination of agreements for the services of consultants or independent contractors, prior to the Closing Date that will survive Closing (“Seller’s Severance Obligations”); provided, however, that any severance obligations that would otherwise be deemed to be Seller’s Severance Obligations as a result of the New Employment Agreements shall be expressly excluded from such definition.
4.15    Insurance. Schedule 4.15 sets forth a list, as of the date hereof, of all insurance policies maintained by the Companies (collectively, the “Insurance Policies”). Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been paid. The Companies have made available to Buyer accurate and complete copies of all current Insurance Policies, in each case, as amended or as otherwise modified and in force and effect. Except as disclosed on Schedule 4.15, no insurer (a) has denied coverage of any claim pending under any Insurance Policy or (b) has threatened in writing to cancel any Insurance Policy.

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Except as set forth on Schedule 4.15, there are no claims relating to the Business of the Companies under any such Insurance Policies as to which coverage has been questioned, denied or disputed. The Insurance Policies are of the type and in amounts customarily carried by Persons conducting a business similar to the Companies and are sufficient for compliance with all applicable laws and Contracts to which any Company is a party or bound.
4.16    Brokers’ and Other Fees of Seller. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction contemplated by this Agreement based upon arrangements made by or on behalf of Seller, and Seller agrees to protect, defend, indemnify, and hold Buyer harmless from and against any such brokers’ or other fees of Seller.
4.17    Banking Facilities. Schedule 4.17 sets forth an accurate and complete list of (i) each bank, savings and loan or similar financial institution with which any of the Companies has an account or safety deposit box or other similar arrangement, and any account numbers, passwords, or other identifying codes of such accounts, safety deposit boxes, or such other arrangements maintained by any Company at any such institution, and (ii) the names of all Persons authorized to draw on any such account or to have access to any such safety deposit box facility or such other arrangement.
4.18    Change of Control Payments. Except as set forth on Schedule 4.18, there are no Change of Control Payments outstanding or owed, and none are anticipated, as a result of this Transaction or other Seller’s Transaction Expenses and, as of Closing, there will be no Change of Control Payments for which Buyer or any of the Companies are responsible.
4.19    Agreements with Affiliates. Except as set forth on Schedule 4.19, there are no loans, leases or other continuing transactions between any Company, on the one hand, and (i) any officer, director, member, manager or employee of any Company; (ii) Seller; or (iii) any respective family member or Affiliate of such officer, director, member, manager or employee of Seller, on the other hand. Except as set forth on Schedule 4.19, neither Seller nor any officer, director, manager, employee, family member or Affiliate of Seller, possesses, directly or indirectly, any financial interest in, or is an owner, director, officer, member, manager, employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, distributor, broker, lessor, lessee, sublessor, sublessee or competitor of the Business.
4.20    Full Disclosure. As of the Closing Date, no representation or warranty by Seller in this Agreement, and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement, shall contain any untrue statement of a material fact, or shall omit to state a material fact necessary to

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make the statements contained therein, in light of the circumstances in which they are made, not misleading.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Buyer that:
5.1    Formation. Seller is duly formed, validly existing, and in good standing under the Laws of the state of its formation, with full power and authority to conduct its Business as it is now being conducted and to own or use the properties and assets that it purports to own or use.
5.2    Authorization. Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the Transaction contemplated hereby. The execution and delivery by Seller of this Agreement, the Transaction Documents, and the other agreements contemplated hereby to which Seller is a Party, and the consummation by Seller of the Transaction contemplated hereby and the transactions or other business arrangements contemplated in the other agreements thereby, have been duly and validly authorized and approved and no other action is necessary to authorize this Agreement or to consummate the Transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming due execution and delivery by the other Parties, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of Law governing specific performance, injunctive relief, or other equitable remedies.
5.3    No Conflicts; Consents. Neither the execution or delivery by Seller of this Agreement nor the consummation of the sale of the Interests does or will (with or without the passage of time or giving of notice): (i) constitute a breach of or violate or give rise to or create any right or obligation under the Organizational Documents of Seller; (ii) violate any applicable Law or Order; or (iii) subject to Section 4.3(b), and except as set forth on Schedule 4.3(b), constitute a breach or violation of or a default under or give rise to or create any right of any Person to accelerate, increase, terminate, modify or cancel any material right or obligation in a manner adverse to any Company or result in the creation of any Lien on any Company under any Contract to which Seller is a party or by which any asset of any Company is bound, except where such a breach, violation, default, conflict or right under clause (ii) or (iii) above does not constitute a Material Adverse Effect.
5.4    Ownership and Transfer. Seller is the record and beneficial owner of the Interests indicated as being owned by Seller on Schedule 2.1 (and such Interests are all the Equity Interests of the applicable Companies owned by Seller as of the date of execution of this Agreement and as

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of Closing), free and clear of any and all Liens, other than restrictions imposed by securities laws applicable to securities generally. Seller has the power and authority to sell, transfer, assign and deliver such Interests as provided in this Agreement, and such delivery will convey to Buyer good and marketable title to such Interests, free and clear of any and all Liens other than restrictions imposed by securities laws applicable to securities generally. Seller acknowledges that the Stock is not registered under the Securities Act or under any state securities laws, and that the Stock may not be transferred or sold, except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
5.5    Investment Purpose. Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act and is acquiring the Stock solely for its own account, not as nominee or agent, for beneficial interests and investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or under any state securities laws.
5.6    Restricted Securities. Seller understands that the Stock and any securities issued pursuant to such Stock are not registered under the Securities Act and are “restricted securities” under the federal securities laws inasmuch as they are being acquired from issuers in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. Seller represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
5.7    Information Made Available to Seller. Seller acknowledges that Buyer has made available to Seller, or to Seller’s attorney, accountant or representative, all documents that Seller has requested, and that Seller has requested all documents and other information that Seller has deemed necessary to consider in connection with the Transaction. Seller acknowledges that it has had an opportunity to consult with Buyer’s and SEI’s management regarding Buyer’s and SEI’s prospects and the risks associated with Buyer and SEI’s business. Seller acknowledges that it has had an opportunity to review financial information relating to Buyer’s and SEI’s businesses. Seller is familiar with the current capitalization and ownership of Buyer and SEI.

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ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller that:
6.1    Organization and Authority. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has all necessary power and authority under its Organizational Documents to enter into this Agreement, to carry out its obligations hereunder, and to consummate the Transaction contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the Transaction contemplated hereunder have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the other Parties), this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of Law governing specific performance, injunctive relief, or other equitable remedies.
6.2    No Conflicts; Consents. Except as set forth on Schedule 6.2, neither the execution or delivery by Buyer of this Agreement nor the consummation of the purchase of the Interests does or will (with or without the passage of time or giving of notice): (i) constitute a breach of or violate or give rise to or create any right or obligation under the Organizational Documents of Buyer; (ii) violate any applicable Law or Order; or (iii) constitute a breach or violation of or a default under or give rise to or create any right of any Person to accelerate, increase, terminate, modify or cancel any material right or obligation in a manner adverse to Buyer or result in the creation of any Lien on Buyer under any Contract to which Buyer is a party or by which any asset of the Buyer is bound, except where such a breach, violation, default, conflict or right under clause (ii) or (iii) above does not constitute a Material Adverse Effect.
6.3    Investment Purpose. Buyer is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act and is acquiring the Interests solely for its own account, not as nominee or agent, for beneficial interests and investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or under any state securities laws.
6.4    Restricted Securities. Buyer understands that the Interests are not registered under the Securities Act and any securities issued pursuant to such Interests are “restricted securities” under the federal securities laws inasmuch as they are being acquired from issuers in a transaction not involving a public offering and that under such law and applicable regulations such securities may

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be resold without registration under the Securities Act only in limited circumstances. Buyer represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
6.5    Information Made Available to Buyer. Buyer acknowledges that Seller has made available to the Buyer, or to Buyer’s attorney, accountant or representative, all documents that Buyer has requested, and that Buyer has requested all documents and other information that Buyer has deemed necessary to consider in connection with the Transaction. Buyer acknowledges that it has had an opportunity to consult with Seller’s management regarding the Companies’ prospects and the risks associated with the Companies’ business. Buyer acknowledges that it has had an opportunity to review financial information relating to the Companies’ businesses. Buyer is familiar with the current capitalization and ownership of the Companies.
6.6    Brokers’ Fees and Other Fees of Buyer. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, and Buyer agrees to protect, defend, indemnify, and hold all other Parties hereto harmless from and against any such brokers’ or other fees of Buyer. Buyer shall be responsible for making payment of any Buyer Transaction Expenses and any Change of Control Exclusion Payments.
6.7    Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer, or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the Transaction contemplated by this Agreement.
ARTICLE 7
COVENANTS
7.1 Employees; Benefit Plans; Employment Agreements.
Schedule 7.1 lists all employment contracts, consulting agreements, and agreements with independent contractors to provide services to the Companies to which the Companies are bound as of and after the Closing Date, including without limitation any severance benefits or other agreements, similar or dissimilar, under which any of the Companies would be subject to any further payments or other obligations after services thereunder ceased to be provided to the Companies, other than payments due in the Ordinary Course of Business after the Closing Date for services rendered prior to the Closing Date.
(h)    During the period commencing at Closing and ending on the date that is twelve (12) months from the Prior Closing Date (or if earlier, the date of the employee’s termination

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of employment with the applicable Company or Affiliate thereof), Buyer acknowledges that Seller was obligated to cause the Companies (as applicable) to provide each Employee (other than members of the Senior Management Team and any Key Employees who received new employment agreements with the Companies as contemplated in Section 7.1(d) below) who remains employed immediately after Closing (“Company Continuing Employee”) with: (i) base salary or hourly wages no less than the base salary or hourly wages provided by such Company (as applicable) immediately prior to the Closing; (ii) target bonus opportunities (excluding equity-based compensation), if any, that are no less than the target bonus opportunities (excluding equity-based compensation) provided by such Company (as applicable) immediately prior to the Closing; and (iii) welfare and other benefits under the Buyer Benefit Plans (as defined in Section 7.1(b) below), and Buyer agrees that it will take all reasonably necessary and appropriate actions to ensure that the Companies remain bound to and fulfill the commitments set forth in this Section 7.1.
(i)    Severance benefits, if any, due to any employee of any of the Companies accruing after the Closing Date who (y) became a Company Continuing Employee on the Closing Date, but (z) shall have become separated from employment after the Closing Date and prior to December 31, 2016, shall be paid by the Companies and shall constitute Buyer’s share of Severance Obligations (which is classified as a Change of Control Exclusion Payment hereunder). Notwithstanding any interpretation or construction of any provision herein to the contrary, the Parties acknowledge and agree that any employment of any Company Continuing Employees on and after the Closing Date shall be deemed to be employment “at-will” and subject to termination at any time by either employee or by any of the Companies for any reason or no reason, including without limitation with or without “Cause” or with or without “Good Reason”, except as otherwise provided under any New Employment Agreements.
(j)    With respect to any employee benefit plan maintained by Buyer or its Subsidiaries or Affiliates (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employees will participate effective as of or after Closing, Buyer shall, or shall cause the applicable Company to, recognize all service of the Company Continuing Employees with such Company as if such service were with Buyer, for vesting and eligibility purposes in any Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Closing; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Benefit Plan.

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(k)    Buyer acknowledges receipt of, and agrees that the Companies are bound by, the employment agreements (“New Employment Agreements”) with members of the Senior Management Team (Saul Horowitz, Moshe (Mark) Wiederman, and Daniel Alper) as well as with Levi Moeller and David Sobel, who are the two (2) employees that were designated as Key Employees under the Prior Purchase Agreement. Subject to the Exeutive Earnout Agreement, any payments of salary under the New Employment Agreements for the Senior Management Team shall be the responsibility of the Companies and shall be deducted from earnings in the calculation of Adjusted EBITDA for purposes of the calculation of the Earnout; provided that no payments thereunder of any incentive-based compensation shall be so deducted. Severance Obligations, if any, under the New Employment Agreements shall (i) be deemed to be Buyer’s Share of Severance Obligations (which are classified as a Change of Control Exclusion Payments), and (ii) not be deducted from earnings in the calculation of Adjusted EBITDA for purposes of the calculation of the Earnout.
7.2 Director and Officer Indemnification.
(f)    Buyer agrees that all rights to indemnification, advancement of expenses, and exculpation by each Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of such Company, as provided in the Organizational Documents of such Company, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in Schedule 7.2, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.
(g)    The obligations of Buyer under this Section 7.2 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 7.2 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 7.2 applies shall be third-party beneficiaries of this Section 7.2, each of whom may enforce the provisions of this Section 7.2).
(h)    In the event Buyer, any Company, or any of their respective Affiliates, successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or such Company, as the case may be, shall assume all of the obligations set forth in this Section 7.2.

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7.3    Attorney-Client Privilege. From and after the Closing, Buyer and each Company, including their respective Affiliates, shall not knowingly, or in a negligent manner, without the prior written consent of Seller, waive or fail to assert attorney-client privilege with respect to representation matters for any Company occurring prior to Closing. No waiver of the attorney-client privilege is intended or effectuated by the Transaction contemplated by this Agreement. Buyer agrees to use commercially reasonable efforts to preserve, and shall cause each Company and their respective Affiliates to use commercially reasonable efforts to preserve, the attorney-client privilege of each Company as of Closing and to notify Seller in writing of any demand, requirement or desire to disclose information that may be protected by the attorney-client privilege as of Closing (without making any disclosure of such information prior to having received Seller’s written consent, which such consent shall not be unreasonably withheld, conditioned or delayed).
7.4    Confidentiality. Seller acknowledges and agrees to not, and to cause its Affiliates and its representatives not to, at any time on or after the Closing Date, without the prior written consent of Buyer, disclose or use, any proprietary information of the Business or any Company; provided, however, that the information subject to this Section 7.4 will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof and thereof); that the provisions of this Section 7.4 will not prohibit any retention of copies of records or disclosure (A) required by any applicable Legal Requirement so long as reasonable prior notice is given to Buyer of such disclosure and a reasonable opportunity is afforded Buyer to contest such disclosure, including without limitation by obtaining a protective order, or (B) made in connection with the enforcement of any right or remedy relating to this Agreement.
7.5    Books and Records. In order to facilitate the resolution of any claims made against or incurred by Seller prior to Closing, or for any other reasonable purpose, for a period of not less than seven (7) years after the Prior Closing, Buyer shall (i) retain the books and records (including personnel files) of the Companies relating to periods prior to the Prior Closing in a manner reasonably consistent with the prior practices of the Companies, GAAP, and applicable Law; and (ii) upon reasonable notice, afford Seller and its representatives reasonable access during normal business hours, to such books and records of the Companies.
7.6    Public Announcements; Confidential Treatment. Except as required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the Transaction contemplated hereby or otherwise communicate with any news media without the prior written consent of Buyer and Seller, and the Parties shall cooperate as to the timing and contents of any such announcement. In the event this Agreement or the Transaction contemplated herein are required to be disclosed pursuant to applicable Law or pursuant to the rules and regulations of a Governmental Body or any stock exchange, including NASDAQ,

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or other regulatory agency, then the disclosing Party will (i) notify the other Party with reasonable advance notice before such disclosure, (ii) cooperate with the other Party to seek confidential treatment with respect to the disclosure if requested by the other Party, and (iii) otherwise proceed, in connection with the making and timing of such disclosure, in compliance with Section 7.4. Seller acknowledges that Buyer or SEI will be obligated to file this Agreement and disclose certain other aspects of the Transaction in an Information Statement and other filings as required by federal securities laws and NASDAQ rules.
7.7    Further Assurances. Following Closing, each of the Parties shall, and shall cause the authorized representatives of the Companies and their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof, to effectuate Closing of the Transaction, and to give effect to the Transaction contemplated by this Agreement after Closing.
7.8    Commercially Reasonable Efforts; Notices and Consents. Subject to the terms and conditions of this Agreement, from the date of this Agreement to Closing, or the earlier termination of this Agreement pursuant to Article 10, the Parties shall use their commercially reasonable efforts to take or cause to be taken all actions, to file or cause to be filed all documents, to give or cause to be given all notices to Governmental Bodies or other Persons, to obtain or cause to be obtained all authorizations, consents, waivers, approvals, permits or orders from Governmental Bodies or other Persons, and to do or cause to be done all other things necessary, proper or advisable, in order to consummate and make effective the Transaction contemplated by this Agreement promptly following the date of this Agreement.
7.9 Operation of the Business.
(c)    Conduct of the Business Generally. From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 10, without the prior written consent of Buyer, and except to the extent described on Schedule 7.9(a), the Companies shall:
(i)    conduct the Business, including any hedging activities, only in the Ordinary Course of Business and in all material respects in accordance with all applicable Legal Requirements;
(ii)    maintain in effect the insurance coverage described on Schedule 4.15 (or equivalent replacement coverage);
(iii)    use commercially reasonable efforts to timely file with each applicable state public service commission or other Governmental Body all renewable portfolio

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standard compliance filings that are required under Law to be filed by any Company prior to the Closing Date;
(iv)    use commercially reasonable efforts to preserve intact its business organization and relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees and maintain the value of the Business as a going concern; and
(v)    refrain from making any claims under the Escrow Agreement.
(d)    Buyer’s Consent. Without limiting the generality or effect of Section 7.9(a), from the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 10, without the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed), and, except to the extent described on Schedule 7.9(a), the Companies shall not:
(i)    take or omit to take any action that would cause (i) the representations and warranties in Article 4 that are not qualified by materiality, Material Adverse Effect or a similar materiality qualifier to be untrue in any material respect at the Closing Date, or (ii) the representations and warranties in Article 4 that are qualified by materiality, Material Adverse Effect or a similar materiality qualifier to be untrue as of the Closing Date;
(ii)    furnish or make available to any third party following the date hereof any customer lists of any Company (unless the Transaction fails to close, in which case this restriction shall not apply); and
(iii)    take or omit to take any action that, if taken or omitted to be taken between the date of the most recent Financial Statements and the date of this Agreement, would have been required to be disclosed on Schedule 4.6.
7.10    Access to Premises. From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 10, each of the Companies and Seller shall permit Buyer and its representatives to have full access (at reasonable times and upon reasonable notice) to representatives of the Companies and to all premises, properties, books, records (including Tax records), contracts, financial and operating data and other information and documents of, or pertaining to, the Companies, their assets or the Business, and to make copies of such books, records, contracts, data, information and documents as Buyer or its representatives may reasonably request.

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7.11 Notice of Developments.
(d)    From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 10, the Companies or Seller, as applicable, will give Buyer prompt written notice upon becoming aware of (i) any development that constitutes a Material Adverse Effect, (ii) any event or circumstance that would reasonably be expected to result in a breach of, or inaccuracy in, any of the representations and warranties made herein by Seller or Buyer, (iii) any need on the part of any Company or Seller to amend, supplement or otherwise modify in any way any information set forth in the Disclosure Schedules (which the Parties understand are subject to change until immediately before the Closing), or (iv) any failure of any Company or Seller, as the case may be, to comply materially with any covenant or agreement made by such Party herein. Notwithstanding anything in this Agreement to the contrary, no such disclosure will be deemed to prevent or cure any breach of, inaccuracy in or failure to comply with any of the representations, warranties or covenants set forth in this Agreement or to amend or supplement any of the Disclosure Schedules hereto; provided, however, in the event that, following any such notice to Buyer regarding any matter(s) contemplated in the foregoing clauses (i) through (iv), Buyer proceeds with the Closing, (A) Buyer shall be deemed to have waived such matter(s) and (B) Buyer and any and all Buyer Indemnified Parties shall not be entitled, in respect of such matter(s), to be indemnified by Seller under Article 9, to sue for damages or to assert any other right or remedy for Losses arising from such matter(s), notwithstanding anything to the contrary contained in this Agreement or in any certificate delivered pursuant hereto.
(e)    From the date of this Agreement until Closing, or the earlier termination of this Agreement in accordance with Article 10, Buyer will give Seller prompt written notice upon becoming aware of (i) any development, event or circumstance that would reasonably be expected to result in a breach of, or inaccuracy in, any of the representations and warranties made herein (including in the Disclosure Schedules) by Seller or Buyer, or (ii) any failure of Buyer to comply materially with any covenant or agreement made by Buyer herein. Notwithstanding anything in this Agreement to the contrary, no such disclosure will be deemed to prevent or cure any breach of, inaccuracy in or failure to comply with any of the representations, warranties or covenants set forth in this Agreement; provided, however, in the event that, following such notice to Seller regarding such development, breach or failure, Seller proceeds with the Closing, (A) Seller shall be deemed to have waived such development, breach or failure and (B) Seller and any and all Seller Indemnified Parties shall not be entitled, in respect of such development, breach or failure, to be indemnified by Buyer under Article 9, to sue for damages or to assert any other right or remedy for Losses

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arising therefrom, notwithstanding anything to the contrary contained in this Agreement or in any certificate delivered pursuant hereto.
7.12    Exclusivity. From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article 10, neither Seller nor the Companies shall, directly or indirectly: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of any Equity Interests in any Company or any merger, recapitalization, interest exchange, sale of assets or any similar transaction or any other alternative to the Transaction contemplated by this Agreement; or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. Seller shall notify Buyer if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing (whether solicited or unsolicited and whether to Seller, any Company, or any of their respective Affiliates).
7.13 Tax Matters.
(a)    Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by any Company after the Closing Date with respect to any pre-Closing Tax period. Any such Tax Return shall be prepared in a manner consistent with past practice and GAAP (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return, it shall, within fifteen (15) days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within fifteen (15) days after receipt by Buyer of such notice, the disputed items shall be resolved by the Independent Accounting Firm and any determination by the Independent Accounting Firm shall be final. The Independent Accounting Firm shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accounting Firm is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Independent Accounting Firm’s resolution. The costs, fees, and expenses of the Independent Accounting Firm shall be borne equally by Buyer and Seller.

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(b)    Buyer shall be reimbursed by Seller for an amount equal to the portion of such Taxes which relates to the portion of such Tax period ending on and including the Closing Date within fifteen (15) days after filing the applicable Tax Return and providing proof of payment by Buyer or the Companies of such Taxes, except to the extent such Taxes were reflected as a liability on the Closing Balance Sheet.  For purposes of this Section 7.13(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date.  Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date.  All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Companies.
(c)    Buyer and Seller and their respective Affiliates shall cooperate in the conduct of any proceeding relating to Taxes, for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years’ Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party’s possession requested by the other Party as is relevant to the preparation of the Tax Returns or the conduct of the Tax proceeding. Such cooperation and information also shall include forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Body which relate to a Company, and providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any Governmental Body and records concerning the ownership and Tax basis of Property, which the requested Party may possess.
(d)    All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees.

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7.14    Change of Control Exclusion Payments and Change of Control Payments. In the event of the early termination of any of the Pacific Summit Agreements by either party thereto and the entry into new supply agreements with Pacific Summit Energy LLC, Buyer or its Affiliate or a third party by the Companies at any time prior to expiration of the Pacific Summit Agreements, any hedge breakage, early termination, or other costs and expenses payable to Pacific Summit Energy LLC as a result thereof shall be considered Change of Control Exclusion Payments attributable to Buyer. Any Change of Control Exclusion Payments shall not be deducted in the calculation of Adjusted EBITDA for purposes of the calculation of the Earnout. Any positive financial benefit as a result of entering into any new supply agreements shall be credited to earnings in the calculation of Adjusted EBITDA for purposes of the calculation of the Earnout.
7.15    Existence. Seller covenants and agrees that it will remain in existence and in good standing in the state of its formation until at least December 31, 2019.
7.16    Seller’s Parent Guaranty. RetailCo hereby irrevocably and unconditionally guarantees to Buyer (the “Seller’s Parent Guaranty”) on the terms and conditions set forth herein, the prompt payment when due (subject to written demand by Buyer upon RetailCo) of any and all obligations owed by Seller under any of the Transaction Documents, including, but not limited to, any claim for indemnification from Seller by Buyer or a Buyer Indemnified Party. In addition, RetailCo shall reimburse Buyer for all sums (if any) paid to Buyer by Seller, which Buyer is subsequently required to return to Seller (or a representative of Seller’s creditors) as a result of Seller’s bankruptcy, insolvency or any similar proceeding. This Seller’s Parent Guaranty is an independent guaranty of payment and not of collection. Buyer shall not be required to proceed first against Seller or any other person, firm, corporation or other entity before resorting to RetailCo for payment under this Seller’s Parent Guaranty. This Seller’s Parent Guaranty is in no way conditioned on or contingent upon (i) any attempt to enforce (in whole or in part) against Seller any of the obligations under the Transaction Documents, (ii) the existence or continuance of Seller as a legal entity, (iii) the consolidation or merger of Seller with or into any other entity, (iv) the sale, lease or disposition by Seller of all or substantially all of its assets to any other entity, (v) the bankruptcy or insolvency of Seller, (vi) the admission by Seller of its inability to pay its debts as they mature, or (vii) the making by Seller of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. Each failure by RetailCo to pay or perform any of the Guaranteed Obligations shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises. Notwithstanding anything to the contrary in this Section 7.16, this Seller’s Parent Guaranty shall not exceed the sum of: (y) Two Million, Two Hundred Twenty-Five Thousand Dollars ($2,225,000.00) for a period of one (1) year from the Closing Date, nor (z) One Million Dollars ($1,000,000.00) for the period from the one year anniversary of the Closing Date until December 31, 2019.

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7.17    SEI Guaranty. SEI hereby irrevocably and unconditionally guarantees to Seller (the “SEI Guaranty”) on the terms and conditions set forth herein, the prompt payment when due (subject to written demand by Seller upon SEI) of any and all obligations owed by Buyer under any of the Transaction Documents, including, but not limited to, any claim for indemnification from Buyer by Seller or a Seller Indemnified Party. In addition, SEI shall reimburse Seller for all sums (if any) paid to Seller by Buyer, which Seller is subsequently required to return to Buyer (or a representative of Buyer’s creditors) as a result of Buyer’s bankruptcy, insolvency or any similar proceeding. This SEI Guaranty is an independent guaranty of payment and not of collection. Seller shall not be required to proceed first against Buyer or any other person, firm, corporation or other entity before resorting to SEI for payment under this SEI Guaranty. This SEI Guaranty is in no way conditioned on or contingent upon (i) any attempt to enforce (in whole or in part) against Buyer any of the obligations under the Transaction Documents, (ii) the existence or continuance of Buyer as a legal entity, (iii) the consolidation or merger of Buyer with or into any other entity, (iv) the sale, lease or disposition by Seller of all or substantially all of its assets to any other entity, (v) the bankruptcy or insolvency of Buyer, (vi) the admission by Buyer of its inability to pay its debts as they mature, or (vii) the making by Buyer of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. Each failure by SEI to pay or perform any of the obligations under this SEI Guaranty shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises. Notwithstanding anything to the contrary in this Section 7.17, this SEI Guaranty shall not exceed the sum of: (y) Two Million, Two Hundred Twenty-Five Thousand Dollars ($2,225,000.00) for a period of one (1) year from the Closing Date, nor (z) One Million Dollars ($1,000,000.00) for the period from the one year anniversary of the Closing Date until December 31, 2019.
7.18 No Additional Representations or Warranties.
(a)    Buyer acknowledges and agrees that, except as specifically set forth in Article 4 and Article 5 of this Agreement, Seller has not made, and Seller shall not have any liability for, any representation or warranty, express or implied, in connection with the Transaction contemplated by this Agreement, including any representation or warranty as to the accuracy or completeness of any information regarding the Business or the Companies furnished to Buyer or its representatives in connection with Buyer’s due diligence review of the Business or the Companies.
(b)    Seller acknowledges and agrees that, except as specifically set forth in Article 6 of this Agreement, Buyer has not made, and shall have no liability for, any representation or warranty, express or implied, in connection with the Transaction contemplated by this Agreement.

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(c)    All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are Parties hereto. No Person who is not a named party to this Agreement, including any Affiliate, agent, attorney, or representative of any Party (such Persons, “Non-Party Affiliates”), shall have any liability (whether in contract or tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with, or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution, and each Party waives and releases all such liabilities, claims, and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement.
ARTICLE 8
CONDITIONS TO THE CLOSING
8.1    Conditions to Buyer’s Obligations. The obligations of Buyer to consummate the Transaction contemplated by this Agreement and the Transaction Documents is subject to the fulfillment, or, to the extent permitted by Law, written waiver by Buyer, of each of the following conditions:
(i)    Representations and Warranties. The representations and warranties of Seller contained in Article 4 and Article 5 of this Agreement (i) that are not qualified by materiality, Material Adverse Effect or a similar materiality qualifier will be true and correct in all material respects both when made and at Closing with the same force and effect as if made as of the Closing Date, other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct in all material respects as of such specified date or time and (ii) that are qualified by materiality, Material Adverse Effect or a similar materiality qualifier will be true and correct in all respects both when made and at Closing with the same force and effect as if made as of the Closing Date, other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.
(j)    Performance. Seller and the Companies will have performed and complied with, in all material respects, with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing.

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(k)    Financial Statements. Seller shall have delivered to Buyer (i) the audited balance sheet of the Companies on a consolidated basis at December 31, 2015, (ii) the audited income statement of the Companies on a consolidated basis for the fiscal year ended December 31, 2015, and (iii) written consents from the Companies’ auditor permitting Buyer or SEI to use such audited balance sheet and income statement for 2015 and for any other period(s) required in its Securities and Exchange Commission and other public filings that may be required of Buyer or SEI.
(l)    Delivery of Closing Certificates. Seller shall have delivered to Buyer the following:
(i)    Secretary Certificate: A certificate dated as of the Closing Date, signed by the secretary of Seller certifying as to (A) the names and incumbency of each of the officers of Seller executing this Agreement or any Transaction Document, (B) the Organizational Documents of Seller, and (C) all resolutions adopted by the Board of Directors of Seller in connection with this Agreement and the Transaction contemplated hereunder;
(ii)    FIRPTA Certificate: A certification from Seller (in a form as may be reasonably requested by Buyer) conforming to the requirements of Treasury Regulation Sections 1.1445-2(b)(2) certifying Seller is not a “foreign person” as defined in Code Section 1445;
(iii)    Bring-Down Certificate: A certificate dated as of the Closing Date, signed by the President or Chief Executive Officer of the Seller, certifying as to the satisfaction of the conditions set forth in Sections 8.1(a) and 8.1(b); and
(iv)    Good Standing Certificates: Certificates of good standing for Seller and each Company issued by the state of formation of such entity, and in each state or jurisdiction in which such entity is doing business or in which it is licensed to do business, each as of a recent date not more than thirty (30) days prior to the Closing.
(m)    Qualifications. No provision of any applicable Legal Requirement and no Order will prohibit or unduly condition or delay the Closing of the Transaction contemplated by this Agreement.
(n)    Absence of Litigation. No Legal Proceeding will be pending, nor will there be any Order in effect, that would (i) prevent Closing the Transaction contemplated by this Agreement or (ii) result in the Closing of the Transaction contemplated by this Agreement being rescinded following consummation thereof.

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(o)    Resignations. Buyer will have received the resignations, effective as of the Closing, of each officer and director of each Company, other than any continuing officers and directors whom Buyer will have specified to the Companies in writing at least ten (10) days prior to Closing, which continuing officers shall include without limitation the officers designated as the Senior Management Team.
(p)    Securities Law Approvals. Buyer shall use commercially reasonable efforts to cause SEI to undertake all actions and filings necessary under the Securities Act and applicable NASDAQ rules as a result of the Transaction.
(q)    Third Party Approvals. Buyer will have received evidence of the written notice from the Companies to Pacific Summit Energy LLC required under the Pacific Summit Agreements to consummate the Transaction.
(r)    Approval of Transaction. Seller shall cause its Affiliate, RetailCo, to approve the transaction as majority holder of Seller, by written consent under the provisions of SEI’s charter.
(s)    Material Adverse Effect. From the date of execution of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.
8.2    Conditions to Seller’s Obligations. The obligations of Seller to consummate the Transaction contemplated by this Agreement and the Transaction Documents is subject to the fulfillment, or, to the extent permitted by Law, written waiver by Seller, of each of the following conditions:
(w)    Representations and Warranties. The representations and warranties of the Buyer contained in Article 6 of this Agreement (i) that are not qualified by materiality, Material Adverse Effect or a similar materiality qualifier will be true and correct in all material respects both when made and at Closing with the same force and effect as if made as of the Closing Date, other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct in all material respects as of such specified date or time and (ii) that are qualified by materiality, Material Adverse Effect or a similar materiality qualifier will be true and correct in all respects both when made and at Closing with the same force and effect as if made as of the Closing Date, other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

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(x)    Performance. Buyer will have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to Closing.
(y)    Delivery of Purchase Price; Registration Rights; Assignment and Assumption. (i) Buyer and SEI shall have delivered the Stock for the applicable portion of the Purchase Price due to Seller at Closing; (ii) SEI shall grant Seller certain registration rights, including without limitation, piggyback registration rights, such that Seller will have similar demand registration and piggyback registration rights as were granted to NuDevco Retail, LLC and NuDevco Retail Holdings, LLC, in that certain Registration Rights Agreement dated August 1, 2014, that was entered into at the time of SEI’s initial public offering, with respect to the Stock and, if and as applicable, with respect to the Earnout Stock; and  (iii) Buyer shall have assumed all rights and obligations of Seller pursuant to the Assignment.
(z)    Delivery of Closing Certificates. Buyer shall have delivered to Seller the following:
(i)    Secretaries’ Certificate: A certificate, dated as of the Closing Date, signed by the secretary of Buyer certifying as to (A) the names and incumbency of each of the officers of Buyer executing this Agreement or any Transaction Document, (B) the Organizational Documents of Buyer, and (C) all resolutions adopted by the Board of Managers of Buyer in connection with this Agreement and the transactions contemplated hereunder; and
(ii)    Bring-Down Certificate: A certificate dated as of the Closing Date, signed by the President or Chief Executive Officer of Buyer, certifying as to the satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b).
(aa)    Qualifications. No provision of any applicable Legal Requirement and no Order will prohibit or unduly condition or delay the Closing of the Transaction contemplated by this Agreement.
(bb)    Absence of Litigation. No Legal Proceeding will be pending, nor will there be any Order in effect, that would (i) prevent Closing the Transaction contemplated by this Agreement, or (ii) result in the Closing of the Transaction contemplated by this Agreement being rescinded following consummation thereof.
(cc)    Third Party Approvals. Seller shall have delivered evidence of the written notice from the Companies to Pacific Summit Energy LLC required under the Pacific Summit Agreements to consummate the Transaction.

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ARTICLE 9
SURVIVAL AND INDEMNIFICATION
9.1    Survival. The covenants and agreements of the Parties contained in this Agreement will survive Closing without limitation as to time. The representations and warranties of the Parties contained in this Agreement will survive the Closing (it being understood that representations and warranties relate to the applicable date or period of time for which such representations and warranties are made and not to subsequent periods) for a period ending on December 31, 2018; provided, however, that, notwithstanding the foregoing, (i) the representations and warranties set forth in Sections 4.4 and 4.9 shall survive the Closing until thirtieth (30th) day following the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions) and (ii) the representations and warranties set forth in Sections 4.1, 4.2, 4.7, 4.16, 5.1, 5.2, 5.4, 6.1 and 6.6 shall survive the Closing forever (such representations in subsections (i) and (ii) above, being, collectively, the “Fundamental Representations”); provided, however, in the event that a written notice of a claim for indemnification shall have been given herewith within the applicable survival period, the representations and warranties that are the subject of such claim shall survive with respect to such claim until such time as the claim is fully and finally resolved.
9.2    Indemnification by Seller. Seller shall indemnify and hold Buyer and its directors, officers, employees, subsidiaries (including the Companies), owners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Buyer Indemnified Parties”) harmless from and after the date of this Agreement against and in respect of all claims, demands, Legal Proceedings, Liens, judgments, penalties, damages, losses, costs and expenses (including reasonable attorneys’ fees in connection therewith or in pursuing right to indemnification hereunder) (collectively, “Losses”) that the Buyer Indemnified Parties incur to the extent caused by:
(a)    the breach of any representation or warranty of Seller contained in Article 4 or Article 5 of this Agreement or in any of the Disclosure Schedules or certificates delivered by or on behalf of any Seller or any Company pursuant to this Agreement;
(b)    the breach of or failure to perform by any Company of any covenant contained in this Agreement, including any covenants contained in the Disclosure Schedules; or
(c)    the breach of or failure to perform by Seller of any covenant contained in this Agreement.
9.3    Indemnification by Buyer. Buyer shall indemnify and hold Seller and its respective owners, directors, officers, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless at all times from and after the date of this

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Agreement, against and in respect of all Losses that Seller Indemnified Parties incur to the extent caused by:
(c)    the breach of any representations or warranties of Buyer contained in Article 6 of this Agreement; or
(d)    the breach of or failure to perform by Buyer of any covenant of Buyer contained in this Agreement.
9.4 Limitations on Indemnification.
(d)    Except as set forth below, Seller shall have no liability pursuant to Section 9.2(a) until the Losses incurred by the Buyer Indemnified Parties shall exceed Six Hundred Thousand Dollars ($600,000.00) (“Losses Threshold”), in which event Seller shall be liable to the Buyer Indemnified Parties solely for all Losses in excess of such amount.
(e)    Except as described below with respect to Litigation and Regulatory Losses, and any losses covered under Section 9.4(c) below, the aggregate amount Seller shall be liable for pursuant to Section 9.2(a) shall be the sum of the Litigation Credit and the Escrow Amount. In addition, Buyer shall be entitled to apply the Litigation Credit against the first dollar (without application of the Losses Threshold) of any and all Losses that the Seller and Buyer Indemnified Parties may suffer which arise from the Litigation and Regulatory Matters set forth on Schedule 4.7 hereto (the “Litigation and Regulatory Losses”). In the event that, as of December 31, 2018, the aggregate, cumulative amount of the Litigation and Regulatory Losses shall be less than the Litigation Credit, then the following provisions shall apply (notwithstanding anything to the contrary in this Agreement or the Escrow Agreement):
(i)    If at that time there shall be no unresolved claims by any Buyer Indemnified Parties which were asserted pursuant to the Escrow Agreement, then Buyer shall be obligated, within thirty (30) days after December 31, 2018, to deliver in cash to Prior Sellers’ Representative, as Purchase Price payable to Prior Members under the Prior Purchase Agreement, the difference between the Litigation Credit and the aggregate, cumulative amount of the Litigation and Regulatory Losses (the “Unused Litigation Reserve”). Such delivery by Buyer shall be without right of setoff, counterclaim or deduction.
(ii)    If at that time there are any such unresolved claims, then, whenever those claims are later resolved in accordance with the Escrow Agreement, the Unused Litigation Reserve shall be available to satisfy the corresponding Losses of the

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applicable Buyer Indemnified Parties if (and only if and to the extent that) there shall then be an insufficient remainder of funds in the Escrow Account. If the full amount of the Unused Litigation Reserve is not then needed to satisfy such unresolved claims, then, within thirty (30) days after the last of such claims has been resolved in accordance with the Escrow Agreement, Buyer shall deliver in cash to Prior Sellers’ Representative as Purchase Price payable to Prior Members under the Prior Purchase Agreement, the remainder of the Unused Litigation Reserve.
For purposes of further clarification, in the event that, at any time on or before December 31, 2018, the aggregate, cumulative amount of the Litigation and Regulatory Losses shall exceed the Litigation Credit, then the funds in the Escrow Account will be thereafter be available to satisfy any Losses becoming due to Buyer Indemnified Parties by reason of any breach of the representations and warranties set forth in Section 4.7, except and to the extent that Litigation and Regulatory Losses can be first covered by: (i) insurance coverage pursuant to Section 9.4(e) below or (ii) if and to the extent insurance coverage is not available, then by deduction from the Earnout pursuant to Section 2.3 of the Earnout Agreement.
(f)    Notwithstanding anything to the contrary contained herein, none of the limitations set forth in this Section 9.4 (including the limitations in Sections 9.4(a) and 9.4(b), including those with respect to the Earnout), shall apply to: (i) any breach of the Fundamental Representations; (ii) any claim based on the breach by Seller or the Companies of the covenants of Seller or the Companies contained herein; or (iii) any claim made by Buyer under Section 9.2(a) wherein it is proven by Buyer in the related court proceeding (or agreed by Seller) that Seller committed knowing fraud in making the representation(s) or warranty(ies) to which such claim relates.
(g)    Notwithstanding the foregoing or anything to the contrary herein, in no event shall the maximum liability of Buyer or Seller for all claims of indemnification that may be asserted against the other exceed the Purchase Price.
(h)    Payments by an Indemnifying Party pursuant to this Article 9 in respect of any Losses shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party (or any Company) in respect of any such claim; provided, however, that nothing herein shall be deemed to require any Indemnified Party to pursue or exhaust any alternative payment sources prior to making, or receiving payment for, a claim for indemnification hereunder. The Indemnified Party shall use its commercially reasonable

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efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.
(i)    Each Party will use its commercially reasonable efforts to mitigate (including by causing its respective Indemnified Parties to use commercially reasonable efforts to mitigate) any Losses for which such Party is or may become entitled to be indemnified hereunder.
(j)    With respect to the representations and warranties set forth in Section 4.5 regarding the Financial Statements, none of Buyer or any Buyer Indemnified Parties shall have any claim for indemnification under this Article 9 in connection with any revaluation of goodwill of the Companies following Closing.
9.5 Indemnification Procedures.
(d)    Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that such failure to provide notice or to include information materially prejudices such Indemnifying Party. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof, and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or, by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 9.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend same as provided in this Agreement, the Indemnified Party may, subject to Section 9.5(b),

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pay, compromise, defend such Third-Party Claim, and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to confidentiality restrictions) all records relating to such Third-Party Claim without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party as well as furnishing access to management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.
(e)    Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 9.5(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned).
(f)    Direct Claims. Any claim by an Indemnified Party on account of a Loss that does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof, and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party

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shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty (30) day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, and in any event the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such reasonable information and assistance (including furnishing reasonable access to the Companies’ premises and personnel as well as the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
9.6    Tax Treatment of Indemnity Payments. Seller and Buyer agree to treat any indemnity payment made pursuant to this Article 9 as an adjustment to the Purchase Price for Tax purposes, except as otherwise required by Law.
9.7    Equitable Remedies. Each Party acknowledges and agrees that the other Party may be damaged irreparably if this Agreement is not performed in accordance with its terms or is otherwise breached and that any Party will be entitled to seek injunctive relief to prevent breaches hereof and to enforce specifically this Agreement and all of its terms in addition to any other remedy to which such Party may be entitled hereunder.
9.8    Sole and Exclusive Remedies. Notwithstanding any other term herein and except for any instance of intentional fraud and for remedies that cannot be waived as a matter of applicable Law, but without stating any other limitation, the sole and exclusive remedies of the Parties arising out of or resulting from any breach of any representation, warranty, covenant or agreement in this Agreement will be strictly limited to those contained in this Article 9. In furtherance of the foregoing, except for any instance of intentional fraud and for remedies that cannot be waived as a matter of applicable Law, to the maximum extent permitted by applicable Law, Buyer hereby waives and (if necessary to give effect to this Section) will cause each of the Buyer Indemnified Parties to waive, any and all rights, claims and causes of action of Buyer against Seller and its Affiliates as a matter of Contract, equity, under or based upon any applicable Law or other Legal Requirements or otherwise (including for rescission), except and to the extent expressly stated in this Article 9.
9.9    No Special Losses. Except as limited in the following sentence, notwithstanding any other term herein, no Party will be obligated to any other Party or Person for any consequential, incidental, indirect, special, exemplary or punitive damages or Losses based thereon, including

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damages or Losses with respect to loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity, and no Party will be obligated to any other Party or Person for any Losses or damages determined as a multiple of income, revenue or the like, relating to the breach of any representation, warranty, covenant or agreement herein (except and to the extent that the Indemnified Party has been required to pay such damages to any third Person).
ARTICLE 10
TERMINATION; REMEDIES
10.1    Termination of Agreement. This Agreement may be terminated and the Transaction contemplated hereunder may be abandoned at any time prior to Closing:
(d) by mutual written consent of Buyer and Seller;
(e)    by either Buyer or Seller if a final non-appealable Order permanently enjoining or otherwise prohibiting the Transaction contemplated hereunder has been issued by a Governmental Body of competent jurisdiction;
(f)    by either Buyer (subject, however, to Section 10.3) or Seller if the Closing has not occurred on or before 5:00 p.m. Central Time on July 15, 2016, which date may be extended by mutual written consent of Buyer and Seller (such date, as so extended from time to time, the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(c) (i) shall not be available to Buyer if the failure of Buyer to fulfill, or breach by Buyer of, any obligation under this Agreement has been the cause of, or resulted in, the failure of the conditions to Closing to be satisfied on or before such date, and (ii) shall not be available to Seller if the failure of Seller or the Companies to fulfill, or breach by Seller or the Companies of, any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date and time;
(g)    by Buyer if (i) any of the representations and warranties of Seller contained in this Agreement fail to be true and correct such that the condition set forth in Section 8.1(a) would not be satisfied, or (ii) Seller or the Companies shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 8.1(b) would not be satisfied (in either case, other than as a result of a material breach by Buyer of any of its obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of twenty (20) days after Seller has received written notice from Buyer of the occurrence of such failure or breach; or

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(h)    by Seller if (i) any of the representations and warranties of Buyer contained in this Agreement fail to be true and correct in every material respect such that the condition set forth in Section 8.2(a) would not be satisfied, or (ii) Buyer shall have breached or failed to comply with any of its obligations contained in this Agreement (excluding in Section 7.4(b)) such that the condition set forth in Section 8.2(b) would not be satisfied (in either case, other than as a result of a material breach by Seller of any of its obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of twenty (20) days after Buyer has received written notice from Seller of the occurrence of such failure or breach.
Any Party desiring to terminate this Agreement shall give prompt written notice of such termination to the other Parties.
10.2    Effect of Termination. Subject to the limitations in Section 10.3, in the event of a termination of this Agreement pursuant to Section 10.1, this Agreement (other than Section 10.3 and the provisions of this Agreement relating to payment of broker’s or other fees, expenses, confidentiality, publicity, governing law, jurisdiction and venue, and waiver of jury trial, all of which shall survive such termination) shall then be null and void and of no further force and effect whereupon all other rights and liabilities of the Parties hereunder will terminate without any liability of any Party to any other Party, except for liabilities arising in respect of breaches under this Agreement by any Party prior to such termination.
10.3    Remedies for Certain Actions. The Parties’ respective rights and remedies provided in this Agreement shall be deemed cumulative, and any Party’s exercise of any one of such Party’s rights or remedies shall not preclude such Party’s exercise of any other right or remedy then available to it, whether hereunder or at law or in equity; provided, however, that, notwithstanding any provision herein to the contrary, the exercise of such cumulative rights and remedies shall not, separately or in the aggregate, afford such Party more than a single recovery of its actual, direct damages (and except as specified in Section 9.10, shall not include any special, consequential, punitive, exemplary, or other indirect damages).
ARTICLE 11
MISCELLANEOUS
11.1    Prior Sellers’ Representative. For purposes of this Agreement, Seller has advised Buyer that: (i) notices of certain matters arising under the Prior Purchase Agreement must be provided to Saul Horowitz, as Prior Sellers’ Representative; (ii) the prior written consent of said Prior Sellers’ Representative is required for the assignment of certain Transaction Agreements, including without

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limitation the Escrow Agreement and the Escrow Disbursement Agreement; and (iii) Seller will assume responsibility for providing any such notices to, and securing any such consents of, Prior Sellers’ Representative as necessary under such Prior Purchase Agreement and of the Escrow Agent under the Escrow Agreement to facilitate and effectuate the Transaction contemplated hereunder.
11.2    Expenses. Except as otherwise provided in this Agreement, each of Seller and Buyer shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Transaction contemplated hereby and the other business arrangements contemplated thereby.
11.3    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable New York principles of conflicts of Law). The Parties hereby (i) agree and consent to be subject to the jurisdiction of any federal court (or state court if jurisdiction cannot be maintained in federal court) located in either Houston, Texas or New York, New York, with respect to all actions and proceedings arising out of or relating to this Agreement; (ii) agree that all claims with respect to any such action or proceeding may be heard and determined in such court; (iii) irrevocably waive any defense of an inconvenient forum to the maintenance of any action or proceeding in such court; (iv) consent to service of process by mailing or delivering such service to the Party at its respective principal business address; and (v) agree that a final judgment in any such action or proceeding from which there is no further appeal shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any manner provided by Law.
11.4    Entire Agreement; Amendments and Waivers. This Agreement (including the Disclosure Schedule and the other schedules and exhibits hereto) and the Transaction Documents represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate as, or be construed as, a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial

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exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
11.5    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile or e-mail (with written confirmation of transmission or receipt), or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):
If to Buyer:
Spark HoldCo, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attn: Nathan Kroeker, President
Email: nkroeker@sparkenergy.com

With a copy to (which shall not constitute notice):
Spark Energy, Inc.
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attn: Gil Melman, Vice President and General Counsel
Email: gmelman@sparkenergy.com
If to Seller:
National Gas & Electric, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attn: Todd Gibson, Executive Vice President and Chief Financial Officer
Email: tgibson@nu-devco.com
With a copy to (which shall not constitute notice):
National Gas & Electric, LLC
12140 Wickchester Lane, Suite 100
Houston, Texas 77079
Attn: Gary Lancaster, Assistant General Counsel
Email: glancaster@ngande.com

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11.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction contemplated hereunder is not affected in any manner materially adverse to any Party in material respect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transaction contemplated hereunder is consummated as originally contemplated to the greatest extent possible.
11.7    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as set forth in Section 7.17 and Article 9, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a Party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Company, Seller or Buyer, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other Parties and any attempted assignment without the required consents shall be void.
11.8    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
11.9    Waiver of Jury Trial. TO THE EXTENT ANY SUCH WAIVER IS NOT PROHIBITED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR THE TRANSACTION

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CONTEMPLATED HEREUNDER OR THEREUNDER AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
[Remainder of Page Left Blank Intentionally – Signature Pages Follows]

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IN WITNESS WHEREOF, the Parties have caused this Membership Interest Purchase Agreement to be executed by them or by their respective authorized officers, to be effective as of the Effective Date first written above.

SELLER:	BUYER:

National Gas & Electric, LLC a Texas limited liability company	Spark HoldCo, LLC, a Delaware limited liability company

By: /s/ W. Keith Maxwell III	By: Spark Energy, Inc.
Its: Chief Executive Officer	Its: Managing Member
By: /s/ Nathan Kroeker
Its: Chief Executive Officer
As signatory for the limited purpose of agreeing to issue the Buyer’s Parent Guaranty pursuant to Section 7.16: RetailCo, LLC a Delaware limited liability company

As signatory for the limited purposes of agreeing to issue the Shares and to grant registration rights as set forth in Section 8.2(c) and Section 2.2(c), if applicable, and agreeing to issue the SEI Guaranty pursuant to Section 7.17:

Spark Energy, Inc.,

a Delaware corporation

By: /s/ W. Keith Maxwell III	By: /s/ Nathan Kroeker
Its: Chief Executive Officer	Its: Chief Executive Officer

[SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT]

Annex C-1